SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Shutterfly, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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SHUTTERFLY, INC.

2800 Bridge Parkway

Redwood City, California 94065

July 30, 2019

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Shutterfly, Inc. (“Shutterfly” or “we,” “us,” or “our”) to be held on August 28, 2019, at 10:00 a.m., Pacific Time, at 2800 Bridge Parkway, Redwood City, California 94065.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of June 10, 2019, among Photo Holdings, LLC (“Newco”), Photo Holdings Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Newco, and Shutterfly. Upon the terms and subject to the conditions of the Merger Agreement, if the merger is completed, Merger Sub will merge with and into Shutterfly (the “Merger”), and Shutterfly will continue as the surviving corporation and as a wholly owned subsidiary of Newco.

If the Merger Agreement is adopted with the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon and the Merger is completed, each share of our common stock that you own as of the date of the Merger will be converted into the right to receive $51.00 in cash, without interest and less any applicable withholding taxes (unless you have properly demanded your statutory rights of appraisal with respect to the Merger), which represents a premium of approximately 31% over the closing price of our common stock on April 23, 2019, the last trading day before a media report was published speculating that affiliates of certain funds managed by affiliates of Apollo Global Management, LLC were considering a bid for Shutterfly.

Our board of directors (“Board”) carefully considered a number of factors in evaluating the terms of the Merger Agreement. Based on such consideration, our Board unanimously determined that the terms and conditions of the Merger and the Merger Agreement are advisable, fair to and in the best interests of Shutterfly and our stockholders. Accordingly, our Board has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and unanimously recommends that you vote (1) “FOR” the proposal to adopt the Merger Agreement, (2) “FOR” the approval, on a non-binding advisory basis, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger and (3) “FOR” the proposal to approve the adjournment of the special meeting to a later date or dates, if our Board determines that it is necessary or appropriate and is permitted by the Merger Agreement, to solicit additional proxies if (a) there is not a quorum present or represented by proxy or (b) there are insufficient votes to adopt the Merger Agreement, in each case, at the time of the then-scheduled special meeting, or to give holders of our common stock additional time to evaluate new material information or disclosure.

The enclosed proxy statement provides detailed information about the special meeting, the Merger Agreement, the Merger and the other proposals to be voted on at the special meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement carefully in its entirety.

Your vote is very important, regardless of the number of shares you own. The proposal to adopt the Merger Agreement must be approved by the holders of a majority of the shares of our common stock entitled to vote thereon at the special meeting. Only stockholders who owned shares of our common stock at the close of business on July 26, 2019, the record date for the special meeting, will be entitled to vote at the special meeting.

To vote your shares, you may submit a proxy via the Internet or by telephone, as specified in the Internet and telephone voting instructions on your proxy card, return your proxy card using the postage prepaid envelope provided, or attend the special meeting and vote in person. If your shares are held in the name of a brokerage firm, bank, trust or other nominee, you must instruct the brokerage firm, bank, trust or other nominee how to vote your shares or obtain a proxy, executed in your favor, from that record holder in order to vote at the special meeting. Even if you plan to attend the special meeting, we urge you to promptly submit a proxy for your shares via the Internet or by telephone or by completing, signing, dating and returning the enclosed proxy card.

If you fail to submit your proxy via Internet or telephone, return your proxy card, attend the special meeting and vote in person, or give voting instructions to your brokerage firm, bank, trust or other nominee, then your shares will not be counted for determining whether a quorum is present at the special meeting and your decision not to respond will have the same effect as if you voted “AGAINST” the adoption of the Merger Agreement.

If you attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

Thank you for your continued support of Shutterfly.

Sincerely,

William J. Lansing

Chairman of the Board

Redwood City, California

July 30, 2019

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the Merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated July 30, 2019 and, together with the enclosed form of proxy card, is first being mailed to our stockholders on or about July 31, 2019.

SHUTTERFLY, INC.

2800 Bridge Parkway

Redwood City, California 94065

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Shutterfly, Inc.:

Shutterfly, Inc., a Delaware corporation (“Shutterfly” or “we,” “us,” or “our”), will hold a special meeting of stockholders at 2800 Bridge Parkway, Redwood City, California 94065, at 10:00 a.m., Pacific Time, on August 28, 2019 to consider and vote upon the following proposals:

1.

To adopt the Agreement and Plan of Merger, dated as of June 10, 2019, among Photo Holdings, LLC, a Delaware limited liability company (“Newco”), Photo Holdings Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Newco, and Shutterfly, as such agreement may be amended from time to time (the “Merger Agreement”). Upon the terms and subject to the conditions of the Merger Agreement, if the merger is completed, Merger Sub will merge with and into Shutterfly (the “Merger”), and Shutterfly will continue as the surviving corporation and as a wholly owned subsidiary of Newco;

2.

To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger (the “compensation proposal”); and

3.

To approve the adjournment of the special meeting to a later date or dates, if our board of directors (“Board”) determines that it is necessary or appropriate and is permitted by the Merger Agreement, to solicit additional proxies if (a) there is not a quorum present or represented by proxy or (b) there are insufficient votes to adopt the Merger Agreement, in each case, at the time of the then-scheduled special meeting, or to give holders of our common stock additional time to evaluate new material information or disclosure (the “adjournment proposal”).

Only record holders of our common stock at the close of business on July 26, 2019 are entitled to receive notice of, and will be entitled to vote at, the special meeting, including any adjournments or postponements of the special meeting. Your vote is important, regardless of the number of shares of our common stock you own.

The votes required to approve each proposal are as follows:

1.	The Merger Agreement must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote thereon.

2.

The compensation proposal must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote that are present in person or represented by proxy at the special meeting and voted “FOR” or “AGAINST” the proposal.

3.

The adjournment proposal must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote that are present in person or represented by proxy at the special meeting and voted “FOR” or “AGAINST” the proposal.

If a quorum is not present in person or represented by proxy at the special meeting, it is expected that our Board will recommend adjournment of the special meeting to solicit additional proxies if permitted by the Merger Agreement. If there is not a quorum of stockholders at the special meeting and the vote with respect to the adjournment proposal fails, our Board may set a new record date and meeting date for a special meeting to consider the Merger Agreement, compensation proposal and adjournment proposal, in accordance with the Merger Agreement.

If the Merger is completed, our stockholders who (1) submit a written demand for an appraisal of their shares prior to the stockholder vote on the adoption of the Merger Agreement, (2) do not vote in favor of the adoption of the Merger Agreement, (3) take certain actions and meet certain conditions under Delaware law and (4) do not thereafter withdraw their demand for appraisal of their shares of our common stock or otherwise lose their appraisal rights, in each case in accordance with Delaware law, will have the right to have such shares appraised by the Delaware Court of Chancery and to receive payment of the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by the court. For a more detailed discussion of your appraisal rights, see the section captioned “Proposal 1: Adoption of the Merger—Appraisal Rights” beginning on page 69 of this proxy statement and Annex C to this proxy statement.

You are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please submit a proxy via the Internet or by telephone, as specified in the Internet and telephone voting instructions on your proxy card or return your proxy card using the postage prepaid envelope provided as promptly as possible in order to ensure your representation at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held in the name of your brokerage firm, bank, trust or other nominee and you wish to vote at the special meeting, you must instruct the brokerage firm, bank, trust or other nominee how to vote your shares or obtain a proxy issued in your name from that record holder.

If you sign, date and return your proxy card or submit a proxy via the Internet or by telephone without indicating how you wish to vote, your proxy will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal. If you do attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person. You may revoke your proxy in the manner described in the enclosed proxy statement at any time before it has been voted at the special meeting.

Our Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal.

The Merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the Merger Agreement is attached as Annex A to the proxy statement. If you have any questions or need assistance in voting your shares of our common stock, please contact our proxy solicitor, MacKenzie Partners, Inc., via telephone toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

By Order of the Board of Directors,

Ryan O’Hara

President and Chief Executive Officer

Redwood City, California

July 30, 2019

YOUR VOTE IS IMPORTANT

Your vote is very important, regardless of the number of shares you own. The proposal to adopt the Merger Agreement must be approved by the holders of a majority of the shares of our common stock entitled to vote thereon at the special meeting. To vote your shares, you can submit a proxy via the Internet or by telephone, as specified in the Internet and telephone voting instructions on the proxy card, return your proxy card using the postage prepaid return envelope provided, or attend the special meeting and vote in person. We urge you to promptly submit a proxy for your shares via the Internet or by telephone or by completing, signing, dating and returning the enclosed proxy card.

If you fail to submit your proxy via Internet or telephone, return your proxy card, attend the special meeting and vote in person, or give voting instructions to your brokerage firm, bank, trust or other nominee, then your shares will not be counted for determining whether a quorum is present at the special meeting and your decision not to respond will have the same effect as if you voted “AGAINST” the adoption of the Merger Agreement.

If your shares are held in the name of a brokerage firm, bank, trust or other nominee, you must instruct the brokerage firm, bank, trust or other nominee how to vote your shares or obtain a proxy, executed in your favor, from that record holder in order to vote at the special meeting.

REFERENCES FOR ADDITIONAL INFORMATION

If you have any questions about this proxy statement, the special meeting, the Merger or need assistance with voting procedures, you should contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500

(800) 322-2885 (Toll-Free)

Email: proxy@mackenziepartners.com

SHUTTERFLY, INC.

PROXY STATEMENT

i

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Except as otherwise specifically noted in this proxy statement, “Shutterfly,” “we,” “our,” “us” and similar words in this proxy statement refer to Shutterfly, Inc. In addition, throughout this proxy statement, we refer to Photo Holdings Merger Sub, Inc. as “Merger Sub” and to Photo Holdings, LLC as “Newco.” Merger Sub and Newco are affiliates of certain funds managed by affiliates of Apollo Management IX, L.P., which we refer to as Apollo Management. We refer to Apollo Management, acting on behalf of the Apollo Guarantors (as defined below) as “Apollo.”

The following Questions and Answers About the Special Meeting and the Merger (this “Q&A”) is intended to address some commonly asked questions about the special meeting of stockholders and the merger of Merger Sub with and into Shutterfly (the “Merger”). This Q&A may not address all questions that may be important to you as a Shutterfly stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

General

Q:	Why am I receiving this proxy statement?

A:

You are receiving this proxy statement because you were a Shutterfly stockholder as of July 26, 2019, the record date for the special meeting. To complete the Merger, our stockholders holding a majority of the shares of our common stock outstanding as of July 26, 2019, the record date for the special meeting, must affirmatively vote to adopt the Agreement and Plan of Merger, dated as of June 10, 2019, among Newco, Merger Sub, and Shutterfly, as such agreement may be amended from time to time (the “Merger Agreement”). A copy of the Merger Agreement is attached as Annex A to this proxy statement.

You are being solicited to vote in favor of the proposals (1) to adopt the Merger Agreement, (2) to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to our named executive officers named in our proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2019 (the “named executive officers”) that is based on or otherwise relates to the Merger (the “compensation proposal”) and (3) to approve the adjournment of the special meeting to a later date or dates, if our board of directors (“Board”) determines that it is necessary or appropriate and is permitted by the Merger Agreement, to solicit additional proxies if (a) there is not a quorum present or represented by proxy or (b) there are insufficient votes to adopt the Merger Agreement, in each case, at the time of the then-scheduled special meeting, or to give holders of our common stock additional time to evaluate new material information or disclosure (the “adjournment proposal”) to be voted on at the special meeting.

Q:	What will happen to my Shutterfly common stock as a result of the Merger?

A:

If the Merger is completed, each share of our common stock that you hold at the effective time of the Merger (the “Effective Time”) will be converted into the right to receive $51.00 in cash, without interest and less any withholding taxes required by applicable law (the “Merger Consideration”). This does not apply to shares of our common stock held by any of our stockholders who have properly demanded their appraisal rights under Delaware law. See the section captioned “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” beginning on page 69 of this proxy statement.

Q:	What will happen to Shutterfly generally as a result of the Merger?

A:

If the Merger is completed, we will cease to be a stand-alone public company and will become a wholly owned subsidiary of Newco. As a result, you will no longer have any ownership interest in Shutterfly. Upon completion of the Merger, shares of our common stock will no longer be listed on any stock exchange or quotation system, including The Nasdaq Global Select Market (“Nasdaq”). In addition, following the completion of the Merger, the registration of our common stock and our reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Q:	What are the U.S. federal income tax consequences of the Merger to me?

A:

The receipt of cash in exchange for shares of our common stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of our common stock. If you are a U.S. holder, you generally will be subject to U.S. federal income tax on any gain recognized in connection with the Merger. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless you have certain connections to the United States. The tax consequences of the Merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the Merger will affect you.

For a more detailed summary of the U.S. federal income tax consequences of the Merger, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 75 of this proxy statement.

Q:	Am I entitled to appraisal rights in connection with the Merger?

A:

Statutory appraisal rights under Delaware law in connection with the Merger will be available to stockholders who (1) submit a written demand for an appraisal of their shares prior to the stockholder vote on the adoption of the Merger Agreement; (2) do not vote in favor of the adoption of the Merger Agreement; (3) take certain actions and meet certain conditions under Section 262 of the Delaware General Corporation Law (the “DGCL”); and (4) do not thereafter withdraw their demand for appraisal of their shares of our common stock or otherwise lose their appraisal rights, in each case in accordance with the DGCL. For a more detailed discussion of your appraisal rights, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” and beginning on page 69 of this proxy statement.

A copy of the full text of Section 262 of the DGCL is included as Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as quickly as possible and expect the Merger to be completed by early fourth quarter 2019. However, the Merger continues to be subject to various closing conditions, including our stockholder approval and, therefore, we cannot assure you that all conditions to the Merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q:	When will I receive the Merger Consideration for my shares of Shutterfly common stock?

A:

After the Merger is completed, you will receive written instructions, including a letter of transmittal that explains how to exchange your shares for the Merger Consideration. When you properly return and complete the required documentation described in the written instructions, you will receive from the payment agent a payment of the Merger Consideration for your shares.

Q:	How does the per share Merger Consideration compare to the market price of our common stock prior to the public announcement of the Merger Agreement?

A:

The per share Merger Consideration represents a premium of approximately 31% over the closing price of our common stock on April 23, 2019, the last trading day before a media report was published speculating that affiliates of certain funds managed by affiliates of Apollo Management (the “Apollo Funds”) were considering a bid for Shutterfly.

The Special Meeting

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of our stockholders will be held at 2800 Bridge Parkway, Redwood City, California 94065, at 10:00 a.m., Pacific Time, on August 28, 2019.

Q:	What are the proposals that will be voted on at the special meeting?

A:	You will be asked to consider and vote on (1) a proposal to adopt the Merger Agreement, (2) the compensation proposal, and (3) the adjournment proposal.

Q:	How does our Board recommend that I vote on the proposals?

A:

Our Board unanimously approved the Merger Agreement and determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Shutterfly and our stockholders and unanimously recommends that you vote:

•	“FOR” the proposal to adopt the Merger Agreement;

•	“FOR” the compensation proposal; and

•	“FOR” the adjournment proposal.

Q:	Who is entitled to attend and vote at the special meeting?

A:

The record date for the special meeting is July 26, 2019. If you own shares of our common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment of the special meeting. As of the record date, there were approximately 34,396,897 shares of our common stock issued and outstanding held collectively by approximately 63 stockholders of record.

Stockholders of record as of the record date of the special meeting and their duly appointed proxy holders may attend the meeting. Stockholders of record should bring the enclosed proxy card as evidence of ownership regardless of whether they intend to vote using such proxy card. Beneficial owners of shares held in “street name” who have not obtained a proxy but who wish to attend the meeting should bring a copy of an account statement reflecting their ownership of our common stock as of the record date and will only be able to vote at the special meeting if they have a “legal proxy,” executed in their favor, from their broker, bank or other nominee of the stockholder of record of their shares, giving them the right to vote the shares at the special meeting. All stockholders and proxyholders should bring valid photo identification (such as a driver’s license or passport).

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Q:	Do I need to attend the special meeting?

A:

No. While our stockholders of record may exercise their right to vote their shares in person at the special meeting, it is not necessary for you to attend the special meeting in order to vote your shares of our common stock.

Q:	What constitutes a quorum?

A:

The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting shall constitute a quorum. If shares are present at the special meeting in person or by proxy, but are not voted, those shares will count toward determining whether or not a quorum is present for the conduct of business at the special meeting, as will all shares voted “FOR,” “AGAINST” or “ABSTAIN” on a proposal.

Q:	How many votes are required to adopt the Merger Agreement?

A:

Under the DGCL, adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote thereon as of the record date on the Merger Agreement.

If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:	How many votes are required to approve the compensation proposal?

A:

In accordance with the rules of the SEC, stockholders have the opportunity to cast a non-binding, advisory vote to approve compensation that may be paid or become payable to our named executive officers based upon or otherwise relating to the Merger, as described in the table provided in the section captioned “Proposal 1: Adoption of the Merger Agreement—Quantification of Potential Payments and Benefits to our Named Executive Officers” and the accompanying footnotes and related narrative discussion beginning on page 61 of this proxy statement. The vote to approve the compensation proposal is advisory and therefore will not be binding on us or Newco, nor will it overrule any prior decision or require our Board (or any committee of our Board) to take any action, regardless of whether the Merger is completed. The compensation that may be paid in connection with the Merger is contractual with respect to our named executive officers. Accordingly, if our stockholders adopt the Merger Agreement and the Merger is completed, the compensation based on or otherwise relating to the Merger will be paid to our named executive officers in accordance with the terms of their compensation agreements and arrangements, regardless of whether our stockholders approve the compensation proposal.

Advisory approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote that are present in person or represented by proxy at the special meeting and voted “FOR” or “AGAINST” the proposal.

If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the vote for the compensation proposal, provided that a quorum is present in person or represented by proxy at the special meeting.

Q:	How many votes are required to adopt the adjournment proposal?

A:

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote that are present in person or represented by proxy at the special meeting and voted “FOR” or “AGAINST” the proposal.

If you abstain from voting, fail to cast your vote in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the vote for the adjournment proposal, even if a quorum is not present in person or represented by proxy at the special meeting.

Q:	Why is my vote important? How are votes counted? What happens if I abstain?

A:	If you do not submit a proxy or voting instructions or vote in person at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting.

Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions.

If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the compensation proposal (provided that a quorum is present) or the adjournment proposal (even if a quorum is not present).

Q:	Do any our directors or executive officers have interests in the Merger that may differ from those of our stockholders?

A:

In considering the recommendation of our Board with respect to the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our Board was aware that these interests existed and considered them, among other matters, when it approved the Merger Agreement and made its recommendation that our stockholders adopt the Merger Agreement. You should read the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Interests of our Directors and Executive Officers in the Merger” beginning on page 57 of this proxy statement for more information.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares in one of the manners described below. You have one vote for each share of our common stock you own as of the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote:

•	by following the Internet voting instructions printed on your proxy card;

•	by following the telephone voting instructions printed on your proxy card;

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage-paid envelope; or

•	by appearing and casting your vote in person at the special meeting.

If you are voting via the Internet or by telephone, your voting instructions must be received by the date and time indicated on the applicable proxy card(s).

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from attending the special meeting in person. You are encouraged to submit a proxy via the Internet, by telephone or by mail even if you plan to attend the special meeting in person, to ensure that your shares of our common stock are present in person or represented at the special meeting.

If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Shutterfly.

If your shares are held through a brokerage firm, bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” If you are a beneficial owner of shares of our common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your brokerage firm, bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person by ballot at the special meeting unless you obtain a “legal proxy” from your brokerage firm, bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:

If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting and present it to the inspector of elections with your ballot when you vote.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares that you hold in “street name.” Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What is a broker non-vote?

A:

If you are a beneficial owner of shares held in “street name” and do not provide your broker, bank or nominee with specific voting instructions, the broker, bank or nominee may generally vote on “routine” matters, but cannot vote on “non-routine” matters. The proposal to adopt the Merger Agreement, the compensation proposal and the adjournment proposal are considered “non-routine” matters. If the broker, bank or nominee does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

You should instruct your broker, bank or other nominee how to vote your shares. Under the rules applicable to broker-dealers, your broker, bank or other nominee does not have discretionary authority to vote your shares on any of the proposals scheduled to be voted on at the special meeting. A broker non-vote will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement, but will not have no effect on the vote for the compensation proposal (provided that a quorum is present) and the adjournment proposal (even if a quorum is not present).

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.”

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. If you are the stockholder of record of our common stock, you have the right to change or revoke your proxy at any time before the vote being taken at the special meeting:

•	by delivering to our Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy, so you must vote in person at the meeting to revoke your proxy);

•	by signing and delivering a new proxy, relating to the same shares of our common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet after the date of your prior proxy and by the date and time indicated on the applicable proxy card(s).

If you are a “street name” holder of our common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:	What happens if I return my proxy card but I do not indicate how to vote?

A:

If you properly execute and return your proxy card but do not include instructions on how to vote, your shares of our common stock will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the approval of the compensation proposal and “FOR” the approval of the adjournment proposal. We do not currently intend to present any other proposals for consideration at the special meeting.

Q:	What is the deadline for voting my shares?

A:

If you are a stockholder of record, your proxy must be received via the Internet or by telephone by 11:59 p.m., Eastern Time, on August 27, 2019, in order for your shares to be voted at the special meeting. However, if you are a stockholder of record, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the special meeting, in order for your shares to be voted at the special meeting. If you are a beneficial owner, please read the voting instructions provided by your bank, broker, trust or other nominee for information on the deadline for voting your shares.

Q:	Should I send in my stock certificates now?

A:

NO. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of our common stock for the Merger Consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the Merger Consideration.

Q:	What happens if I sell my shares of Shutterfly common stock after the record date but before the special meeting?

A:

The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the Effective Time. If you transfer your shares of our common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

In addition, if you sell your shares prior to the special meeting or prior to the Effective Time, you will not be eligible to exercise your appraisal rights in respect of the Merger. For a more detailed discussion of your appraisal rights and the requirements for properly demanding your appraisal rights, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” beginning on page 69 of this proxy statement and Annex C to this proxy statement.

Q:	What happens if the proposal to adopt the Merger Agreement is not approved by our stockholders or if the Merger is not completed for any other reason?

A:

If the proposal to adopt the Merger Agreement is not approved by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the Merger. Instead, we will remain a stand-alone public company and our common stock will continue to be listed and traded on Nasdaq. Under specified circumstances, we may be required to pay to Newco a termination fee and to reimburse Newco for certain transaction expenses, as described below under the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Expense Reimbursement” beginning on page 100 of this proxy statement. Upon termination of the Merger Agreement under certain other specified circumstances, Newco may be required to pay us a termination fee, as described below under the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Expense Reimbursement” beginning on page 100 of this proxy statement.

Q:	How do our directors and executive officers intend to vote their shares of Shutterfly common stock in respect of the proposal to adopt the Merger Agreement?

A:

At the close of business on the record date for the special meeting, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 262,390 shares of our common stock at the special meeting, or approximately 0.8% of the shares of our common stock outstanding on such date. Although they are not obligated to do so, our directors and executive officers have informed us that they intend to vote all of their shares of our common stock in favor of the adoption of the Merger Agreement.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please sign, date and return (or grant your proxy electronically over the Internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

Q:	What is householding and how does it affect me?

A:

The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or our Investor Relations Department at the address and telephone number below.

A separate copy of these proxy materials will be promptly delivered upon request by contacting our Investor Relations Department by (1) mail at Shutterfly, Inc., Attention: Investor Relations, 2800 Bridge Parkway, Redwood City, CA 94065, (2) telephone at 650-730-4040, or (3) e-mail at stabak@shutterfly.com.

Q:	Where can I find the voting results of the special meeting?

A:

If available, we may announce preliminary voting results at the conclusion of the special meeting. We intend to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available when filed. For more information, see the section captioned “Where You Can Find More Information,” beginning on page 109 of this proxy statement.

Q:	Who can answer further questions?

A:

For additional questions about the Merger, assistance in submitting proxies or voting shares of our common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500

(800) 322-2885 (Toll-Free)

Email: proxy@mackenziepartners.com

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that are based on our current expectations, assumptions, beliefs, estimates and projections about the proposed Merger, Shutterfly and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “should,” “could” and similar expressions. Factors that may affect those forward-looking statements include, among other things:

•

the parties’ inability to consummate the Merger due to failure to satisfy conditions to the completion of the transaction, including the receipt of stockholder approval or the regulatory approvals required for the transaction, which may not be obtained on the terms expected, on the anticipated schedule or at all;

•	the risk that the Merger Agreement may be terminated in circumstances that require us to pay Newco a termination fee of up to $51.2 million in connection therewith;

•	the costs, fees, expenses and charges we incur related to the Merger;

•	risks arising from the potential diversion of management’s attention from our ongoing business operations while working to implement the Merger;

•	the outcome of lawsuits that may be brought by certain purported stockholders seeking to rescind the Merger Agreement or enjoin the consummation of the Merger;

•	the effect of the announcement or pendency of the Merger on our ability to effectively recruit and retain our employees, maintain business relationships and operating results and business generally;

•	adverse effects on the market price of our common stock and on our operating results because of a failure to complete the Merger;

•	the risk that our financial results differ from those set forth in the projections described in this proxy statement; and

•

other risks detailed in our filings with the SEC, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which discuss these and other important risk factors concerning our operations.

We caution you that reliance on any forward-looking statement involves risks and uncertainties and that, although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to revise any of these forward-looking statements to reflect future events or circumstances.

SUMMARY

This summary highlights selected information from this proxy statement related to the Merger and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See the section captioned “Where You Can Find More Information” beginning on page 109 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document governing the Merger. Each item in this summary references another section of this proxy statement with more detailed disclosure about that item. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.

Parties Involved in the Merger (see page 23)

Shutterfly

We are a leading retailer and manufacturing platform for personalized products and communications and were incorporated in the state of Delaware in 1999. We have three segments: Shutterfly Consumer, Lifetouch, and Shutterfly Business Solutions (“SBS”). Shutterfly Consumer and Lifetouch help consumers capture, preserve, and share life’s important moments through professional and personal photography, and personalized products. The Shutterfly brand brings photos to life in photo books, gifts, home décor, and cards and stationery. Lifetouch is the national leader in school photography, built on the enduring tradition of “Picture Day,” and also serves families through portrait studios and other partnerships. SBS delivers digital printing services that enable efficient and effective customer engagement through personalized communications.

Newco

Newco is an affiliate of the Apollo Funds. The Apollo Funds are managed by affiliates of Apollo Global Management, LLC (together with its subsidiaries, “AGM”). AGM is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. AGM had assets under management of approximately $303 billion as of March 31, 2019 in private equity, credit and real assets funds invested across a core group of nine industries where AGM has considerable knowledge and resources. AGM’s units are listed on the NYSE under the symbol “APO.” Newco was formed on June 7, 2019, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Newco has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

Merger Sub

Merger Sub, a Delaware corporation and a wholly owned subsidiary of Newco, was formed on June 7, 2019 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into Shutterfly, and Merger Sub will cease to exist.

The Special Meeting (see page 24)

Date, Time and Place

A special meeting of our stockholders will be held on August 28, 2019, at 10:00 a.m., Pacific Time, at 2800 Bridge Parkway, Redwood City, California 94065.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on July 26, 2019, the record date of the special meeting. You will have one vote at the special meeting for each share of our common stock that you owned at the close of business on the record date.

Purpose

At the special meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement, (2) approve the compensation proposal, and (3) approve the adjournment proposal.

Quorum

As of the record date, there were 34,396,897 shares of our common stock outstanding and entitled to vote at the special meeting. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the special meeting.

Required Vote

The votes required to approve each proposal are as follows:

1.	The Merger Agreement must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote thereon.

2.

The compensation proposal must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote that are present in person or represented by proxy at the special meeting and voted “FOR” or “AGAINST” the proposal.

3.

The adjournment proposal must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote that are present in person or represented by proxy at the special meeting and voted “FOR” or “AGAINST” the proposal.

Stock Ownership of Our Directors and Executive Officers

As of the record date of the special meeting, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote, in the aggregate, 262,390 shares of our common stock, representing approximately 0.8% of the shares of our common stock outstanding on the record date. Although they are not obligated to do so, our directors and executive officers have informed us of their intent to vote all of their shares of our common stock (1) “FOR” the proposal to adopt the Merger Agreement, (2) “FOR” the compensation proposal, and (3) “FOR” the adjournment proposal.

Voting and Proxies

Any stockholder of record entitled to vote may submit a proxy via the Internet or by telephone, as specified in the Internet and telephone voting instructions on your proxy card, return your proxy card using the postage prepaid envelope provided, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of our common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the special meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the special meeting and voting in person by ballot.

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

The Merger (see page 28)

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Shutterfly, and Shutterfly will continue as the surviving corporation and as a wholly owned subsidiary of Newco (the “Surviving Corporation”). As a result of the Merger, we will cease to be a publicly traded company, all outstanding shares of our stock will be cancelled and converted into the right to receive the Merger Consideration (except for any shares owned by stockholders who are entitled to and who properly exercise appraisal rights under the DGCL), and you will no longer own any shares of the capital stock of the Surviving Corporation.

After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights may have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” beginning on page 69 of this proxy statement).

Treatment of Shutterfly Equity Awards (see page 57)

As a result of the Merger, the treatment of our options to purchase shares of our common stock (each, a “Company Option”), restricted stock units covering shares of our common stock (each, a “Company RSU”), performance-based restricted stock units, which are earned and become eligible to vest based on the achievement of certain pre-determined performance criteria during a designated performance period (each, a “Company PSU”) and market-based restricted stock units, which are earned and become eligible to vest based on the achievement of a pre-determined ratio of our total stockholder return relative to that of a specified market index over a designated performance period (each, a “Company MSU”) that are outstanding immediately prior to the Effective Time will be as follows:

Company Options

To the extent not exercised or expired, each Company Option outstanding as of the Effective Time, whether vested or unvested, will be cancelled at the Effective Time and automatically converted into the right to receive an amount in cash equal to the product of (1) the aggregate number of shares of our common stock subject to such Company Option, multiplied by (2) the excess, if any, of $51.00 over the applicable per share exercise price of such Company Option, subject to the payment conditions described below, without interest and less any required withholding of taxes. Each outstanding Company Option, whether vested or unvested, with an exercise price per share equal to or greater than $51.00, will be cancelled pursuant to the terms and conditions of the Merger Agreement without payment of any consideration.

Company RSUs, Company PSUs and Company MSUs

Each Company RSU that is unexpired, unsettled and outstanding as of the Effective Time, whether vested or unvested, will be cancelled at the Effective Time and automatically converted into the right to receive $51.00, subject to the payment conditions described below, without interest and less any required withholding of taxes. Each Company PSU and each Company MSU (to the extent earned) that is unexpired, unsettled and outstanding as of the Effective Time, whether vested or unvested, will be cancelled at the Effective Time and automatically converted into the right to receive $51.00, subject to the payment conditions described below, without interest and less any required withholding of taxes. To the extent that the performance measurement period for any Company PSU has not been completed at the Effective Time, such Company PSU will be earned based on target levels of achievement and pro-rated for a partial performance period ending as of the closing date of the Merger. To the extent that the performance measurement period for any Company MSU has not been completed at the Effective Time, such Company MSU will be earned based on actual achievement determined over a truncated performance period ending as of the closing date of the Merger. Any Company PSUs so earned are subject to the following time-based vesting schedule: (1) one-third will vest at the Effective Time, (2) one-third will vest on the second anniversary of the date of grant and (3) the remaining one-third will vest on the third anniversary of the date of grant, in accordance with its terms. Any Company MSUs so earned will vest over the original performance period, in accordance with its terms. Notwithstanding the foregoing, Company PSUs and Company MSUs, to the extent earned, will be subject to the payment conditions described below in the section captioned “—Payments with Respect to Equity Awards.” Any Company PSUs or Company MSUs that are not earned as described above as of the Effective Time will be cancelled at the Effective Time for no consideration.

Payments with Respect to Equity Awards

The amounts described above with respect to each Company Option, Company RSU, Company PSU (to the extent earned) and Company MSU (to the extent earned) will become payable in accordance with the original vesting schedule applicable to such equity awards, except that (1) amounts payable with respect to any equity awards originally scheduled to vest during calendar years 2020 or 2021 will be paid on January 1 of the respective calendar year; and (2) amounts payable with respect to any equity awards originally scheduled to vest after calendar year 2021 will be paid on July 1, 2021, or in either case, upon the award holder’s earlier qualifying termination by Shutterfly without “cause” or his or her resignation following a “constructive termination” (each as defined in the Merger Agreement). Notwithstanding the foregoing, amounts payable with respect to awards held by non-employee directors will be paid at the closing of the Merger.

Financing of the Merger (see page 64)

We anticipate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $2.7 billion, which will be funded via equity financing and debt financing as described below and available cash on our balance sheet, if any. This amount includes amounts needed to (1) pay stockholders the amounts due under the Merger Agreement, (2) repay our existing indebtedness and (3) make payments in respect of our outstanding equity-based awards pursuant to the Merger Agreement.

In connection with the Merger, Newco has entered into an equity commitment letter, dated as of June 10, 2019, with Apollo Investment Fund IX, L.P., Apollo Overseas Partners (Delaware) IX, L.P., Apollo Overseas Partners (Delaware 892) IX, L.P., Apollo Overseas Partners IX, L.P. and Apollo Overseas Partners (Lux) IX, SCSp (collectively, the “Apollo Guarantors”) providing for an equity commitment of up to $890 million. For more information, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Financing of the Merger” beginning on page 64 of this proxy statement.

In connection with the Merger, Newco has obtained debt financing commitments from a consortium of financial institutions to provide Merger Sub with (1) a $1,650 million senior secured term facility, $1,425 million of which will be available to complete the Merger; (2) a $300 million senior secured revolving facility (a portion of which is available to be drawn at closing of the Merger); and (3) a $450 million senior unsecured bridge facility (less the amount of any senior unsecured notes issued as described below).

The debt commitment letter contemplates that Merger Sub will, at its option, either (1) issue senior unsecured notes in a Rule 144A or other private placement on or prior to the closing date of the Merger yielding up to $450 million in aggregate gross cash proceeds and/or (2) if any or all of the senior unsecured notes are not issued on or prior to the closing date of the Merger and the proceeds thereof made available to Merger Sub on the closing date of the Merger, borrow up to such unissued or unavailable amount in the form of senior unsecured bridge loans under the senior unsecured bridge loan facility. For more information, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Financing of the Merger” beginning on page 64 of this proxy statement.

Although the obligation of Newco and Merger Sub to consummate the Merger is not subject to any financing condition, the Merger Agreement provides that, without Newco’s agreement, the closing of the Merger will not occur until the third business day after the expiration of the marketing period (which is described in the section of this proxy statement captioned “The Merger Agreement—Marketing Period” beginning on page 82 of this proxy statement) if the marketing period has not ended at the time of the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing).

Limited Guarantee (see page 68)

Subject to the terms and conditions set forth in a limited guarantee, dated June 10, 2019 (the “limited guarantee”), the Apollo Guarantors have guaranteed the due and punctual payment and performance of (1)(x) Newco’s obligation to pay us a termination fee, of $102.5 million (the “Newco Termination Fee”), if, when and as due, pursuant to the Merger Agreement, (y) our out-of-pocket costs and expenses incurred in connection with legal proceedings enforcing the payment of such termination fee (subject to a maximum aggregate amount of $500,000) (the “enforcement expenses”) and (z) the reimbursement obligations of Newco and Merger Sub in connection with any out-of-pocket costs and expenses incurred by us and our subsidiaries in connection with their cooperation with the arrangement of the debt financing pursuant to the Merger Agreement (the “reimbursement obligations”) or (2) all amounts payable (solely to the extent payable pursuant to a final and nonappealable order of a court of competent jurisdiction) as damages as a result of fraud by Newco or Merger Sub on or before the closing of the Merger under and in accordance with the terms of the Merger Agreement.

Conditions to the Closing of the Merger (see page 96)

Our obligations and the obligations of Newco and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions), the following:

•	approval of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote thereon;

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”);

•	the consummation of the Merger not being made illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction;

•

the accuracy of our representations and warranties and those of Newco and Merger Sub in the Merger Agreement, subject in certain instances to materiality and material adverse effect, as of the closing date of the Merger;

•

the performance and compliance in all material respects by us, Newco and Merger Sub of each of our respective covenants and obligations under the Merger Agreement at or prior to the Effective Time; and

•

since the date of the Merger Agreement, no effect having occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined below) on us.

The Merger is not conditioned on Newco’s ability to obtain or successfully syndicate debt financing.

Regulatory Approvals Required for the Merger (see page 78)

Under the Merger Agreement, the Merger cannot be completed until the expiration or early termination of the waiting period under the HSR Act, and the rules promulgated thereunder, following the filing of Premerger Notification and Report Forms with the Federal Trade Commission (the “FTC”), and the Antitrust Division of the Department of Justice (the “Antitrust Division”). Together with Newco, we made the necessary filings with the FTC and the Antitrust Division on June 24, 2019. Early termination of the applicable waiting period under the HSR Act was granted on July 17, 2019, effective immediately.

At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust or other regulatory grounds will not be made or, if such a challenge is made, what the result of such challenge will be.

Recommendation of our Board (see page 38)

Our Board, after considering various factors described under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Recommendation of our Board and Reasons for the Merger” has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Shutterfly and its stockholders and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Our Board unanimously recommends that you vote (1) “FOR” the proposal to adopt the Merger Agreement, (2) “FOR” the compensation proposal and (3) “FOR” the adjournment proposal.

Fairness Opinion of Morgan Stanley & Co. LLC (see page 44)

In connection with the Merger, Morgan Stanley & Co. LLC (“Morgan Stanley”) rendered to our Board its oral opinion, subsequently confirmed in writing, that as of June 9, 2019, and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of shares of our common stock (other than holders of shares owned (1) directly or indirectly by Shutterfly as treasury stock, (2) directly or indirectly by Newco, Merger Sub, any wholly owned subsidiary of Newco or

Merger Sub or any person that owns, directly or indirectly, all of the outstanding stock of Merger Sub and (3) stockholders who are entitled to and who properly exercise appraisal rights under the DGCL (collectively, the “Excluded Shares”)) pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of our common stock, as set forth in such opinion as more fully described below in the section captioned “Proposal 1: Adoption of the Merger Agreement—Fairness Opinion of Morgan Stanley & Co. LLC” beginning on page 44 of this proxy statement.

The full text of the written opinion of Morgan Stanley, dated as of June 9, 2019, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to our Board, in its capacity as such, and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of our common stock (other than holders of Excluded Shares) pursuant to the Merger Agreement as of the date of the opinion and does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute an opinion or a recommendation as to how our stockholders should vote at the stockholders’ meeting to be held in connection with the Merger.

Interests of our Directors and Executive Officers in the Merger (see page 57)

When considering the recommendation of our Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. In (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Merger, and (3) recommending that the Merger Agreement be adopted by stockholders, our Board was aware of and considered the following interests, among other matters:

•

certain of our executive officers are party to retention agreements with Shutterfly, which provide for accelerated vesting of equity awards and other severance payments and benefits in the event of certain qualifying terminations of employment following the Merger;

•	our President and Chief Executive Officer is entitled to accelerated vesting of a portion of his equity awards upon completion of the Merger pursuant to the terms of his offer letter;

•

in connection with his transition agreement with Shutterfly, our former President and Chief Executive Officer, may become entitled to accelerated vesting of his equity awards if the Merger is completed within a specified period of time;

•	in connection with the Merger, all outstanding and unvested equity awards held by our non-employee directors will accelerate and become fully vested; and

•	our directors and executive officers are entitled to continued indemnification and insurance coverage pursuant to their existing indemnification agreements and the Merger Agreement.

If the proposal to adopt the Merger Agreement is approved, the shares of our common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our common stock held by all other stockholders. For more information, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Interests of our Directors and Executive Officers in the Merger” beginning on page 57 of this proxy statement.

Appraisal Rights (see page 69)

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares may be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that stockholders may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration (see page 69)

To exercise your appraisal rights, you must (1) deliver a written demand for appraisal to us before the vote is taken on the proposal to adopt the Merger Agreement; (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; and (3) continue to hold your shares of our common stock through the Effective Time. Additionally, certain other conditions, described further herein, must be met. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Litigation Relating to the Merger (see page 75)

On July 22, 2019, a stockholder complaint was filed in the United States District Court, Northern District of California, against us and the individual members of our Board, captioned Stein v. Shutterfly, Inc., et al., Case No. 4:19-cv-04203 (the “Stein Complaint”). On July 23, 2019, a stockholder complaint was filed in the United States District Court, Southern District of New York, against us and the individual members of our Board, captioned Spurlock v. Shutterfly, Inc., et al., Case No. 1:19-cv-06836 (the “Spurlock Complaint”).

On July 26, 2019, a putative stockholder class action complaint was filed in the United States District Court, District of Delaware, against us and the individual members of our Board, captioned Wolf v. Shutterfly, Inc. et al., Case No. 1:19-cv-01387 (the “Wolf Complaint”). On July 29, 2019, a putative stockholder class action complaint was filed in the United States District Court, Northern District of California, against us and individual members of our Board, captioned Gordon v. Shutterfly, Inc., et al., Case No. 3:19-cv-04335 (the “Gordon Complaint” and collectively with the Stein Complaint, Spurlock Complaint and Wolf Complaint, the “Stockholder Complaints”). Each of the Stockholder Complaints asserts that defendants violated Section 14(a) and 20(a) of the Exchange Act and certain rules and regulations promulgated thereunder by making untrue statements of material fact and omitting certain material facts related to the contemplated merger in the proxy statement.

The Stockholder Complaints seek, among other things, an order enjoining defendants from consummating the merger, money damages and an award of attorneys’ and experts’ fees. We believe that the lawsuits are without merit and intend to vigorously defend those actions. We may become subject to similar litigation relating to the merger in these or other jurisdictions.

See the section captioned “The Merger—Litigation Relating to the Merger” beginning on page 75 of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger (see page 75)

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the section captioned “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 75 of this proxy statement) in exchange for such U.S. Holder’s shares of our common stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the Merger.

A Non-U.S. Holder (as defined under the section captioned “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 75 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

For more information, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 75 of this proxy statement. Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Alternative Acquisition Proposals (see page 91)

Under the Merger Agreement, after the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement in accordance with its terms), we have agreed to: (1) cease (and to cause its Subsidiaries and its and their respective directors, officers and employees, and to use reasonable best efforts to cause its other Representatives (as defined below), to cease) and cause to be terminated any discussions or negotiations with any person with respect to an Acquisition Proposal (as defined under the section captioned “The Merger Agreement—Our Board’s Recommendation; Company Board Recommendation Change” beginning on page 92 of this proxy statement); and (2) terminate any data room access of, any person relating to an acquisition transaction and to request that any person who was furnished non-public information by or on our behalf prior to the date of the Merger Agreement return or destroy all such information.

After the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement in accordance with its terms), we and our subsidiaries and our respective directors, officers, accountants, consultants, legal counsel, advisors agents and other representatives (collectively, “Representatives”) will not, and will not authorize or instruct any of our or our subsidiaries’ Representatives to, and will use our reasonable best efforts to cause any of our or our subsidiaries’ Representatives not to, directly or indirectly:

•

initiate, solicit, or knowingly facilitate or encourage the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (as defined under the section of this proxy statement captioned “The Merger Agreement—Alternative Acquisition Proposals” beginning on page 91 of this proxy statement) or otherwise knowingly assist or participate in the making, submission or announcement of any Acquisition Proposal;

•	engage in, participate or continue discussions or negotiations with any person with respect to an Acquisition Proposal or Acquisition Inquiry;

•

enter into any merger agreement, letter of intent, term sheet, agreement in principle or other similar agreement constituting or relating to an Acquisition Proposal (other than an acceptable confidentiality agreement) or enter into any contract or agreement requiring us to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement;

•	terminate, waive, amend or modify any provision of, or grant permission under, any confidentiality agreement to which we or our subsidiaries are a party and that contains a “standstill” provision;

•

furnish to any person any non-public information relating to us or any of our subsidiaries, or afford access to the business, assets, books or other non-public information or to our personnel, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any Acquisition Proposal or Acquisition Inquiry;

•

take any action to make the provisions of any takeover law, or any restrictive provision of our organizational documents, inapplicable to any Acquisition Proposal or person making an Acquisition Proposal; or

•	resolve or agree to take any of the foregoing actions.

Notwithstanding these restrictions, under certain circumstances, prior to the adoption of the Merger Agreement by our stockholders, we may provide non-public information to, and engage or participate in discussions or negotiations with, any third party regarding an acquisition proposal if our Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such proposal is a superior proposal or would reasonably be expected to lead to or result in, a superior proposal and to not do so would be inconsistent with its fiduciary duties. For more information, see the section captioned “The Merger Agreement—Alternative Acquisition Proposals” beginning on page 91 of this proxy statement.

We are not entitled to terminate the Merger Agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the Merger Agreement, including negotiating with Newco in good faith over a three business day period in order to enable Newco to revise the terms of the Merger Agreement so that any superior proposal no longer constitutes a superior proposal. The termination of the Merger Agreement by Shutterfly in order to accept a superior proposal will result in the payment by Shutterfly of a $51.2 million termination fee to Newco. For more information, see the section captioned “The Merger Agreement—Our Board’s Recommendation; Company Board Recommendation Change” beginning on page 92 of this proxy statement.

Termination of the Merger Agreement (see page 98)

The Merger Agreement may be terminated at any time prior to the Effective Time in the following ways:

•	by mutual written consent of Shutterfly and Newco;

•	by either Newco or Shutterfly, if:

•

the Effective Time has not occurred on or before 5:00 p.m., Pacific Time, on December 10, 2019 (the “outside date”), provided that if the marketing period has commenced but has not been completed as of the outside date, the outside date will automatically be extended to the date that is four business days following the then-scheduled end date of the marketing period, provided further that the right to terminate the Merger Agreement as a result of the occurrence of the termination date will not be available to any party whose failure to perform any of its obligations under the Merger Agreement was the primary cause of the failure of the Effective Time to have occurred on or before the outside date;

•	our stockholders fail to adopt the Merger Agreement at the special meeting or any adjournment or postponement thereof; or

•

any court of competent jurisdiction or other governmental authority of competent jurisdiction has issued any order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order has become final and non-appealable (provided, that such right to terminate the Merger Agreement will not be available to any party whose failure to perform any of its obligations under the Merger Agreement has been the primary cause of, or resulted in such events).

•	by Shutterfly if:

•

our Board (or any duly authorized committee thereof) determines to accept a superior proposal in accordance with the terms of the Merger Agreement; provided that, such termination will not be effective unless we (1) pay a termination fee of $51.2 million to Newco prior to or concurrently with such termination and (2) promptly (but in any event within 24 hours of receipt by Newco of the termination fee) enters into such alternative acquisition agreement;

•

(1) there has been an inaccuracy in any representation or warranty of Newco or Merger Sub contained in the Merger Agreement or a breach of any covenant of Newco or Merger Sub contained in the Merger Agreement, that, individually or in the aggregate, would result in a condition to our obligation to effect the Merger not being satisfied; (2) we have delivered to Newco written notice of such inaccuracy or breach of covenant; and (3) such inaccuracy or breach of covenant is not curable or, if curable, not cured before the earlier of (x) 30 days after since written notice was delivered to Newco and (y) the outside date, provided that the right to terminate the Merger Agreement under this circumstance will not be available if our failure to perform any of its obligations under the Merger Agreement has been the primary cause of or resulted in clauses (1) and (3) above; or

•

if (1) the marketing period has ended and (x) all of the conditions applicable to Newco, Merger Sub’s and our obligations to close the Merger and (y) Newco’s and Merger Sub’s obligations to close the Merger have, in each case, been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions at the closing of the Merger); (2) Newco and Merger Sub fail to consummate the Merger on the date required pursuant to the Merger Agreement; (3) we have irrevocably notified Newco by written notice that it is prepared, willing and able to consummate the Merger; (4) Newco and Merger Sub fail to consummate the Merger by the third business day after the delivery of the notice described in clause (3); and (5) at all times during such three business day period described in clause (4), Shutterfly stood ready, willing and able to consummate the Merger and the other transactions contemplated by the Merger Agreement.

•	by Newco if:

•

prior to the adoption of the Merger Agreement by the stockholders, our Board (1) effects a Change of Board Recommendation (as defined under the section captioned “The Merger Agreement—Our Board’s Recommendation; Company Board Recommendation Change” beginning on page 92 of this proxy statement) or (2) following the date of receipt of any Acquisition Proposal or any material modification thereto is first made public, sent or given to the stockholders, fails to issue a press release that expressly reaffirms the Company Board Recommendation within two business days following our receipt of Newco’s written request to do so;

•

prior to the adoption of the Merger Agreement by our stockholders, we commit a willful breach of any of its obligations under the covenant described in the sections captioned “The Merger Agreement—Alternative Acquisition Proposals” beginning on page 91 of this proxy statement and “The Merger Agreement—Our Board’s Recommendation; Company Board Recommendation Change” beginning on page 92 of this proxy statement; or

•

(1) there is an inaccuracy in any of our representations or warranties or a breach of any of our covenants contained in the Merger Agreement such that certain corresponding conditions set forth in the Merger Agreement are not satisfied; (2) Newco has delivered to us written notice of such inaccuracy or breach of covenant; and (3) such inaccuracy or breach of covenant is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 30 calendar days following Newco’s delivery of written notice of such breach, provided that the right to terminate the Merger Agreement as described in this bullet point will not be available to Newco if Newco’s failure to perform any of its respective obligations under the Merger Agreement has been the primary cause of or resulted in clauses (1) or (3) above.

Termination Fees and Expense Reimbursement (see page 100)

Except in specified circumstances, whether or not the Merger is completed, we, on the one hand, and Newco and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

We will be required to pay to Newco a termination fee of $51.2 million if the Merger Agreement is terminated under specified circumstances. Upon termination of the Merger Agreement, under certain circumstances, we may be required to reimburse Newco, Merger Sub and their respective affiliates for up to $5.0 million of reasonable and documented out-of-pocket fees and expenses incurred in connection with the enforcement of our obligation to pay the termination fee pursuant to the terms and conditions of the Merger Agreement.

Newco will be required to pay us a termination fee of $102.5 million if the Merger Agreement is terminated under certain other specified circumstances.

For more information on these termination fees, see the section captioned “The Merger Agreement—Termination Fees and Expense Reimbursement” beginning on page 100 of this proxy statement.

Market Prices and Dividend Data (see page 103)

Our common stock is listed on Nasdaq under the symbol “SFLY.” On June 10, 2019, the last full trading day before the public announcement of the Merger, the closing price for our common stock was $50.25 per share, and on July 29, 2019, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $50.63 per share.

We have never paid cash dividends on our common stock.

Effect on Shutterfly if the Merger is Not Completed (see page 79)

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of our common stock. Instead, we will remain a stand-alone public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon the termination of the Merger Agreement, we will be required to pay Newco a termination fee and/or to reimburse Newco up to $5.0 million for expenses related to the transactions contemplated by the Merger Agreement. If Newco has collected any money for expense reimbursements, such amounts will be deducted from the termination fee when the termination fee is paid. For more details, see the section captioned “The Merger Agreement—Termination Fees and Expense Reimbursement” beginning on page 100 of this proxy statement.

In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which we operate and risks related to adverse economic conditions.

PARTIES INVOLVED IN THE MERGER

Shutterfly, Inc.

2800 Bridge Parkway

Redwood City, California 94065

Telephone: (650) 610-5200

We are a leading retailer and manufacturing platform for personalized products and communications and were incorporated in the state of Delaware in 1999. We have three segments: Shutterfly Consumer, Lifetouch, and SBS. Shutterfly Consumer and Lifetouch help consumers capture, preserve, and share life’s important moments through professional and personal photography, and personalized products. The Shutterfly brand brings photos to life in photo books, gifts, home décor, and cards and stationery. Lifetouch is the national leader in school photography, built on the enduring tradition of “Picture Day,” and also serves families through portrait studios and other partnerships. SBS delivers digital printing services that enable efficient and effective customer engagement through personalized communications.

Photo Holdings, LLC

c/o Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, NY 10019

(212) 515-3200

Newco is an affiliate of the Apollo Funds. The Apollo Funds are managed by affiliates of AGM. AGM is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $303 billion as of March 31, 2019 in private equity, credit and real assets funds invested across a core group of nine industries where AGM has considerable knowledge and resources. AGM’s units are listed on the NYSE under the symbol “APO.” Newco was formed on June 7, 2019, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Newco has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

Photo Holdings Merger Sub, Inc.

c/o Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, NY 10019

(212) 515-3200

Merger Sub, a Delaware corporation and a wholly owned subsidiary of Newco, was formed on June 7, 2019 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into Shutterfly, and Merger Sub will cease to exist.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of our Board for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the special meeting at 2800 Bridge Parkway, Redwood City, California 94065, at 10:00 a.m., Pacific Time, on August 28, 2019.

Purpose of the Special Meeting

At the special meeting, we will ask the holders of our common stock to (1) adopt the Merger Agreement; (2) approve, on a non-binding advisory basis, the compensation proposal; and (3) approve the adjournment proposal.

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Shutterfly, and Shutterfly will continue as the Surviving Corporation.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on July 26, 2019, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, 34,396,897 shares of our common stock were issued and outstanding and held by approximately 63 holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on each of the proposals.

The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting shall constitute a quorum. Votes cast at the special meeting, by proxy or in person, will be tabulated by the inspector of elections appointed for the special meeting. If shares are present at the special meeting in person or by proxy, but are not voted, those shares will count toward determining whether or not a quorum is present for the conduct of business at the special meeting, as will all shares voted “FOR,” “AGAINST” or “ABSTAIN” on a proposal.

In the event that a quorum is not present in person or represented by proxy at the special meeting, it is expected that our Board will recommend adjournment of the special meeting to solicit additional proxies if permitted by the Merger Agreement. If there is not a quorum of stockholders at the special meeting and the vote with respect to the adjournment proposal fails, our Board, if permitted by the Merger Agreement, may set a new record date and meeting date for a special meeting to consider the Merger Agreement, compensation proposal and adjournment proposal.

Vote Required

The votes required to approve each proposal are as follows:

1.	The Merger Agreement must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote thereon.

2.

The compensation proposal must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote that are present in person or represented by proxy at the special meeting and voted “FOR” or “AGAINST” the proposal.

3.

The adjournment proposal must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote that are present in person or represented by proxy at the special meeting and voted “FOR” or “AGAINST” the proposal.

Voting by our Directors and Executive Officers

At the close of business on the record date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 262,390 shares of our common stock, which represented approximately 0.8% of the shares of our outstanding common stock on that date. Although they are not obligated to do so, our directors and executive officers have informed us that they intend to vote all of their shares of our common stock “FOR” the proposal to adopt the Merger Agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Certain members of our management and our Board have interests in the Merger that are in addition to those of stockholders generally and may be different from, or in conflict with, your interests as our stockholder. See the section captioned “Proposal 1: Adoption of the Merger Agreement—Interests of our Directors and Executive Officers in the Merger” beginning on page 57 of this proxy statement.

Voting of Proxies

If your shares are registered in your name, you may cause your shares to be voted at the special meeting by returning a signed proxy card or voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet or by telephone by following the instructions printed on the proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or by telephone.

If your shares are registered in your name and you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. If your shares are registered in your name, you are encouraged to submit a proxy card even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the approval of the compensation proposal and “FOR” the approval of the adjournment proposal; provided, however, that no proxy that is specifically marked “AGAINST” the proposal to adopt the Merger Agreement will be voted “FOR” the compensation proposal or “FOR” the adjournment proposal unless it is specifically marked “FOR” the compensation proposal or “FOR” the adjournment proposal, respectively.

If your shares are held in “street name” through a brokerage firm, bank, trust or other nominee, you may provide voting instructions by completing and returning the voting form provided by your brokerage firm, bank, trust or other nominee or via the Internet or by telephone through your brokerage firm, bank, trust or other nominee, if such a service is provided. To provide voting instructions via the Internet or telephone, you should follow the instructions on the voting form provided by your brokerage firm, bank, trust or other nominee. If you plan to attend the special meeting, you will need a proxy from your brokerage firm, bank, trust or other nominee in order to be given a ballot to vote the shares. If you do not return your brokerage firm, bank, trust or other nominee’s voting form, provide voting instructions via the Internet or by telephone through your brokerage firm, bank, trust or other nominee or attend the special meeting and vote in person with a proxy from your brokerage firm, bank, trust or other nominee, it will have the same effect as if you voted “AGAINST” the adoption of the Merger Agreement but will have no effect on the compensation proposal or the adjournment proposal.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked as follows:

If you have sent a proxy directly to us, you may revoke it by:

•

delivering a written revocation of the proxy or a later dated, signed proxy card, to our Corporate Secretary at 2800 Bridge Parkway, Redwood City, California 94065, on or before the business day prior to the special meeting;

•	delivering a new, later dated proxy via the Internet or by telephone until the date set forth in the instructions for voting via the Internet or by telephone;

•	delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•	attending the special meeting and voting in person.

If you have instructed brokerage firm, bank, trust or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your brokerage firm, bank, trust or other nominee to change those instructions.

Your attendance at the special meeting does not alone automatically revoke your proxy. If you have instructed your brokerage firm, bank, trust or other nominee how to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your brokerage firm, bank, trust or other nominee to change your vote.

Our Board’s Recommendations

Our Board has unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable, fair to and in the best interests of Shutterfly and its stockholders. Our Board unanimously recommends that our stockholders (1) vote “FOR” the proposal to adopt the Merger Agreement; (2) vote “FOR” the compensation proposal; and (3) vote “FOR” the adjournment proposal. See the section captioned “Proposal 1: Adoption of the Merger Agreement—Recommendation of our Board and Reasons for the Merger” beginning on page 38 of this proxy statement. Our stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. In addition, our stockholders are directed to the Merger Agreement, which is attached as Annex A to this proxy statement.

Effect of Abstentions and Broker Non-Votes

The Merger Agreement must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

The compensation proposal and adjournment proposal must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote that are present in person or represented by proxy at the special meeting and voted “FOR” or “AGAINST” each proposal. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the vote for the compensation proposal (provided that a quorum is present) and adjournment proposal (even if a quorum is not present).

It is very important that all of our stockholders vote their shares, so please promptly complete and return the enclosed proxy card.

Solicitation of Proxies

This proxy solicitation is being made by Shutterfly on behalf of our Board and will be paid for by us. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We have also retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $50,000 plus the reimbursement of out-of-pocket expenses incurred by it on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. You should not send your stock certificates with your proxy card. A letter of transmittal with instructions for the surrender of your stock certificates, if any, will be mailed to our stockholders as soon as practicable after completion of the Merger.

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any of our stockholders at the special meeting. For 10 days prior to the special meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the special meeting during ordinary business hours at our corporate offices located at 2800 Bridge Parkway, Redwood City, California 94065.

Anticipated Date of Completion of the Merger

We are working toward completing the Merger as quickly as possible and expect the Merger to be completed by early fourth quarter 2019. However, the Merger continues to be subject to various closing conditions, including our stockholder approval and, therefore, we cannot assure you that all conditions to the Merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Householding of Special Meeting Materials

The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or our Investor Relations Department at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon request by contacting our Investor Relations Department by (1) mail at Shutterfly, Inc., Attention: Investor Relations, 2800 Bridge Parkway, Redwood City, CA 94065; (2) telephone at 650-730-4040; or (3) e-mail at stabak@shutterfly.com.

Other Matters

At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The following discussion describes material aspects of the Merger. While we believe that the following description covers the material terms of the Merger, the description may not contain all of the information that may be important to you. The discussion of the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this proxy statement and incorporated by reference into this proxy statement. We encourage you to read carefully this entire proxy statement, including the Merger Agreement, for a more complete understanding of the Merger.

General

If the proposal to adopt the Merger Agreement receives the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote thereon and, upon the terms and subject to the conditions of the Merger Agreement, the Merger is completed, Merger Sub will merge with and into Shutterfly, and Shutterfly will continue as the Surviving Corporation and as a wholly owned subsidiary of Newco.

As a result of the Merger, Shutterfly will become a wholly owned subsidiary of Newco, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (or at such later time as Shutterfly and Newco may agree and specify in the Certificate of Merger).

As a result of the Merger, each outstanding share of our common stock (other than the Excluded Shares) will be converted into the right to receive the Merger Consideration. In addition, the treatment of our outstanding equity awards is described in the section captioned “The Merger Agreement—Merger Consideration—Outstanding Equity Awards” beginning on page 83 of this proxy statement.

After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights may have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding before the Delaware Court of Chancery as contemplated by Delaware law, as described below under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Appraisal Rights” beginning on page 69 of this proxy statement).

Background of the Merger

The following is a summary of events, meetings and discussions that are relevant to the decision of our Board to approve the Merger Agreement and recommend that our stockholders adopt the Merger Agreement.

As part of our ongoing consideration and evaluation of our long-term prospects and strategies, our Board and senior management have regularly reviewed and assessed our business plans, objectives and key initiatives, including strategic opportunities and risks to our plans, all with the goal of enhancing value for our stockholders. These reviews have included evaluations of the continued execution of our strategy as a stand-alone company and of various strategic alternatives, including the prospects for the potential sale of Shutterfly to a third party. From time to time, our Board and our management have also held discussions with and received input from our stockholders about our business, operations, financial performance and potential strategic initiatives to maximize stockholder value.

In 2014, we solicited interest in an acquisition of Shutterfly from a number of financial sponsors and strategic parties. This process led to negotiations with a financial sponsor regarding a potential acquisition, but these negotiations did not result in any proposal that our Board, after discussions with senior management and representatives of Morgan Stanley, viewed as reasonably likely to lead to a transaction that would be in the best interests of Shutterfly and its stockholders, and therefore these negotiations ended in the fourth quarter of 2015.

On October 12, 2017, an existing stockholder of Shutterfly (“Stockholder A”) and a second financial sponsor (“Sponsor B”) submitted an unsolicited nonbinding indication of interest to jointly acquire Shutterfly at a price ranging from $58-$62 per share in cash. Our common stock closed at $48.26 per share on October 11, 2017, the last trading day before the proposal. Following receipt of this indication of interest, our Board authorized senior management to work with Morgan Stanley as a financial advisor based on Morgan Stanley’s experience, expertise, reputation and knowledge of our business and the industry in which we operate. On October 18 and 19, 2017, our Board held a regularly scheduled meeting at which it discussed the joint proposal from Stockholder A and Sponsor B, and authorized us to enter into an engagement letter retaining Morgan Stanley as our financial advisor in connection with a possible sale of Shutterfly. On October 24, 2017, we entered into this engagement letter with Morgan Stanley, and on October 26 and 27, 2017, we entered into confidentiality agreements with Stockholder A and Sponsor B, each of which contained a “standstill” provision that would not terminate upon our announcement of the entry into a definitive written agreement with a third party for an acquisition of Shutterfly but which would allow them to make private proposals to our Board. On November 20, 2017, Sponsor B indicated that it was revising its view of our valuation to a price that was below the price range that it had previously communicated, and wished to pause discussions until after we had announced our results of operations for the fourth quarter of 2017.

On December 4, 2017, at the direction of our Board, representatives of Morgan Stanley contacted two additional financial sponsors (referred to as “Sponsor C” and “Sponsor D”) regarding their potential interest in an acquisition of Shutterfly. These parties were selected based on the belief, following discussion with representatives of Morgan Stanley, that they were familiar with our industry, had the ability to complete such a transaction and could be interested in such a transaction. On December 8 and 14, 2017, we entered into confidentiality agreements with Sponsor C and Sponsor D, respectively, each of which contained a “standstill” provision that was consistent with those in the confidentiality agreements with Stockholder A and Sponsor B. Members of senior management and representatives of Morgan Stanley engaged in preliminary discussions with representatives of Stockholder A and Sponsors B, C and D regarding our business, provided them with additional confidential information, and engaged in discussions with them regarding a potential strategic transaction, but these preliminary discussions did not result in any proposals that our Board, after discussions with senior management and representatives of Morgan Stanley, viewed as reasonably likely to lead to a transaction that would be in the best interests of Shutterfly and its stockholders.

On April 2, 2018, we consummated our acquisition of Lifetouch.

On November 9, 2018, a financial sponsor that had not engaged in the prior strategic transaction discussions (referred to as “Sponsor E”) informally contacted our senior management regarding a potential acquisition of Shutterfly.

On December 13, 2018, our Board held a regularly scheduled meeting, together with members of our senior management and representatives of Morgan Stanley and Fenwick. During this meeting, our Board discussed potential strategic opportunities to maximize stockholder value through a sale of Shutterfly in light of the unsolicited inbound interest from Sponsor E as well as past interest in us from other financial sponsors. Our Board also considered other potential strategic alternatives, including a potential share repurchase transaction. Representatives of Morgan Stanley discussed preliminary views on the valuation of our business and possible approaches to a strategic process to solicit interest in an acquisition of Shutterfly. Following this discussion, our Board determined that we should engage in exploratory discussions with potentially interested parties to determine whether there would be interest in such a transaction, and directed representatives of Morgan Stanley to respond to Sponsor E, and to contact Sponsor B and Sponsor C, to assess their interest in a potential acquisition of Shutterfly. Our Board determined not to contact Stockholder A or Sponsor D at this time, as it did not believe, based on our previous interaction with them and discussions with our senior management and representatives of Morgan Stanley, that they would have any continued interest in discussing an acquisition of Shutterfly at that time.

During the week of December 17, 2018, we entered into a confidentiality agreement with Sponsor E and new confidentiality agreements with each of Sponsor B and Sponsor C (each of which included a “standstill” that would not terminate upon our announcement of the entry into a definitive written agreement with a third party for an acquisition of Shutterfly but which would allow private proposals to our Board), we provided confidential materials to Sponsor B, Sponsor C and Sponsor E, and members of our management provided each of the three financial sponsors with a presentation regarding our business.

On December 18, 2018, our Board met again, together with members of our senior management and representatives of Morgan Stanley and Fenwick. At this meeting, a representative of Morgan Stanley described discussions with Sponsor B, Sponsor C and Sponsor E following the December 13, 2018 meeting of our Board, and our Board discussed whether to expand the process to include additional private equity firms. Following this discussion, our Board directed the representatives of Morgan Stanley to contact three additional financial sponsors (referred to here as “Sponsor F”, “Sponsor G” and “Sponsor H”) to evaluate their potential interest, and to continue to evaluate the potential interest of Sponsor B, Sponsor C and Sponsor E. These parties were selected by our Board, following discussion with representatives of Morgan Stanley, based on their familiarity with our industry, their scale and our Board’s belief that they might be interested in an acquisition of Shutterfly.

On December 26, 2018, Sponsor E informed representatives of Morgan Stanley that it would no longer pursue an acquisition of Shutterfly due to its belief that it could not offer an attractive price in view of their concerns regarding the performance of our consumer business.

Between December 21, 2018 to January 3, 2019, at the direction of our Board, representatives of Morgan Stanley contacted Sponsor F, Sponsor G and Sponsor H to determine whether these parties would be interested in pursuing a potential acquisition of Shutterfly.

On January 4, 2019, our Board met, together with members of our senior management and representatives of Morgan Stanley and Fenwick. Our Board and the representatives of Morgan Stanley reviewed the discussions with the financial sponsors and discussed Morgan Stanley’s preliminary views on our valuation. Following this discussion, our Board directed representatives of Morgan Stanley to request that each of Sponsor B, Sponsor C, Sponsor F, Sponsor G and Sponsor H provide a non-binding proposal for an acquisition of Shutterfly by January 15, 2019, with each such proposal to target an announcement of a transaction prior to our announcement of our financial results for the fourth quarter of 2018, which was planned for February 5, 2019, and following this meeting, representatives of Morgan Stanley contacted representatives of Sponsors B, C, F, G and H and requested that they each provide such a proposal.

During the week of January 7, 2019, each of Sponsor F, Sponsor G and Sponsor H entered into confidentiality agreements with us (each of which included a “standstill” provision that was consistent with those in the confidentiality agreements entered into with Stockholder A and Sponsors B, C, D and E) and attended due diligence meetings with our senior management team. Following the execution of a confidentiality agreement with us on January 9, 2019, Sponsor G then informed representatives of Morgan Stanley on January 16, 2019 that it would no longer pursue an acquisition of Shutterfly. On the same day, Sponsor B also indicated to representatives of Morgan Stanley that it would not be making a proposal to acquire Shutterfly at that time, citing concerns regarding industry trends and the performance of our consumer business. In addition, on January 14, 2019, Sponsor H indicated to representatives of Morgan Stanley that it would not be making a proposal to acquire Shutterfly at that time, citing concerns regarding trends in the performance of our consumer business.

On January 17, 2019, our Board met, together with members of our senior management and representatives of Morgan Stanley. During the meeting, our Board and representatives of Morgan Stanley reviewed the discussions that had occurred with the financial sponsors, and our Board discussed whether to publicly announce that we were reviewing strategic alternatives for Shutterfly on the company’s earnings call to be held on February 5, 2019.

On January 18, 2019, Sponsor C informed representatives of Morgan Stanley that it would no longer pursue an acquisition of Shutterfly, citing concerns about our growth profile.

On January 23 and 24, 2019, our Board held a regularly scheduled meeting, together with members of our senior management and representatives of Morgan Stanley and Fenwick. During the meeting, our Board and representatives of Morgan Stanley reviewed the discussions that had occurred with the financial sponsors, and discussed other strategies to provide value to stockholders, including a possible stock repurchase program. Our Board also discussed the challenges that we faced as an independent company, including trends in our businesses, the ability to expand our customer base and to implement cost reduction measures, the risk of attrition of key employees, and the anticipated departure of Christopher North, our President and Chief Executive Officer. In addition, our Board discussed our results to be reported for the quarter ended December 31, 2018 and noted that they would be below current analyst expectations. Following this discussion, our Board unanimously voted to form a Strategic Review Committee (the “Strategic Review Committee”), comprised of directors Will Lansing, Brian Swette, Thomas D. Hughes, Elizabeth Rafael and Michael Zeisser, to conduct a review of our strategic alternatives, to oversee our strategic process and to advise and consult with our management regarding the evaluation of any potential transaction, and determined that we should publicly announce, concurrently with our fourth quarter 2018 earnings call, to be held on February 5, 2019, that our Board had formed this committee and had retained Morgan Stanley as financial advisor.

Concurrently with its announcement of fourth quarter 2018 earnings on February 5, 2019, we announced that our Board had formed the Strategic Review Committee and retained Morgan Stanley as financial advisor, as it continued an ongoing review of strategic alternatives. The announcement also stated that, in recent months, we were approached by a third party about a potential acquisition and had subsequently engaged with several additional parties regarding a potential acquisition, but no proposals were received. In addition, we announced that Mr. North would be stepping down from his position as our President and Chief Executive Officer and resigning from his position as a member of our Board by the end of August 2019 as a result of Mr. North’s desire to return to the United Kingdom with his family, and that we had engaged an executive search firm to identify candidates to succeed Mr. North.

In February 2019, after the public announcement of the formation of the Strategic Review Committee, representatives of Morgan Stanley received inbound interest for an acquisition of Shutterfly from six additional financial sponsors, including Apollo, and one strategic party.

On February 13, 2019, the Strategic Review Committee met, together with members of our senior management and representatives of Morgan Stanley and Fenwick. During the meeting, the committee members and representatives of Morgan Stanley reviewed the discussions that had occurred with parties that had indicated interest in reviewing a potential transaction with Shutterfly, and discussed Morgan Stanley’s preliminary views on our valuation and the steps that could be taken in the strategic process. The committee members and representatives of Morgan Stanley then discussed additional parties that should be contacted to ascertain their interest in such a transaction. In addition, the Strategic Review Committee discussed our long-term financial plan.

On February 26, 2019, the Strategic Review Committee met, together with members of our senior management and representatives of Morgan Stanley and Fenwick. During the meeting, the committee members and members of our senior management reviewed our financial projections for 2019, 2020 and 2021. The Strategic Review Committee then approved those projections for use in our strategic process, including furnishing those projections to interested parties, and for use by Morgan Stanley in its financial analysis. A representative of Morgan Stanley then reviewed the discussions that had occurred with parties that had indicated

interest in reviewing a potential transaction with Shutterfly, and the committee members and representatives of Morgan Stanley discussed potential financial sponsors that might be interested in a possible acquisition of Shutterfly, and discussed potential strategic buyers that might also be interested, either alone or together with a financial sponsor. Following this discussion, the Strategic Review Committee directed representatives of Morgan Stanley to make inquiries of potential strategic buyers as well as financial sponsors to explore their interest. In addition, the Strategic Review Committee and representatives of Morgan Stanley discussed the potential for a third party to make a minority investment in Shutterfly, and informed the representatives of Morgan Stanley that the committee would be open to considering such a transaction.

From February 5, 2019 through March 6, 2019, representatives of Morgan Stanley contacted 13 additional financial sponsors regarding a potential acquisition of Shutterfly, including those that had contacted representatives of Morgan Stanley following the public announcement of the formation of the Strategic Review Committee). Twelve of these parties expressed interest and entered into confidentiality agreements with us, each of which included a “standstill” provision that was consistent with those in the confidentiality agreements entered into with the parties that had previously engaged in discussions with us. Upon their entering into the confidentiality agreements, representatives of Morgan Stanley provided confidential materials regarding Shutterfly to each of such parties. Five financial sponsors (Apollo, and four additional financial sponsors referred to as “Sponsor I”, Sponsor J”, “Sponsor K” and “Sponsor L”) then attended presentations by members of our management regarding our business. Throughout this process, representatives of Morgan Stanley provided the members of the Strategic Review Committee and our senior management with updates on the status of the communications with interested parties.

On March 6, 2019, our Board held an informal meeting, together with members of our senior management and representatives of Morgan Stanley and Fenwick, during which the members of our Board and representatives of Morgan Stanley reviewed the discussions with interested parties and discussed the steps to obtain indications of interest from those parties for an acquisition of Shutterfly. Following this discussion, our Board directed the representatives of Morgan Stanley to provide these parties with the three-year projections that had been approved by the Strategic Review Committee on February 26, 2019, and to inform these parties that Shutterfly was seeking preliminary indications of acquisition interest by March 25, 2019. In addition, our Board directed representatives of Morgan Stanley to develop a list of additional strategic parties to be contacted to ascertain their potential interest in an acquisition of Shutterfly, and, following the review of that list by the members of the Strategic Review Committee, to contact those parties.

Following that meeting, the representatives of Morgan Stanley communicated to the members of the Strategic Review Committee a proposed list of 11 strategic parties to be contacted, and representatives of Morgan Stanley and our senior management then contacted each of those parties. Of the strategic parties that were contacted, three signed confidentiality agreements (each of which contained a standstill provision that was consistent with those in the confidentiality agreements with the financial sponsors), and one met with our senior management, but none of these strategic parties made, or expressed interest in making, a proposal for an acquisition of Shutterfly. In addition, on March 11, 2019, representatives of Morgan Stanley contacted 10 additional financial sponsors, each of which had been previously discussed with the Strategic Review Committee at its meeting on February 26, 2019. Two of these financial sponsors expressed interest and entered into confidentiality agreements with us, each of which included a “standstill” provision that was consistent with those in the confidentiality agreements entered into with the parties that had previously engaged in discussions with us, but none of these additional financial sponsors met with our senior management.

On March 14, 2019, representatives of Morgan Stanley, after consultation with members of the Strategic Review Committee and of our management, informed all of the parties considering a potential acquisition of Shutterfly (including Apollo, Sponsor F, Sponsor I, Sponsor J, Sponsor K, Sponsor L and Strategic Party A) that Shutterfly was seeking preliminary indications of acquisition interest by March 28, 2019.

On March 18 and March 22, 2019, we entered into confidentiality agreements with two additional financial sponsors (referred to as “Sponsor M” and “Sponsor N”) and informed such parties that we were seeking preliminary indications of interest by March 28, 2019.

During the course of our strategic process in 2019, through the execution of the Merger Agreement, no member of our senior management discussed with any potential buyer (including Apollo) the possibility of either (a) continuing his or her employment with Shutterfly following the closing of a potential transaction or (b) rolling over any of his or her shares of our common stock, or otherwise making any equity investment in Shutterfly, in connection with the closing of a potential transaction.

On March 21, 2019, an online data room containing confidential due diligence materials relating to Shutterfly’s business (including financial projections that were consistent with those reviewed by our Strategic Review Committee on February 26, 2019 other than certain immaterial adjustments to our projected balance sheet) was made available to the five parties that had been most actively engaged in discussions with us (Apollo, Sponsor F, Sponsor I, Sponsor J and Sponsor K). Following review of these materials, on March 28, 2019 each of Sponsor F, Sponsor K and Sponsor L verbally indicated to representatives of Morgan Stanley that it would not be providing a proposal for the acquisition of Shutterfly, with all three citing constraints on their ability to pay a price that would be acceptable to us.

On March 28 and March 29, 2019, we received four non-binding preliminary indications of interest for an acquisition of Shutterfly, each from financial sponsors, and one non-binding preliminary indication of interest for a minority investment in Shutterfly from Sponsor N. Apollo proposed an acquisition for $48-$52 per share, Sponsor I proposed an acquisition for $50 per share, Sponsor J proposed an acquisition for $45-$46 per share and Sponsor M proposed an acquisition for $50 per share. Sponsor N proposed to make an investment of $100-$140 million in Shutterfly convertible notes, convertible into common stock representing an approximate 6%-9% equity stake in the company. Strategic Party A did not submit an indication of interest in advance of the March 28, 2019 deadline and informed representatives of Morgan Stanley that it would not be pursuing an acquisition of Shutterfly. At this time, the range of $48.00-$52.00 per share represented a range of premia of 19.2% to 29.1% over our closing stock price on March 28, 2019.

On April 1, 2019, the Strategic Review Committee met, together with another member of our Board, members of our senior management and representatives of Morgan Stanley and Fenwick. During the meeting, representatives of Morgan Stanley discussed the strategic process, and the discussions with potentially interested parties, since our announcement of the formation of the Strategic Review Committee on February 5, 2019, and then described the non-binding preliminary indications of interest received from Apollo, Sponsor I, Sponsor J, Sponsor M and Sponsor N. After discussion, the Strategic Review Committee directed representatives of Morgan Stanley to inform each of Apollo, Sponsor I and Sponsor M that we would continue discussions with them and provide them with additional due diligence information. Representatives of Morgan Stanley contacted each of those three remaining parties to inform them of the Strategic Review Committee’s decision, and on April 3, 2019, Sponsor M was provided access to the online data room (to which Apollo and Sponsor I had been previously provided access).

On April 4, 2019, representatives of Morgan Stanley provided an update to the Strategic Review Committee on the discussions with Apollo, Sponsor M and Sponsor I. On April 5, 2019, Apollo was granted permission to begin discussions with debt financing sources. On April 7, 2019, each of Sponsor I and Sponsor M was also granted permission to begin discussions with debt financing sources.

On April 9 and April 10, 2019, members of our senior management provided further presentations to Apollo regarding our business. Over the course of the following weeks, Apollo and Sponsor I had numerous separate in-depth due diligence discussions with members of our senior management, and on April 17, 2019, members of our senior management provided Sponsor M with a presentation regarding our business. On April 18, 2019, Apollo conducted a site visit at our facilities in Shakopee, Minnesota.

On April 22, 2019, Sponsor M informed representatives of Morgan Stanley that it would no longer pursue an acquisition of Shutterfly, citing concerns with growth in the Lifetouch business as well as its view that our business provided fewer manufacturing and cost rationalization opportunities than Sponsor M had expected to realize upon a potential acquisition.

On April 23, 2019, our Board held a regularly scheduled in-person meeting, together with members of our senior management and representatives of Morgan Stanley and Fenwick. During this meeting, our Board, members of senior management and representatives of Morgan Stanley reviewed our financial projections through 2021 under both a base case scenario (which was consistent with the projections that had been reviewed by our Strategic Review Committee on February 26, 2019) and a sensitivity case scenario that gave greater weighting to the risk and challenges facing Shutterfly, as described below under the caption “Proposal 1: Adoption of the Merger Agreement—Financial Projections” beginning on page 53 of this proxy statement. Our Board then directed representatives of Morgan Stanley to utilize both the base case projections and the sensitivity case projections in connection with its financial analysis. Representatives of Morgan Stanley then provided an update on the discussions with Apollo, Sponsor I and Sponsor M. Members of our Board and the representatives of Fenwick and Morgan Stanley then discussed the terms of a proposed form of the Merger Agreement, to be provided to Apollo and Sponsor I, that had been provided to the directors, including the ability of Shutterfly and our Board to respond to an unsolicited superior proposal and to terminate the Merger Agreement to enter into a superior transaction, and following this discussion, our Board directed representatives of Fenwick and Morgan Stanley to provide this draft Merger Agreement to Apollo and Sponsor I. Our Board members then discussed perspectives on our valuation, and on our risks and opportunities as an independent company. Our Board also directed representatives of Morgan Stanley to request final bids from Apollo and Sponsor I by May 2, 2019.

On April 24, 2019, representatives of Morgan Stanley sent letters to Apollo and Sponsor I requesting final proposals by May 2, 2019, including their revisions to the form of Merger Agreement (which had been provided to them on April 23, 2019). Later that same day, Bloomberg published an article describing market rumors that Apollo and Cerberus Capital Management were evaluating the acquisition of Shutterfly and discussing financing options with lenders.

On April 26, 2019, Sponsor I informed representatives of Morgan Stanley that it would no longer pursue an acquisition of Shutterfly, indicating that it would not be able to reach a valuation that would be acceptable, and citing concerns regarding management changes and execution risk.

On May 2, 2019, Apollo informed representatives of Morgan Stanley that it would need an additional week to make a final proposal.

On May 3, 2019, the Strategic Review Committee met, together with members of our senior management and representatives of Morgan Stanley. At this meeting, representatives of Morgan Stanley presented an update on the preliminary feedback and discussions with Apollo, and the Strategic Review Committee directed representatives of Morgan Stanley to confirm to Apollo that Apollo could submit a final bid as late as May 10, 2019.

On May 10, 2019, Apollo submitted a written proposal to acquire Shutterfly for $48.00 per share in cash. The proposal also included a markup of the draft Merger Agreement as well as draft commitment letters from three banks for the debt financing of the transaction, and drafts of an equity commitment letter and a limited guarantee from the Apollo Guarantors to support the equity financing of the obligations of Newco under the Merger Agreement. Among other terms, the markup of the Merger Agreement submitted by Apollo increased the breakup fee payable by Shutterfly from 2% to 3.5% of the implied equity value of the transaction, included a reverse breakup fee payable by the Apollo Funds under certain circumstances equal to 5% of the implied equity value, included an obligation of ours to reimburse the Apollo Funds for their transaction expenses (subject to a limit to be agreed) if we terminated the Merger Agreement due to a failure to obtain the requisite stockholder approval or if Newco terminated the Merger Agreement due to our uncured breach, and included covenants related to Apollo’s efforts, and our assistance, in securing the debt financing contemplated by the debt commitment letter.

Later in the day on May 10, 2019, the Strategic Review Committee held a meeting with our senior management and representatives of Morgan Stanley and Fenwick. During this meeting, the representatives of

Morgan Stanley and the members of the Strategic Review Committee discussed the proposal from Apollo. In addition, the representatives of Morgan Stanley and members of the Strategic Review Committee discussed our financial projections, perspectives on our valuation and possible transactions that might be an alternative to a sale of Shutterfly, including a minority investment by a private equity firm or a leveraged recapitalization. Following this discussion, the Strategic Review Committee directed representatives of Morgan Stanley to engage further with Apollo and to indicate that $48 was not a price that our Board would support, but that it would support a price of $52.00 per share, and that our Board would like Apollo to increase its proposed price per share. Following this meeting, representatives of Morgan Stanley spoke with representatives of Apollo and provided this feedback to Apollo.

On May 17, 2019, StreetInsider reported that we were nearing a definitive deal to be acquired in the $55-$57.50 price range by one of Apollo, Cerberus Capital or a third unidentified strategic bidder backed by a financial sponsor. Following that report, Shutterfly’s stock price on May 17, 2019 closed at $47.37, an almost 4% increase from the previous day’s closing price.

On May 21, 2019, representatives of Apollo verbally informed representatives of Morgan Stanley that Apollo would increase its proposed price per share to $48.50 in cash.

On May 22, 2019, the Strategic Review Committee met, together with other members of our Board, members of our senior management and representatives of Morgan Stanley and Fenwick. During the meeting, representatives of Morgan Stanley provided an update on the revised proposal from Apollo and the discussions between Morgan Stanley and Apollo. In addition, a representative of Morgan Stanley reviewed our stock price performance over recent months and discussed the potential impact on the trading price of our common stock of the announcement of formation of a strategic review committee, and of media reports of rumors regarding a possible acquisition of Shutterfly, including by the Apollo Funds. The representatives of Morgan Stanley, members of the Strategic Review Committee and other Board members then discussed perspectives on our valuation, and the risks and challenges that we face as an independent company. In addition, the representatives of Morgan Stanley, members of the Strategic Review Committee and other Board members discussed other possible transactions, including a minority investment in Shutterfly and a debt-financed stock repurchase or recapitalization. After discussion, the Strategic Review Committee directed representatives of Morgan Stanley to inform Apollo that our Board did not support a transaction with Apollo at a price of $48.50 per share but would support a transaction at a price of $52.00 per share, and to encourage Apollo to continue its due diligence with a view to determining whether it could increase its proposed price. On May 23, 2019, representatives of Morgan Stanley conveyed this response to Apollo.

After further discussions between representatives of Morgan Stanley and Apollo, on May 27, 2019, Apollo submitted a revised written proposal to acquire Shutterfly for $50.00 per share in cash, and a representative of Morgan Stanley notified our Board of this revised proposal.

On May 29, 2019, our Board met, together with members of our senior management and representatives of Morgan Stanley and Fenwick. During the meeting, our Board members and representatives of Morgan Stanley discussed the revised bid from Apollo. Our Board discussed our strengths, weaknesses, opportunities, risks and challenges as an independent company, and our five-year financial projections prepared by our management under both a base case scenario and a sensitivity case scenario that gave greater weighting to the risk and challenges facing us, as described below under the section captioned “Proposal 1: Adoption of the Merger Agreement—Financial Projections” beginning on page 53 of this proxy statement, and in each of which the first three years were consistent with the three-year projections previously reviewed by our Board at its meeting on April 23, 2019. A representative of Morgan Stanley then discussed Morgan Stanley’s preliminary views on our valuation. Following discussion, our Board directed representatives of Morgan Stanley to inform Apollo that our Board would not support a transaction at $50.00 per share, but that there continued to be support at $52, and that our Board would be willing to proceed to a transaction at a price of $51.00 per share if Apollo were willing to move quickly to a transaction at that price. Following this meeting on May 29, 2019, representatives of Morgan Stanley communicated this response to representatives of Apollo, and on May 31, 2019, representatives of

Apollo advised the representatives of Morgan Stanley that Apollo did not have authorization to increase the purchase price above $50.00 per share.

On June 1, 2019, our Board met again, together with members of our senior management and representatives of Morgan Stanley and Fenwick. During the meeting, our Board members and representatives of Morgan Stanley discussed the response from Apollo, discussed the Apollo proposal, as compared to our prospects, risks, challenges and opportunities as an independent company. Following this discussion, our Board directed the representatives of Morgan Stanley to reiterate to Apollo that our Board continued to be willing to proceed with a transaction at $51.00 per share in cash but would not support a transaction at a lower price per share.

In view of the anticipated departure of Mr. North as our President and Chief Executive Officer, our Board had been evaluating candidates for the position of President and Chief Executive Officer since February 2019 and identified Ryan O’Hara as a candidate for this position in May 2019. At its meeting on June 1, 2019, our Board approved the terms of an employment agreement with Mr. O’Hara. Subsequently on June 1, 2019, Mr. O’Hara accepted the position, we and Mr. O’Hara executed the employment agreement and representatives of Morgan Stanley shared a redacted copy of this employment agreement with Apollo on a confidential, no-names basis.

On June 3, 2019, a representative of Apollo verbally informed a representative of Morgan Stanley that it would revise its proposed price to $50.50 per share in cash. On June 4, 2019, representatives of Morgan Stanley provided an update to our Board describing this revised proposal and Morgan Stanley’s discussions with Apollo. Representatives of Morgan Stanley reiterated to representatives of Apollo that our Board would not support a transaction at a price per share less than $51.00. In addition, on June 4, 2019, representatives of Morgan Stanley provided Apollo with a revised draft of the Merger Agreement that had been prepared by Fenwick and reviewed by the Board. Among other changes, the markup of the Merger Agreement sent to Apollo decreased the breakup fee payable by us from 3.5% to 2.5% of the implied equity value, accepted the proposed reverse breakup fee of 5% of the implied equity value, removed our obligation to reimburse the Apollo Funds for their transaction expenses, and included a customary markup of the covenants related to Apollo’s efforts, and our assistance, to secure the debt financing. Apollo continued its due diligence review through the first week of June 2019.

After further discussion between representatives of Apollo and representatives of Morgan Stanley, on June 7, 2019, Apollo verbally informed the representatives of Morgan Stanley that it would increase its proposed price to $51.00 per share in cash, which it indicated was Apollo’s “best and final” proposal, and indicated its willingness and desire to sign the Merger Agreement and announce the transaction before the opening of the financial markets on June 10, 2019. Also on June 7, 2019, representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), counsel to Apollo, provided a revised draft of the Merger Agreement to representatives of Fenwick, Shutterfly and Morgan Stanley. Among other things, this revised draft provided that the vesting of each outstanding unvested Shutterfly stock option, RSU and other equity awards would be converted into the right to receive cash payments on specified payment dates that were earlier than the original vesting schedule (subject to acceleration upon a “qualifying termination” of employment). In addition, the revised draft provided for payment by us of a breakup fee of 3% of the equity value of the transaction upon termination of the merger agreement under certain circumstances, our reimbursement of the Apollo Funds’ expenses (subject to a limit to be agreed) upon a termination of the merger agreement under certain circumstances, and a payment of a reverse breakup fee by the Apollo Funds of 5% of the equity value of the transaction upon termination of the merger agreement under certain circumstances.

Later on June 7, 2019, the Strategic Review Committee met, together with members of our senior management and representatives of Morgan Stanley and Fenwick, and discussed Apollo’s revised proposal. Following discussion, the Strategic Review Committee authorized our senior management and representatives of Morgan Stanley and Fenwick to negotiate definitive agreements with Apollo with a view to signing and announcement of a transaction on June 10, 2019. In addition, the Strategic Review Committee and representatives of Fenwick and Morgan Stanley discussed the revised draft of the Merger Agreement that had been provided earlier in the day, and the Strategic Review Committee provided guidance as to the positions to be taken in response, directed Fenwick to negotiate the Merger Agreement with Apollo and directed representatives of Fenwick, Morgan Stanley and our management to work with Apollo to enable it to complete its due diligence.

Representatives of Fenwick and representatives of Paul, Weiss then proceeded to negotiate the draft Merger Agreement, equity commitment letter and limited guarantee between June 7 and June 9, 2019, including the amounts of the breakup fee and reverse breakup fee payable by us and the Apollo Funds, the circumstances under which such fees would become payable, the amount of expense reimbursement payable by us and the circumstances under which such amounts would be payable, finalization of the debt financing covenants, and completion of the representations and warranties, interim operating covenants and related disclosures by us. On June 9, 2019, representatives of Apollo contacted representatives of Morgan Stanley and communicated that Apollo intended to simultaneously acquire Snapfish LLC and intended to publicly announce the Snapfish LLC acquisition concurrently with the Merger Agreement. Later the same day, representatives of Fenwick discussed the proposed acquisition of Snapfish LLC with representatives of Paul, Weiss, and further revised the Merger Agreement to provide that Apollo would be required to pay the reverse breakup fee to us due to a failure to obtain antitrust approval for the transactions contemplated by the Merger Agreement, and to modify the provisions relating to the process and level of efforts to be taken by Apollo in obtaining such approval.

On June 9, 2019, our Board met, together with our senior management and representatives of Morgan Stanley and Fenwick. At this meeting, a representative of Fenwick discussed the fiduciary duties of the members of our Board and summarized the principal terms of the Merger Agreement, equity commitment letter, debt commitment letter and limited guarantee. The representative of Fenwick also reviewed with our Board a proposed amendment to our bylaws to provide that certain types of stockholder litigation be brought exclusively in the Delaware Court of Chancery (or, if such court does not have jurisdiction, any other state or federal court in the State of Delaware), in light of the court’s experience in considering matters relating to the duties of corporate officers and directors and the rights of stockholders and the benefit of reducing the potentially inconsistent and conflicting results, and attendant costs, of having litigation proceed in multiple jurisdictions.

A representative of Morgan Stanley then discussed with our Board Morgan Stanley’s financial analysis of the proposed per share consideration of $51.00 in cash. As part of this discussion, the representative of Morgan Stanley described financing services that Morgan Stanley had previously provided to Apollo and its affiliates, none of which were related to the Merger. Following such discussion, Morgan Stanley rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion dated as of June 9, 2019, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of shares of our common stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of our common stock. See the section captioned “Proposal 1: Adoption of the Merger Agreement—Fairness Opinion of Morgan Stanley & Co. LLC” beginning on page 44 of this proxy statement. After discussion, including consideration of the factors described in the section captioned “Proposal 1: Adoption of the Merger Agreement—Recommendation of Our Board and Reasons for the Merger” beginning on page 38 of this proxy statement, our Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable and in the best interests of, Shutterfly and its stockholders, (ii) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and (iii) resolved to recommend that our stockholders approve the adoption of the Merger Agreement. Our Board also unanimously approved the amendment of our bylaws to provide that certain types of stockholder litigation be brought exclusively in the Delaware Court of Chancery (or, if such court does not have jurisdiction, any other state or federal court in the State of Delaware).

During the day of June 10, 2019, representatives of Fenwick and Paul, Weiss negotiated and finalized the terms of the Merger Agreement, the equity commitment letter and the limited guarantee and coordinated to complete the preparation of the disclosure schedules to the Merger Agreement, and Apollo and the lenders providing commitments for debt financing for the transactions contemplated by the Merger Agreement finalized the terms and conditions of the debt commitment letter. Also on the morning of June 10, 2019, Reuters reported that the Apollo Funds were in the lead to purchase the company with a deal value of nearly $2 billion.

Finally, after the close of the financial markets on June 10, 2019, Shutterfly and affiliates of the Apollo Funds executed the Merger Agreement, the Apollo Guarantors and Shutterfly executed the limited guarantee, the Apollo Guarantors and an affiliate of the Apollo Funds executed the equity commitment letter, an affiliate of the Apollo Funds and its lenders executed the debt commitment letter, and Shutterfly and Apollo issued a press release publicly announcing their entry into the Merger Agreement.

Recommendation of our Board and Reasons for the Merger

Recommendation of our Board

Our Board has unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable to and in the best interest of Shutterfly and our stockholders, and (2) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE (1) “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT; (2) “FOR” THE COMPENSATION PROPOSAL AND (3) “FOR” THE ADJOURNMENT PROPOSAL.

Reasons for the Merger

At a meeting of our Board on June 9, 2019, our Board unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable to and in the best interest of Shutterfly and our stockholders, (2) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (3) resolved to recommend that our stockholders approve the adoption of the Merger Agreement.

In evaluating the Merger Agreement and the transactions contemplated thereby, our Board consulted with our outside legal counsel, financial advisor and senior management. In recommending that our stockholders vote in favor of adoption of the Merger Agreement, our Board considered numerous significant factors relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the following material factors (which factors are not necessarily presented in order of relative importance):

General Business Considerations. Our Board considered our background, recent operating history and current position in the marketplace in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, including the following:

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Our Business and Financial Condition. Our Board considered our business and industry, financial condition, historical and projected financial performance, competitive position and assets and prospects, including our prospects and risks if we were to remain an independent company, such as:

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our ability to successfully integrate Lifetouch into our existing businesses and realize the benefits we expect to receive from the transaction, such as anticipated synergies, increasing revenues and an enhanced financial position;

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the need to make significant investments to develop and improve our mobile and desktop websites, applications and user customer experience, and the risk that any such investments may not be successful or adopted by customers as expected;

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our need to manage recent transitions in our management team, including our Chief Executive Officer transition, and to attract, hire, engage, integrate, retain and motivate qualified executives and other key employees throughout all areas of our business amid intense hiring competition for such qualified individuals, including from larger competitors;

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the challenges associated with maintaining and increasing our market share and our Shutterfly Consumer business, including the decline of active customers, enhancing and creating an easy-to-use robust mobile platform, the maturing paper-based products format, extending the Lifetouch experience with Shutterfly products, and improving marketing, pricing and promotion innovation;

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our limited ability to control the costs associated with operating our business, especially those associated with producing and shipping products, acquiring customers, compensating personnel, acquiring equipment and technology, and leasing facilities, which may fluctuate significantly based on external macroeconomic factors;

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our ability to continue to compete with competitors, which include both large and established companies as well as smaller and agile companies, that are frequently improving and enhancing their offerings, including developing, acquiring and expanding mobile and cloud-based products and services;

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our ability to adapt our business, products and services to the rapid evolution of the digital photography, including changing technologies, the ongoing trends towards video consumption, and changes in consumer behavior;

•	our ability to compete with new participants that enter the market as industry consolidation further develops;

•	the competitive pricing pressures we face, particularly with respect to pricing and shipping, which become more challenging in times of slow or uncertain economic growth and consumer conservatism;

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the operating results of our SBS business which depends on a limited number of customers, long sales cycles, long implementation periods and significant upfront costs, making predicting revenue and operating expenses difficult; and

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other risks and uncertainties discussed in our public filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which are incorporated herein by reference.

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Broad Outreach. Our Board considered the breadth of our strategic process, in which we and Morgan Stanley contacted 42 parties (30 financial sponsors and 12 strategic parties) beginning in December 2018, and engaged in discussions with potential acquirers over the course of several months preceding the negotiation of the transaction with the Apollo Funds.

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Strategic Alternatives. Our Board considered the potential benefits, risks and uncertainties facing our stockholders associated with possible strategic alternatives to the Merger, and the timing and likelihood of accomplishing such alternatives. Based on the foregoing, and our broad outreach over the course of our strategic process, the Board considered that the Apollo Funds were the only potential acquirer that submitted a final proposal to acquire Shutterfly and that none of the other available options, on a risk-adjusted basis, was reasonably likely to create value for our stockholders greater than the Merger Consideration.

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Management Projections. Our Board considered certain forecasts prepared by and on bases reflecting the best currently available estimates and judgements of our senior management , including both the “base case” and “sensitivity case” projections, which projections (the “Management Projections”) were also made available to representatives of Morgan Stanley for purposes of rendering its fairness opinion to our Board and performing its related financial analyses, as more fully described under the section captioned “Proposal 1: Adoption of the Merger Agreement—Financial Projections” beginning on page 53 of this proxy statement. Our Board also considered that the Management Projections were based on various assumptions made by our senior management, that there are inherent risks and uncertainty in forecasts and related assumptions and that, as a result, our actual financial results in future periods could differ materially from management’s forecasted results, as more fully described under the section captioned “Proposal 1: Adoption of the Merger Agreement—Financial Projections” beginning on page 53 of this proxy statement.

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Financial Analyses and Fairness Opinion of Morgan Stanley. Our Board considered the oral opinion of Morgan Stanley, subsequently confirmed in writing, rendered to our Board, that as of June 9, 2019, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of shares of our common stock (other than holders of the Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of our common stock, as set forth in such opinion as more fully described below in the section captioned “Proposal 1: Adoption of the Merger Agreement—Fairness Opinion of Morgan Stanley & Co. LLC” beginning on page 44 of this proxy statement.

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Senior Management Turnover. Our Board considered the departure of our President and CEO Christopher North, our retention of Ryan O’Hara to serve as our President and Chief Executive Officer, the contemplated departure of Michael Meek as President and Chief Executive Officer of Lifetouch, and the risk of turnover in other management positions, and the effects of such turnover on our ability to execute on corporate strategies and capitalize on growth opportunities.

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Per Share Merger Consideration. Our Board considered the current and historical market prices of our Common Stock, including the performance of our Common Stock relative to other participants in our industry, including:

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the current and historical market price of our Common Stock, including the fact that the $51.00 price to be paid for each share represents a premium of approximately 31% over the closing price of $38.91 per share on April 23, 2019, the last trading day before a media report was published speculating that Apollo was considering an acquisition of Shutterfly;

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the fact that the Merger Consideration represents a 12.8% premium over the unaffected closing price of $45.22 per share on February 5, 2019, the day we announced financial results for the fourth quarter 2018 and announced the formation of the Strategic Review Committee;

•	the fact that the Merger Consideration represents a 9.9% premium over the 30-day volume-weighted average trading price of our Common Stock for the period ended June 9, 2019;

•	the fact that the Merger Consideration represents a 17.5% premium over the 60-day volume-weighted average trading price of our Common Stock for the period ended June 9, 2019; and

•	the risk that if we did not accept Apollo’s last offer, which was the result of vigorous negotiation, there may not have been another opportunity to do so.

Terms of the Merger Agreement. Our Board considered a number of positive factors in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, including the following:

•	Likelihood of Completion; Certainty of Payment. Absent a superior proposal, the Merger represents a transaction that would likely be consummated based on, among other factors:

•	the absence of any financing condition to the consummation of the Merger;

•	the reputation and financial condition of the Apollo Funds and their proven ability to complete acquisition transactions;

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our ability to request that the Delaware Court of Chancery (or, if the Delaware Court of Chancery declines to accept or does not have jurisdiction over a particular matter, any state other federal court within the State of Delaware) specifically enforce the Merger Agreement, including the consummation of the Merger, under certain circumstances described in the section captioned “The Merger Agreement—Specific Performance” beginning on page 101 of this proxy statement; and

•	the fact that the consummation of the Merger was not conditioned on the Apollo Funds’ proposed acquisition of Snapfish LLC.

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Certainty of Consideration. Our Board considered the all-cash nature of the consideration to be paid in the Merger, which allows our stockholders to realize immediate value, in cash, for their investment in Shutterfly, while enabling our stockholders to avoid further risk of holding our common stock. Our Board further noted that the equity commitment letter and the debt commitment letter (along with our right to seek specific performance of the Merger Agreement in certain circumstances described in the section captioned “The Merger Agreement—Specific Performance” beginning on page 101 of this proxy statement) provided substantial assurance of a successful closing.

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Other Terms of the Merger Agreement. Our Board considered the terms of the Merger Agreement, which are more fully described under the section captioned “The Merger Agreement” beginning on page 81 of this proxy statement. Certain provisions of the Merger Agreement that our Board considered significant include:

•	the scope of the representations, warranties and covenants being made by Merger Sub and Newco;

•	the conditions to the consummation of the Merger, including the requirement that the Merger Agreement be approved by a majority of our stockholders;

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our ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding unsolicited alternative acquisition proposals and our ability to terminate the Merger Agreement in order to accept a superior proposal, subject to Newco’s ability to match such superior proposal and subject to paying Newco a $51.2 million termination fee (the “Company Termination Fee”);

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our Board’s belief that, if triggered, the Company Termination Fee is consistent with fees payable in comparable transactions and would be unlikely to preclude another party with the financial wherewithal and strategic interest in engaging in a transaction from making a competing proposal;

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Newco’s obligation to pay us a termination fee, of $102.5 million, if the Merger Agreement is terminated by (1) us, if there has been a Newco Breach Termination (as defined below) (and such termination is the primary reason for the failure of the closing of the Merger to be consummated), (2) us, for failure of the Merger to occur on or prior to the outside date if we would then be entitled to terminate the Merger Agreement pursuant to a Newco Breach Termination, (3) us, if (a) the marketing period has ended and (i) all of the conditions applicable to Newco, Merger Sub and our obligations to close the Merger and (ii) Newco and Merger Sub’s obligations to close the Merger have, have been and continue to be satisfied or waived, (b) Newco and Merger Sub have failed to consummate the Merger on the date on which the closing of the Merger should have occurred pursuant to the Merger Agreement, (c) we have provided irrevocable written notice to Newco at least three business days prior to such termination that it is prepared, willing and able to effect the closing of the Merger, and (d) at all times during such three business day period, we stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement, or (4) us or Newco, (a) for failure of the Merger to occur on or prior to the outside date, or because any court of competent jurisdiction or other governmental authority of competent jurisdiction issues an order or promulgates a law permanently restraining, enjoining or otherwise prohibiting the Merger (but solely if the applicable order or law is relating to antitrust laws), and (b) if all of the conditions applicable to Newco, Merger Sub and our obligations to close the Merger and Newco and Merger Sub’s obligations to close the Merger have, have been and continue to be satisfied or waived, except for (i) the condition related to the absence of such order or law restraining, enjoining or otherwise prohibiting, the Merger (but solely if the applicable order or law relates to antitrust laws), (ii) any waiting period under the HSR Act applicable to the transactions contemplated by the Merger Agreement having expired or earlier terminated and (iii) those conditions that, by their nature, are to be satisfied at the closing of the Merger and were capable of being satisfied as of the date of such termination if the closing of the Merger were to occur on the date of such termination;

•	Newco’s commitments in the Merger Agreement to use its reasonable best efforts to consummate the Merger (subject to the terms and conditions of the Merger Agreement); and

•	the following “deal protection” terms of the Merger and the Merger Agreement;

•	the absence of a financing contingency to Newco’s obligations to close the Merger;

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the delivery by Newco, concurrently with execution of the Merger Agreement, of executed documents evidencing the ability to finance the Merger contemporaneously with the signing of the Merger Agreement, including the fact that we are a specified third-party beneficiary in the equity commitment letter;

•	the limited guarantee provided by the Apollo Guarantors of certain of Newco’s obligations under the Merger Agreement, including payment of the Newco Termination Fee;

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the fact that the following items will not be considered a Company Material Adverse Effect, including (1) changes to the general economic or political conditions in the U.S. or any other country or region in the world, (2) changes in trading volume or trading pricing of our Common Stock, (3) changes to the conditions in our industries, (4) changes in national or international political conditions or acts of war, terrorism or sabotage, (5) changes in law or generally accepted accounting principles in the United States, (6) our failure (in and of itself) to achieve projections, (7) stockholder litigation, (8) the public announcement or pendency of the Merger Agreement, the Merger or the transactions contemplated thereby, (9) natural and man-made disasters and similar events, (10) actions taken pursuant to the Merger Agreement or failure to take any action prohibited by the Merger Agreement or (11) actions taken at the request of, or with the prior consent of Newco or Merger Sub following disclosure of all material facts, except, in the case of (1), (3), (4), (5) and (6), to the extent they do not adversely affect us disproportionately to other similarly situated businesses in our industries; and

•	the fact that holders of shares of our common stock will be entitled to payment of the appraisal value of such shares if demand is made and pursued in accordance with Section 262 of the DGCL.

Other Considerations. Our Board also considered a number of risks, uncertainties and potentially negative factors in its deliberations concerning the Merger and the other transaction contemplated by the Merger Agreement, including the following:

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No Participation in Our Future. Our Board considered that if the Merger is consummated, our stockholders will receive the per share Merger Consideration in cash and will no longer have the opportunity to participate in our future earnings or growth or benefit from any potential future appreciation in value of our common stock, including any value that could be achieved if we engage in future strategic or other transactions. Moreover, upon the closing of the Merger, our stockholders not voting in favor of the Merger will be required to surrender their shares (other than holders of shares of our common stock who have properly demanded their appraisal rights under Section 262 of the DGCL) in exchange for a price determined by our Board and approved by a majority of our stockholders.

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Trading Prices of Our Common Stock. Our Board considered the fact that the Merger Consideration represents a 48.2% discount to the twelve-month high trading price of our common stock for the period ended June 9, 2019, and represented a 4.2% premium to our closing price on June 7, 2019 (although our Board considered the fact that the closing price on June 7, 2019 reflected our announcement of our strategic process on February 5, 2019, and subsequent speculation, and published rumors, regarding our strategic process).

•	No-Shop Period; Termination Fee. Our Board considered that we cannot solicit alternative acquisition proposals and the requirement that we pay Newco the Company Termination Fee if the Merger

Agreement is terminated under certain circumstances, including if our Board terminates the Merger Agreement to accept an unsolicited superior proposal, which may deter others from proposing an alternative transaction that may be more advantageous to our stockholders.

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Risks the Merger May Not Be Completed. Our Board considered the risk that the conditions to the Merger may not be satisfied and that, therefore, the Merger would not be consummated. Our Board also considered the risks and costs to us if the Merger is not consummated, including:

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the possible effects of the pendency of the Merger or termination of the Merger Agreement on our business, operating results, prospects, management, employees, customers, distributors and suppliers, including diversion from day-to-day operations, which effects may be exacerbated the longer the time period between the signing and termination of the Merger Agreement;

•	the potential effect on the trading price of our common stock;

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that Newco requires substantial third-party debt financing for the transaction and that in the event that the debt financing sources do not provide the debt financing under the debt commitment letter, we will not be able to specifically enforce Newco’s obligations to consummate the Merger (and would instead in certain circumstances be entitled to payment of the Newco Termination Fee as provided under the Merger Agreement);

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if Newco fails to complete the Merger as a result of a breach of the Merger Agreement, depending upon the reason for not closing, remedies may be limited to the Newco Termination Fee, which may be inadequate to compensate us for the damage caused, and if available, other rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain; and

•	the fact that we are subject to various remedies available to Newco should we fail to complete the Merger or breach the Merger Agreement.

•	Our Expenses. Our Board considered the fact that if the Merger is not consummated, we will be required to pay our own expenses associated with the Merger Agreement.

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Newco Expenses. Our Board considered the fact that we would be required to reimburse Newco for certain of its reasonable and documented out-of-pocket costs and expenses up to $5,000,000 if the Merger Agreement is terminated because of our breach or because the requisite vote of our stockholders was not obtained.

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Interim Operating Covenants. Our Board considered that the Merger Agreement imposes restrictions on the conduct of our business prior to the consummation of the Merger, requiring us and our subsidiaries to conduct their business in all material respects in the usual, regular and ordinary course in substantially the same manner as conducted prior to signing and to use commercially reasonable efforts, consistent with past practices and policies to preserve intact our business and operations in all material respects, keep available the services of its directors, officers and employees and preserve its current relationship with material customers, suppliers, distributors, licensors, licensees and governmental agencies, and may limit our and our subsidiaries from takings specified actions, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger.

Timing. Our Board also considered the anticipated timing of the consummation of the transactions contemplated by the Merger Agreement as well as the business reputation of AGM and Apollo, its management and the lenders which our Board believed supported the conclusion that the Merger could be completed promptly and in an orderly manner.

The foregoing discussion of the information and factors considered by our Board is not intended to be exhaustive, but includes the material factors considered by our Board. In view of a variety of factors considered in connection with its evaluation of the Merger, our Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. Our Board did not undertake to make specific determinations as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Our Board based its recommendation on the totality of the information presented and concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger were outweighed by the potential benefits of the Merger to our stockholders.

In considering the recommendation of our Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the terms of the Merger, and in recommending that the Merger Agreement be adopted by our stockholders. See the section captioned “Proposal 1: The Adoption of the Merger Agreement—Interests of our Directors and Executive Officers in the Merger” beginning on page 57 of this proxy statement.

Portions of this explanation of the reasons for the Merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section of this proxy statement captioned “Forward-Looking Information” beginning on page 10 of this proxy statement.

Fairness Opinion of Morgan Stanley & Co. LLC

We retained Morgan Stanley to provide us with financial advisory services and a financial opinion in connection with the possible sale of Shutterfly. Our Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in our industry, its knowledge of our business and affairs and its understanding of our business based on its long-standing relationship with us. At the meeting of our Board on June 9, 2019, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of June 9, 2019, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of shares of our common stock (other than holders of the Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Morgan Stanley, dated as of June 9, 2019, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to our Board, in its capacity as such, and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of our common stock (other than holders of the Excluded Shares) pursuant to the Merger Agreement as of the date of the opinion and does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute advice or a recommendation as to how our stockholders should vote at any stockholders’ meeting that may be held in connection with the Merger or whether the stockholders should take any other action in connection with the Merger. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Shutterfly;

•	reviewed certain internal financial statements and other financial and operating data concerning Shutterfly;

•	reviewed certain financial projections prepared by our management;

•	discussed our past and current operations and financial condition and our prospects with our senior executives;

•	reviewed the reported prices and trading activity for our common stock;

•	compared our financial performance and the prices and trading activity of our common stock with that of certain other publicly traded companies comparable with Shutterfly and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of Shutterfly, Parent and certain other parties and their financial and legal advisors;

•

reviewed the draft Merger Agreement in the form of the draft dated June 9, 2019, the draft commitment letters from certain equity and debt financing providers in the form of the drafts dated June 9, 2019 (the “Commitment Letters”) and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Shutterfly, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management at the time prepared of our future financial performance. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Commitment Letters and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and has relied upon, without independent verification, the assessment of Shutterfly and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of our officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of our common stock (other than holders of the Excluded Shares) in the Merger. Morgan Stanley has not made any independent valuation or appraisal of our assets or liabilities, nor has it been furnished with any such valuations or appraisals. Morgan Stanley’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley, as of June 9, 2019. Events occurring after June 9, 2019 may affect its opinion and the assumptions used in preparing it, and Morgan Stanley does not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated June 9, 2019 to our Board. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 7, 2019, the last full trading day prior to the meeting of our Board to approve and adopt the Merger Agreement. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.

In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon certain financial projections provided by our management and referred to below as the Management Case and Management Sensitivity Case Projections. The financial projections are more fully described below under the section captioned “Proposal 1: Adoption of the Merger Agreement—Financial Projections” beginning on page 53 of this proxy statement. In accordance with direction from our Board, Morgan Stanley used the Management Case and Management Sensitivity Case Projections in its valuation analysis. Morgan Stanley also used and relied upon certain financial projections based on certain Wall Street research reports and referred to below as the Street Case.

Public Trading Comparables Analysis

Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Shutterfly with comparable publicly available consensus equity analyst research estimates for companies, selected based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (these companies are referred to herein as the comparable companies).

For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value, which Morgan Stanley defined as fully diluted market capitalization plus total debt, plus non-controlling interest, less cash and cash equivalents, to Adjusted EBITDA, which Morgan Stanley defined as net income excluding net interest expense, income tax expense and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation, as well as the ratio of stock price to free cash flow per share, which Morgan Stanley defined as the ratio of Adjusted EBITDA less (1) capital expenditures and capitalized software (2) taxes, (3) interest expense, and (4) changes in net working capital to fully diluted shares outstanding, for calendar year 2019, of each of these comparable companies based on publicly available financial information compiled by Thomson Reuters for comparison purposes.

These companies and their applicable multiples, as well as the corresponding multiples for Shutterfly based on the Street Case, were the following:

Comparable Company	AV/Adjusted EBITDA	Stock Price to Free Cash Flow Per Share
1-800 FLOWERS.COM, Inc.	13.0x	26.2x
Bed Bath & Beyond Inc.	3.0x	11.9x
Cimpress N.V.	10.5x	11.2x
Dick’s Sporting Goods Inc.	5.2x	10.3x
eBay Inc.	9.8x	15.0x
Endurance International Group Holdings, Inc.	7.8x	5.0x
Expedia Group, Inc.	9.0x	15.5x
Groupon, Inc.	6.7x	12.9x
The Michaels Companies, Inc.	4.9x	3.4x
Party City Holdco Inc.	5.7x	1.9x
Qurate Retail, Inc.	6.4x	5.8x
Shutterstock, Inc.	9.7x	15.5x
Stamps.com Inc	4.6x	2.6x
Yelp Inc.	9.4x	15.0x
Shutterfly (Street Case)	7.8x	13.1x

Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of aggregate value to Adjusted EBITDA multiples and of stock price to free cash flow per share multiples and applied these ranges of multiples to the estimated relevant metric for Shutterfly for the Management Case and Sensitivity Case.

Based on the estimated outstanding shares of our common stock on a fully diluted basis as of June 9, 2019 (including outstanding options and restricted stock units) as provided by our management on June 9, 2019, Morgan Stanley calculated the estimated implied value per share of our common stock as of June 9, 2019 as follows:

Calendar Year Financial Statistic	Selected Calendar Year Multiple Ranges	Implied Value Per Share of Shutterfly Common Stock ($)
Management Case
Aggregate Value to Estimated 2019 Adjusted EBITDA	6.0x – 8.0x	35.05 – 53.82
Stock Price to Estimated 2019 Free Cash Flow Per Share	8.0x – 10.0x	42.60 – 53.26
Management Sensitivity Case
Aggregate Value to Estimated 2019 Adjusted EBITDA	6.0x – 8.0x	31.51 – 49.22
Stock Price to Estimated 2019 Free Cash Flow Per Share	8.0x – 10.0x	39.01 – 48.77

No company utilized in the public trading comparables analysis is identical to Shutterfly. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond our control. These include, among other things, the impact of competition on our business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Shutterfly and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of that company’s estimated Adjusted EBITDA and estimated free cash flow per share. The resulting equity value is subsequently discounted to arrive at an estimate of the implied present value. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share of our common stock on a standalone basis.

To calculate the discounted equity value using our Adjusted EBITDA, Morgan Stanley used calendar year Adjusted EBITDA estimates from our financial projections for 2021. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of aggregate value to Adjusted EBITDA multiples (based on the range of aggregate value to Adjusted EBITDA multiples for the comparable companies) to these estimates to calculate the aggregate value. Morgan Stanley then subtracted the assumed future amount of net debt from such aggregate value in order to calculate the implied future equity value. Morgan Stanley then applied a discount rate of 10.0%, which rate was selected based on our estimated cost of equity to calculate the discounted equity value.

To calculate the discounted equity value using our free cash flow per share, Morgan Stanley used calendar year free cash flow per share estimates from our financial projections for 2021. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of stock price to free cash flow per share multiples (based on the range of stock price to free cash flow per share multiples for the comparable companies) to these estimates and applied a discount rate of 10.0%, which rate was selected based on our estimated cost of equity to calculate the discounted equity value.

The following table summarizes Morgan Stanley’s analysis:

Calendar Year Financial Statistic	Selected Calendar Year Multiple Ranges	Implied Value Per Share of Shutterfly Common Stock ($)
Management Case
Aggregate Value to Estimated 2021 Adjusted EBITDA	6.0x – 8.0x	51.97 – 76.26
Stock Price to Estimated 2021 Free Cash Flow Per Share	8.0x –10.0x	55.57 – 69.47
Management Sensitivity Case
Aggregate Value to Estimated 2021 Adjusted EBITDA	6.0x – 8.0x	38.52 – 58.31
Stock Price to Estimated 2021 Free Cash Flow Per Share	8.0x –10.0x	40.74 – 50.93

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of equity values per share for our common stock based on a discounted cash flow analysis to value Shutterfly as a stand-alone entity. Morgan Stanley utilized estimates from the Management Case and the Management Sensitivity Case for purposes of its discounted cash flow analysis, as more fully described below.

Morgan Stanley first calculated the estimated unlevered free cash flow which is defined as Adjusted EBITDA less (1) stock-based compensation expense, (2) taxes, (3) capital expenditures and capitalized software, and (4) changes in net working capital. The Management Case and the Management Sensitivity Case each included estimates prepared by our management through 2024. Morgan Stanley calculated the net present value of free cash flows for Shutterfly for the years 2019 through 2024. Based on perpetual growth rates of 0% to 2% for the Management Case and (1%) to 1% for the Management Sensitivity Case, which Morgan Stanley selected based upon the application of its professional judgment and experience, Morgan Stanley calculated terminal values in the year 2024. The free cash flows and terminal values were discounted to present values as of March 31, 2019 at a discount rate ranging from 7.3% to 8.6%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of our weighted average cost of capital.

Based on the outstanding shares of our common stock on a fully diluted basis (including outstanding options and restricted stock units) as provided by our management on June 9, 2019, Morgan Stanley calculated the estimated implied value per share of our common stock as follows:

Implied Value Per Share of Shutterfly Common Stock ($)
Management Case	55.89 – 90.54
Management Sensitivity Case	29.83 – 47.99

Precedent Transactions Analysis

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions. Morgan Stanley compared publicly available statistics for mature internet and e-commerce transactions selected based on Morgan Stanley’s professional judgment and experience, which were announced since 2012. Morgan Stanley selected such comparable transactions because they shared certain characteristics with the Merger. The following is a list of the mature internet and e-commerce transactions reviewed:

Selected Mature Internet and e-commerce Transactions (Target / Acquiror):

LSC Communications Inc. / Quad/Graphics, Inc.

Web.com Group, Inc. / Siris Capital Group, LLC

American Greetings Corporation / Clayton, Dubilier & Rice, Inc.

Lifetouch Inc. / Shutterfly, Inc.

WebMD Health Corp. / Internet Brands

BANKRATE, INC. / Red Ventures

Angie’s List, Inc. / InterActiveCorp

RetailMeNot, Inc. / Harland Clarke Holdings Corp.

Yahoo! Inc., Operating Business / Verizon Communications Inc.

Everyday Health, Inc. / Ziff Davis, LLC

Blue Nile, Inc. / Bain Capital Private Equity

Constant Contact, Inc. / Endurance International Group Holdings, Inc.

AOL Inc. / Verizon Communications Inc.

Orbitz Worldwide, Inc. / Expedia, Inc.

American Greetings Corporation / Weiss Family

Ancestry.com LLC / Permira

Morgan Stanley reviewed the transactions above for, among other things, the ratio of the aggregate value of each transaction to each target company’s Adjusted EBITDA for the 12-month period prior to the transaction announcement date (“LTM Adjusted EBITDA”) and each target company’s projected Adjusted EBITDA for the 12-month period following the transaction announcement date (“NTM Adjusted EBITDA”). The following table summarizes Morgan Stanley’s analysis:

Precedent Transactions Financial Statistic	Mean	Median
Aggregate Value to LTM Adjusted EBITDA	11.0x	10.2x
Aggregate Value to Estimated NTM Adjusted EBITDA	10.9x	9.8x

Based on its analysis of the relevant metrics and time frame for each of the transactions listed above and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of implied financial multiples of the transactions and applied these ranges of financial multiples to the relevant financial statistic for Shutterfly. The following table summarizes Morgan Stanley’s analysis:

Precedent Transactions Financial Statistic	Representative Ranges	Implied Value Per Share of Shutterfly Common Stock ($)
Precedent Multiples
Aggregate Value to LTM Adjusted EBITDA (Actual)	6.0x – 10.0x	32.95 – 68.83
Aggregate Value to Estimated NTM Adjusted EBITDA (Street Case)	6.0x – 10.0x	31.99 – 67.28

No company or transaction utilized in the precedent transactions analysis is identical to Shutterfly or the Merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond our control. These include, among other things, the impact of competition on our business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Shutterfly and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of implied present value per share of Shutterfly derived from the valuation of precedent transactions were less than or greater than the Merger Consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the Merger Consideration, but is one of many factors Morgan Stanley considered.

Other Information

Morgan Stanley observed additional factors that were not considered part of Morgan Stanley’s financial analysis with respect to its opinion, but which were noted as reference data for our Board, including the following information described under the sections captioned “—Premiums Paid Analysis,” “—Historical Trading Ranges” and “—Equity Research Analysts’ Future Price Targets” beginning on pages 50, 51 and 51, respectively, of this proxy statement.

Premiums Paid Analysis

Morgan Stanley considered, based on publicly available transaction information, the premiums paid in certain precedent transactions. Morgan Stanley compared publicly available statistics for technology company transactions that were announced since 2011 with greater than $250 million in transaction value and all-cash consideration (such criteria selected based upon Morgan Stanley’s professional judgement and experience).

Morgan Stanley measured the premiums paid in the transactions described above over: (1) the closing price of the target company’s stock on the day prior to a public announcement related to the transaction or prior to the share price being affected by acquisition rumors or similar merger-related news (the “Unaffected 1-Day Premium”); and (2) the average closing price of the target company’s stock price over the 30 trading days prior to a public announcement related to the transaction or prior to the share price being affected by acquisition rumors or similar merger-related news (the “Unaffected 30-Day Average Premium”). Based on the results of this analysis and its professional judgment and experience, Morgan Stanley applied an Unaffected 1-Day Premium range of 20 percent to 40 percent to our closing share price of $38.91 as of April 23, 2019 (the last full trading day prior to the publication of a media report speculating that affiliates of the Apollo Funds were considering a bid for Shutterfly), resulting in an implied price per share range of $46.69 to $54.47. Based on the results of this analysis and its professional judgment and experience, Morgan Stanley applied an Unaffected 30-Day Average Premium range of 20 percent to 40 percent to our average closing share price over the 30 trading days prior up to and including April 23, 2019 (the last full trading day prior to the publishing of a media report speculating that the affiliates of the Apollo Funds were considering a bid for Shutterfly), resulting in an implied price per share range of $48.42 to $56.49.

No company or transaction utilized in the premiums paid analysis is identical to Shutterfly or the merger. In evaluating the precedent transactions used for the premiums paid analysis, Morgan Stanley made assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond our control. These include, among other things, the impact of competition on our business and the industry generally, industry growth, and the absence of any material change in the financial condition and prospects of Shutterfly and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of implied value per share of our common stock derived from the premiums paid analysis were less than or greater than the Merger Consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the Merger Consideration, but is one of many factors Morgan Stanley considered.

Historical Trading Ranges

Morgan Stanley reviewed the trading range with respect to the historical share prices of our common stock. Morgan Stanley reviewed the range of closing prices of our common stock for various periods ending on June 7, 2019 (the last full trading day prior to the meeting of our Board to approve and adopt the Merger Agreement). Morgan Stanley observed the following:

Period Ending June 7, 2019	Range of Trading Prices ($)
Last 12 Months	35.08 – 98.50
Since January 1, 2019	38.07 – 49.96

Morgan Stanley observed that our common stock closed at $38.91 on April 23, 2019, the last full trading day prior to the publication of a media report speculating that the affiliates of the Apollo Funds were considering a bid for Shutterfly. Morgan Stanley noted that the consideration per share of our common stock of $51.00 pursuant to the Merger Agreement reflected a 31 percent premium to the unaffected price per share of our common stock of $38.91 on April 23, 2019, the last full trading day prior to the publishing of a media report speculating that the affiliates of the Apollo Funds were considering a bid for Shutterfly.

Equity Research Analysts’ Future Price Targets

Morgan Stanley reviewed the future public trading price targets for our common stock prepared and published by equity research analysts prior to June 7, 2019 (the last full trading day prior to the meeting of our Board to approve and adopt the Merger Agreement), such equity research analysts being all of the analysts publishing research following the release of our first quarter earnings. These one-year forward targets reflected each analyst’s estimate of the future public market trading price of our common stock. The range of undiscounted analyst price targets for our common stock was $39.00 to $57.00 per share as of June 7, 2019. The range of analyst price targets per share for common stock discounted for one year at a rate of 10.0%, which rate was selected based on our estimated cost of equity, upon the application of Morgan Stanley’s professional judgment, was $35.47 to $51.84 per share as of June 7, 2019.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for our common stock, and these estimates are subject to uncertainties, including our future financial performance and future financial market conditions.

General

In connection with the review of the Merger by our Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Shutterfly. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond our control. These include, among other things, the impact of competition on our business and the industry generally, industry growth, and the absence of any adverse material change in our financial condition and prospects and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be received by the holders of shares of our common stock (other than holders of the Excluded Shares) pursuant to the Merger Agreement and in connection with the delivery of its opinion, dated June 9, 2019, to our Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of our common stock might actually trade.

The consideration to be received by the holders of shares of our common stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was determined through arm’s-length negotiations between us and the Apollo Funds and was approved by our Board. Morgan Stanley provided advice to our Board, and the Strategic Review Committee of our Board, during these negotiations but did not, however, recommend any specific consideration to us or our Board, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the Merger. Morgan Stanley’s opinion did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation as to how our stockholders should vote at any stockholders’ meeting that may be held in connection with the Merger, or whether the stockholders should take any other action in connection with the Merger.

Morgan Stanley’s opinion and its presentation to our Board was one of many factors taken into consideration by our Board to approve and adopt the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our Board with respect to the consideration pursuant to the Merger Agreement or of whether our Board would have been willing to agree to different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Our Board retained Morgan Stanley based on its qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in our industry, its knowledge of our business and affairs and its understanding of our business based on its long-standing relationship with us. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading and prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley and its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, Shutterfly, the Apollo Related Entities (as defined below) or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided us with financial advisory services and a financial opinion, described in this section and attached to this proxy statement as Annex B, in connection with the Merger, and we have agreed to pay Morgan Stanley a fee of approximately $31 million for its services, $2.5 million of which became due and payable upon the execution of the Merger Agreement and the remainder of which is contingent upon the consummation of the Merger. We have also agreed to reimburse Morgan Stanley for certain of its expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, we have agreed to indemnify Morgan Stanley and its affiliates, its and their respective directors, officers, agents and employees and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses relating to, arising out of or in connection with Morgan Stanley’s engagement.

In the two years prior to the date of its opinion, Morgan Stanley or its affiliates have provided us with financial advisory and debt financing services, predominantly in connection with our acquisition of Lifetouch, and have received approximately $24 million in fees for such services from us during such time.

In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have been engaged on financial advisory and financing assignments (consisting of debt and equity capital raising activities) for AGM and the majority-controlled portfolio companies owned and controlled by affiliates of funds managed by AGM’s majority-controlled affiliates (collectively, the “Apollo Related Entities”) and have received approximately $60.5 million in underwriting and similar fees for such services from the Apollo Related Entities. Morgan Stanley may seek to provide financial advisory or financing services to Shutterfly, the Apollo Funds or Apollo Related Entities in the future and would expect to receive fees for the rendering of these services.

Financial Projections

We do not as a matter of course make public projections as to future revenues, operating income or other results beyond the current fiscal year. Prospective financial information about Shutterfly (the “Projections”) is included in this proxy statement only because (1) a subset of the Projections was made available to Apollo in connection with the due diligence review of Shutterfly as described above; (2) the Projections were made available to Morgan Stanley for use in connection with its financial analysis as described in the section captioned “Proposal 1: Adoption of the Merger Agreement—Fairness Opinion of Morgan Stanley & Co. LLC” beginning on page 44 of this proxy statement and (3) the Projections were made available to our Board in connection with their consideration of a potential acquisition of Shutterfly and other strategic alternatives available to us. The Projections are not included in this proxy statement to influence any stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to the shares of our common stock.

Although the Projections are presented with numerical specificity, they reflect numerous estimates and assumptions made by us with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult or impossible to predict accurately and many of which are beyond our control. The Projections reflect assumptions as to certain potential business decisions that are subject to change. Without limiting the generality of the foregoing, the Projections include assumptions relating to revenue growth, facility plans, levels of expenditures and capital structure. The Projections cover several years and such information by its nature becomes less reliable with each successive year.

In the view of our management, the information was prepared on a reasonable basis, reflected the best estimates and judgments available to our management at the time and presented, to the best of our management’s knowledge and belief, the expected course of action and our expected future financial performance as of the date such information was prepared. In addition, the Projections did not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the Merger Agreement or the announcement thereof. Further, these Projections did not take into account the effect of any failure of the Merger to occur, and should not be viewed as applicable or continuing in that context. However, this information is not fact and should not be relied upon as being necessarily indicative of future results. The Projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Projections constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Projections, including, but not limited to, our performance, industry performance, general business and economic conditions, our ability to expand our customer base and increase sales to existing customers, our ability to meet production requirements, our ability to attract and retain management and other personnel, the impact of seasonality on our business, our ability to develop innovative, new products and services on a timely and cost-effective basis, recent and ongoing restructuring activities, staffing levels, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in our reports filed with the SEC. There can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than forecast. In addition, the Projections will be affected by our ability to achieve strategic goals, objectives and targets over the applicable periods. The Projections cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such.

The inclusion of the Projections should not be regarded as an indication that we and Morgan Stanley or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Projections herein should not be deemed an admission or representation by us that we view such Projections as material information. The inclusion of the Projections in this proxy statement should not be regarded as an indication that the Projections will be necessarily predictive of actual future events given the inherent risks and uncertainties associated with such long-range forecasts. No representation is made by us or any other person regarding the Projections or our ultimate performance compared to such information. The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information about us contained in our public filings with the SEC. See the section captioned “Where You Can Find More Information beginning on page 109 of this proxy statement” for more information. In light of the foregoing factors, and the uncertainties inherent in the Projections, stockholders are cautioned not to place undue, if any, reliance on the Projections.

The Projections included in this document have been prepared by, and are the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. Incorporation by reference of our annual report on Form 10-K for the year ended December 31, 2018 relates to our previously issued financial statements. It does not extend to the Projections and should not be read to do so.

Some of the Projections are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The following table presents the Management Case selected unaudited prospective financial information for the calendar years ending 2019 through 2024:

	2019E	2020E	2021E	2022E	2023E	2024E
	(in millions)
Consumer revenue	$1,001	$1,041	$1,093	$1,126	$1,149	$1,160
SBS revenue	252	277	304	320	336	352
Lifetouch revenue	934	952	981	1,010	1,030	1,041
Lifetouch revenue synergies(1)	33	76	90	100	109	115
Total revenue	2,219	2,346	2,469	2,556	2,624	2,668
Adjusted EBITDA(2)	345	415	465	477	473	468
Adjusted EBITDA minus capital expenditures	220	305	355	357	348	338

(1)	Reflects projected cross-sell revenue resulting from our acquisition of Lifetouch.
(2)

Adjusted EBITDA consists of earnings before interest income/expense, taxes, and depreciation and amortization, excluding the effect of stock-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure and is not intended to represent, or to be used, as a substitute for operating income and net income as a measure of operating performance or for cash flows from operations as a measure of liquidity.

Our management also prepared “sensitivity case” forecasts that represented a downside view that gave greater weighting to the risk and challenges facing Shutterfly as an independent company in order to facilitate scenario planning discussions with our Board at its meeting on May 29, 2019. The sensitivity case forecast assumed declines in our Consumer and Lifetouch revenue beginning in 2021, reflecting more intense competition in our Consumer business than we presently anticipate, and reduced demand for our Lifetouch products due to lower participation among schools than we presently anticipate. The following table presents the Management Sensitivity Case selected unaudited prospective financial information for the calendar years ending 2019 through 2024:

	2019E	2020E	2021E	2022E	2023E	2024E
	(in millions)
Consumer revenue	$962	$962	$962	$943	$924	$905
SBS revenue	252	277	304	320	336	352
Lifetouch revenue	932	932	932	913	895	877
Lifetouch revenue synergies(1)	—	20	30	30	30	30
Total revenue	2,145	2,190	2,228	2,205	2,184	2,164
Adjusted EBITDA(2)	324	352	385	377	365	353
Adjusted EBITDA minus capital expenditures	199	242	275	267	255	243

(1)	Reflects projected cross-sell revenue resulting from our acquisition of Lifetouch.
(2)

Adjusted EBITDA consists of earnings before interest income/expense, taxes, and depreciation and amortization, excluding the effect of stock-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure and is not intended to represent, or to be used, as a substitute for operating income and net income as a measure of operating performance or for cash flows from operations as a measure of liquidity.

Projected Unlevered Free Cash Flow—Management Case

As part of the Projections, our management prepared forecasts for projected taxes, projected capital expenditures, projected stock-based compensation and projected decrease (increase) in net working capital and provided the Projections, including such forecasts, to our Board and Morgan Stanley. For purposes of its discounted cash flow analysis, Morgan Stanley has used the information set forth in the Projections in calculating Projected Unlevered Free Cash Flow—Management Case, a non-GAAP measure.

	2019E (Q2-Q4)	2020E	2021E	2022E	2023E	2024E
	(in millions)
Revenue	$1,889	$2,346	$2,469	$2,556	$2,624	$2,668
Adjusted EBITDA(1)	388	415	465	477	473	468
Taxes	(56)	(47)	(59)	(61)	(65)	(65)
Capital expenditure and capitalized software	(89)	(110)	(110)	(120)	(125)	(130)
Decrease (increase) in net working capital	141	(4)	(5)	4	4	3
Stock-based compensation	(42)	(54)	(54)	(55)	(57)	(58)
Unlevered free cash flow(2)	343	199	237	245	230	218

(1)

Adjusted EBITDA consists of earnings before interest income/expense, taxes, and amortization and depreciation, excluding the effect of stock-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure and is not intended to represent, or to be used, as a substitute for operating income and net income as a measure of operating performance or for cash flows from operations as a measure of liquidity.

(2)

Unlevered free cash flow consists of Adjusted EBITDA, minus stock-based compensation expense, taxes, capital expenditures and capitalized software, and changes in net working capital. Unlevered free cash flow is a non-GAAP financial measure and is not intended to represent, or to be used, as a substitute for operating income and net income as a measure of operating performance or for cash flows from operations as a measure of liquidity.

Projected Unlevered Free Cash Flow—Management Sensitivity Case

In addition, using the information set forth in the Management Sensitivity Case Projections, Morgan Stanley calculated Projected Unlevered Free Cash Flow—Management’s Sensitivity Case, a non-GAAP measure in its discounted cash flow analysis. Such calculations are summarized in the chart below.

	2019E (Q2-Q4)	2020E	2021E	2022E	2023E	2024E
	(in millions)
Revenue	$1,815	$2,190	$2,228	$2,205	$2,184	$2,164
Adjusted EBITDA(1)	366	352	385	377	365	353
Taxes	(50)	(31)	(39)	(38)	(40)	(39)
Capital expenditure and capitalized software	(89)	(110)	(110)	(110)	(110)	(110)
Decrease (increase) in net working capital	136	(10)	(10)	(3)	(3)	(2)
Stock-based compensation	(42)	(54)	(54)	(55)	(57)	(58)
Unlevered free cash flow(2)	322	146	172	171	155	144

(1)

Adjusted EBITDA consists of earnings before interest income/expense, taxes, and amortization and depreciation, excluding the effect of stock-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure and is not intended to represent, or to be used, as a substitute for operating income and net income as a measure of operating performance or for cash flows from operations as a measure of liquidity.

(2)

Unlevered free cash flow consists of Adjusted EBITDA, minus stock-based compensation expense, taxes, capital expenditures and capitalized software, and changes in net working capital. Unlevered free cash flow is a non-GAAP financial measure and is not intended to represent, or to be used, as a substitute for operating income and net income as a measure of operating performance or for cash flows from operations as a measure of liquidity.

In addition, the Projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws.

WE DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS OR THE SPECIFIC PORTIONS PRESENTED TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR.

Interests of our Directors and Executive Officers in the Merger

When considering the recommendation of our Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. Our Board was aware of and considered these interests, among other matters, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by stockholders. The transactions contemplated by the Merger Agreement will be a “change in control” for purposes of our executive compensation and benefit plans and agreements described below.

Treatment of Shutterfly Equity Awards

As a result of the Merger, the treatment of the Company Options, Company RSUs, Company PSUs, and Company MSUs that are outstanding immediately prior to the Effective Time will be as follows:

Treatment of Company Options

As of July 26, 2019, there were outstanding Company Options to purchase 987,738 shares of our common stock with an exercise price less than $51.00 per share, of which Company Options covering 938,658 shares were held by our executive officers. As of July 26, 2019, none of our non-employee directors hold Company Options.

To the extent not exercised or expired, each Company Option outstanding as of the Effective Time, whether vested or unvested, will be cancelled at the Effective Time and automatically converted into the right to receive an amount in cash equal to the product of (1) the aggregate number of shares of our common stock subject to such Company Option, multiplied by (2) the excess, if any, of $51.00 over the applicable per share exercise price of such Company Option, subject to the payment conditions described below, without interest and less any required withholding of taxes. Each outstanding Company Option, whether vested or unvested, with an exercise price per share equal to or greater than $51.00, will be cancelled pursuant to the terms and conditions of the Merger Agreement without payment of any consideration.

Treatment of Company RSUs, Company PSUs and Company MSUs

As of July 26, 2019, there were 1,942,248 outstanding Company RSUs (excluding Company PSUs and Company MSUs), 497,739 outstanding Company PSUs (assuming a maximum level of achievement for PSUs for which the applicable performance measurement period has not been completed) and 374,650 outstanding Company MSUs (assuming a maximum level of achievement for MSUs for which the applicable performance measurement period has not been completed), all of which provide for settlement in the form of shares of our common stock, and of which (1) 505,630 Company RSUs were held by our directors and executive officers, and (2) 490,110 Company PSUs and 374,650 Company MSUs held by our executive officers.

Each Company RSU that is unexpired, unsettled and outstanding as of the Effective Time, whether vested or unvested, will be cancelled at the Effective Time and automatically converted into the right to receive $51.00, subject to the payment conditions described below, without interest and less any required withholding of taxes. Each Company PSU and each Company MSU (to the extent earned) that is unexpired, unsettled and outstanding as of the Effective Time, whether vested or unvested, will be cancelled at the Effective Time and automatically converted into the right to receive $51.00, subject to the payment conditions described below, without interest and less any required withholding of taxes. To the extent that the performance measurement period for any Company PSU has not been completed at the Effective Time, such Company PSU will be earned based on target levels of achievement and pro-rated for a partial performance period ending as of the closing date of the Merger. To the extent that the performance measurement period for any Company MSU has not been completed at the Effective Time, such Company MSU will be earned based on actual achievement determined over a truncated performance period ending as of the closing date of the Merger. Any Company PSUs so earned are subject to the following time-based vesting schedule: (1) one-third will vest at the Effective Time, (2) one-third will vest on the second anniversary of the date of grant and (3) the remaining one-third will vest on the third anniversary of the date of grant, in accordance with its terms. Any Company MSUs so earned will vest over the original performance period, in accordance with its terms. Notwithstanding the foregoing, Company PSUs and Company MSUs, to the extent earned, will be subject to the payment conditions described below in the section of this proxy statement captioned “—Payments with Respect to Equity Awards.” Any Company PSUs or Company MSUs that are not earned as described above as of the Effective Time will be cancelled at the Effective Time for no consideration.

Payments with Respect to Equity Awards

The amounts described above with respect to each Company Option, Company RSU, Company PSU (to the extent earned) and Company MSU (to the extent earned) will be paid in accordance with the original vesting schedule applicable to such equity awards, except that (1) amounts payable with respect to any equity awards originally scheduled to vest during calendar years 2020 or 2021 will be paid on January 1 of the respective calendar year; and (2) amounts payable with respect to any equity awards originally scheduled to vest after calendar year 2021 will be paid on July 1, 2021, or in either case, upon the award holder’s earlier qualifying termination of employment by Shutterfly without “cause” or his or her resignation following a “constructive termination” (each, as defined in the Merger Agreement).

As of July 26, 2019, the assumed effective date of the Merger, the estimated aggregate value of vested Company Options held by our named executive officers is approximately $1,449,718. For an estimate of the amounts that may be paid or become payable to each of our named executive officers with respect to unvested equity awards in connection with the Merger, see the section captioned “Proposal 1: Adoption of the Merger Agreement—Quantification of Potential Payments and Benefits to our Named Executive Officers” beginning on page 61 of this proxy statement. As of July 26, 2019, the assumed effective date of the Merger, the estimated aggregate value of vested Company Options held by our executive officers who are not named executive officers is $234,555 and the estimated aggregate value of unvested equity awards is $17,681,462. The foregoing amounts have been determined using the expected per share Merger Consideration of $51.00, and assuming the performance metrics applicable to the Company PSUs are achieved at target and are pro-rated for the performance period ending July 26, 2019, and the Company MSUs are achieved at 138.00% of target.

Equity Awards Held by Non-Employee Directors

Notwithstanding the foregoing, at the Effective Time of the Merger, all outstanding and unvested Company RSUs held by our non-employee directors will accelerate and become fully vested. Assuming that the Effective Time of the Merger is July 26, 2019, the estimated aggregate amounts that would become payable to the non-employee directors in respect of their outstanding Company RSUs is approximately $9.5 million. Our non-employee directors do not hold any other type of equity awards.

Agreements or Arrangements with our Executive Officers and Directors

Each of our current executive officers is party to an offer letter, retention agreement or transition agreement with us that provides for certain payments and benefits in connection with a change in control or in the event of certain qualifying terminations of employment following a change in control. The Merger will constitute a change in control for purposes of each of the agreements described below.

Offer Letter with Ryan O’Hara

We entered into an offer letter, dated June 1, 2019, with Ryan O’Hara in connection with his appointment as our President and Chief Executive Officer. The offer letter became effective on June 24, 2019, the date on which Mr. O’Hara commenced employment with us.

Pursuant to the offer letter, upon the closing of a change in control following which we are no longer a publicly traded company, a portion of Mr. O’Hara’s Company RSUs (with an approximate value of $3.0 million as of July 26, 2019) granted in connection with his appointment will accelerate in full. If Mr. O’Hara’s employment is terminated by us without “cause” or if he resigns for “good reason” within the period commencing 90 days prior to, and ending 12 months following a change in control, Mr. O’Hara will become entitled to the following payments and benefits, subject to his execution of a release of claims: (i) a lump-sum payment equal to the sum of (1) 12 months of his then-current base salary and (2) 100% of his target bonus for the then-current fiscal year; and (ii) a lump-sum payment equal to the employer and employee portions of his applicable COBRA premiums for 18 months. In addition, (1) Mr. O’Hara’s Company RSUs will become vested with respect to 100% of the shares subject thereto; and (2) Mr. O’Hara’s Company PSUs and Company MSUs will become vested to the extent earned in accordance with the applicable award agreements.

For purposes of the offer letter “cause” generally means: (1) gross negligence or willful misconduct in the performance of duties; (2) commission of any act of fraud or material dishonesty with respect to Shutterfly; (3) conviction of, or plea of guilty or “no contest” to, a felony or a crime of moral turpitude or dishonesty; (4) material breach of any proprietary information and inventions agreement with us or any other unauthorized use or disclosure of our confidential information or trade secrets; (5) willful violation of our code of conduct, insider trading policy, or other written policies approved by our Board; or (6) repeated or persistent failure to perform duties reasonably assigned, subject certain notice and cure provisions.

For purposes of the offer letter, “good reason” generally means (1) a material reduction in base salary, other than as part of an across-the-board reduction applicable to all of our executives of less than 10%; (2) a material reduction in duties, authority or level or scope of job responsibilities, including any requirement that he report to any person(s) other than our Board, provided that a change in responsibility will not occur solely because (x) he is part of a larger organization, (y) he was nominated for re-election, but not re-elected to our Board or no longer serves on our Board, or (z) we are no longer a publicly traded company; (3) the relocation of our corporate office at which he works by more than 50 miles, which relocation materially increases his commuting distance; or (4) following a change in control where he is no longer the chief executive officer of a publicly traded company, the failure to provide him with an economic opportunity that is, in the aggregate including equity and cash incentive compensation, substantially equivalent to or better than the economic opportunity that was provided by us immediately prior to such change in control, in each case subject to certain notice and cure provisions.

Retention Agreements

Each of our executive officers (other than Messrs. O’Hara, Meek and North) is party to a retention agreement with us. Pursuant to their respective retention agreements, upon a termination of the executive officer’s employment without “cause” or if the executive officer resigns for “good reason” within the 12-month period following the consummation of a change in control of Shutterfly, the executive officer would become entitled to: (1) a lump-sum cash severance payment equal to 12 months’ base salary for the year in which the termination occurs, (2) continued employee benefits whereby Shutterfly or its successor will pay the executive’s COBRA premiums for continued healthcare coverage for up to 12 months; and (3) acceleration of 100% of the executive’s unvested equity awards, in each case subject to the executive officer’s execution of a general release of claims.

For purposes of the retention agreements, “cause” generally means: (1) gross negligence or willful misconduct in the performance of the executive’s duties; (2) commission of any act of fraud or material dishonesty with respect to Shutterfly; (3) conviction of, or plea of guilty or “no contest” to, a felony or a crime of moral turpitude or dishonesty; (4) material breach of any proprietary information and inventions agreement with us or any other unauthorized use or disclosure of our confidential information or trade secrets; or (5) repeated failure to perform duties reasonably assigned to executive.

For purposes of the retention agreements, “good reason” generally means: (1) a material reduction in base salary, other than as part of an across-the-board reduction applicable to all Shutterfly executives of less than 10%; (2) a material reduction in level or scope of job responsibilities (provided that a change in responsibility shall not be deemed to occur solely because the executive is part of a larger organization, of a change in title, or the executive no longer serves on our Board or a committee thereof); or (3) the relocation of our corporate office at which the executive works by more than 50 miles, which relocation materially increases the executive’s commuting distance, subject to certain notice and cure provisions.

Mr. O’Hara’s offer letter and each of the retention agreements described above generally provide that if severance payments and other benefits provided to the executive officer pursuant to his or her applicable agreement or otherwise would be subject to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the executive would be entitled to receive the greater of (1) full payment of such payments and benefits and (2) such lesser amount as would result in no portion of those payments and benefits being subject to the excise tax.

Transition Agreements

On February 4, 2019, we entered into a transition agreement with Christopher North in connection with his resignation as our President and Chief Executive Officer and a member of our Board. Pursuant to the transition agreement, Mr. North will continue to provide certain transition services through a transition period ending on August 31, 2019. Upon completion of the transition period or an earlier termination of his employment without “cause” or his resignation at Shutterfly’s request, Mr. North will become entitled to receive certain cash severance payments and benefits, in each case subject to his execution of a release of claims.

In addition to such payments and benefits, if a change in control occurs during the 90-day period following the earlier of (1) the last day of the transition period (as currently anticipated) and (2) Mr. North’s termination other than for “cause,” or his resignation at Shutterfly’s request, Mr. North’s Company Options granted in 2016 will accelerate in full upon the effective time of the change in control. If the Merger is completed during the transition period and Mr. North continues to provide services through the transition period or experiences an earlier qualifying termination, all of Mr. North’s then-outstanding Company Options and Company RSUs would become fully vested.

On March 29, 2019, we entered into a transition agreement with Michael Meek in connection with his resignation as the President and Chief Executive Officer of Lifetouch. Pursuant to the transition agreement, Mr. Meek shall provide certain transition services through a transition period ending on October 15, 2019. Upon completion of the transition period or an earlier termination of his employment without “cause,” Mr. Meek will be entitled to receive certain cash severance and bonus payments, in each case subject to his execution of a release of claims. In addition to such payments, certain restricted cash awards to which Mr. Meek became entitled at the closing of the Lifetouch acquisition in exchange for certain Lifetouch time-based phantom stock units and Lifetouch performance-based phantom stock units will accelerate in full. Mr. Meek’s equity awards will continue to vest during his transition period, and any unvested equity awards that remain outstanding at the end of the transition period will be cancelled at the end of the transition period for no consideration pursuant to the terms of the transition agreement.

New Arrangements between our Executive Officers and Newco or Apollo

As of the date of this proxy statement none of our executive officers has entered into, or committed to enter to into, any arrangements or other understandings regarding continued employment with or service to Apollo or its subsidiaries or affiliates following the Merger. While it is possible that Apollo may enter into such arrangements in the future, at this time there can be no assurance that Apollo will enter into any employment or other arrangements with our management, or if so, of the terms and conditions of any such arrangements.

Insurance and Indemnification of Directors and Executive Officers

The Merger Agreement provides for indemnification and exculpation rights with respect to liabilities for acts or omissions occurring at or prior to the Effective Time, as well as related advancement of expenses and insurance rights, in favor of the current and former directors and officers of us and our subsidiaries (collectively, “indemnitees”). Specifically, Newco and the Surviving Corporation have agreed to indemnify and advance expenses to the indemnitees to the fullest extent permitted by applicable law with respect to any pending or threatened proceeding arising out of or relating to actions or omissions of such indemnitee is their capacity as an officer, director, employee, fiduciary (including with respect to an employee benefit plan) or relating to the Merger Agreement and the transactions contemplated by the Merger Agreement. For a period of six years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation must contain provisions no less favorable with respect to exculpation, indemnification or advancement of expenses with respect to our present and former directors and officers and our subsidiaries for periods at or prior to the Effective Time than those set forth in our organizational documents as of the date of the Merger Agreement.

The Merger Agreement also provides that, for a period of six years after the Effective Time, the Surviving Corporation will maintain in effect our current insurance coverage with respect to our directors and/or officers. We will, prior to the Effective Time, bind and purchase a tail policy to our current policy of directors’ and officers’ liability insurance for a period of six years from the Effective Time. If the annual premium for such insurance coverage is in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement, the Surviving Corporation will be obligated to obtain as much comparable insurance as possible for an annual premium equal to 300% of the last annual premium paid prior to the date of the Merger Agreement.

Quantification of Potential Payments and Benefits to our Named Executive Officers

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the amount of payments and benefits that each of our named executive officers would or may receive in connection with the Merger. The amounts reported below are based on various assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described in footnotes to the table. For example, we have assumed, among other things, that (1) the Effective Time of the Merger is July 26, 2019, which is the assumed date of the closing of the Merger solely for the purposes of disclosure in this section; (2) the Company PSUs are achieved at target and are prorated for the performance period ending July 26, 2019, in accordance with the terms of the Merger Agreement; (3) the performance criteria applicable to Company MSUs will be achieved at 138.00% of target levels, measured in accordance with the terms of the Merger Agreement; (4) the employment of each of our executive officers is terminated by us without “cause” or due to the officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case, immediately following the assumed Effective Time of July 26, 2019 (except for Messrs. Meek and North, as noted below); (5) that the number of equity awards held by each named executive officer on July 26, 2019 is the same as the number of equity awards that will be held by each such named executive officer at the Effective Time, such that the equity values in the table below do not take into account any vesting, forfeitures or exercises that may occur between July 26, 2019 and the Effective Time; and (6) no reductions of any payments or benefits would be triggered pursuant to excise tax provisions in any named executive officer’s applicable agreement.

The compensation described below does not include any severance payments or other benefits payable to Mr. North or Mr. Meek pursuant to his respective transition agreement that are not contingent upon the Merger and the disclosure below assumes that each such individual will continue to provide services through his applicable transition period, as is currently expected. For additional information, please see the section captioned “Proposal 1: Adoption of the Merger Agreement—Interests of our Directors and Executive Officers in the Merger—Agreements or Arrangements with our Executive Officers and Directors—Transition Agreements” beginning on page 60 of this proxy statement. The actual amounts payable to our named executive officers will depend on whether the named executive officer experiences a qualifying termination, the date of termination (if any) and the terms of the plans or agreements in effect at such time, and accordingly may differ materially from the amounts set forth below.

Named Executive Officer	Cash ($)(1)	Equity Awards ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Ryan O’Hara	1,142,466	11,972,148	36,749	13,151,363
Satish Menon	585,000	3,893,874	24,499	4,503,373
Maureen Mericle	547,500	1,971,405	20,447	2,539,352
Michael Pope	675,000	6,910,204	24,499	7,609,703
Christopher North	—	1,336,685	—	1,336,685
Michael Meek	—	62,067	—	62,067

(1)

Cash. Pursuant to the terms of the Merger Agreement, each employee who continues to provide services following the completion of the Merger will continue to be eligible for an annual bonus pursuant to the terms of our 2019 Performance Plan, based on actual achievement of the applicable performance metrics. If any such employee experiences a “double-trigger” termination (a termination without “cause” as defined in the Merger Agreement) following the Merger but prior to payment of his or her annual bonus, the employee will be entitled to payment of the bonus to the extent that it would have been earned had the employee remained employed through the payment date. For purposes of the foregoing calculations, bonuses were determined assuming achievement at target level and, in the case of Mr. O’Hara, prorated to reflect his mid-year appointment in June 2019. Pursuant to the Merger Agreement and their respective transition agreements, Messrs. North and Meek are not entitled to annual bonuses under the 2019 Performance Plan.

In addition, pursuant to Mr. O’Hara’s offer letter, upon a “double-trigger” termination (a termination without “cause” or his resignation following a “constructive termination”) during the period commencing 90 days prior to the Effective Time and ending 12 months following the consummation of the Merger, Mr. O’Hara will become entitled to a lump-sum cash severance payment consisting of (a) 12 months of his base salary plus (b) 100% of his target bonus (assuming target achievement) for the fiscal year in which the termination occurs, prorated based on his start date. Pursuant to their respective retention agreements, upon a “double-trigger” termination (i.e., a termination without “cause or his or her resignation for “good reason”) within 12 months following the consummation of the Merger, each of Messrs. Pope and Menon and Ms. Mericle would be entitled to a lump-sum payment consisting of 12 months of his or her respective base salary.

Named Executive Officer	2019 Bonus ($)	Base Salary Component of Severance ($)
Ryan O’Hara	392,466	750,000
Satish Menon	195,000	390,000
Maureen Mericle	182,500	365,000
Michael Pope	225,000	450,000
Christopher North	—	—
Michael Meek	—	—

(2)

Equity. Pursuant to his offer letter, a portion of Mr. O’Hara’s Company RSUs (with an approximate value of $3.0 million) are subject to “single-trigger” acceleration, such that they will accelerate and become vested upon completion of the Merger. In addition, each of the Company PSUs (including those held by each of our named executive officers other than Mr. North and Ms. Mericle, neither of whom was granted Company RSUs in 2019) is subject to partial “single-trigger” acceleration, such that upon the Effective Time of the Merger, each such Company PSU (a) will be deemed earned at target levels and pro-rated for service during the performance period ending upon the closing of the Merger and (b) 1/3 of the shares underlying such Company PSU will become vested as of such date. The value associated with such “single-trigger” awards is $101,235 for Mr. O’Hara, $117,938 for Mr. Menon, $167,586 for Mr. Pope and $62,067 for Mr. Meek. The column in the table below entitled “Value of Unvested Company RSUs and Earned MSUs and PSUs” includes the value of the earned Company PSUs and Company MSUs that vest at the Effective Time.

In addition, if Mr. O’Hara experiences a “double-trigger” termination of service, Mr. O’Hara’s Company RSUs will become vested with respect to 100% of the shares subject thereto, and his Company PSUs and Company MSUs will vest to the extent earned (as provided for in the applicable award agreements). If any other named executive officer (other than Messrs. North and Meek) experiences a “double-trigger” termination of service, such executive will become entitled to full acceleration of his or her then-unvested equity awards.

For purposes of the table above, we have assumed that (i) the Merger will be completed during Mr. North’s transition period, ending August 31, 2019, and (ii) Mr. North will continue to provide services until such time, in which case Mr. North’s unvested Company Options and Company RSUs will vest in full upon his termination of employment. If the Merger is completed within the 90-day period following August 31, 2019, or Mr. North’s earlier qualifying termination, then Mr. North will be entitled to acceleration of his unvested Company Options (with a value of $525,938).

In addition, we have assumed that Mr. Meek will remain employed through the last day of his transition period, ending October 15, 2019. If Mr. Meek experiences an earlier qualifying “double-trigger” termination without “cause” or resignation following a “constructive termination” as set forth in the Merger Agreement, Mr. Meek will be entitled to full acceleration of his then-unvested equity awards (with an aggregate value of $3,560,973). Because we expect that Mr. Meek will continue employment through October 15, 2019, the acceleration of such equity awards is not included in the table above.

The following table sets forth the value of each type of unvested equity-based award subject to acceleration that is held by our named executive officers, calculated based on the Merger Consideration of $51.00 per share. For a more detailed description of the treatment of Shutterfly equity awards in connection with the Merger, see the sections captioned “Proposal 1: Adoption of the Merger Agreement—Interests of our Directors and Executive Officers in the Merger—Treatment of Shutterfly Equity Awards” beginning on page 57 of this proxy statement and “Proposal 1: Adoption of the Merger Agreement—Interests of our Directors and Executive Officers in the Merger—Agreements or Arrangements with our Executive Officers and Directors” beginning on page 58 of this proxy statement.

Named Executive Officer	Unvested Company RSUs (Excluding Unearned PSUs and MSUs)(*) (#)	Earned Unvested Company PSUs and MSUs(**) (#)	Value of Unvested Company RSUs and Earned MSUs and PSUs ($)	Unvested Company Options (#)	Value of Unvested Company Options ($)	Total Value of Unvested Company Equity Awards ($)
Ryan O’Hara	130,149	104,599	11,972,148	—	—	11,972,148
Satish Menon	40,964	32,297	3,736,311	25,210	157,563	3,893,874
Maureen Mericle	38,655	—	1,971,405	—	—	1,971,405
Michael Pope	77,110	54,563	6,715,323	31,181	194,881	6,910,204
Christopher North	15,897	—	810,747	194,792	525,938	1,336,685
Michael Meek	—	1,217	62,067	—	—	62,067

*

Amounts in this column include the number of shares underlying Company PSUs and Company MSUs earned prior to July 26, 2019 (the assumed date of the Merger), that are subject only to time-based vesting.

**	Amounts in this column represent the number of shares underlying Company PSUs and Company MSUs that will be deemed earned upon the Merger, and subject to acceleration as described above.

(3)

Perquisites/Benefits. Pursuant to their respective offer letters and/or retention agreements, upon a “double-trigger” termination, each of our named executive officers other than Messrs. North and Meek would be entitled to receive payment for continued healthcare coverage premiums. The amounts reflected are calculated based on the applicable named executive officer’s elected level of coverage for the 2019 plan year, with (a) Mr. O’Hara eligible to receive 18 months of COBRA premiums (both the employer and employee portion) and (b) Ms. Mericle and Messrs. Menon and Pope entitled to receive up to 12 months of COBRA premiums (both the employer and employee portion).

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $2.7 billion, which will be funded via equity financing and debt financing as described below, as well as cash on our balance sheet, if any. This amount includes the funds needed to (1) pay stockholders the amounts due under the Merger Agreement, (2) repay our existing indebtedness and (3) make payments in respect our outstanding equity-based awards pursuant to the Merger Agreement.

Although the obligation of Newco and Merger Sub to consummate the Merger is not subject to any financing condition, the Merger Agreement provides that, without Newco’s agreement, the closing of the Merger will not occur until the third business day after the expiration of the marketing period (which is described in the section of this proxy statement captioned “The Merger Agreement—Marketing Period” beginning on page 82 of this proxy statement) if the marketing period has not ended at the time of the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing).

Equity Financing

In connection with the Merger, Newco has entered into an equity commitment letter, dated as of June 10, 2019 (the “equity commitment letter”), pursuant to which the Apollo Guarantors have committed, on a several but not joint basis, subject to the conditions and limitations set forth in the equity commitment letter, to provide equity financing in an aggregate amount of up to $890 million, or such lesser amount, together with the debt financing and our and our subsidiaries’ available cash, if any, as may be required by Newco to make the payment of the per share Merger Consideration to our equityholders at the closing of the Merger as set forth in the Merger Agreement on the terms and subject to the conditions set forth therein.

Funding of the equity financing is subject to the conditions and limitations provided in the equity commitment letter, which include: (1) the satisfaction in full or valid waiver, on or before the closing of the Merger, of all of the conditions precedent to Newco and Merger Sub’s obligations to consummate the Merger under the Merger Agreement; (2) the satisfaction in full or valid waiver, on or before the closing of the Merger, of all the conditions precedent to the funding of the debt financing and the concurrent receipt by Newco or Merger Sub of the net cash proceeds of the debt financing (on the terms and subject to the conditions described in the debt commitment letter); and (3) the concurrent consummation of the Merger on the terms and subject to the conditions of the Merger Agreement.

The equity commitment letter and each Apollo Guarantor’s obligation to fund all or any portion of the equity financing will automatically terminate and cease to be of any further force or effect without the need for any further action by any person (at which time the obligations of each Apollo Guarantor under the equity commitment letter will be immediately discharged in full) upon the earliest of (1) the valid termination of the Merger Agreement; (2) the closing of the Merger; (3) the payment by the Apollo Guarantors of their obligations under the limited guarantee; and (4) the assertion, directly or indirectly, by Shutterfly or any of its affiliates, or any of its or their respective representatives, of any claim (whether at law or equity or in tort, contract or otherwise) against any Apollo Guarantor or any of their former, current or future direct or indirect equity holders, controlling persons, general or limited partners, officers, directors, employees, investment professionals, managers, stockholders, members, agents, affiliates, assignees, financing sources or representatives of any of the foregoing or any of their respective successors or assigns other than Newco or Merger Sub under the Merger Agreement and subject to the terms and conditions therein (each, a “related party”) or any related party of a related party in connection with the equity commitment letter, the Merger Agreement, the debt commitment letter, the limited guarantee, or any other document or instrument delivered in connection therewith or any of the transactions contemplated thereby other than (a) claims by Shutterfly against the Apollo Guarantors solely to the extent expressly provided under the limited guarantee and pursuant to the terms and subject to the conditions thereof or (b) claims by Shutterfly to enforce as a third party beneficiary to the equity commitment letter in the event we are awarded specific performance. Immediately upon valid termination of the equity commitment letter and without the need for any further action by any person, no Apollo Guarantor or any related party of an Apollo Guarantor or any related party of a related party will have any further obligation or liability thereunder. The Apollo Guarantors have no obligation to make any payment or contribution under the equity commitment letter at any time if the closing of the Merger does not occur.

Pursuant to the terms and conditions of the Merger Agreement, Newco and Merger Sub will use their reasonable best efforts to take all actions necessary, proper or advisable to arrange, obtain and consummate the equity financing on the terms and conditions contemplated by the equity commitment letter. In no event will the reasonable best efforts of Newco or Merger Sub be deemed or construed to either require Newco or Merger Sub to pay any fees in excess of those contemplated by the equity commitment letter or seek equity financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the equity commitment letter.

We are an express third-party beneficiary of the equity commitment letter for the purpose of causing the equity financing to be funded, but solely to the extent that we have been awarded, in accordance with, and subject to, the terms and conditions of the Merger Agreement, specific performance to require Newco to cause the equity financing under the equity commitment letter to be funded. For more information, see the section captioned “The Merger Agreement—Specific Performance” beginning on page 101 of this proxy statement.

Debt Financing

In connection with the Merger, Newco has obtained a debt commitment letter (the “debt commitment letter”) from a consortium of financial institutions (in each case, acting directly or through their respective affiliates or branches, as appropriate, collectively, the “debt commitment parties”) pursuant to which they have committed to provide Merger Sub, severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, with (1) a $1,650 million senior secured term facility, $1,425 million of which will be available to complete the Merger; (2) a $300 million senior secured revolving facility (a portion of which is available to be drawn at the closing of the Merger); and (3) a $450 million senior unsecured bridge facility (less the amount of any senior unsecured notes issued as described below).

The debt commitment letter contemplates that Merger Sub will, at its option, either (1) issue senior unsecured notes in a Rule 144A or other private placement on or prior to the closing date of the Merger yielding up to $450 million in aggregate gross cash proceeds and/or (2) if any or all of the senior unsecured notes are not issued on or prior to the closing date of the Merger and the proceeds thereof made available to Merger Sub on the closing date of the Merger, borrow up to such unissued or unavailable amount in the form of senior unsecured bridge loans under the senior unsecured bridge loan facility.

The proceeds of the debt financing will be used (1) to finance, in part, the transactions contemplated by the Merger Agreement; (2) to repay our existing indebtedness; (3) to finance, in part, the acquisition of Snapfish LLC, a California limited liability company; and (4) in the case of the senior secured revolving facility, for general corporate purposes.

The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter are subject to a number of conditions, including (1) the execution and delivery of definitive documentation consistent with the terms of the debt commitment letter; (2) the substantially simultaneous or substantially concurrent consummation of the Merger in accordance with the terms of Merger Agreement (without giving effect to any amendment, waiver, consent or other modification to the Merger Agreement that is materially adverse to the lenders in their capacities as such unless approved by the debt commitment parties); (3) since the date of the Merger Agreement, there not having been a material adverse event (as defined under the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties” beginning on page 84 of this proxy statement); (4) delivery of certain audited, unaudited and pro forma financial statements; (5) as a condition to the availability of the senior unsecured bridge facility, Merger Sub having used commercially reasonable efforts to afford the investment banks a marketing period of at least 15 consecutive days (subject to certain blackout dates) following receipt of a complete customary preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum, in each case, which includes certain customary financial statements; (6) as a condition to the availability of the senior secured term loan facility and the senior secured revolving facility, Merger Sub having used commercially reasonable efforts to afford the debt commitment parties a marketing period of at least 15 consecutive days (subject to certain blackout dates) following receipt of a customary confidential information memorandum; (7) payment of all applicable fees and reasonable and, to the extent invoiced, documented out-of-pocket expenses; (8) the receipt of all documentation and other information about the borrower and guarantors required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act); (9) the accuracy in all material respects of specified representations and warranties in the loan documents under which the debt financing will be provided and the accuracy of certain representations and warranties in the Merger Agreement (but only to the extent that Newco has the right to terminate its obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement); (10) the execution and delivery of guarantees by certain guarantors and the taking of certain actions necessary to create and perfect a security interest in specified items of collateral; (11) the substantially simultaneous or substantially concurrent consummation of the equity financing; and (12) delivery of a customary solvency certificate and certain other customary closing documents.

The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter will terminate at the earliest of (1) five business days after the outside date (as defined in and, if applicable, extended pursuant to the Merger Agreement and as described in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement” beginning on page 98 of this proxy statement) if the closing of the Merger will not have occurred on or prior to such date; (2) the termination of the Merger Agreement without the consummation of the Merger having occurred; or (3) the closing of the Merger occurs (x) in the case of the senior secured term facility and the senior secured revolving facility, without the use of the senior secured term facility or (y) in the case of the senior unsecured bridge facility, without the use of the senior unsecured bridge facility.

The definitive documentation governing the debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Newco and Merger Sub are required under the Merger Agreement to use their respective reasonable best efforts to take (or cause to be taken) all actions necessary, proper or advisable to arrange, obtain and consummate the debt financing in an amount required to consummate the transactions contemplated by the Merger Agreement not later than the closing date of the Merger on the terms and conditions of the debt commitment letter and any related fee letter. In the event any portion of the debt financing in an amount required to consummate the transactions contemplated by the Merger Agreement becomes unavailable on the terms and conditions contemplated in the debt commitment letter and any related fee letter for any reason, Newco is required under the Merger Agreement to use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, notify Shutterfly and to use its reasonable best efforts to take (or cause to be taken) all actions necessary, proper or advisable to arrange to obtain alternative financing on terms and conditions not less favorable to Newco than the terms and conditions contained in the debt commitment letter in an amount sufficient, when added to the portion of the debt financing that is and remains available, the equity financing and our and our subsidiaries’ available cash, if any, to consummate the transactions contemplated by the Merger Agreement. In no event will the reasonable best efforts of Newco or Merger Sub be deemed to require Newco or Merger Sub to pay any fees in excess of those contemplated by the debt commitment letter. As of the date of this proxy statement, the debt commitment letter remains in effect, and Newco has not notified us of any plans to utilize alternate financing.

Newco’s and Merger Sub’s obligations to consummate the transactions contemplated by the Merger Agreement are not contingent on Newco’s and Merger Sub’s ability to obtain the debt financing (or any alternative financing) or any specific term with respect to such debt financing.

Shutterfly’s Cooperation

We have agreed to use our reasonable best efforts prior to the closing of the Merger to provide, and to cause our subsidiaries and our and their respective representatives to use reasonable best efforts to provide, in each case at Newco’s sole expense, all cooperation as is reasonably requested by Newco to assist Newco in causing the conditions in the debt commitment letter to be satisfied or as is otherwise reasonably requested by Newco or the debt financing sources and is reasonably necessary or customary for financings similar to the debt financing contemplated by the debt commitment letter (provided that such request does not unreasonably disrupt or interfere with the business or operations of Shutterfly or its subsidiaries), including, among other things, using reasonable best efforts to:

•

furnish Newco with the required financial information and other information regarding us and our subsidiaries customarily included in marketing materials or offering documents for financings similar to the debt financing contemplated by the debt commitment letter and inform Newco if we have knowledge of any facts as a result of which a restatement of any financial statements (or portion thereof) is probable or under consideration in order for such financial statements (or portion thereof) to comply with GAAP;

•

assist in preparation for and participate in marketing efforts and a reasonable number of meetings, conference calls, presentations and roadshows, due diligence sessions, drafting sessions and sessions with rating agencies and assist in obtaining ratings in connection with the debt financing;

•

(1) reasonably assist with the timely preparation of materials for rating agency presentations and bank information memoranda, lender presentations, investor presentations, offering documents, prospectuses, memoranda and similar documents for the debt financing and (2) request and facilitate Newco’s obtaining of customary auditors’ consents and reports and customary comfort letters of our independent accountants;

•

assist, subject to certain limitations, with the preparation of pro forma financial information and pro forma financial statements to the extent required by SEC rules and regulations or necessary or reasonably requested by Newco or the debt financing sources to be included in certain marketing materials or offering documents;

•	provide information required under applicable “know your customer” and anti-money laundering rules and regulations; and

•

execute and deliver, as of the closing of the Merger, any guarantee, pledge and security documents and other definitive financing documents or other certificates and otherwise reasonably facilitate the pledging of collateral and the granting of security interests in respect of the debt financing.

None of our or our subsidiaries or our respective directors, officers or employees will be required to enter into or perform any agreement (other than customary representation letters and authorization letters) with respect to the debt financing that is not contingent upon the closing or that would be effective prior to the Effective Time and the directors and managers of our subsidiaries will not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the debt financing is to be obtained prior to the

Effective Time unless such directors and managers are to remain as directors and managers after the Effective Time and such resolutions are contingent upon, or only effective as of, the Effective Time. Newco will promptly reimburse us, upon our request, for all out-of-pocket fees, costs and expenses incurred by us or our subsidiaries in connection with its cooperation with the debt financing and will indemnify and hold harmless each of us, our subsidiaries and our respective affiliates and representatives against any and all liabilities and losses incurred by us in connection with such cooperation, other than to the extent such liabilities or losses were suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of, or material breach of the Merger Agreement by, us, our subsidiaries or our respective representatives.

Limited Guarantee

Subject to the terms and conditions set forth in the limited guarantee, the Apollo Guarantors have guaranteed the due and punctual payment and performance of (1)(x) the Newco Termination Fee, if, when and as due, pursuant to the Merger Agreement, (y) our enforcement expenses and (z) the reimbursement obligations; or (2) all amounts payable (solely to the extent payable pursuant to a final and non-appealable order of a court of competent jurisdiction) as damages as a result of fraud by Newco or Merger Sub on or before the closing of the Merger under and in accordance with the terms of the Merger Agreement.

The Apollo Guarantors’ obligations under the limited guarantee are subject to a maximum aggregate cap of $103 million.

The limited guarantee will terminate and be of no further force and effect and the Apollo Guarantors will have no further obligation or liability under the limited guarantee, the Merger Agreement, the equity commitment letter or any other document or instrument delivered in connection therewith or in respect of the transactions contemplated thereby (or the termination or abandonment thereof), upon the earliest to occur of: (1) the closing of the Merger; (2) the payment of the guaranteed obligations by the Apollo Guarantors to us pursuant to the limited guarantee; (3) the valid termination of the Merger Agreement in accordance with its terms in any circumstances other than pursuant to which Newco would be required pursuant to the terms and subject to the conditions of the Merger Agreement to make any payment of any guaranteed obligations; (4) the date that is 90 days after the termination of the Merger Agreement if the Merger Agreement is terminated in any of the circumstances pursuant to which Newco would be required pursuant to the terms and conditions of the Merger Agreement to make a payment of the guaranteed obligations, provided that if (x) by such date we will have made a claim in writing with respect to any guaranteed obligation and (y) we have commenced a legal proceeding during such 90-day period against the Apollo Guarantors alleging that Newco is liable for such guaranteed obligation, then the limited guarantee will survive solely with respect to the amounts claimed or alleged to be so owing and, with respect to the immediately preceding proviso, the Apollo Guarantors will not have any further liability or obligation under the limited guarantee from and after the earlier of (i) the entry of a final, non-appealable order of a court of competent jurisdiction and (ii) the execution and delivery of a written agreement between the Apollo Guarantors and Shutterfly, and, in either case, the payment by the Apollo Guarantors to us of all amounts payable by the Apollo Guarantors pursuant to such order or agreement; and (5) the termination of the limited guarantee by mutual written agreement of the Apollo Guarantors and Shutterfly.

We and our related persons’ recourse against the Apollo Guarantors under the limited guarantee (subject to the terms and conditions set forth therein) is the sole and exclusive remedy against the Apollo Guarantors and any related persons of the Apollo Guarantors (and any related person of such related persons), and none of the Apollo Guarantors nor any related person of an Apollo Guarantor (nor any related person of such person) will have any obligation or liability to any person, in each case, in respect of any breaches, losses, damages, liabilities or obligations arising under, or in connection with, the limited guarantee, the Merger Agreement, the equity commitment letter or any other document or instrument delivered in connection therewith or the transactions contemplated thereby (or the termination or abandonment thereof) or otherwise, including in respect of any oral representations made or alleged to be made in connection therewith, except for (1) claims against the Apollo

Guarantors solely to the extent expressly provided under the limited guarantee and solely pursuant to the terms and subject to the conditions thereof; and (2) claims by us pursuant to third-party beneficiary rights under the equity commitment letter to enforce the equity commitment letter solely to the extent expressly provided by the Merger Agreement and solely pursuant to the terms and subject to the conditions thereof.

Closing and Effective Time

The closing of the Merger will take place no later than the third business day after the satisfaction or waiver in accordance with the Merger Agreement of all the conditions to closing of the Merger (as described under the section captioned “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 96 of this proxy statement), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions. However, if the marketing period (as described under the section of this proxy statement captioned “The Merger Agreement—Marketing Period” beginning on page 82 of this proxy statement) has not ended at the time of satisfaction or waiver of the conditions set forth in the Merger Agreement (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing), the closing of the Merger will occur on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (1) the third business day immediately following the final day of the marketing period and (2) any business day during the marketing period as may be specified by Newco on no less than three business days’ prior written notice to us.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement, who properly demand appraisal of their shares, who do not withdraw such demand and who continuously hold such shares through the Effective Time of the Merger may be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 of the DGCL and in this summary to a “stockholder” or a “holder of shares” are to the record holder of shares of our common stock unless otherwise noted herein. Only a holder of record of shares of our common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Any stockholder contemplating the exercise of such appraisal rights should review carefully the provisions of Section 262, which is attached hereto as Annex C, particularly the procedural steps required to properly demand and perfect such rights. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.

Under Section 262, holders of shares of our common stock who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously are the record holders of such shares through the Effective Time; and (3) otherwise follow the procedures set forth in Section 262 may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (subject, in the case of interest payments), to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262 of the DGCL. However, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of our common stock who asserted appraisal rights unless (x) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of our common stock as measured in accordance with subsection (g) of Section 262 or (y) the value of the aggregate Merger Consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the $51.00 per share consideration payable pursuant to the Merger Agreement if they did not seek appraisal of their shares.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes our notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of our common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement (without interest). Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, we believe that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel. A stockholder who loses their appraisal rights will be entitled to receive the Merger Consideration as described in the Merger Agreement upon surrender of the certificates that formerly represented such shares of our common stock.

Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must fully comply with Section 262 of the DGCL, which means doing, among other things, ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to us a written demand for appraisal before the vote on the Merger Agreement at the special meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•

the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds must be met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the adoption of the Merger Agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of our common stock wishing to exercise appraisal rights must deliver to us, before the vote on the adoption of the Merger Agreement at the special meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of shares of our common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless timely revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the special meeting may constitute a waiver of appraisal rights.

Only a holder of record of shares of our common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of our common stock should be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Shutterfly, Inc.

Attention: Corporate Secretary

2800 Bridge Parkway

Redwood City, California 94065

Any holder of shares of our common stock who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to us a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. However, notwithstanding the foregoing, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such stockholder’s demand for appraisal and accept the terms offered upon the Merger within 60 days after the Effective Time.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of shares of our common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of our common stock who has complied with Section 262 and is entitled to appraisal rights, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all our stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any holders of shares of our common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed in Section 262. The failure of a holder of our common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any holder of shares of our common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statement. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of our common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the Verified List at the addresses stated

therein. Such notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the Delaware Court of Chancery. The costs of these notices are borne by the Surviving Corporation.

After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all our stockholders who assert appraisal rights unless (1) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of our common stock as measured in accordance with subsection (g) of Section 262 or (2) the value of the aggregate Merger Consideration in respect of the shares for which appraisal rights have been pursued and perfected exceeds $1,000,000.

Determination of Fair Value

After determining the holders of our common stock entitled to appraisal and that at least one of the ownership thresholds above has been satisfied in respect of our stockholders seeking appraisal rights, the Delaware Court of Chancery will determine the “fair value” of the shares of our common stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the Surviving Corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In Dell, Inc. v. Magnetar Global Event Driven Master Fund Ltd., 177 A.3d 1 (Del. 2017) and DFC Global Corp. v. Muirfield Value Partners, L.P., 172 A.3d 346 (Del. 2017), the Delaware Supreme Court declined to adopt a presumption favoring reliance upon the deal price in determining fair value, but noted that the deal price is one of the relevant factors to be considered, and can often be the best evidence of fair value in arm’s-length mergers with a robust sales process.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, “fair value” under Section 262 of the DGCL. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither we nor Newco anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and we and Newco each reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the Merger Consideration. If a petition for appraisal is not timely filed or if neither of the ownership thresholds is met, then the right to an appraisal will cease.

Upon application by the Surviving Corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any holder of shares whose name appears on the Verified List and, if such shares are represented by certificates and if so required, who has submitted such stockholder’s certificates of stock to the Delaware Register in Chancery, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights or that neither of the ownership thresholds is met. The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the stockholders entitled thereto. Payment will be made to each such stockholder, in the case of holders of uncertificated stock, forthwith, and in the case of holders of shares represented by certificates, upon the surrender to the Surviving Corporation of the certificate(s) representing such stock. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to appraisal. In the absence of such an order, each party bears its own expenses.

If any stockholder who demands appraisal of his, her or its shares of our common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of our common stock will be deemed to have been converted at the Effective Time into the right to receive the consideration payable in the Merger, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, if neither of the ownership thresholds is met or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the consideration payable in the Merger in accordance with Section 262 of the DGCL.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of our common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, if neither of the ownership thresholds is met or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger Consideration, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Litigation Relating to the Merger

On July 22, 2019, a stockholder complaint was filed in the United States District Court, Northern District of California, against us and the individual members of our Board, captioned Stein v. Shutterfly, Inc., et al., Case No. 4:19-cv-04203 (the “Stein Complaint”). On July 23, 2019, a stockholder complaint was filed in the United States District Court, Southern District of New York, against us and the individual members of our Board, captioned Spurlock v. Shutterfly, Inc., et al., Case No. 1:19-cv-06836 (the “Spurlock Complaint”).

On July 26, 2019, a putative stockholder class action complaint was filed in the United States District Court, District of Delaware, against us and the individual members of our Board, captioned Wolf v. Shutterfly, Inc. et al., Case No. 1:19-cv-01387 (the “Wolf Complaint”). On July 29, 2019, a putative stockholder class action complaint was filed in the United States District Court, Northern District of California, against us and individual members of our Board, captioned Gordon v. Shutterfly, Inc., et al., Case No. 3:19-cv-04335 (the “Gordon Complaint” and collectively with the Stein Complaint, Spurlock Complaint and Wolf Complaint, the “Stockholder Complaints”). Each of the Stockholder Complaints asserts that defendants violated Section 14(a) and 20(a) of the Exchange Act and certain rules and regulations promulgated thereunder by making untrue statements of material fact and omitting certain material facts related to the contemplated merger in the proxy statement.

The Stockholder Complaints seek, among other things, an order enjoining the defendants from consummating the merger, money damages and an award of attorneys’ and experts’ fees. We believe that the lawsuits are without merit and intend to vigorously defend those actions. We may become subject to similar litigation relating to the merger in these or other jurisdictions.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders of shares of our common stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

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tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as, for example, financial institutions; tax-exempt organizations; holders who acquired our common stock through a 401(k), deferred compensation plan or retirement plan; S corporations; any entities or arrangements classified as partnerships or pass-through entities for U.S. federal income tax purposes or investors in such pass-through entities; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; persons required to conform their tax reporting of income to their financial statements under Section 451(b) of the Code; regulated investment companies; real estate investment trusts; entities that are “controlled foreign corporations” or “passive investment companies” for U.S. federal income tax purposes; Non-U.S. Holders that hold, directly or constructively (or that held, directly or constructively, at any time during the five-year period ending on the date of the merger), 5% or more of our outstanding common stock; or certain former citizens or long-term residents of the United States;

•	tax consequences to holders who hold their common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders that received their shares of our common stock pursuant to the exercise of employee options or other compensation arrangements;

•	tax consequences to holders exercising appraisal rights;

•	tax consequences to holders who own an equity interest, actually or constructively, in Newco or the Surviving Corporation following the Merger;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	any U.S. federal estate, gift or alternative minimum tax consequences; or

•	any state, local or foreign tax consequences.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of our common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

No opinion of counsel or ruling from the IRS has been or will be obtained regarding the U.S. federal income tax consequences of the Merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of our common stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

A surtax of up to 3.8% applies to so-called “net investment income” of certain U.S. citizens and residents, and to undistributed “net investment income” of certain estates and trusts. Net investment income generally includes any gain recognized on the receipt of cash in exchange for shares of our common stock pursuant to the Merger. U.S. Holders should consult their own tax advisors regarding the applicability of this tax to any gain recognized pursuant to the Merger.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year that includes the Merger, and certain other specified conditions are met, in which case such gain generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

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we are or have been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”) at any time within the shorter of the five-year period ending on the date of completion of the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of our common stock (the “relevant period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (or is deemed to own pursuant to certain attribution rules) more than 5% of our common stock at any time during the relevant period, in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although no assurances can be given in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a rate of 24%) may apply to proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form), (2) a Non-U.S. Holder that provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form), or (3) a holder that otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Each holder should consult such holder’s own tax advisor regarding the information reporting and backup withholding tax rules.

THE DISCUSSION SET FORTH ABOVE IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO HOLDERS OF OUR COMMON STOCK. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL, NON-U.S. INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

Regulatory Approvals Required for the Merger

In the Merger Agreement, Newco and Shutterfly agree to use their reasonable best efforts to take all actions necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by the Merger Agreement, and to use their respective reasonable best efforts to cause the conditions to each party’s obligation to consummate the transactions contemplated by the Merger Agreement to be satisfied as promptly as practicable (but in no event later than the outside date), including taking all actions necessary to (1) obtain all governmental authorizations required for the consummation of the Merger, (2) effect all necessary registrations and filings with governmental authorities in order to consummate the Merger and the other transactions contemplated by the Merger Agreement, (3) comply with all requirements under applicable law, and (4) avoid, defend or contest any proceedings challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement.

HSR Act

Under the HSR Act and the rules promulgated thereunder, the Merger cannot be completed until the expiration of a 30-calendar day waiting period, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, following the filing of Premerger Notification and Report Forms with the FTC and the Antitrust Division, unless such waiting period is earlier terminated by the FTC and the Antitrust Division or extended by a request for additional information and documentary materials (a “Second Request”). Shutterfly and Newco made the necessary filings with the FTC and the Antitrust Division of the DOJ on June 24, 2019. Early termination of the applicable waiting period under the HSR Act was granted on July 17, 2019, effective immediately.

At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust or other regulatory grounds will not be made or, if such a challenge is made, what the result of such challenge will be.

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

General

In the Merger Agreement, we and Newco agree to use our respective reasonable best efforts to take all actions necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by the Merger Agreement, and to use our respective reasonable best efforts to cause the conditions to each party’s obligation to consummate the transactions contemplated by the Merger Agreement to be satisfied as promptly as practicable (but in no event later than the outside date), including taking all actions necessary to (1) obtain all governmental authorizations required for the consummation of the Merger, (2) effect all necessary registrations and filings with governmental authorities in order to consummate the Merger and the other transactions contemplated by the Merger Agreement, (3) comply with all requirements under applicable law, and (4) avoid, defend or contest any proceedings challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement.

Effect on Shutterfly if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of our common stock. Instead, we will remain a stand-alone public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which we operate and risks related to adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the Merger is not completed, our Board will continue to evaluate and review our business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to our Board will be offered or that our business, prospects or results of operation will not be adversely impacted.

In addition, we will be required to pay to Newco a termination fee of up to $51.2 million if the Merger Agreement is terminated under specified circumstances. In certain cases where such termination fee is not payable or the Merger Agreement is terminated by Newco due to our breach or failure to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, we will be required to reimburse Newco up to $5.0 million for expenses related to the transactions contemplated by the Merger Agreement. In no case will Newco be due both its termination fee and expense reimbursement. If Newco has collected any money for expense reimbursements, such amounts will be deducted from the termination fee when such termination fee is paid. For more information, please see the section captioned “The Merger Agreement—Termination Fees and Expense Reimbursement” beginning on page 100 of this proxy statement.

Vote Required and Board Recommendation

The Merger Agreement must be approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote thereon. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Our Board has unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable, fair to and in the best interests of Shutterfly and our stockholders.

Our Board unanimously recommends that you vote “FOR” the proposal to approve the Merger Agreement.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Shutterfly, Newco and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Newco and Merger Sub by Shutterfly in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between Shutterfly, Newco and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Shutterfly, Newco or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Shutterfly, Newco and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Shutterfly, our business, Newco or Merger Sub. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Shutterfly and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) Merger Sub will be merged with and into Shutterfly, with Shutterfly becoming a wholly owned subsidiary of Newco; and (2) the separate corporate existence of Merger Sub will thereupon cease. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of Shutterfly and Merger Sub, and all of the debts, liabilities and duties of Shutterfly and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Immediately following the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub at the Effective Time, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified. From and after the Effective Time, the officers of Merger Sub at the Effective Time will be the officers of the Surviving Corporation, until their successors are duly appointed. At the Effective Time, the certificate of incorporation of Shutterfly as the Surviving Corporation will be amended to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended.

Closing and Effective Time

The closing of the Merger will take place no later than the third business day after the satisfaction or waiver in accordance with the Merger Agreement of all the conditions to closing of the Merger (as described under the section captioned “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 96 of this proxy statement), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions. However, if the marketing period (as described below) has not ended at the time of satisfaction or waiver of the conditions set forth in the Merger Agreement (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing), the closing will occur on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (1) the third business day immediately following the final day of the marketing period; and (2) any business day during the marketing period as may be specified by Newco on no less than three business days’ prior written notice to us. Concurrently with the closing of the Merger, the parties will file a Certificate of Merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing of the Certificate of Merger, or at such later time as is agreed by the parties and specified in the Certificate of Merger.

Marketing Period

Under the Merger Agreement, we have agreed to allow Newco a period of 18 consecutive days (subject to customary blackout dates) to market the debt financing.

The marketing period is the first period of 18 consecutive days after the date of the Merger Agreement throughout and at the end of which (1) Newco has received certain required financial information of Shutterfly and the required information is compliant with specified criteria; (2) the conditions to the obligations of Shutterfly, Newco and Merger Sub to consummate the Merger are satisfied (other than those conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions at the closing); and (3) nothing has occurred and no condition exists that would cause the conditions to the obligations of Shutterfly, Newco and Merger Sub to consummate the Merger to fail to be satisfied (other than those conditions that by their nature can only be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions at the closing), assuming the closing were to be scheduled at any time during such 18 consecutive day period (provided that (x) the marketing period will not be deemed to commence if prior to its expiration (i) our independent accountants have withdrawn their audit opinion with respect to any audited financial statements included in the required financial information, in which case the marketing period will not be deemed to commence until, at the earliest, a new unqualified audit opinion is issued by our independent accountant or another nationally recognized independent public accounting firm reasonably acceptable to Newco, (ii) we publicly announce any intention to, or determine that we must, restate any financial statements or other financial information included in the required financial information or any such restatement is under active consideration, in which case the marketing period will not commence unless and until, at the earliest, such restatement has been completed and the relevant required information has been amended or we announce no such restatement is required in accordance with GAAP, (iii) any required financial information would not be compliant with specified criteria at any time during such 18 consecutive day period or otherwise does not include the required financial information, in which case, the marketing period will not commence unless and until, at the earliest such required financial information is updated or supplemented so that it is compliant and includes all required financial information, or (iv) we have failed to file any report on Form 10-K,

Form, 10-Q or Form 8-K required to be filed with the SEC by the date required under the Exchange Act, in which case (a) in the case of a failure to file a Form 10-K or Form 10-Q, the marketing period will not be deemed to commence unless and until such reports have been filed and (b) in the case of a failure to file a Form 8-K, the marketing period will be tolled until such report has been filed, except that if the failure to file such report occurs during the final five business days of the marketing period, the marketing period will be extended so that the final day of the marketing period will be no earlier than the fifth business day after such report has been filed. The marketing period in any event will end on any earlier date on which the debt financing is consummated.

Merger Consideration

Common Stock

At the Effective Time, each outstanding share of our common stock (other than shares owned (1) directly or indirectly by us; (2) by Newco or Merger Sub, or by any wholly owned subsidiary of Newco or Merger Sub; (3) by any person that, directly or indirectly, owns all of the outstanding stock of Merger Sub and (4) stockholders who are entitled to and who properly exercise appraisal rights under the DGCL) will be converted into the right to receive the Merger Consideration (which is $51.00 per share, without interest and less any applicable withholding taxes). All shares converted into the right to receive the Merger Consideration will automatically be cancelled at the Effective Time.

Outstanding Equity Awards

As a result of the Merger, the treatment of Company Options, Company RSUs, Company PSUs and Company MSUs that are outstanding immediately prior to the Effective Time will be as follows:

Company Options

To the extent not exercised or expired, each Company Option outstanding as of the Effective Time, whether vested or unvested, will be cancelled at the Effective Time and converted into the right to receive an amount in cash equal to the product of (1) the aggregate number of shares of our common stock subject to such Company Option, multiplied by (2) the excess, if any, of $51.00 over the applicable per share exercise price of such Company Option, without interest and subject to the payment conditions described below and any required withholding of taxes. Each outstanding Company Option, whether vested or unvested, with an exercise price per share equal to or greater than $51.00, will be cancelled pursuant to the terms and conditions of the Merger Agreement without payment of any consideration.

Company RSUs, Company PSUs and Company MSUs

Each Company RSU that is unexpired, unsettled and outstanding as of the Effective Time, whether vested or unvested, will be cancelled at the Effective Time and automatically converted into the right to receive $51.00, without interest and subject to the payment conditions described below and any required withholding of taxes, subject to the payment conditions described below. Each Company PSU and each Company MSU that is unexpired, earned, unsettled and outstanding as of the Effective Time, whether vested or unvested, will be cancelled at the Effective Time and automatically converted into the right to receive $51.00, without interest and subject to the payment conditions described below and any required withholding of taxes. To the extent that the performance measurement period for any Company PSU has not been completed at the Effective Time, such Company PSU will be earned based on target levels of achievement and pro-rated for a partial performance period ending as of the closing date of the Merger. To the extent that the performance measurement period for any Company MSU has not been completed at the Effective Time, such Company MSU will be earned based on actual achievement determined over a truncated performance period ending as of the closing date of the Merger. Any PSUs or RSUs that are not earned as described above as of the Effective Time will be cancelled at the Effective Time for no consideration.

Payments with Respect to Equity Awards

The amounts described above with respect to each Company Option, Company RSU, Company PSU and Company MSU (to the extent earned) will become payable in accordance with the original vesting schedule applicable to such equity awards, except that (1) amounts payable with respect to any equity awards originally scheduled to vest during calendar years 2020 or 2021 will be paid on January 1 of the respective calendar year; and (2) amounts payable with respect to any equity awards originally scheduled to vest after calendar year 2021 will be paid on July 1, 2021, or in either case, upon the award holder’s earlier qualifying termination of employment by Shutterfly without “cause” or his or her resignation following a “constructive termination” (each, as defined in the Merger Agreement).

Exchange and Payment Procedures

Prior to the closing of the Merger, Newco will select Computershare Trust Company, N.A. or another reputable bank or trust company (the “payment agent”) to make payments of the Merger Consideration to stockholders. On the closing date of the Merger, Newco will deposit or cause to be deposited with the payment agent cash sufficient to pay the aggregate Merger Consideration to stockholders.

Prior to the Effective Time (and in any event within three business days), the payment agent will send to each holder of record of shares of our common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates (if any) and book-entry shares in exchange for their portion of the Merger Consideration. Upon receipt of (1) surrendered certificates (or affidavits of loss in lieu thereof) or a receipt of an “agent’s message” for book-entry shares representing the shares of our common stock and (2) a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive their portion of the Merger Consideration in exchange therefor. The amount of any Merger Consideration paid to the stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the payment agent is not claimed within one year following Effective Time, such cash will be returned to Newco, upon demand, and any holders of our common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Newco for payment of the Merger Consideration. Any cash deposited with the payment agent that remains unclaimed one year following the Effective Time (or such earlier date as is immediately prior to the time at which such amounts would otherwise become property of a Governmental Authority) will, to the extent permitted by applicable law, become the property of Newco free and clear of any claims or interest of any person previously entitled thereto.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event any certificates have been lost, stolen or destroyed, then before such stockholder will be entitled to receive the Merger Consideration, such stockholder will have to make an affidavit of the loss, theft or destruction, and if required by Newco or the payment agent, deliver a bond in such amount as Newco or the payment agent may direct as indemnity against any claim that may be made against it with respect to such certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties of Shutterfly, Newco and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by us are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to Shutterfly, any change, event development, occurrence, state of facts, circumstance or effect (each, an “effect”) that, individually or in the aggregate with all other effects, (1) materially adversely effects the business, financial condition, assets or results of operations of us and our subsidiaries, taken as a whole; or (2) arose from an action taken by us or any of our subsidiaries that would prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement past the outside date; provided that solely with respect to the foregoing clause (1), none of the following effects and (and no effect that directly results from or arises in connection with the following) will constitute nor will be taken into account in determining whether there is a Company Material Adverse Effect:

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changes in or affecting general business, economic, regulatory or legislative conditions or securities, financial, credit or capital market conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets or equity price levels or trading volumes) anywhere in the world in which we and our subsidiaries operate;

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changes in the trading volume or trading price of our common stock (provided that the facts and circumstances giving rise to such changes in such volume or price may be deemed to constitute, and may be taken into account in determining whether there is, a Company Material Adverse Effect);

•	changes in the industry in which we and our subsidiaries operate;

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national or international political conditions, acts of war (whether or not declared), the threat, commencement, continuation or escalation of a war, acts of armed hostility, sabotage, terrorism or cyber intrusion, or other international or national calamity or any worsening of such conditions, or any government shutdown;

•	changes (or prospective changes) in law or GAAP (or in the interpretation thereof);

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any failure by us to meet its guidance or any published analyst projections, estimates or expectations of our past or projected revenue, earnings or other financial performance or results of operations for any period, in and of itself, and any resulting analyst downgrade of our securities, or any failure by us to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts and circumstances giving rise to such failures may be deemed to constitute, and may be taken into account in determining whether there is a Company Material Adverse Effect if such facts and circumstances are not otherwise excluded under this definition);

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any legal or related proceedings made or brought by any of our current or former stockholders (on their own behalf or on behalf of Shutterfly) against Shutterfly or our Board, relating to, in connection with, or arising out of the transactions contemplated by the Merger Agreement, including the proxy statement;

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effects directly or indirectly attributable to the execution, announcement or pendency of the Merger Agreement, the transaction agreement, dated June 10, 2019, by and among Snapfish LLC, Sherwood Parent, L.P. and S&S Venture LLC (the “Snapfish Transaction Agreement”) or the anticipated consummation of the transactions contemplated by the Merger Agreement (including the identity of, or any facts relating to, Newco as the acquirer of Shutterfly) or the transactions contemplated by the Snapfish Transaction Agreement, including the impact thereof on relationships with officers, employees, customers, suppliers, distributors, vendors, licensors, licensees, lenders, investors, governmental authorities, subcontractors or partners (including the exercise or prospective exercise of rights that arise upon a change of control); provided that this limitation will not apply to certain of our representations and warranties regarding the absence of conflicts and necessary consents, and the condition to closing related to the accuracy of our representations and warranties to the extent related thereto;

•	fires, epidemics, quarantine restrictions, earthquakes, hurricanes, tornadoes or other natural or man-made disaster or any other national or international calamity, crisis or disaster; and

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any effect resulting from or arising out of (1) the failure by us or any of our subsidiaries to take any action prohibited by the Merger Agreement; or (2) any actions taken by us or any of our subsidiaries as required by the Merger Agreement or with the consent of Newco or Merger Sub after disclosure to Newco of all material facts and information.

provided that, with respect to the first, third, fourth, fifth and ninth bullet above, only to the extent such effect does not adversely affect us and our subsidiaries, taken as a whole, in a disproportionate manner relative to others in the same industry (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).

In the Merger Agreement, we have made customary representations and warranties to Newco and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to us and our subsidiaries;

•	the capital structure of Shutterfly as well as the ownership and capital structure of its subsidiaries;

•	our corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•	the necessary vote of stockholders in connection with the Merger Agreement;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

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the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to Shutterfly or its subsidiaries or the resulting creation of any lien upon our assets due to the performance of the Merger Agreement;

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the compliance with, and the absence of any violations, by Shutterfly, its subsidiaries or any of their respective representatives of applicable laws, including anti-corruption laws and governmental authorizations;

•	the accuracy and required filings of ours and our subsidiaries’ SEC filings and financial statements;

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the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of Shutterfly;

•	our disclosure controls and procedures;

•	our internal accounting controls and procedures;

•	the absence of specified undisclosed liabilities;

•	the conduct of the business of us and our subsidiaries in the ordinary course of business since December 31, 2018 and the absence of a Company Material Adverse Effect since December 31, 2018;

•	employee benefit plans;

•	legal proceedings and orders;

•	our intellectual property;

•	tax matters;

•	environmental matters;

•	personal property of Shutterfly;

•	real property owned, leased or subleased by us and our subsidiaries;

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the existence and enforceability of specified categories of our material contracts, and any notices with respect to violation or breach of or default thereunder or intention to terminate or modify those material contracts;

•	payment of fees to brokers in connection with the Merger Agreement;

•	the absence of any transactions, relations or understandings between Shutterfly or any of its subsidiaries and any affiliate or related person;

•	the rendering of Morgan Stanley’s fairness opinion to our Board;

•	insurance matters;

•	the absence of any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan;

•	the budget of us and our subsidiaries;

•	our and our subsidiaries’ significant vendor and customer relationships;

•	indemnification agreements entered into by us and our subsidiaries with certain individuals;

•	the solvency of us and our subsidiaries; and

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our acknowledgment as to the absence of any other representations or warranties by Newco, Merger Sub or any other person on behalf of Newco or Merger Sub, other than in the case of fraud or as set forth in the Merger Agreement.

In the Merger Agreement, Newco and Merger Sub have made customary representations and warranties to Shutterfly that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Newco and Merger Sub and availability of these documents;

•	Newco’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	the absence of litigation;

•	matters with respect to Newco’s financing and sufficiency of funds;

•	the accuracy of information supplied by or on behalf of Newco or Merger Sub for inclusion in this proxy statement;

•	ownership of capital stock of Newco and Merger Sub;

•	the absence of stockholder and management arrangements;

•	payment of fees to brokers in connection with the Merger Agreement;

•	delivery and enforceability of the limited guarantee;

•	the solvency of the Surviving Corporation following the consummation of the Merger and the transactions contemplated by the Merger Agreement (subject to certain identified assumptions); and

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reliance upon Newco and Merger Sub’s independent investigation of our business, operations and financial condition and acknowledgment by Newco and Merger Sub as to the absence of any other representations or warranties by Shutterfly or any other person on behalf of Shutterfly, other than in the case of fraud or as set forth in the Merger Agreement.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except as (1) expressly contemplated by the Merger Agreement; (2) as disclosed in the confidential disclosure letter to the Merger Agreement; or (3) approved by Newco (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the Merger Agreement and the Effective Time or such earlier date as the Merger Agreement may be terminated in accordance with its terms, Shutterfly will, and will cause each of its subsidiaries to:

•	subject to the restrictions and exceptions in the Merger Agreement, act and carry on its business in all material respects in the ordinary course of business; and

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use commercially reasonable efforts to preserve intact its business organization, and preserve in all material respects its present and future relationships with customers, suppliers, governmental authorities and others with whom it has business relations or regulator relations, in each case, consistent with past practice.

In addition, we have agreed that, except as expressly contemplated by the Merger Agreement, as disclosed in the confidential disclosure letter to the Merger Agreement or as required by applicable law, during the period of time between the date of the signing of the Merger Agreement and the Effective Time, we will not, and will not permit each of its subsidiaries to, among other things:

•	declare, set aside or pay any dividend or make any other distribution;

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adjust, combine, reclassify, split, reverse split, consolidate, recapitalize or subdivide any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities except for the acquisition of shares (1) from holders of Company Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Options to the extent required or permitted under the terms of such Company Options; or (2) from holders of Company RSUs, Company PSUs or Company MSUs in full or partial payment of any taxes payable by such holder upon the settlement of Company RSUs, Company PSUs or Company MSUs to the extent required or permitted by their terms;

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issue, deliver, sell, pledge, encumber, dispose of, grant, transfer or authorize the issuance, delivery, sale, pledge, encumbrance, disposition or grant of any of our capital stock or any of our subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock, other than (1) upon the exercise or settlement of Company Options, Company RSUs, Company PSUs and Company MSUs that are outstanding on the date of the Merger Agreement, solely in accordance with their terms as of the date of the Merger Agreement, (2) by a wholly owned subsidiary of such subsidiary’s capital stock to Shutterfly or another wholly owned subsidiary of Shutterfly, (3) grants to new hires, or in connection with any promotion or retention, in the ordinary course of business consistent with past practice, which such awards shall exclusively be in the form of Company RSUs, Company PSUs, or Company MSUs, provided that the dollar value of such awards is substantially similar in grant date value to those awards granted to similarly situated employees, but in no event will exceed 250,000 shares in the aggregate or (4) upon the determination by our Board (or a committee thereof), pursuant to the applicable award agreement(s) and consistent with past practice of making such determinations for similarly structured awards, of whether performance vesting conditions under outstanding PSUs or MSUs have been satisfied;

•	amend the organizational documents of Shutterfly or any of its subsidiaries;

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acquire by merger or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, or make any investment in, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division, thereof;

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sell, lease, license, transfer, abandon, pledge or otherwise dispose of or encumber or subject to any lien, any of our assets or rights, including the capital stock of our subsidiaries with a fair market value in excess of $500,000, other than (1) in the ordinary course of business consistent with past practice; (2) the disposition of obsolete or excess assets; (3) transfers among Shutterfly and its wholly owned subsidiaries; or (4) pursuant to any contract existing as of the date of signing of the Merger Agreement and disclosed in the confidential disclosure letter to the Merger Agreement;

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incur, create, issue, syndicate, refinance, assume or otherwise become liable for certain types of indebtedness or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any person (other than any of our wholly owned subsidiaries in the ordinary course of business) for indebtedness or issue or sell options, warrants, calls or other rights to acquire any indebtedness for borrowed money of ours or any of our subsidiaries or grant any liens on the property or assets of Shutterfly or its subsidiaries to secure indebtedness for borrowed money, take any action that would result in any amendment, modification or change of any term of any indebtedness for borrowed money of ours or any of our subsidiaries;

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make any capital expenditures that exceed the amounts set forth in our plan for capital expenditures for the applicable fiscal quarter previously made available to Newco by more than 5% in the aggregate;

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other than as permitted by the Merger Agreement, increase the compensation or benefits payable or to become payable to its directors, officers, employees, or consultants except for (1) increases in base salary or wages in the ordinary course of business as set forth in the confidential disclosure letter to the Merger Agreement; (2) payments of bonuses pursuant to the terms of our bonus plans disclosed in the confidential disclosure letter to the Merger Agreement; (3) pursuant to the terms of any Shutterfly benefit plan or other contract as in effect as of the date of the Merger Agreement; (4) increases of salary, wages and incentive compensation in connection with the promotion or performance reviews of an existing employee in amounts consistent with past practice for such positions; (5) with respect to grants of Company RSUs under the third bullet point of this subsection; or (6) with respect to performance determinations as to PSUs and MSUs permitted under the Merger Agreement;

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grant any rights to severance or termination pay to, or enter into or amend any employment or severance agreement with, any of our directors, officers or employees or any of our subsidiaries (or any of their respective dependents or beneficiaries), other than offer letters that do not provide any severance, retention, change in control or equity award commitments with new non-executive hires that are permitted under the Merger Agreement or arrangements that provide termination benefits only to the extent mandated by applicable law outside of the United States, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee or any of their respective dependents or beneficiaries, or establish, adopt, enter into or amend any plan, program or arrangement that would be a company benefit plan or company equity plan if in existence on the date of the Merger Agreement, except (1) pursuant to our or our subsidiaries’ contracts or policies with respect to severance or termination pay in existence on the date of the Merger Agreement; (2) in connection with new hires, or in connection with any promotion, in the ordinary course of business; (3) in connection with compensation increases that are permitted by the immediately preceding bullet point and the second bullet point above; or (4) as otherwise adopted to comply with applicable law;

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take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any company benefit plan or company equity plan, except as contemplated in the Merger Agreement or pursuant to the terms any contract (including any company benefit plan) in effect on the date the Merger Agreement;

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(1) terminate the employment of any employee, other than terminations for cause or terminations of employees with a title junior to Vice President, in each case, in the ordinary course of business; (2) effectuate any plant closing or mass layoff that would incur any liability or obligation under the Worker Adjustment and Retraining Notification Act of 1988 except as disclosed in the confidential disclosure letter to the Merger Agreement; or (3) hire any new employees, except employees with a title more junior than Vice President or to fill vacancies occurring after the date of the Merger Agreement, in each case, in the ordinary course of business;

•	adopt or enter into any collective bargaining agreement or other similar arrangement relating to unions, works councils, similar entities or other organized employees;

•	implement or adopt any material change in financial accounting policies, practices or methods, other than as may be required by GAAP or regulatory guidelines;

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subject to certain terms of the Merger Agreement, settle any proceedings if such settlement would require a payment by Shutterfly in excess of $100,000 in any individual case or series of related cases or $250,000 in the aggregate, other than (1) as required by their terms as in effect on the date of the Merger Agreement; or (2) claims reserved against in our financial statements (for amounts not in excess of such reserves); provided that, in the case of each of (1) and (2), the payment, discharge, settlement or satisfaction of such proceeding does not include any obligation (other than the payment of money) to be performed or the admission of wrongdoing by us or any of our subsidiaries or any of their respective officers or directors;

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(1) make (other than on an originally filed tax return), change or rescind any material tax election; (2) change any annual tax accounting period or any material method of tax accounting; (3) file any income or other material tax return relating to us or any of our subsidiaries that has been prepared in a manner that is materially inconsistent with the past practices of Shutterfly or such subsidiary, as applicable; (4) file any amended income or other material tax return that could materially increase the taxes payable by Shutterfly or its subsidiaries; (5) settle, compromise, or abandon any claim, investigation, audit or controversy relating to a material amount of taxes; (6) enter into any closing agreement with respect to any material amount of tax; or (7) fail to timely file any material tax return or pay any material tax when due;

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of us or any of our subsidiaries (other than the Merger);

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enter into, extend or renew or otherwise modify, amend, terminate (other than terminations occurring as a result of the expiration of the term thereof) or waive any material rights or obligations under any material contracts (or any contract that, if entered into prior to the date of the Merger Agreement, would be a material contract) other than a renewal of a contract on terms no less favorable in all material respects in the aggregate, or the entry into, extension, amendment or renewal of certain contracts with customers or vendors in the ordinary course of business;

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engage in certain transactions with, or enter into certain contracts with any of our former or current direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners, and such person’s affiliates or immediate family members;

•	adopt or implement any stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan;

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sell, assign, transfer, lease, license or allow to lapse any rights in any material intellectual property, except for non-exclusive licenses to customers of Shutterfly or its subsidiaries in the ordinary course of business;

•	enter into, renew (or fail to exercise a renewal option under), terminate, or amend or modify in any material respect, a material lease;

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enter into any new line of business (other than any line of business that is reasonably related to and a reasonably foreseeable extension of any line of business existing as of the date of the Merger Agreement) or terminate any line of business existing as of the date of signing of the Merger Agreement;

•

cancel, terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any insurance policy, other than the renewal of an existing insurance policy or a commercially reasonable substitute therefor; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

Alternative Acquisition Proposals

Under the Merger Agreement, until the Effective Time (or the earlier termination of the Merger Agreement in accordance with its terms), we have agreed to: (1) cease (and to cause our subsidiaries and their respective directors, officers and employees, and to use reasonable best efforts to cause their other Representatives, to cease) and cause to be terminated any discussions or negotiations with any person with respect to an Acquisition Proposal (as defined below), and (2) terminate any data room access of, any person relating to an acquisition transaction and to request that any person who was furnished non-public information by or on our behalf prior to the date of the Merger Agreement return or destroy all such information.

After the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement in accordance with its terms), we and our subsidiaries will not (and we will cause our and our subsidiaries’ respective Representatives not to):

•

initiate, solicit, or knowingly facilitate or encourage the making, submission or announcement of any Acquisition Proposal (as defined below) or an inquiry, indication of interest or request for non-public information (other than as are made by Newco, Merger Sub or Newco’s affiliates or Representatives) that would reasonably be expected to lead to an Acquisition Proposal (an “Acquisition Inquiry”) or otherwise knowingly assist or participate in the making, submission or announcement of any Acquisition Proposal;

•	engage in, participate or continue discussions or negotiations with any person with respect to an Acquisition Proposal or Acquisition Inquiry;

•

enter into any merger agreement, letter of intent, term sheet, agreement in principle or other similar agreement constituting or relating to an Acquisition Proposal (an “Alternative Acquisition Agreement”) or enter into any contract or agreement requiring Shutterfly to abandon, terminate or fail to consummate the Transactions;

•	terminate, waive, amend or modify any provision of, or grant permission under, any confidentiality agreement to which we or our subsidiaries is a party and that contains a “standstill” provision;

•

furnish to any person any non-public information relating to us or any of our subsidiaries, or afford access to the business, assets, books or other non-public information or to any personnel of Shutterfly, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any Acquisition Proposal or Acquisition Inquiry;

•

take any action to make the provisions of any takeover law, or any restrictive provision of our organizational documents, inapplicable to any Acquisition Proposal or person making an Acquisition Proposal; or

•	resolve or agree to take any of the foregoing actions.

Notwithstanding the restrictions described above, at any time following the date of the Merger Agreement and prior to adoption of the Merger Agreement by our stockholders, if we receive a written Acquisition Proposal that did not result from a breach of the non-solicitation restrictions set forth in the Merger Agreement (a “Qualifying Acquisition Proposal”) and our Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that (1) the Qualifying Acquisition Proposal constitutes, or would reasonably be expected to lead to or result in, a Superior Proposal (defined below) and (2) the failure to take the actions set forth in clauses (x) and (y) below with respect to such Qualifying Acquisition Proposal would be inconsistent with its fiduciary duties to our stockholders under applicable law, Shutterfly and the Company Representatives may (x) furnish to the person that has made the Qualifying Acquisition Proposal (and such person’s representatives) information relating to us or any of our subsidiaries and/or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Shutterfly or any of our subsidiaries, in each case pursuant to an Acceptable Confidentiality Agreement and (y) engage or participate in discussions or negotiations with the person (or such person’s representatives) that has made the Qualifying Acquisition Proposal.

We have agreed that it will promptly (and in any event within 48 hours) (1) provide Newco written notice of any Acquisition Inquiries or Acquisition Proposals and the identity of the party making such inquiry or proposal (provided that we will not be required to disclose the identity of the person making such Acquisition Proposal if such disclosure is prohibited by the terms of a confidentiality agreement with such person that is in effect on the date of the Merger Agreement), (2) disclose to Newco the material terms of any such Acquisition Proposal, including a copy of all documents and communications received in connection therewith and (3) provide or make available to Newco copies of all material written information concerning Shutterfly or its subsidiaries provided or made available by us, our subsidiaries or any Shutterfly Representative to such person to the extent such written information was not previously provided or made available to Newco. We are also required to keep Newco reasonably informed in all material respects of any material developments with respect to any such Acquisition Inquiry or Acquisition Proposal (and any subsequent amendments or modifications thereto), in each case, as soon as is reasonably practicable and in any event within 24 hours of receipt, provision or occurrence thereof. Shutterfly will, as soon as is reasonably practicable and in any event within 24 hours following a determination by our Board that an Acquisition Proposal is a Superior Proposal, notify Newco of such determination.

Our Board’s Recommendation; Company Board Recommendation Change

As described above, and subject to the provisions described below, our Board has recommended that the holders of shares of our common stock vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that our Board will not effect a company board recommendation change except as described below.

Except as permitted by the next paragraph, prior to the adoption of the Merger Agreement by our stockholders, our Board (or any committee of our Board) will not (1) (i) withdraw, change, amend, modify or qualify or publicly propose to do the foregoing in any manner adverse to Newco or Merger Sub, the Company Board Recommendation, (ii) fail to include the Company Board Recommendation in this proxy statement, (iii) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any Acquisition Proposal, or (iv) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten business days after commencement of such Acquisition Proposal (actions prohibited by this clause (1) being referred to as a “Change of Board Recommendation”); or (2) approve, recommend, authorize, cause, permit, resolve to allow, or publicly announce an intention to approve or recommend, Shutterfly or any of its subsidiaries to enter into any Alternative Acquisition Agreement.

Notwithstanding the foregoing, our Board may, at any time prior to the adoption of the Merger Agreement by our stockholders, if (1) we have received a Qualifying Acquisition Proposal that our Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal; and (2) our Board determines in good faith (after consultation with its outside legal counsel) that its failure to effect a Change of Board Recommendation or terminate the Merger Agreement would be inconsistent with its fiduciary duties to our stockholders under applicable law, then our Board may (i) effect a Change of Board Recommendation and/or (ii) validly terminate the Merger Agreement, in each case only if:

•	we have complied with the non-solicitation provisions of the Merger Agreement with respect to such Qualifying Acquisition Proposal, other than de minimis breaches;

•

we have provided prior written notice to Newco, at least three business days in advance (the “Superior Proposal Notice Period”) of its intention to effect such a Change of Board Recommendation or validly terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, and which notice will provide Newco with the material terms and conditions of the Superior Proposal and the identity of the person or group making such Superior Proposal;

•

if requested by Newco, we have negotiated with Newco in good faith during the Superior Proposal Notice Period in order to enable Newco to revise the terms of the Merger Agreement in such a manner that would eliminate the need for taking such action or so that any Superior Proposal no longer constitutes a Superior Proposal;

•

following our and our representatives’ negotiation in good faith with Newco during the Superior Proposal Notice Period, and after considering the results of such negotiations and giving effect to any proposals, amendment or modifications made or agreed to by Newco, if any, our Board (after consultation with its financial advisor and outside legal counsel) has determined in good faith, that such Superior Proposal still constitutes a Superior Proposal (it being understood and agreed that any change to the financial or other material terms of an Acquisition Proposal previously subject to notice will require a new notice to Newco, but with any reference to the Superior Proposal Notice Period changed to two business days); and

•

in the event of any termination of the Merger Agreement in order to cause or permit Shutterfly or any of its subsidiaries to enter into an Alternative Acquisition Agreement with respect to an Acquisition Proposal, Shutterfly will has validly terminated the Merger Agreement in accordance with its terms, including paying a termination fee of $51.2 million.

Notwithstanding anything in the Merger Agreement to the contrary, our Board may effect a Change of Board Recommendation prior to the adoption of the Merger Agreement by our stockholders if an Intervening Event (as defined below) occurs and our Board determines in good faith (after consultation with its outside legal counsel) that its failure to effect a Change of Board Recommendation would be inconsistent with its fiduciary duties to our stockholders under applicable law; provided that our Board may not effect such Change of Board Recommendation unless:

•

we have provided prior written notice to Newco, at least three business days in advance (the “Intervening Event Notice Period”), of its intention to effect such a Change of Board Recommendation, which notice will specify the details of such Intervening Event and the basis upon which our Board intends to effect a Change of Board Recommendation;

•

if requested by Newco, we will have negotiated with, and caused our representatives to negotiate with, Newco in good faith during the Intervening Event Notice Period in order to enable Newco to revise the terms of the Merger Agreement so that the failure to make such a Change of Board Recommendation would no longer be inconsistent with the directors’ exercise of their fiduciary duties to our stockholders under applicable law; and

•

following our and our representatives’ negotiation in good faith with Newco during the Intervening Event Notice Period and after considering the results of such negotiations and giving effect to any proposals, or modifications made or agreed by Newco, if any, our Board (after consultation with its financial advisor and outside legal counsel) will have determined in good faith that the failure to make such a Change of Board Recommendation would no longer be inconsistent with the directors’ exercise of their fiduciary duties to our stockholders under applicable law (it being understood and agreed that any material changes to the circumstances surrounding the Intervening Event that was previously the subject of a notice will require a new notice to Newco as provided above, but with any reference to the Intervening Event Notice Period changed to two business days).

“Acquisition Proposal” means any proposal or offer (whether written or otherwise) from any person or group (other than Newco or its subsidiaries) relating to, in a single transaction or series of related transactions:

•

any (1) direct or indirect acquisition or license of the assets or business of Shutterfly or any of its subsidiaries (including securities of the subsidiaries of Shutterfly) equal to more than 15% of our consolidated assets or to which more than 15% of our revenues or earnings on a consolidated basis are attributable; or (2) any direct or indirect acquisition or issuance (whether by merger, consolidation or otherwise) of more than 15% of any class of voting equity securities of Shutterfly;

•

any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in any person or group (or the stockholders of any person or group) beneficially owning 15% or more of the outstanding voting power of Shutterfly;

•

any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving Shutterfly which would result in any person or group (or the stockholders of any person or group) beneficially owning, directly or indirectly, more than 15% of the outstanding voting power of Shutterfly or 15% of the voting power of the surviving entity in a merger involving Shutterfly or the resulting direct or indirect parent of Shutterfly or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power);

•	a reorganization, recapitalization, liquidation or dissolution of Shutterfly; or

•	any other transaction having a similar effect to those described in the above four bullets.

“Superior Proposal” means any bona fide written Acquisition Proposal that did not result from a violation of the non-solicitation provisions of the Merger Agreement, with all of the percentages included in the definition of Acquisition Proposal increased from 15% to 50%, that our Board determines in its good faith judgment (after consultation with our financial advisers and outside legal counsel), and considering such factors as our Board considers to be relevant in good faith, to be (1) more favorable to our stockholders from a financial point of view than the transactions contemplated by the Merger Agreement (including any changes to the terms of the Merger and the Merger Agreement proposed by Newco; and (2) reasonably likely to be timely completed (if accepted) in accordance with its terms, in each case taking into account all financial, regulatory, legal and other aspects of the proposal.

“Intervening Event” means any material event or development or material change in circumstances with respect to us and our subsidiaries taken as a whole that, irrespective of when such event,, development or change occurred, (1) was not known by our Board as of, or prior to, the date of the Merger Agreement, or if known or reasonably foreseeable, the magnitude and consequences of which were not known, understood or reasonably foreseeable by our Board (or any member of our Board) as of the date of the Merger Agreement; and (2) does not relate to any Acquisition Inquiry or Acquisition Proposal, provided that (i) no action taken by Newco to the extent required by certain affirmative covenants of Newco under the Merger Agreement described below under the section of this proxy statement captioned “—Efforts to Close the Merger,” and the consequences of such action, may constitute an Intervening Event, (ii) no change in the market price ,trading volume or ratings of any securities of indebtedness of Shutterfly or any of its subsidiaries will constitute an Intervening Event, provided that the underlying causes of any such change may be considered in determining whether an Intervening Event has occurred.

Employee Benefits

For any employee who remains an employee of Shutterfly or the Surviving Corporation, or any of their respective subsidiaries or affiliates (each, a “Continuing Employee”), for 12 months following the Effective Time, Newco will provide to such Continuing Employees base salary, base hourly wages and cash incentive compensation opportunities (other than equity-based awards or any change in control or retention bonuses) no less favorable than that provided immediately prior to the Effective Time, employee benefits (other than equity-based awards, change in control or retention benefits and defined benefit or non-qualified arrangements) that are no less favorable in the aggregate to the employee benefits provided immediately prior to the Effective Time and severance benefits no less favorable in the aggregate to the applicable benefit plans or individual agreements in effect immediately prior to the Effective Time or otherwise pursuant to our customary severance practices as described in the confidential disclosure letter to the Merger Agreement. Notwithstanding Newco’s covenant regarding severance benefits described in the immediately preceding sentence, at all times after the Effective Time, Newco will, and will cause the Surviving Corporation to, provide each continuing employee who experiences a termination of employment and who would receive severance or acceleration benefits under such continuing employee’s contracts with Shutterfly that are disclosed in the confidential disclosure letter to the Merger Agreement to receive severance and acceleration benefits no less favorable than those set forth in such contracts.

Efforts to Close the Merger

In the Merger Agreement, we and Newco agree to use their reasonable best efforts to take all actions necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by the Merger Agreement, and to use their respective reasonable best efforts to cause the conditions to each party’s obligation to consummate the transactions contemplated by the Merger Agreement to be satisfied as promptly as practicable (but in no event later than the outside date), including taking all actions necessary, to (1) obtain all governmental authorizations required for the consummation of the Merger; (2) effect all necessary registrations and filings with governmental authorities in order to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement; (3) comply with all requirements under applicable law; and (4) avoid, defend or contest any proceedings challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement.

In addition, we and Newco agreed to (1) make an appropriate filing of a Premerger Notification and Report Form pursuant to the HSR Act with respect to the Transactions with the FTC and the Antitrust Division and any other filings required under other applicable antitrust laws promptly, and in any event within 10 business days of the date of the Merger Agreement; and (2) make, as soon as practicable, such other necessary filings, notifications or registrations within fifteen (15) business days of the date of the Merger Agreement to obtain all government consents. Newco has also agreed that neither it nor any of its affiliates will file a Premerger Notification and Report Form pursuant to the HSR Act with respect to the acquisition of Snapfish LLC and the transactions contemplated by the Snapfish Transaction Agreement until the first day following the date on which the waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by the Merger Agreement shall have expired or been earlier terminated.

Newco also agreed to, and to cause its subsidiaries to, use its and their reasonable best efforts, and promptly take any and all steps necessary, to avoid or eliminate any concerns on the part of, or to satisfy any conditions imposed by, any governmental authority under any antitrust law or any other person so as to enable the parties to consummate the transactions contemplated by the Merger Agreement as soon as practicable, and in any event prior to the outside date, including (1) proposing, negotiating, offering to commit and effect (and if such offer is accepted, committing to and effecting), by consent decree, hold separate order or otherwise, the sale, divestiture, license or disposition of such assets or businesses of Newco or its subsidiaries and affiliates, now owned or hereafter sought to be acquired; (2) terminating or amending any existing relationships and contractual rights and obligations; and (3) otherwise offering to take or offering to commit to take any action which it is capable of taking, and if the offer is accepted, taking or committing to take, such actions as are necessary, whether or not such actions limit or modify Newco’s rights of ownership in, or ability to conduct the business of, one or more of its operations, divisions, businesses, product lines, customers or assets, including, after the closing of the Merger, our business, in each case as if it is determined that such action is necessary in order to obtain all governmental authorizations necessary to satisfy certain closing conditions prior to the outside date and/or to avoid the entry of, or to effect the dissolution of, any antitrust order which would have the effect of preventing or delaying the consummation of the Merger and the other transactions contemplated by the Merger Agreement beyond the outside date. Newco will also use its reasonable best efforts to ensure that (x) no requirement for a consent of the FTC, the Antitrust Division, any state attorney general or other governmental authority, (y) no order in any suit or proceeding, and (z) no other matter relating to any antitrust law would preclude consummation of the Merger prior to the outside date. In no event will any party be obligated to undertake or agree to undertake any sale, divestiture, disposition or other remedial measure described above that (i) is not contingent on the consummation of the Merger or (ii) that would, individually or in the aggregate, reasonably be expected to be materially detrimental to the benefits to be derived by Newco as a result of the Merger. In furtherance of the foregoing, each party agreed to keep the other party informed of all material matters, discussions and activities relating to any of the matters contemplated by this paragraph.

Indemnification and Insurance

The Merger Agreement provides that for a period of six years from and after the Effective Time, the Surviving Corporation will indemnify and hold harmless each of our present or former directors or officers or any of our subsidiaries (to the extent acting in such capacity) against any costs and expenses (including reasonable and documented legal fees and expenses), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any pending or threatened proceeding (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as an officer, director, employee, fiduciary (including with respect to an employee benefit plan) on or prior to the Effective Time, or relating to the Merger Agreement and the transactions contemplated by the Merger Agreement, in each case to the fullest extent that we would have been permitted under applicable law or pursuant to any indemnification agreements with us and any of our subsidiaries in effect as of the Effective Time. The Merger Agreement also provides that Surviving Corporation will, pay all expenses (including reasonable and documented legal fees and expenses) of each indemnified person in defense of any proceeding unless it is ultimately determined in accordance with applicable law that such indemnified person is not entitled to indemnification.

The Merger Agreement also provides that all existing rights to exculpation, indemnification or advancement of expenses to which our present directors and officers are entitled that are contained in our organizational documents prior to the Effective Time will survive the Merger and will be observed by the Surviving Corporation to the fullest extent permitted by applicable law for a period of six years from the Effective Time.

The Merger Agreement also provides that, for a period of six years after the Effective Time, the Surviving Corporation will maintain in effect our current insurance coverage with respect to our directors and/or officers. We will, prior to the Effective Time, bind and purchase a tail policy to our current policy of directors’ and officers’ liability insurance for a period of six years from the Effective Time. If the annual premium for such insurance coverage is in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement, the Surviving Corporation will be obligated to obtain as much comparable insurance as possible for an annual premium equal to 300% of the last annual premium paid prior to the date of the Merger Agreement.

Other Covenants

The Merger Agreement contains other customary covenants, including, but not limited to, covenants relating to notices of certain events, public announcements, access to information, and confidentiality.

Conditions to the Closing of the Merger

Each party’s respective obligation to effect the Merger under the Merger Agreement is subject to the satisfaction of various conditions, including the following:

•	the Merger Agreement has been approved by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote thereon at the special meeting;

•

the consummation of the Merger has not been restrained, enjoined or prohibited by any order of a U.S. court of competent jurisdiction or any other governmental authority of competent jurisdiction and there is not in effect any law by any governmental authority of competent jurisdiction which prevents the consummation of the Merger; and

•	any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by the Merger Agreement will have expired or been earlier terminated.

In addition, Newco and Merger Sub are not obligated to consummate the Merger under the Merger Agreement unless the following conditions are satisfied at or prior to the Effective Time:

•	our representations and warranties regarding the absence of a Company Material Adverse Effect are true and correct in all respects as of the Effective Time;

•

our representations and warranties regarding certain elements of our capitalization are true and correct as of the date of the Merger Agreement, except, in each case, for such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to have more than a de minimis increase in the aggregate amounts payable by Merger Sub or Newco in the transactions contemplated by the Merger Agreement;

•

our representations and warranties regarding certain elements of our corporate existence, certain elements of our capitalization, our corporate authority, the absence of broker’s and finder’s fees and the opinion of our financial advisor are true and correct in all respects as of immediately prior to the Effective Time to the extent qualified by materiality or “Company Material Adverse Effect” (except for such representations or warranties that relate to a specific date or time, which need only be true and correct as of such date or time) and all such representations and warranties to the extent not qualified by materiality or “Company Material Adverse Effect” will be true and correct in all material respects as of immediately prior to the Effective Time except for such representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time);

•

our other representations and warranties set forth in the Merger Agreement (other than those noted in the preceding three bullet points) (without giving effect to any “materiality,” “material adverse effect” or similar qualifications therein), are true and correct as of immediately prior to the Effective Time as if made on and as of such date (except for such representations and warranty that relate to a specific date or time, which need only be true and correct in all material respects as of such date or time), in each case, except for such failures to be so true and correct, individually and in the aggregate, as have not had a Company Material Adverse Effect;

•	we have performed in all material respects all obligations and agreements contained in the Merger Agreement to be performed or complied with by us prior to or on the Effective Time;

•	since the date of the Merger Agreement, there has not occurred any effect that, individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect; and

•	Newco has received a certificate executed by our Chief Executive Officer or Chief Financial Officer certifying that the conditions described in the preceding bullet points have been satisfied.

Further, we are not obligated to effect the Merger under the Merger Agreement unless the following conditions are satisfied at or prior to the Effective Time:

•

the representations and warranties of Newco and Merger Sub regarding their corporate existence and corporate authority to the extent qualified by materiality or “Newco Material Adverse Effect” will be true and correct in all respects as of immediately before the Effective Time except for such representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), and all such representations and warranties to the extent not qualified by materiality or “Newco Material Adverse Effect” will be true and correct in all material respects as of immediately before the Effective Time except for such representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time);

•

the other representations and warranties of Newco and Merger Sub set forth in the Merger Agreement (other than those noted in the preceding bullet point) (without giving effect to any materiality or “Newco Material Adverse Effect” qualifications therein), will be true and correct as of immediately before the Effective Time except for such representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), in each case, except for such failures to be true and correct, individually and in the aggregate, as have not had a Newco Material Adverse Effect;

•

Newco and Merger Sub have performed in all material respects all obligations and agreements contained in the Merger Agreement to be performed or complied with by each of them prior to or on the closing date of the Merger; and

•

we have received a certificate executed by the Chief Executive Officer, the Chief Financial Officer or other officer of Newco and Merger Sub certifying that the conditions described in the preceding three bullet points have been satisfied.

Neither Shutterfly nor Newco and Merger Sub may rely, either as a basis for not consummating the Merger or terminating the Merger Agreement and abandoning the Merger, on the failure of any of the preceding conditions listed in this section to be satisfied if such failure was primarily caused by such party’s breach in any material respect of the Merger Agreement.

The Merger is not conditioned on Newco’s ability to obtain or successfully syndicate debt financing or on the consummation of the transactions contemplated by the Snapfish Transaction Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time:

•	by mutual written consent of Newco and us, by action of their and our respective boards of directors.

By either Newco or us, if:

•

the Effective Time has not occurred on or before the outside date, provided that if the marketing period has commenced but has not been completed as of the outside date, the outside date will automatically be extended to the date that is four business days following the then-scheduled end date of the marketing period, provided further that the right to terminate the Merger Agreement as a result of the occurrence of the termination date will not be available to any party whose failure to perform any of its obligations under the Merger Agreement was the primary cause of the failure of the Effective Time to have occurred on or before the outside date;

•

if the approval of the Merger Agreement by our stockholders has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the Merger Agreement was taken; or

•

any court of competent jurisdiction or other governmental authority has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order shall have become final and non-appealable; provided that the right to terminate the Merger Agreement will not be available to any party whose failure to perform any of its obligations under the Merger Agreement has been the primary cause of, or resulted in, the events described in this bullet point.

By Newco, if:

•	prior to obtaining the approval of the Merger Agreement by our stockholders, (1) our Board (or committee thereof) has (x) effectuated a Change of Board Recommendation or (y) following the date of receipt of any Acquisition Proposal or any material modification thereto is first made public, sent or given to our stockholders, failed to issue a press release that expressly reaffirms the Company Board Recommendation within two Business Days following our receipt of Newco’s written request to do so or (2) we have committed willful breach of any of its obligations under the applicable non-solicitation provisions of the Merger Agreement (a “Board Recommendation Termination”); or

•

(1) there has been an inaccuracy in any of our representations or warranties contained in the Merger Agreement or a breach of any covenant of Shutterfly contained in the Merger Agreement such that the conditions regarding the accuracy of our representations and warranties and compliance with its agreements and covenants under the Merger Agreement would not be satisfied; (2) Newco has delivered to us written notice of such inaccuracy or breach; and (3) either such inaccuracy or breach is not capable of cure or such inaccuracy or breach has not been cured within the earlier of (x) at least 30 days since the date of delivery of such written notice to Shutterfly and (y) the outside date, provided that Newco is not permitted to terminate the Merger Agreement as described in this bullet point if Newco or Merger Sub’s failure to perform any of their respective obligations under the Merger Agreement has been the primary cause of, or resulted in, clauses (1) or (3) above (a “Shutterfly Breach Termination”).

By Shutterfly, if:

•

our Board (or a committee thereof) determines to accept a Superior Proposal and enter into the Alternative Acquisition Agreement subject to, and in accordance with the applicable non-solicitation provisions of the Merger Agreement with respect to such Superior Proposal, provided that such termination will not be effective unless we have (1) paid the termination fee of $51.2 million to Newco prior to or concurrently with such termination and (2) promptly, but in any event within 24 hours of receipt by Newco of the termination fee, enters into such Alternative Acquisition Agreement;

•

(1) there has been an inaccuracy in any representation or warranty or breach of any covenant of Newco or Purchaser contained in the Merger Agreement (in each case without regard to any qualifications or exceptions contained therein as to materiality or Newco Material Adverse Effect), in any case, that would reasonably be expected to have a Newco Material Adverse Effect; (2) we have delivered to Newco written notice of such inaccuracy or breach; and (3) either such inaccuracy or breach of covenant is not capable of cure or such inaccuracy or breach of covenant has not been cured within the earlier of (x) at least 30 days since the date of delivery of such written notice to Newco and (y) the outside date; provided that we will not be permitted to terminate the Merger Agreement as described in this bullet point if our failure to perform any of its obligations under the Merger Agreement has been the primary cause of, or resulted in, clauses (1) or (3) above (a “Newco Breach Termination); or

•

(1) the marketing period has ended and (x) all of the conditions applicable to Newco, Merger Sub and our obligations to close the Merger and (y) Newco and Merger Sub’s obligations to close the Merger have, have been and continue to be satisfied or waived, (2) Newco and Merger Sub have failed to consummate the Merger on the date on which the closing of the Merger should have occurred pursuant to the Merger Agreement, (3) we have provided irrevocable written notice to Newco at least three Business Days prior to such termination that it is prepared, willing and able to effect the closing of the Merger and (4) at all times during such three business day period, we stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement; provided that no party will be permitted to terminate the Merger Agreement during any such three business day period by reason of the closing of the Merger not having occurred on or prior to the outside date.

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties (or their representatives), as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to termination fees. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve (1) us from any liability resulting from fraud or willful breach of the Merger Agreement or (2) Newco from any liability resulting from fraud prior to such valid termination of this Merger Agreement). In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between us and Apollo Management and the limited guarantee, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fees and Expense Reimbursement

Termination Fee Payable by Shutterfly

We will be required to pay Newco a termination fee in the following circumstances:

•

if the Merger Agreement is validly terminated (1) by Newco based on a Board Recommendation Termination or (2) by us (prior to the adoption of the Merger Agreement by our stockholders) to accept a Superior Proposal, made in compliance with the non-solicitation restrictions described above, we are required to pay Newco $51.2 million prior to or concurrently with such termination, in the case of a termination by Shutterfly or within two business days thereafter, in the case of a termination by Newco; or

•

if the Merger is validly terminated by (1) (i) either party for failure of the Merger to occur on or prior to the outside date (other than as a result of the failure to satisfy the condition relating to the waiting period under the HSR Act, or the condition relating to the absence of orders or laws prohibiting or enjoining the Merger to the extent relating to antitrust law), or (ii) either party if the Merger Agreement is not approved by our stockholders at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the Merger Agreement was taken, or (iii) by Newco upon our uncured material breach of or material failure to perform any representation, warranty, covenant or agreement in the Merger Agreement that would cause certain conditions to closing to fail, and (2) (x) at any time after the date of the Merger Agreement and prior to the Merger Agreement being approved by our stockholders at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the Merger Agreement is taken, an Acquisition Proposal is publicly known or announced and (y) within 12 months after such termination, Shutterfly enters into a definitive agreement with respect to any Acquisition Proposal, or consummates any Acquisition Proposal (which need not be the same Acquisition Proposal that was made, announced or publicly known prior to the termination hereof), then Shutterfly is required to pay Newco $51.2 million concurrently with entering into a definitive agreement with respect to any Acquisition Proposal or the consummation of any Acquisition Proposal provided that for purposes of this termination fee trigger, each reference in the definition of “Acquisition Proposal” to “15%” is deemed to be a reference to “50%”. Any Newco Expenses (defined below) paid by Shutterfly to Newco pursuant to the Merger Agreement will be credited against and reduce the amount of the termination fee that Shutterfly would otherwise be required to pay to Newco pursuant to the Merger Agreement.

If the agreement is terminated (1) by either party because the Merger Agreement is not approved by our stockholders at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the Merger Agreement was taken; or (2) by Newco due to our material breach of or material failure to perform any representation, warranty, covenant or agreement in the Merger Agreement that would cause certain conditions to closing to fail, then we are required to reimburse Newco, Merger Sub and their respective affiliates for all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to $5.0 million (the “Newco Expenses”).

Termination Fee Payable by Newco

Newco will be required to pay us the Newco Termination Fee in the event that the Merger Agreement:

•	is validly terminated by us if there has been a Newco Breach Termination (and such termination is the primary reason for the failure of the closing of the Merger to be consummated);

•

is validly terminated by us for failure of the Merger to occur on or prior to the outside date if Shutterfly would then be entitled to terminate the Merger Agreement pursuant to a Newco Breach Termination;

•

is validly terminated by us if (1) the marketing period has ended and (i) all of the conditions applicable to Newco, Merger Sub and our obligations to close the Merger and (ii) Newco and Merger Sub’s obligations to close the Merger have, have been and continue to be satisfied or waived; (2) Newco and Merger Sub have failed to consummate the Merger on the date on which the closing of the Merger should have occurred pursuant to the Merger Agreement; (3) we have provided irrevocable written notice to Newco at least three business days prior to such termination that it is prepared, willing and able to effect the closing of the Merger; and (4) at all times during such three business day period, we stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement; or

•

is (1) validly terminated by either party for failure of the Merger to occur on or prior to the outside date, or because any court of competent jurisdiction or other governmental authority of competent jurisdiction issues an order or promulgates a law permanently restraining, enjoining or otherwise prohibiting the Merger (but solely if the applicable order or law is relating to antitrust laws); and (2) all of the conditions applicable to Newco, Merger Sub and our obligations to close the Merger and Newco and Merger Sub’s obligations to close the Merger have, have been and continue to be satisfied or waived, except for (x) the condition related to the absence of such order or law restraining, enjoining or otherwise prohibiting, the Merger (but solely if the applicable order or law relates to antitrust laws), (y) any waiting period under the HSR Act applicable to the transactions contemplated by the Merger Agreement having expired or earlier terminated and (z) those conditions that, by their nature, are to be satisfied at the closing of the Merger and were capable of being satisfied as of the date of such termination if the closing of the Merger were to occur on the date of such termination.

Specific Performance

The parties have agreed in the Merger Agreement that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. The parties have agreed that, prior to any valid termination of the Merger Agreement in accordance with its terms, they will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity. Furthermore, the parties have agreed (1) not to raise any objections (including the defense of adequacy of a remedy at law) to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of the Merger Agreement by us or Newco and/or Merger Sub and the specific performance of the terms and provisions of the Merger Agreement, (2) that neither party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining an injunction, specific performance or other equitable relief and (3) that a party’s pursuit of specific performance will not be deemed an election of remedies or waiver of their right to pursue any other right or remedy, including the right to pursue remedies for liabilities or damages incurred or suffered by such party in the case of a breach of the Merger Agreement involving fraud or willful breach, in each case, subject to the terms, conditions and limitations set forth in the Merger Agreement.

Notwithstanding the foregoing or anything to the contrary in the Merger Agreement, we will be entitled to seek specific performance to cause Newco and Merger Sub to cause the equity financing to be funded and to consummate the Merger or the other transactions contemplated by the Merger Agreement or any other transaction document unless and only if:

•

all of the conditions applicable to Newco, Merger Sub and our obligations to close the Merger and Newco and Merger Sub’s obligations to close the Merger have been and continue to be satisfied or waived;

•

the debt financing has been (or will concurrently be) received by Newco in full in accordance with the terms thereof or the debt financing sources have irrevocably confirmed in writing to the parties that the debt financing will be funded in full at the closing of the Merger if the equity financing is funded at the closing, provided that Newco and Merger Sub will not be required to draw down the equity commitment letter or consummate the closing if the debt commitment letter is not in fact funded at the closing;

•	Newco and Merger Sub have failed to consummate the Merger on the date on which the closing of the Merger should have occurred pursuant to the Merger Agreement; and

•

we have irrevocably confirmed in writing to Newco that, if specific performance is granted and the equity financing and the debt financing are funded, then the closing would occur, substantially simultaneously with the drawdown of the equity financing and the debt financing (and we have not revoked, withdrawn, modified or conditioned such confirmation), we are prepared, willing and able to effect the closing and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement and Newco and Merger Sub fail to complete the closing within three business days after delivery of such written confirmation by us, provided that we remain ready, willing and able to consummate the closing during such three business day period.

Notwithstanding the foregoing or anything to the contrary in the Merger Agreement, for the avoidance of doubt and subject to the terms and limitation of the Merger Agreement, we will under no circumstances be permitted or entitled to receive, directly or indirectly (1) both a grant of specific performance to cause the equity financing to be funded (whether under the Merger Agreement or the equity commitment letter) or other equitable relief, on the one hand, and/or the payment of all or any portion of the Newco Termination Fee and/or any amount, if any, on the other hand, or (2) both payment of any monetary damages whatsoever, on the one hand, and payment of any of the Newco Termination Fee and/or any amount, if any, on the other hand.

The parties have also agreed to waive the defense of adequacy of a remedy at law in any proceeding for specific performance.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, we, on the one hand and Newco and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and other transactions contemplated by the Merger Agreement.

Amendment

Subject to the provisions of applicable law, the Merger Agreement may be amended by the parties at any time prior to the Effective Time. The Merger Agreement may only be so amended by written agreement, executed and delivered by duly authorized officers of the respective parties with certain exceptions related to the financing.

Governing Law

The Merger Agreement is governed by Delaware law.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on Nasdaq under the symbol “SFLY.” As of July 26, 2019, we had 34,396,897 shares outstanding and 63 holders of record.

The following table sets forth the closing price per share of our common stock, as reported on Nasdaq on June 10, 2019, the last full trading day before the public announcement of the Merger, and on July 29, 2019, the latest practicable trading day before the printing of this proxy statement:

Common Stock Closing Price
June 10, 2019	$50.25
July 29, 2019	$50.63

You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock. If the Merger is consummated, there will be no further market for our common stock and our common stock will be delisted from Nasdaq and deregistered under the Exchange Act.

We have never paid cash dividends on our common stock. In the event that the Merger is not consummated, we would expect to retain earnings, if any, to fund the development and growth of our business and would not anticipate paying cash dividends on our common stock in the foreseeable future. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of July 26, 2019, for:

•	each beneficial owner of more than 5% of our outstanding common stock;

•	each of our named executive officers named for the year ended December 31, 2018 and named in our proxy statement filed with the SEC on April 5, 2019;

•	our current President and Chief Executive Officer who joined Shutterfly on June 24, 2019;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by footnote, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to applicable community property laws. Securities that may be acquired within 60 days of July 26, 2019, including shares subject to stock options that may be exercised, and Company RSUs or Company PSUs that may vest and settle, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing beneficial ownership, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. The information as to beneficial ownership presented in the table below does not take into account any accelerated vesting that may occur in connection with the closing of the Merger. The applicable percentages of beneficial ownership are based on 34,396,897 shares of our common stock outstanding as of July 26, 2019.

Unless otherwise indicated, the address of each of the individuals named below is: c/o Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Directors and Executive Officers
Christopher North(1)	585,174	1.7%
Ryan O’Hara(2)	—	*
Michael Pope(3)	70,448	*
Michael Meek(4)	2,140	*
Satish Menon(5)	21,260	*
Maureen Mericle(6)	—	*
Thomas D. Hughes	10,400	*
William J. Lansing	30,430	*
Eva Manolis	9.386	*
Ann Mather	6,328	*
Elizabeth S. Rafael	7,916	*
Elizabeth Sartain	9,240	*
H. Tayloe Stansbury	8,425	*
Brian T. Swette	31.600	*
Michael P. Zeisser	23,996	*
All Executive Officers and Directors as a Group (21 persons)(7)	959,579	2.8%
5% Stockholders:
PRIMECAP Management Company(8)	4,876,282	14.2%
BlackRock, Inc.(9)	4,828,099	14.0%
The Vanguard Group(10)	3,394,883	9.9%

*	Represents beneficial ownership of less than 1% of the shares of our common stock.
(1)

Mr. North is our former President and Chief Executive Officer. Includes 520,625 shares Mr. North has the right to acquire pursuant to outstanding options exercisable within 60 days of July 26, 2019 and 3,975 RSUs eligible for vesting within 60 days of July 26, 2019.

(2)	Mr. O’Hara is our President and Chief Executive Officer.
(3)	Mr. Pope is our Senior Vice President and Chief Financial Officer. Includes 45,646 shares Mr. Pope has the right to acquire pursuant to outstanding options exercisable within 60 days of July 26, 2019.
(4)	Mr. Meek is our President and Chief Executive Officer, Lifetouch.
(5)

Dr. Menon is our Senior Vice President and Chief Technology Officer. Includes 21,260 shares Dr. Menon has the right to acquire pursuant to outstanding options exercisable within 60 days of July 26, 2019.

(6)	Ms. Mericle is our Senior Vice President and Chief Marketing Officer.
(7)	Includes 693,214 shares subject to options exercisable within 60 days of July 26, 2019 and 3,975 RSUs eligible for vesting within 60 days of July 26, 2019.
(8)

PRIMECAP Management Company stated in its Schedule 13G/A filed with the SEC on February 8, 2019 that, of the 4,876,282 shares beneficially owned by it, it has (a) sole voting power over 4,219,227 shares, and (b) sole dispositive power over 4,876,282 shares. According to the Schedule 13G/A filing, the address of the principal office of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(9)

BlackRock, Inc. stated in its Schedule 13G/A filed with the SEC on January 31, 2019 that, of the 4,828,099 shares beneficially owned by it, it has (a) sole voting power over 4,754,502 shares and (b) sole dispositive power over 4,828,099 shares. According to the Schedule 13G/A filing, the address of the principal office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(10)

The Vanguard Group, Inc. stated in its Schedule 13G/A filed with the SEC on February 11, 2019 that, of the 3,394,883 shares beneficially owned by it, it has (a) sole voting power over 69,095 shares, (b) shared voting power over 4,518 shares, (c) sole dispositive power over 3,324,070 shares, and (d) shared dispositive power over 70,813 shares. According to the Schedule 13G/A filing, the address of the principal office of The Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

PROPOSAL 2: THE COMPENSATION PROPOSAL

Compensation Paid to Named Executive Officers in Connection with the Merger

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on the Merger-related compensation that may be paid or become payable to our named executive officers in connection with the proposed Merger. For more detailed information regarding these amounts, please see the section captioned “Proposal 1: Adoption of the Merger Agreement—Quantification of Potential Payments and Benefits to our Named Executive Officers” and the accompanying footnotes and related narrative disclosure beginning on page 61 of this proxy statement. As required by those rules, we are asking our stockholders to adopt the following resolution:

RESOLVED, that the stockholders of Shutterfly hereby APPROVE, on an advisory basis, the compensation that may be paid or become payable to Shutterfly’s named executive officers in connection with the Merger, in each case pursuant to Item 402(t) of Regulation S-K, described in the table in the section captioned “Proposal 1: Adoption of the Merger Agreement—Quantification of Potential Payments and Benefits to our Named Executive Officers” and the accompanying footnotes and related narrative discussion beginning on page 61 of Shutterfly’s proxy statement for its special meeting of stockholders to be held on August 28, 2019.

Effect of Advisory Vote

The vote on this proposal is a vote separate and apart from the votes on the proposal to adopt the Merger Agreement and the proposal to approve adjournment of the special meeting. Accordingly, you may vote to approve either of the other proposals and vote not to approve this proposal, and vice versa. Approval of this proposal is not a condition to completion of the Merger.

Because the vote on this proposal is only advisory in nature, it will not be binding on either Shutterfly or Newco regardless of whether the proposed Merger is completed. Accordingly, as the Merger-related compensation described herein is contractual with respect to the executives, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the proposed Merger is completed.

Vote Required and Board Recommendation

Approval of the compensation proposal requires the affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote that are present in person or represented by proxy at the special meeting and voted “FOR” or “AGAINST” the proposal. If an executed proxy is returned and a stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum, but will not be considered to have voted “FOR” or “AGAINST” such matter. As such, an abstention will have no effect on the vote for the adjournment proposal.

Our Board unanimously recommends that you vote “FOR” the compensation proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

Adjournment of the Special Meeting

In the event that a quorum is not present or represented by proxy at the special meeting, it is expected that our Board will recommend adjournment of the special meeting to solicit additional proxies if permitted by the Merger Agreement. In addition, we may move to adjourn the special meeting in order to give holders of our common stock additional time to evaluate new material information or disclosure. In either event, we will ask our stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Board Recommendation

Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the matter that are present in person or represented by proxy at the special meeting and voted “FOR” or “AGAINST” the proposal. If an executed proxy is returned and a stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum, but will not be considered to have voted “FOR” or “AGAINST” such matter. As such, an abstention will have no effect on the vote for the adjournment proposal.

Our Board unanimously recommends that you vote “FOR” the adjournment proposal.

OTHER MATTERS

No business may be transacted at the special meeting other than the matters set forth in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any of our future stockholder meetings. However, if the Merger is not completed, our public stockholders will continue to be entitled to attend and participate in our stockholders’ meetings and we will hold an annual meeting of stockholders in 2020.

If the Merger is not completed, then under our bylaws, our stockholders who intend to present proposals for action, or to nominate directors, at our 2020 annual meeting of stockholders must give written notice of the proposal or nomination to our Corporate Secretary in accordance with our bylaws. Our bylaws require that any such notice be given not less than 75 days nor more than 105 days prior to the first anniversary of the prior year’s annual meeting of stockholders. To be timely for the 2020 annual meeting of stockholders (if the Merger is not completed and such meeting occurs), a stockholder’s notice must be received by us between January 31, 2020 and March 1, 2020. Such proposal should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices, which are c/o Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065. Additional requirements apply under our bylaws for stockholders who intend to include a proposal in our proxy statement and proxy card for the 2020 annual meeting pursuant to Rule 14a-8 under the Exchange Act. Any such stockholder proposals would have to be received by our Corporate Secretary no later than December 6, 2019, satisfy the conditions established by the SEC for stockholder proposals, and comply with the deadlines and other procedures in our bylaws.

If the date of the 2020 annual meeting is more than 30 days before or more than 60 days after the first anniversary of the 2019 annual meeting, in order for a notice to be timely, it must be delivered no earlier than 105 days prior to and no later than 75 days prior to the 2020 annual meeting date or, if later, the close of business on the 10th day after we publicly announce the date of the 2020 annual meeting.

These stockholder notices must contain information required by our bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If a matter is properly brought before our next annual meeting under the procedures outlined in this paragraph, the proxy holders named by our Board will have the discretion to vote on such matter without having received directions from stockholders delivering proxies to them for such meeting, provided that our proxy statement for our next meeting briefly describes the matter and how the proxy holders intend to vote on it.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings through the Internet at the SEC’s website at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, visiting the SEC Filings page of our website at http://ir.shutterfly.com/financial-information/sec-filings. The information included on our website is not incorporated by reference into this proxy statement. You may also request copies from us at the following address or phone number:

Shutterfly, Inc.

2800 Bridge Parkway

Redwood City, California 94065

Attn: Corporate Secretary

(650) 610-5200

If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, promptly after we receive your request. If you would like to request documents from us, please do so by August 5, 2019 to receive them before the Special Meeting.

INCORPORATION BY REFERENCE

We are allowed to “incorporate by reference” information that we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement. Information in this proxy statement supersedes information incorporated by reference that we filed with the SEC prior to the date of this proxy statement, while information that we file later with the SEC will automatically update and supersede the information in this proxy statement. We incorporate by reference into the proxy statement the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing only information furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) after the date of this proxy statement but prior to the date of the special meeting:

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019;

•	our definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2019; and

•

our Current Reports on Form 8-K filed with the SEC on April 2, 2018, February 5, 2019 (solely with respect to Item 5.02), April 4, 2019 (Film Numbers 19732919 and 19732935), May 16, 2019, June 10, 2019 (Film Numbers 19889359 and 19889365), June 24, 2019, June 26, 2019 and July 19, 2019.

We will make these documents available to you without charge upon your oral or written request. Requests should be directed to us at the address above under “Where You Can Find More Information.” All of these documents are also available through the SEC Filings page of our website at http://ir.shutterfly.com/financial-information/sec-filings. The information included on our website is not incorporated by reference into this proxy statement.

MISCELLANEOUS

Your vote is important. You may vote by submitting a proxy via the Internet or by telephone, as specified in the Internet and telephone voting instructions on your proxy card, returning your proxy card using the postage prepaid envelope provided, or attending the special meeting and voting in person. If you have any questions about this proxy statement, the special meeting or the Merger or need assistance with voting procedures, you should contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500

(800) 322-2885 (Toll-Free)

Email: proxy@mackenziepartners.com

Please note, however, that if your shares are held of record by a brokerage firm, bank, trust or other nominee and you wish to vote at the special meeting, you must instruct the brokerage firm, bank, trust or other nominee how to vote yours shares or obtain a proxy issued in your name from that record holder.

You should not send in your Shutterfly stock certificates, if any, until you receive the transmittal materials from the payment agent with instructions for the surrender of your stock certificates. Our record stockholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the payment agent.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS DESCRIBED HEREIN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 30, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT). NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ISSUANCE OF CASH IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

PHOTO HOLDINGS, LLC,

a Delaware limited liability company,

PHOTO HOLDINGS MERGER SUB, INC.,

a Delaware corporation, and

SHUTTERFLY, INC.,

a Delaware corporation

Dated as of June 10, 2019

A-i

A-ii

A-iii

EXHIBITS

Exhibit A	- Certain Definitions and Index of Defined Terms
Exhibit B	- Form of Certificate of Incorporation of Surviving Corporation

A-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 10, 2019 (the “Agreement Date”), by and among Photo Holdings, LLC, a Delaware limited liability company (“Parent”), Photo Holdings Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Shutterfly, Inc., a Delaware corporation (the “Company” and, collectively with Parent and Merger Sub, the “Parties” and each a “Party”). Capitalized terms shall have the meaning ascribed to them throughout this Agreement or in Exhibit A.

RECITALS

A. Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.

B. Upon the terms and subject to the conditions set forth herein and in accordance with the DGCL, it is proposed that Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent, and each share of Company Common Stock (each, a “Share,” and collectively, “Shares”) that is issued and outstanding as of immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive the Per Share Merger Consideration, without interest and subject to any required withholding of Taxes, except for the Cancelled Shares and Dissenting Shares.

C. The board of directors of the Company (the “Company Board”) has unanimously (i) determined that the Merger and the other transactions contemplated by this Agreement (collectively, the “Transactions”), taken together, are on terms that are fair to, advisable and in the best interests of the Company and the Company Stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other Transactions and (iii) resolved to recommend that the Company Stockholders adopt this Agreement (such recommendation, the “Company Board Recommendation”).

D. The board of directors of Merger Sub has approved and declared advisable this Agreement and the Transactions upon the terms and subject to the conditions set forth herein.

E. The sole member of Parent has approved and declared advisable this Agreement and the Transactions upon the terms and subject to the conditions set forth herein, and Parent, as the sole stockholder of Merger Sub, has duly executed a written consent, effective immediately following execution of this Agreement, adopting this Agreement and approving the Transactions.

F. Concurrently with the execution of this Agreement, and as consideration for and inducement to the Company’s willingness to enter into this Agreement, Apollo Investment Fund IX, L.P., Apollo Overseas Partners (Delaware) IX, L.P., Apollo Overseas Partners (Delaware 892) IX, L.P., Apollo Overseas Partners IX, L.P., and Apollo Overseas Partners (Lux) IX, SCSp (the “Guarantors”) are entering into the Limited Guarantee with respect to certain obligations of Parent and Merger Sub under this Agreement.

AGREEMENT

The Parties, intending to be legally bound, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

Article I

DESCRIPTION OF TRANSACTION

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company. By virtue of the Merger, at the

Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and as a wholly owned Subsidiary of Parent. The Merger shall be governed by and effected under the DGCL.

Section 1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the applicable provisions of the DGCL and the Certificate of Merger.

Section 1.3 Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California 94041 (or remotely via the electronic exchange of documents), as promptly as practicable, but in any event no later than the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last of the conditions set forth in Article V to be so satisfied or waived (other than those conditions that by their terms are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (if permitted hereunder) of such conditions at the Closing), or at such other location, date and time as agreed by Parent and the Company; provided that, notwithstanding the forgoing, if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article V (other than those conditions that by their terms are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (if permitted hereunder) of such conditions at the Closing), the Closing shall occur instead on the earlier of (a) the third Business Day immediately following the final day of the Marketing Period and (b) any Business Day during the Marketing Period as may be specified by Parent on no less than three Business Days’ prior written notice to the Company (subject, in the case of each of clause (a) and (b), to the satisfaction or waiver (to the extent permitted under applicable Law) of all of the conditions set forth in Article V, except for any conditions that by their terms are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (if permitted hereunder) of such conditions at the Closing). The date on which the Closing actually takes place is referred to as the “Closing Date.” Under the terms and subject to the conditions of this Agreement, a certificate of merger that the Parties shall agree satisfies the applicable requirements of the DGCL (the “Certificate of Merger”) shall be duly executed by the relevant Parties thereto and shall be filed with the Secretary of State of the State of Delaware concurrently with, or as soon as practicable following, the Closing, and the Parties shall make all other deliveries, filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be agreed by Parent and the Company and specified in the Certificate of Merger (the time at which the Merger becomes effective being referred to as the “Effective Time”).

Section 1.4 Governing Documents; Directors and Officers. Unless otherwise agreed by Parent and the Company prior to the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to read in the form of Exhibit B;

(b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time other than to change the name of Merger Sub thereunder to be the name of the Surviving Corporation; and

(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time. The Company shall use its reasonable best efforts to deliver to Parent prior to the Closing Date the resignation of each director of the Company, which resignations shall each be effective as of the Closing Date.

Section 1.5 Conversion of Shares; Company Options, Company RSUs, Company PSUs and Company MSUs.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any equityholder of the Company:

(i) Treasury Shares. Each Share that is owned, directly or indirectly, by the Company as treasury stock immediately prior to the Effective Time shall be cancelled and extinguished without any conversion or payment of any property or consideration, and shall cease to exist;

(ii) Shares Owned by Parent and Merger Sub. Each Share that is owned, directly or indirectly, immediately prior to the Effective Time, by (A) Parent, (B) Merger Sub, (C) any wholly owned Subsidiary of Parent or Merger Sub or (D) any Person that owns, directly or indirectly, all of the outstanding stock of Merger Sub shall be cancelled and extinguished without any conversion or payment of any property or consideration, and shall cease to exist;

(iii) All Other Shares. Each Share that is outstanding immediately prior to the Effective Time (other than (A) Shares to be cancelled in accordance with Section 1.5(a)(i) and (ii) (collectively, the “Cancelled Shares”) and (B) Dissenting Shares) shall be automatically converted into the right to receive an amount, without interest, equal to $51.00 (the “Per Share Merger Consideration”), subject to any required withholding of Taxes. All Shares that have been converted pursuant to this Section 1.5(a)(iii) shall be cancelled automatically and shall be extinguished and cease to exist, and the holders of (A) Shares represented by Company Stock Certificates (as defined below) or (B) Shares represented by book-entry immediately before the Effective Time (the “Book-Entry Shares”) shall cease to have any rights with respect to those Shares, other than the right to receive the Per Share Merger Consideration in accordance with Section 1.8.

(iv) Company Options. Each Company Option that is unexpired, unexercised and outstanding as of the Effective Time, whether vested or unvested, shall, by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company, the holder of such Company Option or any other Person, be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of Shares subject to such Company Option multiplied by (B) the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price of such Company Option, without interest and subject to any required withholding of Taxes. The Surviving Corporation shall pay the amounts set forth in this Section 1.5(a)(iv) with respect to each Company Option on the earlier to occur of (x) the date set forth on Section 1.5(a) of the Company Disclosure Letter and (y) the date on which the holder of such Company Option suffers a termination of employment by the Company without Cause or due to a Constructive Termination (a “Qualifying Termination”)); provided, that, without limitation to any acceleration rights any holder may have under employment or other agreements in effect on the Agreement Date, the holder shall forfeit any unpaid amounts hereunder as of his or her employment termination other than a Qualifying Termination prior to the applicable payment date. If the applicable per share exercise price of any such Company Option is equal to or greater than the Per Share Merger Consideration, such Company Option shall be cancelled pursuant to this Section 1.5(a)(iv) without payment of any consideration.

(v) Company RSUs. Each Company RSU that is unexpired, unsettled and outstanding as of the Effective Time, whether vested or unvested, shall, by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company, the holder of such Company RSU or any other Person, be cancelled and automatically converted into the right to receive the Per Share Merger Consideration, without interest and subject to any required withholding of Taxes. The Surviving Corporation shall pay the amounts set forth in this Section 1.5(a)(v) with respect to each Company RSU on the earlier to occur of (x) the date set forth on Section 1.5(a) of the Company Disclosure Letter and (y) the date on which the holder of such Company RSU suffers a Qualifying Termination; provided, that, without limitation to any acceleration rights any holder may have under employment or other agreements in effect on the Agreement Date, the holder shall forfeit any unpaid amounts hereunder as of his or her employment termination other than a Qualifying Termination prior to the applicable payment date. Section 1.5(a)(v) of the Company Disclosure Letter sets forth a list of all Company RSUs that vest upon consummation by the Company of the Transactions, including the Merger, in accordance with the terms of the applicable award agreements.

(vi) Company PSUs. Each Company PSU that is unexpired, unsettled and outstanding as of the Effective Time, whether vested or unvested, shall, by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company, the holder of such Company PSU or any other Person, be cancelled and automatically converted into the right to receive the Per Share Merger Consideration, without interest and subject to any required withholding of Taxes. Each Company PSU for which the performance measurement period has not been completed and the level of performance achievement has not previously been determined will first be subject to the treatment set forth in the applicable award agreement (or in any other agreement then in effect between the holder of the Company PSU and the Company) with respect to determination of the level of performance achievement or, in the absence of any provisions setting forth such treatment, will be deemed to have a level of performance achievement equal to 100% of the target level of performance achievement set forth in the applicable award agreement. The Surviving Corporation shall pay the amounts set forth in this Section 1.5(a)(vi) with respect to each Company PSU on the earlier to occur of (x) the date set forth on Section 1.5(a) of the Company Disclosure Letter and (y) the date on which the holder of such Company PSU suffers a Qualifying Termination; provided, that, without limitation to any acceleration rights any holder may have under employment or other agreements in effect on the Agreement Date, the holder shall forfeit any unpaid amounts hereunder as of his or her employment termination other than a Qualifying Termination prior to the applicable payment date. Section 1.5(a)(vi) of the Company Disclosure Letter sets forth a list of all Company PSUs that vest upon consummation by the Company of the Transactions, including the Merger, in accordance with the terms of the applicable award agreements.

(vii) Company MSUs. Each Company MSU that is unexpired, unsettled and outstanding as of the Effective Time, whether vested or unvested, shall, by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company, the holder of such Company MSU or any other Person, be cancelled and automatically converted into the right to receive the Per Share Merger Consideration, without interest and subject to any required withholding of Taxes. Each Company MSU for which the performance measurement period has not been completed and the level of performance achievement has not previously been determined will first be subject to the treatment set forth in the applicable award agreement (or in any other agreement then in effect between the holder of the Company MSU and the Company) with respect to determination of the level of performance achievement or, in the absence of any provisions setting forth such treatment, will be deemed to have a level of performance achievement equal to 100% of the target level of performance achievement set forth in the applicable award agreement. The Surviving Corporation shall pay the amounts set forth in this Section 1.5(a)(vii) with respect to each Company MSU on the earlier to occur of (x) the date set forth on Section 1.5(a) of the Company Disclosure Letter and (y) the date on which the holder of such Company MSU suffers a Qualifying Termination; provided, that, without limitation to any acceleration rights any holder may have under employment or other agreements in effect on the Agreement Date, the holder shall forfeit any unpaid amounts hereunder as of his or her employment termination other than a Qualifying Termination prior to the applicable payment date. Section 1.5(a)(vii) of the Company Disclosure Letter sets forth a list of all Company MSUs that vest upon consummation by the Company of the Transactions, including the Merger, in accordance with the terms of the applicable award agreements.

(viii) Merger Sub. Each share of the common stock, $0.01 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

(b) If, during the period from the Agreement Date through the Effective Time, any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction occurs with respect to the outstanding Shares, or if a stock dividend is declared by the Company during such period, or a record date with respect to any such event shall occur during such period, then all calculations provided for that are based on a number of shares of any class or series (or trading prices therefor) affected thereby, including the Per Share Merger Consideration, shall be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such event.

Section 1.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and owned by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Shares, “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration, and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL. At the Effective Time, (a) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (b) the holders of

Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses such holder’s right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Per Share Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 1.8(g). The Company shall give Parent prompt notice (and in any event within one Business Day) of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and direct all negotiations and Proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL, or agree or commit to do any of the foregoing. Any portion of the aggregate Per Share Merger Consideration made available to the Paying Agent to pay for Shares that have become Dissenting Shares shall be returned to Parent upon demand.

Section 1.7 Closing of the Company’s Transfer Books. At the Effective Time: (a) all Shares outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist in exchange for the consideration issued pursuant to Section 1.5, and all holders of Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as Company Stockholders except as provided for in Section 1.5 and (b) the stock transfer books of the Company shall be closed with respect to all Shares outstanding immediately prior to the Effective Time. No further transfer of any such Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Shares outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Paying Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be cancelled and shall be exchanged as provided in Section 1.8.

Section 1.8 Exchange of Certificates.

(a) On or prior to the Closing Date, Parent shall select Computershare Trust Company, N.A. or another reputable bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the “Paying Agent”) and, in connection therewith, shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. Prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash sufficient to make all payments pursuant to Section 1.5(a)(iii). The Surviving Corporation shall be responsible for all expenses of the Paying Agent. The cash amounts so deposited with the Paying Agent are referred to collectively as the “Exchange Fund.”

(b) As promptly as practicable (but in no event later than three Business Days) after the Effective Time, the Surviving Corporation or Parent shall cause the Paying Agent to mail to each holder of record of a Share, in each case, which Shares were converted into the right to receive the Per Share Merger Consideration at the Effective Time pursuant to this Agreement:

(i) a letter of transmittal in customary form, which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon delivery of the Company Stock Certificates to the Paying Agent, or in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal; and

(ii) instructions for use in effecting the surrender of the Company Stock Certificates or Book-Entry Shares in exchange for payment of the Per Share Merger Consideration.

(c) Upon the surrender of Company Stock Certificates or Book-Entry Shares for cancellation to the Paying Agent, and upon delivery of a letter of transmittal, duly executed and in proper form in accordance with the instructions thereto, and any other documents reasonably required by the Paying Agent, with respect to such

Company Stock Certificates or Book-Entry Shares, the holder of such Company Stock Certificates or Book-Entry Shares shall be entitled to receive the Per Share Merger Consideration for each Share formerly represented by such Company Stock Certificates or Book-Entry Shares. Any Company Stock Certificates so surrendered shall forthwith be cancelled. If payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Company Stock Certificate or Book-Entry Share is registered, it shall be a condition precedent of payment that the Company Stock Certificate or Book-Entry Share so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and shall be accompanied by all documents reasonably required to evidence and effect such transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of the Company Stock Certificate or Book-Entry Share so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. Until surrendered as contemplated hereby, each Company Stock Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Per Share Merger Consideration as contemplated by this Agreement.

(d) Until surrendered in accordance with Section 1.8(c), each Company Stock Certificate and each Book-Entry Share in respect of Shares converted into the right to receive Per Share Merger Consideration pursuant to Section 1.5(a)(iii) shall be deemed, from and after the Effective Time, to represent only the right to receive the Per Share Merger Consideration. The Per Share Merger Consideration paid and issued upon the surrender of any Company Stock Certificate or Book-Entry Share in accordance with the terms of this Section 1.8 shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Stock Certificate or Book-Entry Share and, in the case of a Company Stock Certificate, the Shares formerly represented by it.

(e) Notwithstanding anything to the contrary contained in this Section 1.8, if any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation (including if requested by the Paying Agent), the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Paying Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 1.8(h), Parent) shall deliver, in exchange for such lost, stolen or destroyed Company Stock Certificate, the Per Share Merger Consideration as set forth in Section 1.5.

(f) Any portion of the Exchange Fund that remains undistributed to holders of Shares as of the one year anniversary of the Closing Date shall be delivered to Parent upon demand, and thereafter any holders of Shares who have not theretofore surrendered their Shares in accordance with this Section 1.8 shall thereafter look only to Parent for satisfaction of their claims for the Per Share Merger Consideration. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any person previously entitled thereto.

(g) Each of the Paying Agent, Parent, Merger Sub, the Company and the Surviving Corporation, as applicable, shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld under the Code or any provision of state, local or foreign Tax Law or under any other applicable Law. To the extent such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(h) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Shares or to any other Person with respect to any cash amounts properly delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law.

Section 1.9 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

Article II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (x) the Company SEC Documents filed with, or furnished to, the SEC on or after January 1, 2018 and not less than three Business Days prior to the Agreement Date, other than disclosures in such Company SEC Documents contained under the heading “Risk Factors” (other than any factual information contained therein) or any disclosure of risks included in any “forward-looking statements” disclaimer or any other general statements regarding risks or uncertainties that are similarly cautionary, predictive or forward-looking in nature; it being understood that any matter disclosed in such filings shall not be deemed disclosed for purposes of Section 2.1, Section 2.2, Section 2.3 and Section 2.4(b) or (y) the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (with the disclosure in any section or subsection of the Company Disclosure Letter being deemed to qualify or apply to other sections and subsections of this Article II to the extent that it is reasonably apparent based on such disclosure that such disclosure should qualify or apply to such other sections and subsections), the Company hereby represents and warrants to Parent as follows:

Section 2.1 Corporate Existence.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to (i) conduct its business in the manner in which its business is currently being conducted and (ii) own, lease and use its assets and properties in the manner in which its assets and properties are currently owned, leased or used, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company (in jurisdictions that recognize the following concepts) is duly licensed and qualified to do business as a foreign corporation, and is in good standing, under the laws of such jurisdictions where the nature of its business or the ownership, leasing or use of its assets and properties requires such licensing or qualification, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has made available to Parent true and complete copies of the Company’s Certificate of Incorporation, as amended (the “Company Certificate”), and the Company’s Bylaws, as amended (the “Company Bylaws”), and all other Company Organizational Documents, in each case in full force and effect as of the Agreement Date. The Company is not in violation of the Company Certificate or Company Bylaws, and the Subsidiaries of the Company are not in violation of their respective organizational or governing documents, in each case, in any material respect.

(c) Section 2.1(c) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company, together with the jurisdiction of organization or formation of each such Subsidiary. Each Subsidiary of the Company (i) is a corporation or other entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and (ii) has all necessary corporate (or similar) power and authority to (A) conduct its business in the manner in which its business is currently being conducted and (B) own, lease and use its assets and properties in the manner in which its assets and properties are currently owned, leased or used, in each case, except as would not be material to the Company and its Subsidiaries taken as a whole. The Company is the owner of all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company, free and clear of all Liens other than Permitted Liens, and all such shares or other equity interests are duly authorized, validly issued, fully paid, not subject to or issued in violation of any preemptive rights, and (where such concept is recognized) non-assessable.

Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock of, equity interest, voting interest, membership interest, partnership interest, joint venture interest, or other equity or voting interest of any nature in any other Person (or any interest convertible into, exercisable or exchangeable into the foregoing) (such interests collectively, “Equity Interests”), other than Equity Interests in the Subsidiaries of the Company.

Section 2.2 Capitalization.

(a) The authorized share capital of the Company consists of 100,000,000 Shares and 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the close of business on June 7, 2019 (the “Capitalization Date”), there were 34,299,839 Shares issued and outstanding, no Shares held in treasury by the Company and no shares of Preferred Stock issued or outstanding.

(b) As of the close of business on the Capitalization Date, the Company has no shares of capital stock reserved for or otherwise subject to issuance, except for (i) 1,341,927 Shares reserved for issuance pursuant to the exercise of outstanding Company Options, (ii) 1,890,903 Shares reserved for issuance pursuant to the vesting of Company RSUs, (iii) 243,111 Shares reserved for issuance pursuant to the vesting of Company PSUs, (iv) 115,844 Shares reserved for issuance pursuant to the vesting of Company MSUs and (v) 841,568 Shares reserved for future awards under the Company Equity Plans.

(c) All issued and outstanding Shares are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Section 2.2(c) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, an accurate and complete list of each outstanding Company Option, Company RSU, Company PSU and Company MSU and (i) the date of grant, (ii) the exercise or purchase price thereof, if applicable and (iii) the Company Equity Plan (and the name of any foreign sub-plan) under which each Company Option, Company RSU, Company PSU or Company MSU, as the case may be, was granted.

(d) Except as set forth in Section 2.2(b), there are no outstanding subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other Equity Interests of the Company or securities convertible into or exchangeable for such shares or Equity Interests, (ii) redeem, repurchase or otherwise acquire any such shares of capital stock or other Equity Interests or (iii) provide any funds to or make any investment (in the form of a loan, capital contribution, guarantee, credit enhancement or otherwise) in or assume any Liability to (A) any Subsidiary of the Company that is not wholly owned by the Company or (B) any other Person. From the close of business on the Capitalization Date to the Agreement Date, the Company has not issued any Shares, except upon the exercise of Company Options, the settlement of Company RSUs, Company PSUs or Company MSUs, or other Equity Interests, in each case which are outstanding as of the close of business on the Capitalization Date.

(e) Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the Company Stockholders on any matter.

(f) There are no voting agreements, voting trusts, stockholders’ agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of, restricting the transfer of or providing for registration rights with respect to, the Company or any of its Subsidiaries.

Section 2.3 Corporate Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and, subject to obtaining the Company

Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement by the Company and the other Transaction Documents to which it is a party, the performance of the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, including the Merger, have been duly and validly authorized by all necessary corporate action, and, except for obtaining the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to adopt or authorize this Agreement or to consummate the Transactions other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL. This Agreement has been validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company Board at a meeting duly called and held has unanimously adopted resolutions that: (i) determined that each of the Transactions, individually and in the aggregate, are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Transactions (including the execution, delivery and performance thereof) and declared it advisable that the Company enter into this Agreement and consummate the Transactions in accordance with the DGCL and (iii) recommended that the Company’s stockholders adopt this Agreement (it being understood that nothing in this clause (iii) shall in any way limit the Company Board’s rights under Section 4.4).

(b) Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.9(b), the Company Board has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to, or as a result of, the execution of this Agreement or the consummation of the Transactions, including the Merger, without any further action on the part of the Company Stockholders or the Company Board. No other “fair price,” “moratorium,” “control share acquisition,” “business combination” or other anti-takeover statute or Law (each, together with Section 203 of the DGCL, a “Takeover Law”) is applicable to the Company or the Transactions. None of the Company or any of its Subsidiaries has adopted a stockholder rights agreement, rights plan, “poison pill” or other similar agreement that is currently in effect.

(c) Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.9(b), the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Shares entitled to vote thereon in favor of the adoption of this Agreement at the Company Stockholder Meeting (the “Company Stockholder Approval”) is the only vote of the holders of Shares or any other class or series of capital stock of the Company necessary (under applicable Law, the Company’s governing documents or otherwise) to adopt this Agreement and consummate the Transactions.

Section 2.4 Governmental Approvals and Consents; Non-Contravention.

(a) No Governmental Authorization is or will be required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions, except (i) the filing with the SEC of the Proxy Statement and such other reports required in connection with the Transactions under, and such other compliance with, the Exchange Act and the Securities Act and the rules and regulations thereunder, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) for required Consents or filings required under any applicable Antitrust Laws, including the HSR Act, (iv) any filings required under the rules and regulations of NASDAQ and (v) such other Governmental Authorizations, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions does not and will not (i) violate, contravene or conflict with any provision of the Company Organizational Documents, (ii) result in any violation or breach of, or constitute any default (with or without notice or lapse of time, or both) under, or result in the creation of any Lien (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, adverse modification or acceleration of any obligation or a loss of a benefit under, or require that any Consent be obtained with respect to, any Contract to which the Company or any of its

Subsidiaries is a party or by which any Company Assets are bound or any Company Permit or (iii) assuming that all Governmental Authorizations described in Section 2.4(a) have been obtained and all filings described in such Section have been made, violate, conflict with or result in any breach under any provision of any Law applicable to the Company or Company Assets, except, in the cases of subclauses (ii) and (iii), where such violation, breach, conflict, default, right of termination or cancellation, acceleration, loss of benefit or failure to obtain such Consent would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.5 Compliance with Laws; Governmental Authorizations.

(a) The Company and each of its Subsidiaries is and, since December 31, 2015, has been, in compliance with and not in conflict with, or in default or violation of, the Laws applicable to each of the Company and its Subsidiaries, including Anti-Corruption Laws, in each case except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2015, neither the Company nor any of its Subsidiaries has received any written notices of violation or non-compliance with respect to any Laws applicable to it or any Company Assets, in each case other than as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries nor any of their respective officers, nor to the knowledge of the Company, any employees, agents, representatives, consultants, partners, licensors and subcontractors or any other Person acting on their behalf, has, directly or indirectly, (i) made, promised, offered or authorized (A) any unlawful payment or the unlawful transfer of anything of value, directly or indirectly, to any government official, employee or agent, political party or any official of such party, or political candidate or (B) any unlawful bribe, rebate, influence payment, kickback or similar unlawful payment or (ii) violated any Anti-Corruption Law applicable to the Company or any of its Subsidiaries.

(c) The Company and its Subsidiaries have maintained policies and procedures and systems of internal controls as may be required by, and in any event reasonably designed to ensure compliance with, the Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries nor any of their respective officers or employees, nor to the knowledge of the Company, any agents, representatives, consultants, partners, licensors and subcontractors or any other Person acting on their behalf (i) is nor in the past five years has been a Sanctioned Person, (ii) has transacted any business directly or knowingly indirectly with any Sanctioned Person in violation of Sanctions nor (iii) has taken any action that would cause the Company or any Subsidiary to violate any Sanctions. To the knowledge of the Company, none of the Company nor any Subsidiary is the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to any Anti-Corruption Laws or Sanctions.

(d) The Company and each of its Subsidiaries have all Governmental Authorizations necessary to conduct their respective businesses as presently conducted or to own, lease and operate its properties or assets (“Company Permit”), except where the failure to have any such Governmental Authorizations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2015, the Company has not received any written notice from any Governmental Authority regarding (i) any actual or possible material violation of any Company Permit, or any failure to comply in any respect with any term or requirement of any Company Permit or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or adverse modification of any Company Permit, in each case other than as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries comply with the terms of all Company Permits, and no revocation, withdrawal, suspension, cancellation or adverse modification of any of the Company Permit is pending or, to the knowledge of the Company, threatened and neither the Company nor any of its Subsidiaries has received any notice from any Governmental Authority threatening to revoke, withdraw, suspend, cancel or modify in an adverse manner any Company Permit, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Permit is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.6 SEC Filings.

(a) Since December 31, 2015, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and other documents (including exhibits) required to be filed or furnished (as applicable) by it under the Securities Act or the Exchange Act, as the case may be, prior to the Agreement Date, together with all certifications required pursuant to the U.S. Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC since December 31, 2015 through the Agreement Date, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). None of the Subsidiaries of the Company is currently or has, since becoming a Subsidiary of the Company been, required to file any forms, reports or other documents with the SEC.

(b) As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended or superseded by a subsequent filing prior to the Agreement Date, as of the date of the last such amendment or superseding filing, the Company SEC Documents were prepared and complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder and, except to the extent superseded or amended by a subsequent filing with the SEC prior to the Agreement Date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) As of the Agreement Date, none of the Company SEC Documents is the subject of any unresolved or outstanding SEC comment and, to the knowledge of the Company, is the subject of ongoing SEC review. There has been no material correspondence between the SEC and the Company since December 31, 2015 that is not set forth in the Company SEC Documents or that has not otherwise been disclosed to Parent prior to the Agreement Date.

Section 2.7 Financial Statements; Undisclosed Liabilities; Internal Controls.

(a) Each of the consolidated financial statements of the Company (including, in each case, any notes and schedules thereto) included or incorporated by reference in the Company SEC Documents (collectively, the “Company Financial Statements”):

(i) as of their respective filing dates with the SEC (if amended, as of the date of the last such amendment, with respect to the consolidated financial statements that are or amended or restated therein), complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC;

(ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto, as permitted by Regulation S-X promulgated by the SEC, and, in the case of interim financial statements, for normal and recurring year-end adjustments that are not material in amount or nature and as may be permitted by the SEC on Form 10-Q or any successor or like form under the Exchange Act, and the absence of certain footnotes); and

(iii) present fairly in all material respects the consolidated financial position and the consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity of the Company and the consolidated Subsidiaries of the Company as of the dates and for the periods referred to therein.

(b) Except as have been described in the Company SEC Documents, there are no unconsolidated Subsidiaries of the Company and neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(c) Since December 31, 2015, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto.

(d) Since December 31, 2015, neither the Company nor any Company Representative has received any material complaint, allegation, assertion or claim, regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls.

(e) There are no Liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected or reserved against on a consolidated audited balance sheet of the Company or disclosed in the footnotes thereto, other than those that (i) are reflected or reserved against in the Company Financial Statements, (ii) have been incurred in the ordinary course of business since the date of the most recent balance sheet included in the Company Financial Statements that are not material, (iii) are expressly permitted or contemplated by this Agreement, (iv) have been discharged or paid in full, (v) have been incurred in connection with the Transactions or (vi) individually or in the aggregate, do not, and would not reasonably be expected to, result in a Company Material Adverse Effect.

(f) The Company maintains disclosure controls and procedures and a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) required by Rule 13a-15 under the Exchange Act and designed to provide reasonable assurances regarding the reliability of financial reporting. The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. None of the Company, the Audit Committee of the Company Board or the Company’s auditors has identified: (i) any significant deficiencies and material weaknesses identified by it in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s or any of its Subsidiaries’ ability to record, process, summarize and report financial information and (ii) any fraud or allegation of fraud, whether or not material, that involves (or involved) management or other employees who have (or had) a significant role in the Company’s internal control over financial reporting. The Company is, and has been since December 31, 2015, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of NASDAQ. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2018, and such assessment concluded that such system was effective. Since January 1, 2018, none of the Company, the Company’s auditors have identified to the Company Board or the Audit Committee of the Company Board any matter set forth in the preceding clause (i) or (ii). Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extension of credit” to directors or executive officers of the Company prohibited by Section 402 of the Sarbanes-Oxley Act of 2002.

Section 2.8 Absence of Certain Changes or Events.

(a) Since December 31, 2018 through the Agreement Date, no event or events or development or developments have occurred, or are occurring, that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Since December 31, 2018 through the Agreement Date, the Company and its Subsidiaries have (i) conducted their business, in all material respects, in the ordinary course of business and (ii) not taken any action that, if taken or proposed to be taken after the Agreement Date, would be prohibited by Section 4.1.

Section 2.9 Employees; Employee Benefits.

(a) Section 2.9(a) of the Company Disclosure Letter sets forth a complete list of all material Company Benefit Plans (other than (i) offer letters and other agreements, understandings, plans or arrangements that cover individuals located primarily outside of the United States and (ii) offer letters and other agreements, understandings, plans or arrangements related to U.S. employees or other service providers that are terminable “at will” or for convenience and without the payment of severance or notice pay or other material obligations, other than pursuant to any Company Benefit Plan listed in Section 2.9(a) of the Company Disclosure Letter).

(b) With respect to each Company Benefit Plan listed in Section 2.9(a) of the Company Disclosure Letter, the Company has made available to Parent, or will make available to Parent within 20 Business Days following the Agreement Date, accurate and complete copies of each plan document, as currently in effect, including all amendments thereto (or, if such Company Benefit Plan is not written, a written summary of its material terms), and to the extent applicable, (i) the three most recent annual reports (Form 5500 series) with any required schedules filed with the IRS with respect to such Company Benefit Plan, (ii) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, (iii) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan and any pending request for such a determination letter, (iv) the current trust agreement, insurance or group annuity Contract, administration and similar agreements, and investment management or investment advisory agreements relating to such Company Benefit Plan and (v) the most recent nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for such Company Benefit Plan. All material employee data necessary to administer the Company Benefit Plans is true, accurate, complete and in the possession of the Company and its Subsidiaries and in a form sufficient for the proper administration of the Company Benefit Plans.

(c) The Company and its Subsidiaries are in compliance with all applicable Laws regarding employment practices, terms and conditions of employment, equal opportunity and wages and hours, including Worker Adjustment and Retraining Notification Act of 1988 (“WARN”), as amended, ERISA, COBRA and the Fair Labor Standards Act of 1938 (“FLSA”), as amended, other than instances of noncompliance that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any direct or indirect material Liability with respect to misclassification of any person as (i) an independent contractor rather than as an employee, (ii) an exempt employee rather than as a non-exempt employee with respect to FLSA (or similar state Law), or (iii) a leased employee from another employer rather than as a Company Employee.

(d) To the knowledge of the Company, as of the Agreement Date, there is not presently pending, existing or threatened in writing, any strike, slowdown, picketing, work stoppage or labor disputes. Neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining agreement, works council or labor Contract, other than such agreements or Contracts that are mandated by applicable Law, and no such agreement is being negotiated by the Company or any Subsidiary thereof and, to the knowledge of the Company, there are no union organizing activities involving the employees of the Company and its Subsidiaries to authorize representation by any labor union.

(e) None of the Company, its Subsidiaries, or any of their ERISA Affiliates, nor any predecessor thereof, sponsors, maintains or contributes to, or in the past three years prior to the Agreement Date has sponsored, maintained or contributed to, a multiemployer plan within the meaning of Section 3(37) of ERISA. None of the Company, its Subsidiaries or any of their ERISA Affiliates has incurred any unsatisfied Liability (including withdrawal Liability) under, and, to the knowledge of the Company, no circumstances exist that would result in any Liability to the Company, any of its Subsidiaries or any of their ERISA Affiliates under, Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

(f) Each Company Benefit Plan has been maintained, operated and administered in material compliance with its terms, any contractual arrangements and applicable Law, including ERISA, the Code and administrative practices of Governmental Authorities (as applicable), except for any such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is the subject of a favorable opinion letter from the IRS on the form of such Company Benefit Plan and, to the knowledge of the Company, there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status of any such Company Benefit Plan in any material respect. There are no material pending or, to the knowledge of the Company, threatened legal action by or brought before a Governmental Authority by or on behalf of any Company Benefit Plan or otherwise involving any such Company Benefit Plan (other than routine claims for benefits).

(g) Except as described in Section 2.9(g) of the Company Disclosure Letter, the execution and delivery of this Agreement and the consummation of the Transactions will not (i) entitle any director, officer, or employee of the Company or any of its Subsidiaries to extra or increased statutory severance pay under any Company Benefit Plan, (ii) result in any payment becoming due, accelerate the time of payment or vesting of benefits, or increase the amount of compensation due to any director, officer, or employee of the Company or any of its Subsidiaries under any Company Benefit Plan or (iii) result in any forgiveness of Indebtedness or trigger any funding obligation under any Company Benefit Plan that is sponsored or maintained by the Company for the benefit of any director, officer, or employee of the Company or any of its Subsidiaries.

(h) Each Company Benefit Plan that provides health or welfare benefits is fully insured or, if not fully insured, is indicated as such on Section 2.9(h) of the Company Disclosure Letter, and any incurred but not reported claims under any such Company Benefit Plan has been properly accrued in accordance with GAAP. No Company Benefit Plan provides and neither the Company, its Subsidiaries, nor its ERISA Affiliates have any liability in respect of, post-termination medical or life insurance benefits to any Person, other than as required by Section 4980B of the Code and at the sole expense of the employee.

(i) With respect to any Company Employee, none of the Company, its Subsidiaries or any ERISA Affiliate of any of them has any indemnity or gross-up obligation for any excise taxes or penalties or interest imposed or accelerated under Sections 409A or 4999 of the Code (or any corresponding provisions of foreign, state or local Law relating to Tax).

(j) No amount or benefit that could reasonably be, or has been, received (whether in cash or property or the vesting of property or the cancellation of Indebtedness) by any current or former Company Employee who is a “disqualified individual” within the meaning of Section 280G of the Code, pursuant to Contracts in existence at the Closing, could reasonably be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the Transactions.

(k) Each Company Benefit Plan maintained outside the jurisdiction of the United States, or that covers any employee residing or working outside the United States, which is required to be registered or approved by any Governmental Authority, has been so registered and approved, except where failure to register or gain approval will not result in a material liability, and, to the knowledge of the Company, has been maintained in good standing with applicable requirements of Governmental Authority.

(l) There has been no “mass layoff” or “plant closing” (as defined by WARN and the regulations promulgated thereunder or any similar state, local or foreign Law) with respect to the Company or any of its Subsidiaries within the six months prior to the Agreement Date, and neither the Company nor any of its Subsidiaries has incurred any Liability under WARN that remains unsatisfied.

Section 2.10 Material Contracts.

(a) Section 2.10(a) of the Company Disclosure Letter sets for a true, correct and complete list of each of the Contracts (x) to which the Company or its Subsidiaries is a party as of the Agreement Date and has ongoing obligations as of or following the Agreement Date or (y) by which the Company, any of its Subsidiaries or the Company Assets are bound as of the Agreement Date, and that, in each case, meets the following criteria (each, a “Company Material Contract”):

(i) a Contract granting a “most favored nation” or most favored customer pricing to any Person, or any Contract providing for the grant of exclusive material sales, distribution, marketing or other exclusive rights, rights of first refusal, rights of first negotiation or similar rights and/or terms to any Person, or materially limiting the right of the Company or any of its Subsidiaries to engage in any line of business or in any geographic area, to compete with any Person in any line of business or in any geographic area or to market any product or solicit customers;

(ii) a Contract pursuant to which the Company or its Subsidiaries is a lessor or lessee of any real property or any personal property involving payments in excess of $200,000 per annum;

(iii) any Contract for the purchase or sale of an interest in real property in excess of $1,000,000;

(iv) a Contract for the purchase by the Company or its Subsidiaries of materials, supplies, equipment or services, from a Significant Vendor;

(v) a Contract for the sale by Company or its Subsidiaries of products or services to a Significant Customer;

(vi) a Contract pursuant to which the Company or its Subsidiaries is granted, or grants to a third party, a license or any other rights (including any covenant not to sue) in any Intellectual Property (other than (a) intercompany licenses between the Company and any of its Subsidiaries, (b) non-exclusive licenses granted to customers of the Company or its Subsidiaries in the ordinary course of business, (c) off-the-shelf licenses for generally commercially available Software or licenses to Software-as-a-service under generally available terms, (d) licenses for Open Source Technology or (e) licenses for any Intellectual Property or Technology that is not incorporated into the Company’s products or services), which contracts are material to the Company and its Subsidiaries, taken as a whole (each, an “IP License”);

(vii) any Contract relating to the creation, incurrence, assumption or guarantee of any Indebtedness, other than any Contract for intercompany Indebtedness between the Company or any of its wholly owned Subsidiaries or among any of its wholly owned Subsidiaries, or any capitalized lease relating to the use of equipment, having an outstanding principal amount in excess of $150,000;

(viii) any Contract under which the Company or any Subsidiary of the Company, directly or indirectly, has agreed to make any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than the Company or any of its wholly owned Subsidiaries), in any such case which, individually, is in excess of $150,000;

(ix) any Contract pursuant to which the Company has acquired or disposed of or agreed to acquire or dispose of, directly or indirectly, by merger or otherwise: (A) a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock or other Equity Interests or assets that contains material continuing rights or obligations of the Company, including any indemnification, guarantee, “earn-out” or other contingent payment obligations, or (B) any ownership interest in any other Person (other than its Subsidiaries) for aggregate consideration under such Contract of at least $500,000;

(x) any Contract that would be required to be filed as an exhibit to an SEC report by Item 601 of Regulation S-K promulgated by the SEC or disclosed by the Company in a Current Report on Form 8-K that has not been filed or incorporated by reference in the Company SEC Documents;

(xi) any partnership, joint venture, limited liability company or other similar equity investment agreements any Person (other than any Subsidiary of the Company);

(xii) any Contract requiring any capital commitment or capital expenditures (including any series of related expenditures) by the Company or its Subsidiaries following the Agreement Date in excess of $150,000;

(xiii) any settlement agreement imposing material future limitations on the operation of Company and its Subsidiaries;

(xiv) any Contract that is a settlement, conciliation or similar Contract with any Governmental Authority (x) with ongoing Liability in excess of $150,000 or (y) that includes any obligation (other than the payment of money) to be performed or the admission of wrongdoing by the Company or any of its Subsidiaries or any of their respective officers or directors;

(xv) any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any Subsidiary of the Company or prohibits the issuance of guarantees by the Company or by any Subsidiary of the Company; or

(xvi) any Company Associated Party Contract.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and, subject, as to enforceability, the Enforceability Exceptions, (i) each Company Material Contract is valid and binding on the Company or the applicable Subsidiary of the Company, as applicable, and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except to the extent it has previously expired in accordance with its terms, (ii) the Company and each of its Subsidiaries and, to the knowledge of the Company, each other party thereto, have performed all obligations required to be performed by it to date under each such Company Material Contract and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Material Contract or give any other party to any such Company Material Contract the right to terminate or cancel such Company Material Contract. The Company has made available to Parent true and complete copies of all Company Material Contracts, including any amendments thereto.

(c) To the knowledge of the Company, there has not been, nor has the Company or any of its Subsidiaries received notice of, any violation of any Company Material Contract by any of the other parties thereto that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.11 Litigation.

(a) Neither the Company nor any of its Subsidiaries is subject to any Order that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Proceeding is pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any Company Asset is or are subject to any Order that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any Company Asset that seek to materially interfere with or delay the consummation of the Transactions. There are no SEC inquiries, investigations or reviews, other inquiries or investigations or review by any Governmental Authority or internal investigations or reviews pending or, to the knowledge of the Company, threatened, with respect to the Company or any of its Subsidiaries or any of their respective Company Assets, except for those that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the Agreement Date, there are no settlements of any Proceedings to which the Company or any of its Subsidiaries is a party or by which any Company Asset is bound that are material to the Company and its Subsidiaries, taken as a whole, and under which the Company or any of its Subsidiaries have material continuing obligations.

(b) Since December 31, 2015, (i) no allegations of sexual harassment have been made against any current director, officer or employee of the Company or any of its Subsidiaries at or above the senior vice president or equivalent level, and (ii) neither the Company nor any of the Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment or misconduct by any current or former director, officer or employee of the Company or any of its Subsidiaries at or above the vice president or equivalent level.

Section 2.12 Intellectual Property.

(a) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole, (i) the Company and its Subsidiaries collectively own, and have good and valid title to, all Company IP (free and clear of all Liens, except for Permitted Liens), (ii) none of the Company IP is subject to any Proceeding or outstanding Order materially restricting the use, distribution, transfer or licensing thereof by the Company or any of its Subsidiaries and (iii) neither this Agreement nor the Transactions will cause the forfeiture or termination of any Company IP.

(b) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole, since December 31, 2015, the conduct of the business of the Company and its Subsidiaries has not infringed, misappropriated or otherwise violated any Intellectual Property Rights, of any third Person. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole, the conduct of the business of the Company and its Subsidiaries does not currently infringe, misappropriate or violate any Intellectual Property Rights of any third Person. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole, to the knowledge of the Company, (i) since December 31, 2015, no third Person has infringed upon, misappropriated or violated, in any material respect, any Company IP and (ii) no third Person is currently infringing, misappropriating or violating, in any material respect, any Company IP.

(c) Section 2.12(c) of the Company Disclosure Letter contains a list as of the Agreement Date of all Company Registered IP, the jurisdiction in which such item of Company Registered IP has been registered or filed and the applicable registration or serial number. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (i) all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered IP have been made, (ii) all necessary documents, recordations and certificates in connection with such Company Registered IP have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting or maintaining such Company Registered IP and (iii) no interference, opposition, reissue, reexamination or other similar proceeding is pending in which any such Company Registered IP is being contested or challenged. Each of the Company and its Subsidiaries has taken commercially reasonable steps to enforce, protect and maintain each item of Company IP, other than by the exercise of reasonable business judgment by the Company and its Subsidiaries.

(d) As of the Agreement Date, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, there are no Proceedings pending or, to the knowledge of the Company, threatened in writing that assert infringement, misappropriation, or violation by the Company or any of its Subsidiaries of any Intellectual Property Rights of a third Person.

(e) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have taken reasonable steps to maintain the confidentiality of and otherwise protect and preserve through the use of customary non-disclosure agreements the confidentiality of all confidential information and trade secrets that are owned or held by the Company and its Subsidiaries and used in the conduct of the business.

(f) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have implemented and enforce a policy requiring each employee, consultant and contractor who has contributed to the creation or development of material Intellectual Property Rights for or on behalf of the Company or any of its Subsidiaries to execute a written assignment of rights in and to all Intellectual Property developed by such Person in connection with such person’s employment or contract with the Company or any of its Subsidiaries to the Company or one of its Subsidiaries.

(g) Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries have not used any Software or other Technology that is available under the GNU Affero General Public License (AGPL), GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), Apache License, BSD licenses, or any license that is approved by the Open Source Initiative (www.opensource.org/licenses) (collectively, “Open Source Technology”) in a manner that, with respect to Technology that is material to the business of the Company and its Subsidiaries, taken as a whole, would (A) require disclosure or distribution of such Technology in source code form, (B) require the licensing of such Technology for the purpose of making derivative works thereof or (C) impose any material restriction on the consideration to be charged for the distribution of such Technology and (ii) the Company and each of its Subsidiaries are in compliance in all material respects with the applicable licenses for any such Open Source Technology.

(h) Neither the Company nor any of its Subsidiaries, nor any other Person acting on its or their behalf, has disclosed, delivered or licensed to any third Person, or permitted the disclosure or delivery to any escrow agent of, any material source code for any product or service of the Company or any Subsidiary, except for disclosures to Company Employees, contractors or consultants under binding written agreements that prohibit use or disclosure except in the performances of services for the Company or any Subsidiary.

(i) The Company and its Subsidiaries have implemented, maintain and adhere to policies, procedures or other internal controls regarding the processing of Personal Information. Except as has not been or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is, and has been since December 31, 2015, in compliance with Privacy and Security Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) the consummation of the Transactions will not violate the policies of the Company or any of its Subsidiaries as they currently exist or as they existed at any time during which any of the Personal Information was collected or obtained and (ii) as of the Closing, the Company and each of its Subsidiaries, shall have at least the same rights to use, process and disclose Personal Information as the applicable entity had immediately before Closing.

(j) Since December 31, 2015, neither the Company nor any Subsidiary has received written notice from any Governmental Authority asserting a violation of any Privacy and Security Law and, to the Company’s knowledge, nor it or any of its Subsidiaries is the subject of any investigation, formal or informal, by any Governmental Authority for any potential violation of any Privacy or Security Law.

(k) Except as set forth in Section 2.12(k) of the Company Disclosure Letter, since December 31, 2015, to the knowledge of the Company, neither the Company nor any Subsidiary has suffered any breach in security that has permitted or resulted in any unauthorized access to or disclosure of Personal Information.

(l) Except as has not been or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) in the last 12 months, there have been no failures, breakdowns, breaches, outages or unavailability of the hardware, firmware, networks, platforms, servers, interfaces, applications, web sites and related systems primarily used in its business (collectively, the “Business Information Systems”), (ii) the Company and each of its Subsidiaries have taken commercially reasonable steps to ensure that, except as may have been created, stored or used in connection with the development, testing or validation of the products and services of its business, the Business Information Systems are free from any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry) or other software routines or hardware components intentionally designed to permit unauthorized access, to disable or erase software, hardware or data or to perform any other similar type of unauthorized activities, including by the use of antivirus software with the intention of protecting the Business Information Systems from becoming infected by viruses and other harmful code and (iii) the Company and each of its Subsidiaries have implemented reasonable backup, security and disaster recovery technology and business continuity procedures consistent with industry practices.

Section 2.13 Tax Matters.

(a) Except as would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries have timely filed, taking into account any extensions, all Tax Returns required to be filed by them and all such Tax Returns are true, complete and accurate, (ii) the Company and its Subsidiaries have paid all Taxes required to be paid by them other than Taxes that are not yet due or that are being contested in good faith in appropriate Proceedings, (iii) there are no Liens for Taxes on any assets of the Company or its Subsidiaries other than Permitted Liens, (iv) no deficiency for any Tax has been asserted or assessed by a taxing authority against the Company or any of its Subsidiaries which deficiency has not been paid or is not being contested in good faith in appropriate Proceedings, (v) the Company and its Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, (vi) neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its

Subsidiaries or any agreement entered into in the ordinary course of business not primarily related to Taxes), (vii) neither the Company nor any of its Subsidiaries has (x) been a member of any affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (y) has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by Contract, or otherwise by operation of Law, (viii) neither the Company nor any of its Subsidiaries has failed to withhold, collect or timely remit all amounts required to have been withheld, collected and remitted in respect of Taxes with respect to any payments to a vendor, employee, independent contractor, creditor, stockholder or any other Person and (ix) neither the Company nor any of its Subsidiaries will be required to include in any taxable period ending after the Closing Date taxable income attributable to income that accrued in a taxable period prior to the Closing Date but was not recognized for Tax purposes in such prior taxable period (or to exclude from taxable income in a taxable period ending after the Closing Date any deduction the recognition of which was accelerated from such taxable period to a taxable period prior to the Closing Date) as a result of (A) the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, Section 481 of the Code or Section 108(i) of the Code (or, in each case, comparable provisions of state, local or non-U.S. Tax Law), (B) any deferred intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any comparable provision of state, local or non-U.S. Tax Law) resulting from a transaction or event occurring on or prior to the Closing Date, or (C) any prepaid amount received on or prior to the Closing Date outside of the ordinary course of business.

(b) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending.

(c) No audits or other examinations with regard to any material Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing. Since January 1, 2016, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to any material Taxes in that jurisdiction.

(d) Within the past five years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(e) Neither the Company nor any of its Subsidiaries has been a party to a transaction that, as of the Agreement Date, constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable U.S. Treasury Regulations thereunder (or a similar provision of state Law).

(f) The Company and its Subsidiaries are not subject to any private letter ruling of the IRS or comparable ruling of any Governmental Authority, and, as of the Agreement Date, no closing agreement pursuant to Section 7121 of the Code (or any similar provision of any state, local or foreign Law) has been entered into by or with respect to the Company or any of its Subsidiaries in respect of any taxable year for which the statute of limitations has not yet expired.

(g) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) The terms of any material intercompany transactions among the Company and its Subsidiaries are at arm’s length pursuant to Section 482 of the Code and the Treasury Regulations promulgated thereunder in all respects. Neither the Company nor its Subsidiaries have made an election under Section 965 of the Code.

(i) Notwithstanding anything to the contrary herein, the representations in Section 2.9 (to the extent a representation relates to Taxes) and this Section 2.13 are the sole representations of the Company and its

Subsidiaries with respect to Tax matters. For clarity, nothing in this Section 2.13 or otherwise in this Agreement shall be construed to provide any representation or warranty as to the amount, condition or availability for use in any taxable period after the Closing Date of any net operating loss, capital loss or Tax credit carryforward or other similar Tax attribute of the Company or any of its Subsidiaries.

Section 2.14 Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect: (a) the Company and each of its Subsidiaries are and have been in compliance with all Environmental Laws, including the possession of, and the compliance with, all Governmental Authorizations required under Environmental Laws, (b) there has not been any Hazardous Materials Activity in violation of Environmental Laws or in a manner that would reasonably be expected to give rise to a material Liability under any Environmental Laws at currently or formerly owned or operated facilities, (c) the Company has provided all Environmental Law audits, including phase 1 reports, in its possession or control and (d) neither the Company nor any of its Subsidiaries has received any Environmental Claim, and to the knowledge of the Company, there are no Environmental Claims threatened in writing against the Company.

Section 2.15 Real Property; Personal Property.

(a) Section 2.15(a) of the Company Disclosure Letter sets forth a true and complete list of the real property owned in fee by the Company or a Subsidiary (the “Owned Real Property”). Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company or a Subsidiary has good and marketable title to each parcel of Owned Real Property, free and clear of all Liens, other than Permitted Liens. Neither the Company nor any Subsidiary has leased or granted to any Person the right to use or occupy any portion of the Owned Real Property.

(b) Section 2.15(b) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the Agreement Date, of all existing leases, subleases, licenses and other agreement pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to occupy, now or in the future, any real property in excess of $200,000 base rent payable annually (such property, the “Leased Real Property” and each such lease, sublease, license or other agreement, a “Material Lease”). The Company has made available to Parent true, correct and complete copies of all Material Leases (including all material modifications, amendments, guaranties and supplements thereto). Each Material Lease is in full force and effect and is binding upon the Company or its Subsidiary, as applicable. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company or a Subsidiary has a valid leasehold interest in the Leased Real Property, free and clear of all Liens, other than Permitted Liens. Neither the Company nor any Subsidiary has leased or granted to any Person the right to use or occupy any portion of the Leased Real Property.

(c) To the knowledge of the Company, no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Lease or give any other party to any such Lease the right to terminate or cancel such Lease. Neither the Company nor its Subsidiaries have received written notice within the twelve (12) months preceding the Agreement Date of any material default under any Lease.

(d) Neither the Company nor any Subsidiary has received any written notice of any proposed or pending condemnation or eminent domain proceedings with respect to any material part of the Owned Real Property or the Leased Real Property.

(e) Taken together, the Owned Real Property and the Leased Real Property constitute all real property used in the conduct of the business of the Company.

(f) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company owns, and has good and valid title to, all material personal property purported to be owned by it (free and clear of all Liens, except for Permitted Liens), including all material personal property reflected on the Company Financial Statements (except for personal property sold or otherwise disposed of since the date of the Company Financial Statements and any fixtures). This Section 2.15(f) does not address and will not be construed as a representation or warranty regarding Intellectual Property Rights (which are solely addressed in Section 2.12).

Section 2.16 Company Information. The information relating to the Company and its Subsidiaries that is provided by the Company or any of its Subsidiaries for inclusion in the Proxy Statement or any Other Required Company Filing, will not, at the time such documents are filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or provided to the Company Stockholders, or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to the information supplied by Parent or Merger Sub for inclusion by reference in the Proxy Statement or any Other Required Company Filing.

Section 2.17 Finders; Brokers. Other than Morgan Stanley & Co. LLC (the “Financial Advisor”), no finder, investment banker, broker or similar Person is entitled to any fee or commission in connection with the negotiation, execution or delivery of this Agreement or the consummation of any of the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent a true, correct and complete copy of all Contracts pursuant to which the Financial Advisor is entitled to any fee, commission or expenses in connection with the Transactions. All fees and expenses incurred by the Company or any of its Subsidiaries in connection with the Transactions regarding the Financial Advisor shall not exceed the amount set forth in such Contracts.

Section 2.18 Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business or as otherwise disclosed in the Company SEC Documents, there are no Contracts or transactions between the Company or any of its Subsidiaries, on the one hand, and any Associated Party thereof (but not including any wholly owned Subsidiary of the Company), on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K (each a, “Company Associated Party Contract”). To the Company’s knowledge, any such Company Associated Party Contract, as of the time it was entered into and as of the time of any amendment or renewal thereof contained such terms, provisions and conditions as were at least as favorable to the Company or any of its Subsidiaries as would have been obtainable by the Company or its Subsidiaries in a similar transaction with an unaffiliated third party. No Associated Party owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any vendor or other independent contractor of the Company or any of its Subsidiaries, or any Person which has a Contract with the Company or any of its Subsidiaries.

Section 2.19 Opinion of Financial Advisor. The Company Board has received the oral opinion of the Financial Advisor (subsequently confirmed in writing prior to the execution of this Agreement), to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Per Share Merger Consideration to be received by Company Stockholders (other than the holders of the Cancelled Shares and Dissenting Shares) in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders, a signed, true, correct and complete copy of which opinion will be made available to Parent for informational purposes only on a non-reliance basis promptly following receipt by the Company Board (and, in any event, within two (2) Business Days of the Agreement Date).

Section 2.20 Insurance Policies.

Section 2.20 of the Company Disclosure Letter sets forth a true, correct and complete list of, and the Company has made available to Parent and/or Parent Representatives, all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations and employees of the Company and its Subsidiaries (collectively, the “Insurance Policies”). Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Insurance Policies or renewals thereof are in full force and effect, the Company and its Subsidiaries maintain insurance coverage in such amounts and against such risks as are adequate and customary in the industry for the operation of their respective businesses, and the Company and/or its Subsidiaries are in material compliance with the terms of such Insurance Policies. As of the Agreement Date, there is no claim by the Company or any Subsidiary of the Company pending under any Insurance Policies that has been denied or disputed by the insurer other than denials and disputes in the ordinary course of business, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.21 No Rights Agreement. The Company is not party to a stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan and the Company Board has not adopted or authorized the adoption of such an agreement or plan.

Section 2.22 Budget.

Section 2.22 of the Company Disclosure Letter sets forth a true, correct and complete copy of the planned budget (including planned capital expenditures and customer acquisition costs and expenses) of the Company and its Subsidiaries for fiscal year 2019.

Section 2.23 Vendors and Customers.

Section 2.23 of the Company Disclosure Letter sets forth a true, correct and complete list of the 20 largest vendors or service providers (other than financial institutions) (“Significant Vendors”) and the five largest customers (“Significant Customers”) of the Company and its Subsidiaries (based on the dollar value of purchases from the fiscal year 2018), together with amounts paid by or to such Persons during such period. As of the Agreement Date, none of the Significant Vendors or Significant Customers has reduced in any material respect or otherwise discontinued, or, to the knowledge of the Company, threatened in writing to materially reduce or discontinue, supplying goods or services to, or purchasing good or services from, the Company or any of its Subsidiaries on terms and conditions substantially similar (including with respect to pricing) as those in effect on the Agreement Date. As of the Agreement Date, none of the Significant Vendors or Significant Customers has cancelled or otherwise terminated, or, to the Company’s knowledge, threatened in writing, to cancel or otherwise to terminate, its relationship with the Company or any of its Subsidiaries.

Section 2.24 Indemnification Agreements.

Section 2.24 of the Company Disclosure Letter sets forth each indemnification agreement between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees, on the other hand, and each such indemnification agreement is substantially consistent in all material respects with the form of indemnification agreement made available to Parent prior to the Agreement Date.

Section 2.25 Solvency. As of immediately prior to the Effective Time, but without giving effect to the Merger or any other repayment or refinancing of debt contemplated in this Agreement or the Debt Commitment Letter in connection with and contingent upon the Closing, the Company will be Solvent.

Section 2.26 Independent Investigation. In entering into this Agreement, the Company acknowledges that it has relied solely upon its own investigation, review and analysis of Parent and Merger Sub and not on any factual representations or opinions of Parent or Merger Sub or their respective representatives (except the representations and warranties contained in Article III). Except for the representations and warranties contained in Article III or in the case of fraud or willful breach, the Company acknowledges and agrees that none of the Parent and its Affiliates and no other Person makes, nor is the Company relying on, any other express, implied or statutory representation or warranty with respect to or on behalf of, Parent, Merger Sub or their respective Affiliates or their respective businesses or with respect to any other information provided or made available to the Company or Company Representatives in connection with the Merger or the other Transactions, including the accuracy or completeness thereof.

Article III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

Section 3.1 Corporate Existence.

(a) Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as applicable, and has all necessary corporate or limited liability company, as applicable, power and authority to (i) conduct its business in the manner in which its business is currently being conducted and (ii) own, lease and use its assets and properties in the manner in which its assets and properties are currently owned and, leased or used, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub (in jurisdictions that recognize the following concepts) is duly licensed and qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing, under the laws of such jurisdictions where the nature of its business or the ownership, leasing or use of its assets and properties requires such licensing or qualification, except as would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The organizational and governing documents of Parent and Merger Sub, respectively, are in full force and effect. Neither Parent nor Merger Sub is in violation of its respective organizational or governing documents in any material respect.

Section 3.2 Corporate Authority. Each of Parent and Merger Sub have all necessary corporate or limited liability company power and authority, as applicable, to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions, including the Merger. The sole member of Parent has adopted resolutions approving this Agreement and the Transactions. The board of directors of Merger Sub has unanimously adopted resolutions that: (a) approved this Agreement and the Transactions and declared it advisable to enter into this Agreement and consummate the Transactions in accordance with the DGCL and (b) recommended that Merger Sub’s sole stockholder adopt this Agreement. Parent, as the sole stockholder of Merger Sub, has executed a written consent, effective immediately following the execution of this Agreement, adopting this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the other Transaction Documents to which either is a party, the performance of Parent and Merger Sub of their obligations hereunder and thereunder and the consummation by Parent and Merger Sub of the Transactions, including the Merger, have been duly and validly authorized by all necessary corporate or limited liability company action, as applicable, and no other corporate or limited liability proceedings, as applicable, on the part of Parent or Merger Sub are necessary to adopt or authorize this Agreement or to consummate the Transactions (other than the adoption of this Agreement by Parent, as Merger Sub’s sole stockholder and the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been validly executed and delivered by Parent and Merger Sub, as the case may be, and, assuming the due authorization, execution and delivery by the Company constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.3 Governmental Approvals and Consents; Non-Contravention.

(a) No Governmental Authorization is or will be required on the part of Parent or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) for required Consents or filings under any applicable Antitrust Laws, including the HSR Act and (iii) such other Governmental Authorizations, the failure of which to obtain would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of its respective obligations hereunder and the consummation by Parent and Merger Sub of the Transactions do not and will not (i) violate, contravene or conflict with any provision of the respective certificate of incorporation or bylaws or similar organizational documents of Parent or Merger Sub, (ii) result in any violation or breach of or constitute any default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, or result in the creation of any Lien under any Contract to which Parent and/or Merger Sub is subject or is a party or (iii) assuming that all Governmental Authorizations described in Section 3.3(a) have been obtained and all filings described in such Section have been made, violate, conflict with or result in any breach under any provision of any Law applicable to Parent or any of its properties or assets, except, in the case of subclauses (ii) and (iii), where such violation, breach, conflict, default, right of termination or cancellation, acceleration, loss of benefit, failure to obtain Consent would not reasonably be expected to have a Parent Material Adverse Effect.

Section 3.4 Litigation. Neither Parent nor any of its Affiliates is subject to any Order of or agreement with any Governmental Authority, which would reasonably be expected to have a Parent Material Adverse Effect. No Proceeding is pending or, to the knowledge of Parent, threatened in writing against Parent or any of its Affiliates which would reasonably be expected to have a Parent Material Adverse Effect.

Section 3.5 Financing. As of the Agreement Date, Parent has delivered to the Company true, complete and correct copies of (i) the executed debt commitment letter, dated as of the Agreement Date, from the financial institutions and other entities party thereto (including the parties to any joinder agreements or amendments joining such financial institutions or other entities to the Debt Commitment Letter and any lenders or investors of the debt financing contemplated by the Debt Commitment Letter, collectively, the “Debt Financing Sources”) (including all exhibits, schedules and annexes thereto, and the executed fee letter associated therewith redacted in a manner as described below, collectively, the “Debt Commitment Letter”), pursuant to which the Debt Financing Sources have committed, subject to the terms and conditions set forth therein, to provide the aggregate amounts set forth therein (the debt financing contemplated by the Debt Commitment Letter, the “Debt Financing”) and (ii) the executed equity commitment letter, dated as of the Agreement Date, among Parent and the other parties thereto (including all exhibits, schedules and annexes thereto, the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”), pursuant to which the Guarantors have committed, subject to the terms and conditions set forth therein, to invest cash in the aggregate amount set forth therein (the “Equity Financing” and, together with the Debt Financing, the “Financing”). As of the Agreement Date, Parent has also delivered to the Company a true, complete and correct copy of the executed fee letter associated with the Debt Commitment Letter with the fee amounts, “market flex” provisions, “securities demand” provisions and other economic terms redacted in a customary manner, none of which redactions covers terms that would (i) reduce the amount of the Debt Financing below the amount required to satisfy the Financing Uses (after taking into account any available Equity Financing and available cash of the Company and its Subsidiaries), (ii) impose any new condition or otherwise adversely amend, modify or expand any conditions precedent to the funding of the Debt Financing in an amount required to satisfy the Financing Uses on the Closing Date or (iii) materially delay or prevent the Closing or make the funding of the Debt Financing in the amount required to satisfy the Financing Uses (after taking into account any available Equity Financing and available cash of the Company and its Subsidiaries) less likely to occur. As of the Agreement Date, (i) none of the Commitment Letters have been amended, supplemented or modified, (ii) no such amendment, supplement or modification is contemplated by Parent or, to the knowledge of Parent, by the other parties thereto (other than to add lenders, lead arrangers, bookrunners, syndication agents or other entities who had not executed the Debt Commitment Letter as of the Agreement Date) and (iii) the respective commitments contained in the Commitment Letters have not been withdrawn, terminated or rescinded and, to the knowledge of Parent, no such withdrawal, termination or rescission is contemplated. As of the Agreement Date, except for customary engagement letters and fee credit letters with respect to the debt financing contemplated by the Debt Commitment Letter (none of which (i) reduces the amount of the Debt Financing below the amount required to satisfy the Financing Uses (after taking into account any available Equity Financing and available cash of the

Company and its Subsidiaries), (ii) imposes any new condition or otherwise adversely amends, modifies or expands any conditions precedent to the funding of the Debt Financing in an amount required to satisfy the Financing Uses on the Closing Date, (iii) would materially delay or prevent the Closing or (iv) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Debt Commitment Letter or the Equity Commitment Letter or the Definitive Financing Agreements), there are no side letters or Contracts to which Parent or Merger Sub is a party related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in the Commitment Letters delivered to the Company on or prior to the Agreement Date. As of the Agreement Date, Parent has fully paid any and all commitment fees or other fees in connection with the Debt Commitment Letter that are due and payable on or prior to the Agreement Date pursuant to the terms of the Debt Commitment Letter and Parent will, directly or indirectly, continue to pay in full any such amounts required to be paid pursuant to the terms of the Debt Commitment Letter as and when they become due and payable prior to the Closing Date. As of the Agreement Date, the Commitment Letters are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent and Merger Sub, as the case may be, and, to the knowledge of Parent, each of the other parties thereto, subject, in each case, to the effect of any Enforceability Exceptions As of the Agreement Date, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Financing required to satisfy the Financing Uses, other than as expressly set forth in the Commitment Letters. As of the Agreement Date, to the knowledge of Parent, no event has occurred which, with or without notice, lapse of time or both, would (i) constitute a default or breach on the part of Parent or Merger Sub under any of the Commitment Letters, (ii) constitute a failure to satisfy a condition on the part of Parent or Merger Sub under the Commitment Letters, or (iii) assuming the satisfaction of the conditions to the funding or investing of the Financing on the Closing Date, otherwise result in any portion of the Financing required to satisfy the Financing Uses being unavailable on the Closing Date. As of the Agreement Date, assuming the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger, Parent and Merger Sub have no reason to believe that any of the conditions to the Financing contemplated by the Commitment Letters applicable to Parent or Merger Sub, as applicable, will not be satisfied or that the full amount of the Financing required to satisfy the Financing Uses will not be made available to Parent on the Closing Date. Assuming the Financing is funded or invested in accordance with the Commitment Letters, Parent and Merger Sub will have on the Closing Date funds sufficient to (i) pay the aggregate Per Share Merger Consideration, (ii) pay the Payoff Amount and (iii) satisfy all of the other payment obligations required to be paid at Closing by Parent and Merger Sub hereunder in connection with the Transactions (clauses (i) and (ii), the “Financing Uses”). Each of Parent and Merger Sub affirms that it is not a condition to the Closing that Parent or Merger Sub obtain financing for the Transactions.

Section 3.6 Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, 100 shares of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.

Section 3.7 Parent Information. The information relating to Parent and its Subsidiaries that is provided by Parent or any of its Subsidiaries for inclusion in the Proxy Statement or any other Required Company Filing, will not, at the time such documents are filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or provided to the Company Stockholders, or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. No representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing.

Section 3.8 Stockholder and Management Arrangements. As of the Agreement Date, other than this Agreement, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger or (ii) the Surviving

Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time or (b) pursuant to which any (i) such holder of Shares would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration in respect of such holder’s Shares, (ii) such holder of Shares has agreed to approve this Agreement or vote against any Superior Proposal or (iii) such stockholder, director, officer, employee or other Affiliate of the Company has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

Section 3.9 Ownership of Shares. None of Parent, Merger Sub or any of their directors, officers, general partners or Affiliates (a) owns any Shares as of the Agreement Date or (b) is, nor at any time during the last three years has it been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

Section 3.10 Operations of Merger Sub. Merger Sub is a wholly owned Subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement or in connection with the Transactions.

Section 3.11 Finders; Brokers. No finder, investment banker, broker or other Person is entitled to any fee or commission for which the Company will be liable in connection with the negotiation, execution or delivery of this Agreement or the consummation of any of the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 3.12 Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed limited guarantee of the Guarantors, dated as of the Agreement Date, in favor of the Company in respect of Parent’s obligation to pay the Parent Termination Fee and the other obligations specified therein, up to the aggregate amount set forth therein (the “Limited Guarantee”). The Limited Guarantee is (a) a legal, valid and binding obligation of the Guarantors, (b) enforceable against the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and (c) in full force and effect. As of the Agreement Date, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Guarantors under the Limited Guarantee.

Section 3.13 Solvency. Assuming (a) that the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Section 5.1 and Section 5.2 have been satisfied or waived, and (b) (i) the accuracy of the representations and warranties set forth in Article II and (ii) the performance by the Company and its Subsidiaries of the covenants and agreements contained in this Agreement, then immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the funding of the Financing and the payment of the aggregate consideration to which the stockholders and other equity holders of the Company are entitled under this Agreement, the Surviving Corporation and its Subsidiaries, on a consolidated basis, will be Solvent.

Section 3.14 Independent Investigation. Parent has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company, which investigation, review and analysis was done by Parent and its Affiliates and the Parent Representatives. In entering into this Agreement, Parent acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Company or its representatives (except the representations and warranties contained in Article II or in any certificate or other agreement provided pursuant to this Agreement or in any other Transaction Document). Except for the representations and warranties contained in Article II or in any certificate or other agreement provided pursuant to this Agreement or in any other Transaction Document and except in the case of fraud or willful breach, Parent acknowledges and agrees that none of the Company, any of its Subsidiaries and Affiliates and no other Person makes, nor is Parent or Merger Sub relying on, any other express, implied or statutory representation or warranty with respect to or on behalf of, the Company, its Subsidiaries or Affiliates or their respective businesses or with respect to any other information provided or made available to Parent, Merger Sub or Parent Representatives in connection with the Merger or the other Transactions, including the accuracy or completeness thereof. Parent acknowledges that there are assumptions inherent in making any projections, estimates and budgets, Parent is familiar with such uncertainties and that Parent is responsible for making its own evaluation of the Company and shall have no claim against the Company with respect thereto (except in the case of fraud or willful breach).

Article IV

CERTAIN COVENANTS

Section 4.1 Covenants of the Company. Except as (i) expressly provided or permitted herein, (ii) set forth in Section 4.1 of the Company Disclosure Letter or (iii) consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the Agreement Date and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the “Pre-Closing Period”), the Company shall, and shall cause each of its Subsidiaries to, (A) act and carry on its business in all material respects in the ordinary course of business and (B) use commercially reasonable efforts to preserve intact its business organization, and preserve in all material respects its present and future relationships with customers, suppliers, Governmental Authorities and other Persons with which it has business relations or regulator relations, in each case, consistent with past practice. Without limiting the generality of the foregoing, except as expressly provided or permitted herein, as set forth in Section 4.1 of the Company Disclosure Letter or as required by applicable Law, during the Pre-Closing Period the Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that with respect to subsections (a), (b), (c), (n) (with respect to any Proceeding contemplated by Section 4.12(a) or demand for appraisal), (p), (s), (v) and (x) below, Parent’s consent shall be given, conditioned or withheld in its sole discretion):

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent), (ii) adjust, combine, reclassify, split, reverse split, consolidate, recapitalize, subdivide, redeem, purchase any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire or any other securities convertible into, or exchangeable or exercisable for, any such shares or other securities, except, in the case of this clause (iii), for the acquisition of Shares (A) from holders of Company Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Options to the extent required or permitted under the terms of such Company Options or (B) from holders of Company RSUs, Company PSUs or Company MSUs in full or partial payment of any Taxes payable by such holder upon the settlement of Company RSUs, Company PSUs or Company MSUs to the extent required or permitted under the terms of such Company RSUs, Company PSUs or Company MSUs;

(b) issue, deliver, sell, pledge, encumber, dispose of, grant, transfer or authorize the issuance, delivery, sale, pledge, encumbrance, disposition or grant of any capital stock in the Company or any of its Subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock, or any options, warrants or other rights of any kind (including but not limited to stock appreciation rights, phantom stock or similar interests) to acquire any shares of such capital stock or such convertible or exchangeable securities or any other ownership interest (including any such interest represented by Contract rights), of the Company or any of its Subsidiaries, or take any action to cause to be exercisable any otherwise unexercisable Company Option, other than (i) upon the exercise or settlement of Company Options, Company RSUs, Company PSUs and Company MSUs that are outstanding on the Agreement Date, solely in accordance with their terms as of the Agreement Date, (ii) by a wholly owned Subsidiary of such Subsidiary’s capital stock to the Company or another wholly owned Subsidiary of the Company, (iii) grants to new hires, or in connection with any promotion or retention, in the ordinary course of business consistent with past practice, which awards shall be exclusively in the form of Company RSUs; Company PSUs and Company MSUs; provided, that the dollar value of such awards is substantially similar in grant date value to those awards granted to similarly situated employees, but in no event shall such new awards, together with other promised awards set forth in Section 4.1 of the Company Disclosure Letter, exceed 250,000 Shares in the aggregate; or (iv) upon the determination by the Company Board (or a committee thereof), pursuant to the applicable award agreement(s) and consistent with past practice of making such determinations for similarly structured awards, of whether performance vesting conditions under outstanding Company PSUs or Company MSUs have been satisfied.

(c) amend or otherwise change (whether by merger, consolidation or otherwise) any of the Company Organizational Documents;

(d) acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, or make any investment in any interest in, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division, property or assets thereof;

(e) sell, lease, license, transfer, abandon, pledge or otherwise dispose of or encumber or subject to any Lien, in a single transaction or series of related transactions any Company Assets or rights, including the capital stock of Subsidiaries of the Company with a fair market value in excess of $500,000, other than (i) such transactions in the ordinary course of business consistent with past practice, (ii) the disposition of obsolete or excess assets, (iii) transfers among the Company and its wholly owned Subsidiaries or (iv) pursuant to any Contract existing as of the Agreement Date and set forth on Section 4.1(e) of the Company Disclosure Letter;

(f) incur, create, issue, syndicate, refinance, assume or otherwise become liable for Indebtedness or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any Person (other than any wholly owned Subsidiary of the Company in the ordinary course of business) for Indebtedness or issue or sell options, warrants, calls or other rights to acquire any indebtedness for borrowed money of the Company or any of its Subsidiaries or grant any Liens on the property or assets of the Company or its Subsidiaries to secure indebtedness for borrowed money, take any action that would result in any amendment, modification or change of any term of any indebtedness for borrowed money of the Company or any of its Subsidiaries, or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, make any loans, advances or capital contributions to, or investments in, any other Person or amend or modify the terms thereof, except (i) cash management and treasury activities entered into in the ordinary course of business, or (ii) loans between the Company and its wholly owned Subsidiaries or between the Company’s wholly owned Subsidiaries in the ordinary course of business;

(g) make any capital expenditures or other expenditures with respect to property, plant or equipment that are in excess of the amounts set forth in the Company’s plan for capital expenditures for the applicable fiscal quarter previously made available to Parent by more than 5% in the aggregate;

(h) other than as permitted by Section 4.7, increase the compensation or benefits payable or to become payable to its directors, officers, employees, or consultants except for (i) increases in base salary or wages in the ordinary course of business as set forth on Section 4.1(h) of the Company Disclosure Letter, (ii) payments of bonuses pursuant to the terms of the Company bonus plans set forth on Section 4.1(h) of the Company Disclosure Letter, (iii) pursuant to the terms of any Company Benefit Plan or other Contract as in effect as of the Agreement Date, (iv) increases of salary, wages and incentive compensation in connection with the promotion or performance reviews of an existing employee in amounts consistent with past practice for such positions, (v) with respect to grants of Company RSUs under subsection (b) above or (vi) with respect to performance determinations as to Company PSUs and Company MSUs permitted under clause (iv) of subsection (b) above;

(i) grant any rights to severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or employee of the Company or any of its Subsidiaries (or any of

their respective dependents or beneficiaries), other than offer letters that do not provide any severance, retention, change in control or equity award commitments with new non-executive hires that are permitted under Section 4.1(k) or arrangements that provide termination benefits only to the extent mandated by applicable Law outside of the United States, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee or any of their respective dependents or beneficiaries, or establish, adopt, enter into or amend any plan, program or arrangement that would be a Company Benefit Plan or Company Equity Plan if in existence on the Agreement Date, except (i) pursuant to Contracts of the Company or any of its Subsidiaries or policies with respect to severance or termination pay in existence on the Agreement Date, (ii) in connection with new hires, or in connection with any promotion, in the ordinary course of business, (iii) in connection with compensation increases that are permitted by Section 4.1(h) or (Section 4.1(b) above or (iv) as otherwise adopted to comply with applicable Law;

(j) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan or Company Equity Plan, except as contemplated in Section 1.5(a) or clause (iii) of subsection (b) above or pursuant to the terms any Contract (including any Company Benefit Plan) in effect on the Agreement Date;

(k) (i) terminate the employment of any employee, other than terminations for Cause or terminations of employees with a title junior to Vice President, in each case, in the ordinary course of business (ii) effectuate any plant closing or mass layoff that would incur any Liability or obligation under WARN except as set forth on Section 4.1(k) of the Company Disclosure Letter, or (iii) hire any new employees, except employees with a title more junior than Vice President or to fill vacancies occurring after the Agreement Date, in each case, in the ordinary course of business;

(l) adopt or enter into any collective bargaining agreement or other similar arrangement relating to unions, works councils, similar entities or other organized employees;

(m) implement or adopt any material change in financial accounting policies, practices or methods, other than as may be required by GAAP or by any regulations or guidance promulgated by a Governmental Authority;

(n) subject to Section 4.12(a), settle any Proceedings if such settlement would require a payment by the Company in excess of $100,000 in any individual case or series of related cases or $250,000 in the aggregate, other than (i) as required by their terms as in effect on the Agreement Date or (ii) claims reserved against in the Company Financial Statements (for amounts not in excess of such reserves); provided that, in the case of each of (i) and (ii), the payment, discharge, settlement or satisfaction of such Proceeding does not include any obligation (other than the payment of money) to be performed or the admission of wrongdoing by the Company or any of its Subsidiaries or any of their respective officers or directors;

(o) (i) make (other than on an originally filed Tax Return), change or rescind any material Tax election, (ii) change any annual Tax accounting period or any material method of Tax accounting, (iii) file any income or other material Tax Return relating to the Company or any of its Subsidiaries that has been prepared in a manner that is materially inconsistent with the past practices of the Company or such Subsidiary, as applicable, (iv) file any amended income or other material Tax Return that could materially increase the Taxes payable by the Company or its Subsidiaries, (v) settle, compromise, or abandon any claim, investigation, audit or controversy relating to a material amount of Taxes, (vi) enter into any closing agreement with respect to any material amount of Tax or (vii) fail to timely file any material Tax Return or pay any material Tax when due;

(p) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiary (other than the Merger);

(q) other than a renewal of a Contract on terms no less favorable in all material respects in the aggregate to the Company or its Subsidiaries, or the entry into, extension, amendment or renewal of a Contract that is a Company Material Contract solely by reason of Section 2.10(a)(iv) or Section 2.10(a)(v) in the ordinary course of business, enter into, extend or renew, or otherwise modify, amend, terminate (other than terminations occurring as a result of the expiration of the term thereof) or waive any material rights or obligations under any Company Material Contract (or any Contract that, if entered into prior to the Agreement Date, would be a Company Material Contract);

(r) engage in any transaction with, or enter into any Company Associated Party Contract;

(s) adopt or implement any stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan;

(t) sell, assign, transfer, lease, license or allow to lapse any rights in any material Company IP, except for non-exclusive licenses to customers of the Company or its Subsidiaries in the ordinary course of business;

(u) enter into, renew (or fail to exercise a renewal option under), terminate, or amend or modify in any material respect, a Material Lease;

(v) enter into any new line of business (other than any line of business that is reasonably related to and a reasonably foreseeable extension of any line of business existing as of the Agreement Date) or terminate any line of business existing as of the Agreement Date;

(w) cancel, terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any insurance policy, other than the renewal of an existing insurance policy or a commercially reasonable substitute therefor; or

(x) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

If the Company or any of its Subsidiaries desires to take an action that would be prohibited pursuant to the foregoing clauses (a) through (x) without the written consent of Parent, prior to taking such action, the Company may request such written consent (which consent shall not be unreasonably withheld, conditioned or delayed) by sending an e-mail or facsimile to the representative of Parent listed on Section 4.1 of the Company Disclosure Letter. Parent will either deliver to the Company written consent or a denial notification via e-mail or facsimile within four Business Days after Parent receives (x) a written request by the Company pursuant to this Section 4.1 and (y) such material facts that relate to such written request as may be requested by Parent.

Notwithstanding anything to the contrary in this Section 4.1, the Parties acknowledge and agree that (i) nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations (including for purposes of the HSR Act) prior to the Effective Time and (ii) no consent of Parent shall be required with respect to any matter set forth in this Agreement to the extent the requirement of such consent would violate any Antitrust Laws. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision over its operations.

Section 4.2 Access to Information; Confidentiality.

(a) During the Pre-Closing Period, the Company shall, and shall cause each of its Subsidiaries to and shall cause its directors, officers, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, the “Company Representatives”) to, at Parent’s sole expense, (i) provide to Parent, Merger Sub and their respective officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, the “Parent Representatives”) and, subject to Section 4.17, Debt Financing sources reasonable access, at reasonable times during normal business hours (under the supervision of appropriate personnel and in a manner that does not unreasonably interfere with the normal operation of the business of the Company), upon reasonable prior notice to the Company, to the officers, advisors, agents, Contracts, properties, offices and other facilities of the Company and its Subsidiaries, and to the books and records thereof (including Tax Returns, but excluding any confidential information contained in personnel files to the extent the disclosure of such information is prohibited by Privacy and Security Laws and anything that relates to the negotiation and execution of this Agreement, the process that led to the negotiation and execution of this Agreement or, subject to the disclosure requirements set forth in Section 4.4, to any Acquisition Proposal), and, with the Company’s consent (such consent not to be unreasonably withheld, conditioned or delayed), to the employees of the Company and its Subsidiaries and (ii) furnish as promptly as reasonably practicable such information concerning the business, properties, Contracts, assets, Liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent or the Parent Representatives may reasonably request; provided that (A) none of the Company, any of its Subsidiaries or any Company Representative shall be required to provide access to or to disclose information where such access or disclosure would (x) contravene any applicable Law, Order or Contract of the Company or any of its Subsidiaries (so long as, with respect to Contracts, the Company has used reasonable best efforts to obtain the consent of relevant third parties necessary to permit such access or disclosure) or, if determined the Company in good faith after consulting with counsel, result in antitrust risk for the Company, (y) reasonably be expected to violate or result in a loss or waiver of any attorney-client, legal or work product privilege of the Company or any of its Subsidiaries (provided, that the Company or applicable Subsidiary will enter into a joint defense agreement with Parent if requested with respect to any such information) or (z) expose the Company to risk of liability for disclosure of sensitive or Personal Information; provided that in any such instance, the Company shall inform Parent of the general nature of the information being withheld and, upon Parent’s request, reasonably cooperate with Parent to provide such information, in whole or in part, to the extent and in a manner that would not result in any of the outcomes described in the foregoing clauses (x), (y) and (z), and (B) the Company shall not be required to afford access or furnish information to the extent such information relates to the applicable portions of the minutes of the meetings of the Company Board (including any presentations or other materials prepared by or for the Company Board) where the Company Board discussed (x) the Transactions or any similar transaction involving the sale of the Company, or a material portion of its assets, to, or combination of the Company with, any other Person, (y) any Acquisition Proposal or (z) any Intervening Event.

(b) Parent, Merger Sub and the Company, and each of their respective Subsidiaries and Affiliates shall, and shall cause the Parent Representatives or Company Representatives, as applicable, to keep all information received pursuant to this Section 4.2 or otherwise in connection with the Transactions (including information received prior to the Agreement Date) confidential to the extent such information would constitute Confidential Information as defined in the Confidentiality Agreement, and use such information solely in connection with the implementation of the Transactions or as otherwise permitted by the Confidentiality Agreement. Notwithstanding the foregoing, Parent, Merger Sub and the Company, and each of their respective Subsidiaries and Affiliates, and the Parent Representatives or Company Representatives, as applicable, shall be permitted to disclose all or any part of such information in the same manner and to the same extent that Confidential Information as defined in the Confidentiality Agreement is permitted to be disclosed pursuant to paragraph 5 of the Confidentiality Agreement.

Section 4.3 Company Stockholder Approval.

(a) Proxy Statement and Other SEC Filings.

(i) Promptly (and in no event not more than 45 days) following the Agreement Date, (A) the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting and (B) Parent and Merger Sub shall provide to the Company all information concerning themselves and their Affiliates that is reasonably required to be included in the Proxy Statement and shall provide such other assistance in the preparation of the Proxy Statement as may be reasonably requested by the Company from time to time. Subject to Section 4.4, the Company shall include the Company Board Recommendation in the Proxy Statement. The Company shall provide Parent and its counsel reasonable opportunity to review and comment on the Proxy Statement (or any amendment or supplement thereto) prior to the filing thereof with the SEC and shall consider in good faith any reasonable comments or revisions made by Parent and its counsel thereon.

(ii) If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall cause the Proxy Statement and any Other

Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. The Company shall provide Parent and its counsel reasonable opportunity to review and comment on any Other Required Company Filing (or any amendment or supplement thereto) prior to the filing thereof with the SEC and shall consider in good faith any reasonable comments or revisions made by Parent and its counsel thereon.

(iii) If Parent, Merger Sub or any of their respective Affiliates are required to file any document with the SEC in connection with the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub shall, and shall cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub shall cause, and shall cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Parent and Merger Sub shall, and shall cause their Affiliates to, provide the Company and its counsel reasonable opportunity to review and comment on any Other Required Parent Filing (or any amendment or supplement thereto) prior to the filing thereof with the SEC, and shall consider in good faith any reasonable comments or revisions made by the Company and its counsel thereon.

(iv) Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and their Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should (in the good faith judgment of the Company, on the one hand, or Parent or Merger Sub, on the other hand) be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders. Notwithstanding anything to the contrary in this Section 4.3, except in connection with a Change of Board Recommendation in accordance with Section 4.4, or as required by applicable Law (as determined in good faith by the Company Board after consulting with, and taking into account the advice of, outside legal counsel), no amendment or supplement to the Proxy Statement or to an Other Required Company Filing shall be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.

(v) The Company and its Subsidiaries, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without providing the other, a reasonable opportunity to review and comment on such written communication and shall consider in good faith any reasonable comments or revisions made by such reviewing Party and its counsel.

(vi) The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after such Party receives notice thereof, of (A) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, (B) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, or (C) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(vii) Subject to applicable Law, the Company will cause the Proxy Statement to be disseminated to the Company Stockholders no later than the second Business Day following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not notified the Company prior to the end of the 10th calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement.

(b) Company Stockholder Meeting.

(i) The Company, acting through the Company Board (or a duly authorized committee thereof), shall promptly following receipt of confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement (which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the end of the 10th calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement), take all action required under the DGCL, the Company Organization Documents and the applicable requirements of the NASDAQ necessary to establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Stockholders for the purpose of voting upon the adoption of this Agreement in accordance with the DGCL (including any adjournment or postponement thereof, the “Company Stockholder Meeting”), with such record date being selected after reasonable consultation with Parent and such meeting date being held no later than 30 days after the dissemination of the Proxy Statement to the Company Stockholders in accordance with Section 4.3(a)(vii) (or if such day is not a Business Day, the next succeeding Business Day). Once established, the Company shall not change the record date or the meeting date for the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as expressly required by applicable Law. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company, after consultation with Parent, from postponing or adjourning the Company Stockholder Meeting if (A) there are holders of insufficient Shares present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting, (B) the Company Board has determined in good faith after consultation with, and taking into account the advice of, its outside legal counsel that it is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, Order or a request from the SEC or its staff, (C) if requested by Parent, to allow reasonable additional time to solicit additional proxies to obtain the Company Stockholder Approval or (D) any information relating to the Company, Parent or any of their respective Affiliates, officers or directors has been discovered by the Company or Parent, and the Company Board has determined in good faith after consultation with, and taking into account the advice of, its outside legal counsel that such information is required under applicable Law to be set forth in an amendment or supplement to the Proxy Statement, such that the Proxy Statement shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances in which they were made, not false or misleading, in order to correct such information and file an appropriate amendment or supplement describing such information with the SEC; provided, that, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company Stockholder Meeting will not be postponed or adjourned (x) by more than 10 days or (y) with respect to the foregoing clause (C), by more than 30 days after the date on which the Company Stockholder Meeting was (or was required to be) originally scheduled.

(ii) The Company shall solicit from the Company Stockholders proxies in favor of the adoption of this Agreement in accordance with the DGCL and, unless the Company Board has effected a Change of Board Recommendation in accordance with Section 4.4, the Company shall use its reasonable best efforts to secure the Company Stockholder Approval at the Company Stockholder Meeting. Unless this Agreement is earlier terminated pursuant to Article VI, the Company shall take all action required under the DGCL, the Company Organization Documents and the applicable requirements of the NASDAQ necessary to establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting for the purpose of voting upon the adoption of this Agreement in accordance with the DGCL, whether or not the Company Board at any time subsequent to the Agreement Date shall have effected a Change of Board Recommendation or otherwise shall have determined that this Agreement is no longer advisable.

Section 4.4 No Solicitation of Transactions.

(a) Immediately after the Agreement Date, subject to the other provisions of this Section 4.4, the Company shall, and shall cause its Subsidiaries and its and their respective directors, officers and employees, and shall instruct and use reasonable best efforts to cause its other Company Representatives to, cease and cause to be terminated any discussions or negotiations with any Person that may be ongoing with respect to an Acquisition Proposal, and shall immediately terminate “data room” access to such Persons. The Company shall promptly (and in any event within two Business Days of the Agreement Date) deliver a written notice to each such Person to the effect that the Company is ending all such solicitations, communications, activities, discussions or negotiations with such Person, effective on the Agreement Date, which written notice shall also instruct each Person to promptly return or destroy all non-public information previously furnished to such Person or any Company Representatives by or on behalf of the Company or any of its Subsidiaries. Without limiting the foregoing, it is agreed that any violation or breach of the restrictions or obligations set forth in this Section 4.4 by any Subsidiary of the Company or any Company Representative of the Company or any of its Subsidiaries acting on behalf of or at the direction of the Company or any of its Subsidiaries shall be deemed to be a breach of Section 4.4 by the Company.

(b) Except as permitted by this Section 4.4, the Company agrees that it shall not, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to, and the Company shall not authorize or instruct any Company Representatives to, and shall use its reasonable best efforts to cause any other Company Representative not to, directly or indirectly:

(i) initiate, solicit or knowingly facilitate or encourage the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or otherwise knowingly assist or participate in the making, submission or announcement of any Acquisition Proposal;

(ii) engage in, participate or continue discussions or negotiations with any Person with respect to an Acquisition Proposal or Acquisition Inquiry (it being understood that the foregoing shall not prohibit the Company or the Company Representatives from making such Person aware of the restrictions of this Section 4.4 in response to the receipt of an Acquisition Proposal or Acquisition Inquiry or clarifying the terms of any such Acquisition Proposal or Acquisition Inquiry);

(iii) enter into any merger agreement, letter of intent, term sheet, agreement in principle, memorandum of understanding, share purchase agreement, asset purchase agreement, share exchange agreement or other similar agreement constituting or relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”) or enter into any Contract or agreement requiring the Company to abandon, terminate or fail to consummate the Transactions;

(iv) terminate, waive, amend or modify any provision of, or grant permission under, any confidentiality agreement to which the Company or any of its Subsidiaries is a party and that contains a “standstill” provision;

(v) furnish to any Person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any Acquisition Proposal or Acquisition Inquiry;

(vi) take any action to make the provisions of any Takeover Law, or any restrictive provision of the Company Organization Documents inapplicable to any Acquisition Proposal or Person making an Acquisition Proposal; or

(vii) resolve or agree to take any of the foregoing actions.

(c) Notwithstanding anything in this Agreement to the contrary, at any time following the Agreement Date and prior to obtaining the Company Stockholder Approval, in response to a written Acquisition Proposal that did not result from a breach of the terms of this Section 4.4 (a “Qualifying Acquisition Proposal”) that the

Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that (i) such Qualifying Acquisition Proposal constitutes, or would reasonably be expected to lead to or result in, a Superior Proposal and (ii) the failure to take the actions set forth in clauses (x) and (y) below with respect to such Qualifying Acquisition Proposal would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable Law, the Company and the Company Representatives shall be permitted to (x) furnish to the Person that has made the Qualifying Acquisition Proposal (and such Person’s representatives) information relating to the Company and its Subsidiaries and/or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in each case pursuant to an Acceptable Confidentiality Agreement and (y) engage or participate in discussions or negotiations with the Person (or such Person’s representatives) that has made the Qualifying Acquisition Proposal.

(d) The Company shall promptly (and in any event within 48 hours) (i) provide Parent written notice of the receipt by the Company of any Acquisition Inquiries or Acquisition Proposals and the identity of the party making such inquiry or proposal (provided that the Company shall not be required to disclose the identity of the Person making such Acquisition Proposal if such disclosure is prohibited by the terms of a confidentiality agreement with such Person that is in effect on the Agreement Date), (ii) disclose to Parent the material terms of any such Acquisition Proposal, including a copy of all documents and communications received in connection therewith (including, for the avoidance of doubt, any form of agreement, letter of intent or agreement in principle in respect of the Acquisition Proposal) and (iii) provide or make available to Parent copies of all material written information concerning the Company or any of its Subsidiaries provided or made available by the Company, its Subsidiaries or any Company Representative to such Person to the extent such written information was not previously provided or made available to Parent. The Company will keep Parent reasonably informed in all material respects of any material developments with respect to any such Acquisition Inquiry or Acquisition Proposal (and any subsequent amendments or modifications thereto), in each case, as soon as is reasonably practicable and in any event within 24 hours of receipt, provision or occurrence thereof. The Company shall, as soon as is reasonably practicable and in any event within 24 hours following a determination by the Company Board that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination.

(e) Except as permitted by Section 4.4(f) and 4.4(g), prior to obtaining the Company Stockholder Approval, the Company Board (or any committee thereof) shall not (i) (1) withdraw, change, amend, modify or qualify or publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (2) fail to include the Company Board Recommendation in the Proxy Statement, (3) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any Acquisition Proposal or (4) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten Business Days after commencement of such Acquisition Proposal (actions prohibited by this clause (i) being referred to as a “Change of Board Recommendation”) or (ii) approve, recommend, authorize, cause, permit, resolve to allow, or publicly announce an intention to approve or recommend that, the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, the Company Board may, prior to obtaining the Company Stockholder Approval, (x) effect a Change of Board Recommendation and/or (y) validly terminate this Agreement pursuant to Section 6.1(e), if (i) the Company receives a Qualifying Acquisition Proposal that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal and (ii) the Company Board determines in good faith (after consultation with its outside legal counsel) that its failure to effect a Change of Board Recommendation or terminate this Agreement pursuant to Section 6.1(e) would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law; provided that the Company Board may not effect a Change of Board Recommendation pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless:

(i) the Company has complied with this Section 4.4 with respect to such Qualifying Acquisition Proposal, other than de minimis breaches;

(ii) the Company shall have provided prior written notice to Parent, at least three Business Days in advance (the “Superior Proposal Notice Period”), of its intention to effect such a Change of Board Recommendation (which notice itself shall not constitute a Change of Board Recommendation) or validly terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, which notice shall specify the material terms and conditions of such Superior Proposal and the identity of the Person or group making such Superior Proposal, and shall have contemporaneously provided a copy of the relevant proposed definitive transaction agreements with the Person making such Superior Proposal;

(iii) if requested by Parent, the Company shall have negotiated with, and shall have caused the Company Representatives to negotiate with, Parent in good faith during the Superior Proposal Notice Period in order to enable Parent to revise the terms of this Agreement in such a manner that would eliminate the need for taking such action (and in respect of a Superior Proposal, would cause such Superior Proposal to no longer constitute a Superior Proposal);

(iv) following the Company’s and the Company Representative’s negotiation in good faith with Parent during the Superior Proposal Notice Period and after considering the results of such negotiations and giving effect to any proposals, amendment or modifications made or agreed to by Parent, if any, the Company Board (after consultation with its financial advisor and outside legal counsel) shall have determined in good faith, that such Superior Proposal continues to constitute a Superior Proposal (it being understood and agreed that any change to the financial or other material terms of an Acquisition Proposal that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but with respect to any such subsequent notices the Superior Proposal Notice Period shall be deemed to be two Business Days rather than three Business Days); and

(v) in the event of any termination of this Agreement in order to cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated (or shall concurrently terminate) this Agreement in accordance with Section 6.1(e), including paying the Company Termination Fee in accordance with Section 6.3(a)(i).

(g) Notwithstanding anything in this Agreement to the contrary, prior to obtaining the Company Stockholder Approval, the Company Board may effect a Change of Board Recommendation if an Intervening Event occurs and the Company Board determines in good faith (after consultation with its outside legal counsel) that its failure to effect a Change of Board Recommendation would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law; provided that the Company Board may not effect such Change of Board Recommendation unless:

(i) the Company shall have provided prior written notice to Parent at least three Business Days in advance (the “Intervening Event Notice Period”) of its intention to effect such a Change of Board Recommendation (which notice itself shall not constitute a Change of Board Recommendation), which notice shall specify the details of such Intervening Event and the basis upon which the Company Board intends to effect a Change of Board Recommendation;

(ii) if requested by Parent, the Company shall have negotiated with, and shall have caused the Company Representatives to negotiate with, Parent in good faith during the Intervening Event Notice Period in order to enable Parent to revise the terms of this Agreement so that the failure to make such a Change of Board Recommendation would no longer be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholder under applicable Law; and

(iii) following the Company’s and the Company Representative’s negotiation in good faith with Parent during the Intervening Event Notice Period and after considering the results of such negotiations and giving effect to any proposals, amendment or modifications made or agreed to by Parent, if any, the Company Board (after consultation with its financial advisor and outside legal counsel) shall have determined in good faith, that the failure to make such a Change of Board Recommendation would no longer be inconsistent with the director’s exercise of their fiduciary duties to the Company’s stockholder under applicable Law (it being understood and agreed that any material changes to the circumstances surrounding the Intervening Event that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but with respect to any such subsequent notices the Intervening Event Notice Period shall be deemed to be two Business Days rather than three Business Days);

(h) Nothing contained in this Agreement shall prohibit the Company Board from taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9, Item 1012 of Regulation M-A or otherwise complying with Rule 14d-9 or Item 1012 under the Exchange Act or from making any disclosure to the Company Stockholders if the Company Board determines in good faith (after consultation with its outside legal counsel) that its failure to do so would be inconsistent with applicable Law. In addition, none of the following shall be deemed to be a Change of Board Recommendation: (i) a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act (provided that the Company expressly reaffirms the Company Board Recommendation in such communication), (ii) any statement that includes an express rejection of any applicable Acquisition Proposal or an express reaffirmation of the Company Board Recommendation and/or (iii) a factually accurate public statement that describes the Company’s receipt or review of an Acquisition Proposal, the terms thereof and the identity of the Person making such Acquisition Proposal and the operation of this Agreement with respect thereto. In addition, nothing contained in this Agreement shall prohibit the Company from making any other disclosure to the Company Stockholders if the Company Board determines in good faith, after consultation with outside counsel, that is required by applicable Law. Notwithstanding anything to the contrary in the foregoing, nothing in this Section 4.4(h) shall permit the Company Board to make a Change of Board Recommendation except to the extent otherwise permitted in this Section 4.4.

(i) No Change of Board Recommendation shall change the approval of the Company Board for purposes of causing any Takeover Law to be applicable to the Transactions. Notwithstanding anything to the contrary in the foregoing, any action that may be taken by, and all obligations and duties of, the Company Board under this Section 4.4 may also be taken by and shall bind a duly constituted committee thereof.

Section 4.5 Appropriate Action; Consents; Filings.

(a) Prior to the Effective Time, the Company shall use its reasonable best efforts to promptly obtain any Consents of third parties with respect to any Company Material Contracts, as may be necessary or appropriate for the consummation of the Transactions or required by the terms of any such Company Material Contract as a result of the execution, performance or consummation of the Transactions, in each case to the extent reasonably requested in writing by Parent. In the event that such third party Consent described in this Section 4.5(a) shall not be obtained, the Company and Parent shall determine reasonably and jointly whether to take any further actions with respect to such Company Material Contracts; provided that without its consent (such consent to be given or withheld in its sole discretion), the Company shall not be required to pay any amount or change Contract terms or its business practices in order to obtain any such Consent.

(b) Subject to Section 4.5(c) and the other terms and conditions of this Agreement, the Company and Parent agree, and Parent and the Company each agree to cause its Subsidiaries to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the Transactions and to use their respective reasonable best efforts to cause the conditions to each Party’s obligation to consummate the Transactions as set forth in Section 5.1 to be satisfied as promptly as practicable (but in no event later than the Outside Date), including taking all actions necessary (i) to obtain all Governmental Authorizations required for the consummation of the Merger, (ii) to effect all such necessary registrations and filings with the Governmental Authorities in order to consummate and make effective the Merger and the other Transactions, (iii) to comply with all requirements under applicable Law that may be imposed on it with respect to this Agreement and the Merger and (iv) to avoid a Proceeding by any Governmental Authority with respect to this Agreement or the Transactions or to defend or contest any Proceedings, whether judicial or administrative, brought under, pursuant to or relating to any regulatory Law challenging this Agreement or the consummation of the Transactions. The Parties shall cooperate fully with each other to the extent necessary in connection with the foregoing.

(c) In connection with the efforts referenced in Section 4.5(b) and without limiting the generality of the undertaking pursuant thereto, Parent and the Company shall promptly make all filings that may be required for the satisfaction of the condition set forth in Section 5.1(c) by each of them in connection with the consummation of the Transactions, which, in any event, shall be made within 10 Business Days following the Agreement Date with respect to the initial filings required under the HSR Act (unless a later date is agreed to in writing by both Parent and the Company). In addition, Parent and the Company agree, and shall each cause each of its Subsidiaries, to cooperate and to use their reasonable best efforts and take all actions necessary to obtain any Governmental Authorizations required for the consummation of the Merger as contemplated by Section 4.5(b) above as promptly as possible, including to make all other necessary filings, notifications or registrations within 15 Business Days of the Agreement Date, to obtain all Governmental Authorizations, to respond as promptly as practicable to any requests for information from any Governmental Authority and otherwise comply with any inquiry or request from any Governmental Authority as promptly as practicable (and in each case any such information shall be in substantial compliance with the requirements of the HSR Act or other applicable Antitrust Laws) and to contest and resist any action, including any legislative, administrative or judicial action and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) (an “Antitrust Order”) that restricts, prevents or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement under any Antitrust Law. Each Party shall furnish to the other such necessary information and assistance as the other Party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any Governmental Authority. Neither Party shall give Consent to any voluntary extension of any statutory deadline or withdraw its notification and report form pursuant to the HSR Act or any other filing made pursuant to any Antitrust Law or other regulatory Law unless the other Party has given its prior written Consent to such extension or delay (which shall not be unreasonably withheld, conditioned or delayed). Parent agrees that neither it, nor any of its Affiliates, will file a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Snapfish Transaction Agreement until the first day following the date on which the condition set forth in Section 5.1(c) is satisfied.

(d) The Company shall use its reasonable best efforts to cooperate with Parent and its applicable Affiliates on all antitrust questions prior to the Closing, including by (i) cooperating with outside antitrust counsel for Parent and its applicable Affiliates, (ii) using reasonable best efforts to honor requests by Parent and its applicable Affiliates to provide the production of materials and access to employees of the Company and its Subsidiaries for interviews and attendance at meetings with the antitrust agencies and (iii) responding on a timely basis to all requests by the antitrust agencies for the production of materials, interviews, and interrogatories prior to the Closing.

(e) Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other in advance (to the extent legally permissible), any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with Proceedings under or relating to any Antitrust Laws. Without limiting the generality of the foregoing, in connection with this Agreement and the Transactions, the Parties agree to (i) give each other reasonable advance notice of all meetings with any Governmental Authority relating to any Antitrust Laws, (ii) give each other an opportunity to participate in each of such meetings, (iii) give each other reasonable advance notice of all substantive oral communications with any Governmental Authority relating to any Antitrust Laws, (iv) if any Governmental Authority initiates a substantive oral communication regarding any Antitrust Laws, to promptly notify the other Party of the substance of such communication, (v) provide each other with a reasonable advance opportunity to review and comment upon all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Authority regarding any Antitrust Laws and (vi) provide each other with copies of all written communications from any Governmental Authority relating to any Antitrust Laws. Any disclosures or provision of copies by one Party to the other may be made on an outside counsel basis, if appropriate. Except as prohibited or restricted by applicable Law, each Party or its attorneys shall provide the other Party or its attorneys the opportunity to make copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such Party or its representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement or the Transactions.

(f) Each of Parent and the Company shall notify and keep the other advised as to (i) any material communication from any Governmental Authority regarding any of the Transactions and (ii) any litigation or administrative Proceeding pending and known to such Party, or to its knowledge threatened, that challenges, or would challenge, the Transactions. The Company and Parent shall not take any action inconsistent with their obligations under this Agreement.

(g) If any objections are asserted with respect to the Transactions under any Antitrust Law or if any suit is instituted or threatened by any Governmental Authority or any private party challenging any of the Transactions as violating any Antitrust Law or if a filing pursuant to Section 4.5(b) is reasonably likely to be rejected or conditioned by a Governmental Authority, then each of the Parties shall use its reasonable best efforts to resolve such objections or challenges as such Governmental Authority or other Person may have to such transactions so as to permit consummation of the Transactions as soon as practicable and in any event prior to the Outside Date. Without limiting the generality of the foregoing, Parent shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts, and promptly take any and all steps necessary, to avoid or eliminate any concerns on the part of, or to satisfy any conditions imposed by, any Governmental Authority under any Antitrust Law or any other Person so as to enable the Parties to consummate the Transactions as promptly as practicable, and in any event prior to the Outside Date, including (i) proposing, negotiating, offering to commit and effect (and if such offer is accepted, committing to and effecting), by consent decree, hold separate order or otherwise, the sale, divestiture, license or disposition of such assets or businesses of Parent or its Subsidiaries and Affiliates, now owned or hereafter sought to be acquired, (ii) terminating or amending any existing relationships and contractual rights and obligations and (iii) otherwise offering to take or offering to commit to take any action which it is capable of taking, and if the offer is accepted, taking or committing to take, such actions as are necessary, whether or not such actions limit or modify Parent’s rights of ownership in, or ability to conduct the business of, one or more of its operations, divisions, businesses, product lines, customers or assets, including, after the Closing, the business of the Company, in each case as if it is determined that such action is necessary in order to obtain all Governmental Authorizations necessary to satisfy the conditions set forth in Section 5.1(b) and Section 5.1(c) prior to the Outside Date and/or to avoid the entry of, or to effect the dissolution of, any Antitrust Order which would have the effect of preventing or delaying the consummation of the Merger and the other Transactions beyond the Outside Date. In connection therewith, Parent shall take any and all actions necessary in order to ensure that (x) no requirement for a Consent of the Federal Trade Commission, the Antitrust Division of the Department of Justice, any State Attorney General or other Governmental Authority, (y) no Order (whether temporary, preliminary or permanent) in any suit or Proceeding and (z) no other matter relating to any Antitrust Law, would preclude consummation of the Merger prior to the Outside Date. In furtherance of the foregoing, Parent shall (A) keep the Company informed of all matters, discussions and activities relating to any of the matters contemplated by this Section 4.5(g), (B) provide the Company with a reasonable advance opportunity to review and comment upon (which reasonable comments Parent shall consider in good faith) the content of, any filings with or presentations or submissions to any Governmental Authority relating to this Agreement or the transaction contemplated hereby, and give the Company the opportunity to participate in the strategic planning for any meetings with, and the negotiations with, Governmental Authorities relating to this Agreement or the Transactions. Notwithstanding anything in the foregoing to the contrary, except as otherwise set forth in Section 4.5(g) of the Company Disclosure Letter, in no event shall (A) the Company or any of its Subsidiaries be required or expected to pay any amount or incur additional costs or expenses in order to obtain any such Governmental consent or (B) any Party be obligated to undertake or agree to undertake any sale, divestiture, disposition or other remedial measure pursuant to this Section 4.5(g) that (I) is not contingent on the consummation of the Merger or (II) that would, individually or in the aggregate, reasonably expected to be materially detrimental to the benefits to be derived by Parent as a result of the Merger.

(h) During the Pre-Closing Period, except as required by this Agreement, Parent and its Affiliates shall not, without the prior written consent of the Company, engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into by Parent or any of its Affiliates, that would reasonably be expected to have a Parent Material Adverse Effect. Without limiting the generality of the foregoing, none of Parent, its Subsidiaries and their respective Affiliates shall, and shall not cause any Person to, enter into or consummate any transaction, agreement, arrangement, or acquisition of any ownership interest or assets of any Person, the effect of which would reasonably be expected to impair, materially delay or prevent any required approvals, or expiration of the waiting period, under the HSR Act, or require any approvals or filings under any other Antitrust Laws.

(i) No action by the Company taken in compliance with Section 4.4 will be considered a violation of this Section 4.5.

Section 4.6 Public Announcements. Parent and the Company will consult with each other and provide each other the opportunity to review and comment upon any press release or public announcement relating to this Agreement or the Transactions, and shall not, and shall not permit their Affiliates to, issue any such press release or public announcement without the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed) except where such disclosure is required by applicable Law, by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Authority, as determined in good faith by the Party making such public announcement or issuing such press release. The Company, Parent and Merger Sub agree that the initial press release announcing the Transactions and the execution and delivery of this Agreement shall be a joint press release in the form heretofore agreed to by the Company and Parent. Notwithstanding the foregoing provisions of this Section 4.6, (i) each of the Parties and their Affiliates may issue press releases or public announcements concerning the Transactions that are consistent with previous press releases or public announcements made by Parent or the Company in compliance with this Section 4.6, (ii) each of the Parties, their Affiliates, the Company Representatives and the Parent Representatives may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 4.6 and do not reveal material, non-public information regarding the other parties, the Merger or the other Transactions, (iii) the restrictions set forth in this Section 4.6 shall not apply to any press release or public announcement issued or proposed to be issued in connection with, or in response to, an Acquisition Proposal, Intervening Event, Superior Proposal or a Change of Board Recommendation that does not violate Section 4.4, (iv) each of the Parties and their Affiliates may issue press releases or public announcements concerning the Transactions in connection with a dispute between the Parties regarding this Agreement or the Transactions and (v) Parent, Merger Sub and their respective Affiliates, without consulting with the Company, may provide ordinary course communications regarding this Agreement and the Transactions to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.

Section 4.7 Employee Benefit Matters.

(a) With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries in which any director, officer or employee of the Company or any of its Subsidiaries (the “Company Employees”) will participate effective as of or after the Effective Time (collectively, “New Plans”), subject to applicable Law and applicable Tax qualification requirements, Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Company Employees with the Company or any of its Subsidiaries that is reflected in the books and records of the Company, as the case may be, for vesting, eligibility and level of benefits purposes (but not for accrual purposes, except for vacation and severance) in any New Plan in which such Company Employees will be eligible to participate after the Effective Time, in each case except to the extent that recognizing such service would result in a duplication of benefits. To the extent any Company Employee participates in a New Plan that is a welfare plan or arrangement of Parent or any of its Subsidiaries following the Closing Date (a “Parent Welfare Plan”), Parent and any of its Subsidiaries will, to the extent permitted by applicable Law and any insurer or service provider under the applicable Parent Welfare Plan, cause all (i) pre-existing condition limitations which otherwise would be applicable to such Company Employee and his or her covered dependents to be waived to the extent satisfied under a Company Benefit Plan comparable to such Parent Welfare Plan immediately prior to the Closing Date or, if later, immediately prior to such Company Employee’s commencement of participation in such Parent Welfare Plan, (ii) participation waiting periods under each Parent Welfare Plan that would otherwise be applicable to such Company Employee to be waived to the same extent waived or satisfied under the Company Benefit Plan comparable to such Parent Welfare Plan immediately prior to the Closing Date or, if later, immediately prior to such Company Employee’s commencement of participation in such Parent Welfare Plan and (iii) co-payments and deductibles paid by Company Employees in the plan year in which the Effective Time occurs to be credited for purposes of satisfying any applicable deductible or out of pocket requirement under any such Parent Welfare Plan.

(b) For any Company Employee that remains an employee of the Company or the Surviving Corporation, or any of their respective Subsidiaries or Affiliates, following the Effective Time (each, a “Continuing Employee”):

(i) Parent shall, and shall cause the Surviving Corporation to, for a period of 12 months following the Effective Time, provide for (i) base salary or base hourly wage, if applicable, that is no less favorable than that provided to each such Continuing Employee immediately prior to the Effective Time, (ii) cash incentive compensation opportunities including with respect to individual target bonus levels (but excluding, equity-based awards, or any change in control or retention bonuses) no less favorable than to those provided to each such Continuing Employee immediately prior to the Effective Time, (iii) employee benefits (other than equity-based awards, change in control or retention bonuses, and defined benefit or non-qualified arrangements) that are no less favorable in the aggregate, to the employee benefits provided to each such Continuing Employee immediately prior to the Effective Time and (iv) upon a termination without Cause of a Continuing Employee, severance benefits that are no less favorable in the aggregate to the benefits that would have been provided to each such Continuing Employee under the applicable Company severance benefit plans or individual agreements as in effect immediately prior to the Effective Time or otherwise pursuant to the Company’s customary severance practices as described in Section 4.7(b) of the Company Disclosure Letter. Without limiting the foregoing clause (iv), at all times after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, provide each Continuing Employee who experiences a termination of employment and who would receive severance or acceleration benefits under his or her Contracts with the Company that are disclosed in Section 4.7(b)(i) of the Company Disclosure Letter to receive severance and acceleration benefits no less favorable than those set forth in such Contracts.

(ii) From and after the Effective Time, Parent shall or shall cause the Surviving Corporation to assume, honor and continue the Company Benefit Plans in accordance with their terms, as in effect as of immediately prior to the Effective Time. Furthermore, Parent acknowledges that, as of the Effective Time, a “change in control” (or “change of control” or similar defined term, as applicable) shall have occurred for purposes of each Company Benefit Plan in which such definition appears. Nothing in this Section shall limit the ability of Parent or the Surviving Corporation, as applicable, to amend, modify or terminate any Company Benefit Plan in accordance with its terms, as in effect as of immediately prior to the Effective Time.

(iii) With respect to accrued but unused personal, sick or vacation time to which any Continuing Employee is entitled pursuant to the personal, sick or vacation policies applicable to such Continuing Employee immediately prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to, as applicable (and without duplication of benefits), assume the liability for such accrued personal, sick or vacation time and allow such Continuing Employee to use such accrued personal, sick or vacation time in accordance with the practice and policies of Parent or the Surviving Corporation, as they may be amended from time to time.

(c) Each Continuing Employee who participates in the Company’s Performance Bonus Plan (the “Bonus Plan”) for 2019 and who remains employed with the Company through the payment date for 2019 bonuses under the Bonus Plan shall be entitled to a bonus in respect of 2019 based on actual performance as set forth in the Bonus Plan; provided, that (the minimum funding and payout of the Bonus Plan will be no less than 50% of the target bonus for all employees of the Company or its Subsidiaries below the senior vice president level (after application of individual and corporate metrics). Bonus amounts (the “Company 2019 Incentive Payments”) shall be paid in the ordinary course of the Company’s business, in accordance with the terms of the Bonus Plan as in effect on the Closing Date. In the event of the termination without Cause of a Continuing Employee, prior to full payment of his or her Company 2019 Incentive Payment, to the extent it would have been earned had such employee remained employed through the date required under the Bonus Plan in order to receive such Company 2019 Incentive Payment, Parent shall cause the remaining Company 2019 Incentive Payments to be paid in full at the same time as the Company 2019 Incentive Payments are paid to active Continuing Employees.

(d) The Company and Parent or any Subsidiary of Parent shall use reasonable best efforts and take any action reasonably necessary to mitigate and/or minimize the impact of the tax consequences of Section 280G of the Code (including as a result of the Transactions under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans) on any individual that is regarded as a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1). Notwithstanding the foregoing, the Company shall not take any action pursuant to this Section 4.7(d) to mitigate and/or minimize the impact of the tax consequences of Section 280G of the Code on any individual that is regarded as a “disqualified individual” without the written consent of Parent (which consent shall not be unreasonably withheld or delayed).

(e) The Company may (i) provide an aggregate sum in an amount not to exceed the amount set forth in Section 4.7(e) of the Company Disclosure Letter to be paid, in cash, at or following the Effective Time as retention or transaction bonuses to certain Continuing Employees, as determined by the Company prior to the Effective Time with the written consent of Parent (which consent shall not be unreasonably withheld or delayed) and, if not paid by the Company prior to the Effective Time, the Surviving Corporation will make such payments no later than the date set forth in Section 4.7(e) of the Company Disclosure Letter.

(f) Prior to the Effective Time, the Company shall take such actions as Parent may reasonably request so as to enable the Surviving Corporation to effect such actions relating to the 401(k) plan of the Company (the “401(k) Plan”) and any Company Benefit Plan that is subject to Section 409A of the Code as Parent may deem necessary or appropriate, including amending and/or terminating the 401(k) Plan or any such other plan prior to the Effective Time, subject to the terms of the 401(k) Plan or any such other plan and applicable Law and provided that such action does not preclude the immediate participation of the Company Employees in any successor 401(k) plan or other replacement plan.

(g) This Section 4.7 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 4.7, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 4.7. Nothing contained herein shall (i) be treated as an amendment of any particular Company Benefit Plan, (ii) give any third party any right to enforce the provisions of this Section 4.7 or (iii) require Parent or any of its Affiliates to retain the employment or services of any particular Company Employee, contractor or consultant.

(h) Following the Agreement Date, each of Parent and the Company (and their respective Affiliates) will use commercially reasonable efforts in all matters necessary to effect the transactions contemplated by this Section 4.7 and the requirements of any applicable Law and will provide, and will cause each of their respective representatives, including legal, human resources and regulatory compliance personnel, to provide, all cooperation reasonably requested by the other Party in that regard.

Section 4.8 Indemnification of Directors and Officers.

(a) For a period of six years from and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless each of the Company’s and its Subsidiaries’ respective present or former directors and officers (in each case, solely to the extent acting in such capacity) (each an “Indemnified Person,” and collectively, the “Indemnified Persons”) against all reasonable and documented costs and expenses (including reasonable and documented legal fees and expenses), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any pending or threatened Proceeding (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as an officer, director, employee, fiduciary (including with respect to an employee benefit plan) occurring on or prior to the Effective Time, or relating to this Agreement and the Transactions, in each case to the fullest extent that the

Company would have been permitted under applicable Law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect as of the Effective Time (collectively, the “D&O Indemnification Agreements”). To the fullest extent the Company would have been permitted by applicable Law, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay all expenses (including reasonable and documented legal fees and expenses) of each Indemnified Person in the defense of any Proceeding in advance of the final disposition of any such Proceeding, subject to receipt from the Indemnified Person to whom such expenses are advanced of an undertaking to repay such advances if it is ultimately determined in accordance with applicable Law that such Indemnified Person is not entitled to indemnification. In the event any Proceeding is brought against any Indemnified Person and in which indemnification could be sought by such Indemnified Party under this Section 4.8, (i) the Surviving Corporation shall have the right, but not the obligation, to control the defense thereof after the Effective Time, (ii) each Indemnified Person shall be entitled to retain his or her own counsel, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, (iii) the Surviving Corporation shall pay the reasonable and documented fees and expenses of one counsel selected by an Indemnified Person reasonably promptly after statements therefor are received by the Surviving Corporation, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, (iv) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any such Proceeding, unless such settlement, compromise or consent relates only to monetary damages or includes an unconditional release of such Indemnified Person from all Liability arising out of such Proceeding or such Indemnified Person otherwise consents thereto and (v) the Surviving Corporation shall reasonably cooperate with the Indemnified Person in the defense of any such matter. The rights of each Indemnified Person under this Section 4.8 shall be in addition to any rights such Person may have under the Company Certificate, the Company Bylaws, and the D&O Indemnification Agreements.

(b) For a period of six years from and after the Effective Time, to the extent permitted by applicable Law, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses of directors and officers of the Company for periods at or prior to the Effective Time than were set forth in the Company Certificate and the Company Bylaws prior to the Effective Time. To the extent permitted by applicable Law, the D&O Indemnification Agreements shall continue in full force and effect in accordance with their terms following the Effective Time.

(c) Prior to the Effective Time, the Company shall bind and purchase directors and officers’ runoff insurance coverage (the “D&O Runoff Insurance”), which by its terms shall survive the Merger for not less than six years for the benefit of the Company, its Subsidiaries, the Company’s and any of its Subsidiary’s past and present directors and/or officers that are insured under the Company’s current directors and officers’ liability insurance policy in effect as of the Agreement Date. The D&O Runoff Insurance shall provide coverage for the Company, its Subsidiaries and such persons in their capacity as director and/or officers of the Company or any of its Subsidiaries prior to the Effective Time that is not less favorable in the aggregate than the Company’s existing directors and officers policy (true and complete copies which have been made available to Parent) or, if substantially equivalent insurance coverage is unavailable, the best available coverage. The Surviving Corporation shall maintain the D&O Runoff Insurance in full force and effect and continue to honor the obligations thereunder for a period of six years after the Effective Time or, if such policies are terminated or cancelled, obtain (subject to the limitations set forth in the next sentence) alternative D&O Runoff Insurance on substantially similar terms as set forth in this Section 4.8(c). Neither the Company nor the Surviving Corporation shall be required to pay an annual premium for the D&O Runoff Insurance in excess of 300% (the “Maximum Amount”) of the last annual premium paid prior to the Agreement Date (it being understood and agreed that in the event the cost of such D&O Runoff Insurance exceeds the Maximum Amount, in the aggregate, the Company shall remain obligated to provide, and the Surviving Corporation shall be obligated to obtain as much comparable insurance as possible for an annual premium equal to the Maximum Amount). The Company and Indemnified Persons may be required to make reasonable application and provide reasonable and customary representations and warranties to applicable insurance carriers for the purpose of obtaining such D&O Runoff Insurance. Parent shall upon written request furnish a copy of such insurance policy to each beneficiary of such policy.

(d) In the event the Surviving Corporation or its Subsidiaries or their respective successors or assigns (i) consolidate with or merge into any other Person and are not the continuing or surviving company or Entity of such consolidation or merger or (ii) transfer all or substantially all of their properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or Entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 4.8, without relieving Parent of its obligations under this Section 4.8.

(e) The obligations under this Section 4.8 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom this Section 4.8 applies without the consent of such affected Indemnified Person. The provisions of this Section 4.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to which each Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise.

(f) Any Indemnified Person seeking to claim indemnification or an advancement of expenses under this Agreement or otherwise, upon learning of any Proceeding that is subject to the indemnification obligations of this Section 4.8, shall promptly notify the Surviving Corporation thereof, but failure to so notify shall not relieve the Surviving Corporation of an Liability it may have to such Indemnified Person, except to the extent such failure prejudices in any material respect the Surviving Corporation.

Section 4.9 State Takeover Laws. If any Takeover Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger, including by reason of the acquisition of Shares pursuant thereto, or any other Transaction, then the Company Board shall take all action necessary to render such Law inapplicable to the foregoing.

Section 4.10 Section 16 Matters. Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder of Shares, Company Options and Shares acquired upon the vesting of any Company RSUs, Company PSUs or Company MSUs pursuant to this Agreement, and the Merger shall be an exempt transaction for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

Section 4.11 Merger Sub and Surviving Corporation Compliance. Parent shall take all actions necessary to (a) cause Merger Sub or the Surviving Corporation, as applicable, to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments or incur or guarantee any Indebtedness other than in connection with the Transactions (including the Financing).

Section 4.12 Stockholder Litigation; Notification of Certain Matters.

(a) The Company shall promptly notify Parent of any Proceeding brought by the Company Stockholders or other Persons against the Company or any of its directors, officers or the Company Representatives arising out of or relating to this Agreement or the Transactions, and shall keep Parent reasonably informed with respect to the status thereof. Without limiting the preceding sentence, subject to the preservation of privilege and confidential information, the Company shall give Parent the right to participate in (but not control) the defense (including by allowing for advanced review and comment on all filings or responses to be made in connection therewith) or settlement (including the right to participate in (at the participating party’s expense) the negotiations, arbitrations or mediations with respect thereto) of any such Proceeding, and the Company will in good faith give consideration to Parent’s advice with respect to such Proceeding and the underlying strategy documentation with respect thereto, and, no such settlement shall be agreed to without Parent’s prior written consent.

(b) Prior to the Effective Time, Parent shall give prompt (and in any event, within two Business Days) notice to the Company, and the Company shall give prompt (and in any event, within two Business Days) notice to Parent, of (i) any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent, (ii) any Proceeding commenced or, to such party’s knowledge, threatened against such Party that relates to this Agreement or the Transactions and (iii) any fact, event or circumstance that (A) has had or would reasonably be expected to result in any Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or (B) is reasonably likely to result in the failure of any of conditions set forth Article V to be satisfied; provided that no such notification (or failure to provide such notification) shall (1) affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder, (2) cure any breach of, or non-compliance with, any other provision of this Agreement or (3) limit the remedies available to the party receiving such notice.

Section 4.13 Delisting; De-registration. Each of the Parties agrees to cooperate with each other to do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Law and the rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

Section 4.14 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will adopt this Agreement by written consent in accordance with the DGCL.

Section 4.15 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

Section 4.16 Financing.

(a) Each of Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Financing in an amount required to satisfy the Financing Uses not later than the Closing Date on the terms and conditions described in or contemplated by the Commitment Letters (including complying with any valid request requiring the exercise of “market flex” provisions in the fee letter associated with the Debt Commitment Letter) (or on other terms that, with respect to conditionality, are not less favorable to Parent than the terms and conditions (including any “market flex” provisions) set forth in the Commitment Letters so long as such other terms would not have any result, event or consequence described in any of clauses (A) through (D) of Section 4.16(c)), including using reasonable best efforts to (i) maintain in full force and effect the Commitment Letters, (ii) negotiate and execute definitive agreements with respect to the Debt Financing required to satisfy the Financing Uses (which, with respect to the bridge facility documentation, shall not be required until reasonably necessary in connection with the funding of the Debt Financing required to satisfy the Financing Uses (after taking into account any available Equity Financing and available cash of the Company and its Subsidiaries)) on the terms and conditions contained in the Debt Commitment Letter (which may reflect “market flex” provisions) (or on other terms that, with respect to conditionality, are not less favorable to Parent than the terms and conditions contained in the Debt Commitment Letter (including any “market flex” provisions) so long as such other terms would not have any result, event or consequence described in clauses (A) through (D) of Section 4.16(c)) (such definitive agreements, the “Definitive Financing Agreements”), (iii) satisfy and comply with on a timely basis (except to the extent that Parent and Merger Sub have obtained the waiver of) all conditions and covenants to the funding or investing of the Financing required to satisfy the Financing Uses applicable to Parent or Merger Sub in the Commitment Letters and the Definitive Financing Agreements that are within their control that are to be satisfied by Parent or Merger Sub, (iv) enforce Parent’s and Merger Sub’s rights under the Commitment Letters and (v) consummate the Financing in an amount required to satisfy the Financing Uses at or prior to the Closing, which such reasonable best efforts shall include, in the event that all conditions contained in the Commitment Letters or the Definitive Financing Agreements applicable to the funding or investing of the Financing required to satisfy the Financing Uses (except those that, by their nature, are to be satisfied at the Closing) have been satisfied or waived, taking action to cause the Debt Financing Sources thereunder to comply with their respective obligations under the Commitment Letters or the Definitive Financing Agreements, including to provide the Financing required to satisfy the Financing Uses on the Closing Date. Parent shall, upon the reasonable request of the Company, keep the Company informed on a reasonably current basis in reasonable detail of any material developments concerning the status of its efforts to arrange the Debt Financing. Upon the reasonable request of the Company, Parent and Merger Sub shall promptly provide the Company with copies of any executed Definitive Financing Agreements. Neither Parent nor Merger Sub shall release or consent to the termination of the obligations of the Debt Financing Sources to provide the Debt Financing in an amount required to satisfy the Financing Uses (after taking into account any available Equity Financing and available cash of the Company and its Subsidiaries).

(b) In the event that, notwithstanding the use of reasonable best efforts by Parent to satisfy its obligations under Section 4.16(a), any portion of the Debt Financing in an amount required to satisfy the Financing Uses (after taking into account any available Equity Financing and available cash of the Company and its Subsidiaries) becomes unavailable on the terms and conditions (including any “market flex” provisions) contemplated in the Debt Commitment Letter, Parent shall use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, notify the Company of such unavailability and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange to obtain alternative financing on terms and conditions not less favorable to Parent than the terms and conditions (including any “market flex” provisions) contained in the Debt Commitment Letter in an amount sufficient, when added to the portion of the Financing that is and remains available and taking into account any available Equity Financing and available cash of the Company and its Subsidiaries, to satisfy the Financing Uses (“Alternative Financing”) and to obtain and provide the Company with a copy of the new executed commitment letter that provides for such Alternative Financing (the “Alternative Financing Commitment Letter”). In furtherance of, and not in limitation of, the foregoing, in the event that any portion of the Debt Financing in an amount required to satisfy the Financing Uses (after taking into account any available Equity Financing and available cash of the Company and its Subsidiaries) becomes unavailable, regardless of the reason therefor, but any bridge facilities contemplated by the Debt Financing (or alternative bridge facilities obtained in accordance with this Section 4.16(b)) are available on the terms and conditions described in the Debt Commitment Letter, then Parent shall use reasonable best efforts to cause the proceeds of such bridge financing to be used in lieu of such contemplated Debt Financing as promptly as practicable following the occurrence of such event. For purposes of this Agreement (other than with respect to representations in this Agreement made by Parent or Merger Sub that speak to the Agreement Date) references to (i) the “Financing” and “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter and any such Alternative Financing, (ii) the “Commitment Letter” and the “Debt Commitment Letter” shall include the Debt Commitment Letter to the extent not superseded by the Alternative Financing Commitment Letter and any such Alternative Financing Commitment Letter, (iii) the “Definitive Financing Agreements” shall include the definitive documentation relating to the debt financing completed by the Debt Commitment Letter and any such Alternative Financing and (iv) the “Debt Financing Sources” shall include the financial institutions and other entities party to any Alternative Financing Commitment Letter.

(c) Neither Parent nor Merger Sub shall permit or consent to or agree to any amendment, restatement, replacement, supplement, termination or other modification or waiver of any provision or remedy under, (i) the Equity Commitment Letter (other than to increase the amount of Equity Financing available thereunder) without the prior written consent of the Company or (ii) the Debt Commitment Letter, without the prior written consent of the Company, if such amendment, restatement, supplement, termination, modification or waiver would (A) impose new or additional conditions precedent to the funding of the Debt Financing in an amount required to satisfy the Financing Uses (after taking into account any available Equity Financing and available cash of the Company and its Subsidiaries) or would otherwise adversely change, amend, modify or expand any of the conditions precedent to the funding of the Debt Financing in an amount required to satisfy the Financing Uses (after taking into account any available Equity Financing and available cash of the Company and its Subsidiaries), (B) be reasonably expected to prevent or delay the availability of all or a portion of the Debt Financing necessary to satisfy the Financing Uses (after taking into account any available Equity Financing and available cash of the Company and its Subsidiaries) or the consummation of the Transactions, (C) reduce the aggregate amount of the Debt Financing below the amount necessary to satisfy the Financing Uses (after taking into account any available Equity Financing and available cash of the Company and its Subsidiaries) or (D) otherwise adversely affect the ability of the Parent or Merger Sub to enforce their rights under the Debt Commitment Letter; provided that Parent may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or other entities who had not executed the Debt Commitment Letter as of the Agreement Date. As promptly as practicable following execution thereof (but in any event within two Business Days), Parent shall furnish to the Company a correct and executed copy of any written amendment, restatement, replacement, supplement, modification, waiver or consent of or relating to the Commitment Letters and any fee letters entered into in connection with the Debt Financing (which may be redacted in a manner consistent with the redactions permitted by Section 3.5). For purposes of this Agreement (other than with respect to representations in this Agreement made by Parent or Merger Sub that speak as of the Agreement Date), references to (i) the “Equity Financing”, “Debt Financing” and “Financing” will include the financing contemplated by the Commitment Letters as permitted by this Section 4.16 to be amended, restated, replaced, supplemented or otherwise modified or waived and (ii) the “Debt Commitment Letter”, “Equity Commitment Letter” or “Commitment Letters” shall include such document as permitted by this Section 4.16 to be amended, restated, replaced, supplemented or otherwise modified or waived, in each case from and after such amendment, restatement, replacement, supplement or other modification or waiver.

(d) Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 4.16 will require, and in no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (i) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter or (ii) pay any fees in excess of those contemplated by the Equity Commitment Letter or the Debt Commitment Letter.

(e) Upon the request of the Company, Parent shall, and shall cause the Parent Representatives to, keep the Company informed as promptly as practicable (and in any event within two Business Days) in reasonable detail of the status of their efforts to arrange the Financing. Promptly (and in any event within two Business Days) after the execution thereof, Parent shall provide copies of all executed Definitive Financing Agreements to the Company. Without limiting the generality of the foregoing, Parent shall give the Company prompt written notice after Parent’s knowledge (i) of any default or breach (or any event that, with or without notice, lapse of time or both, would, or would reasonably be expected to, give rise to any default or breach) by any party under any of the Commitment Letters or the Definitive Financing Agreements of which Parent or Merger Sub becomes aware, (ii) of any termination of any of the Commitment Letters, (iii) of the receipt by Parent or Merger Sub or their respective Affiliates of any written notice or other written communication from any Financing Source with respect to any (A) actual or potential default, breach, termination or repudiation of any Commitment Letter or any Definitive Financing Agreement, or any material provision thereof, in each case by any party thereto, or (B) material dispute or disagreement between or among any parties to any Commitment Letter or the Definitive Financing Agreements that would reasonably be expected to prevent or materially delay the Closing or make the funding of the Financing required to satisfy the Financing Uses on the Closing Date less likely to occur and (iv) of the occurrence of an event or development that could reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Financing necessary to satisfy the Financing Uses (after taking into account any available Equity Financing and available cash of the Company and its Subsidiaries).

Section 4.17 Financing Assistance.

(a) During the Pre-Closing Period, the Company agrees to use reasonable best efforts to provide, and shall cause its Subsidiaries and their respective directors, officers, accountants, consultants, legal counsel, advisors, agents and other representatives and the Company Representatives to use reasonable best efforts to provide, in each case at Parent’s sole expense, all cooperation as may be reasonably requested by Parent to assist Parent in causing the conditions in the Debt Commitment Letter to be satisfied or as is otherwise reasonably requested by Parent or the Debt Financing Sources and is reasonably necessary or customary for financings similar to the financings contemplated by the Debt Commitment Letter (including any offering or private placement of debt securities pursuant to Rule 144A under the Securities Act), including using reasonable best efforts to:

(i) as promptly as practicable (A) furnish Parent with the Required Financial Information and other information regarding the Company and its Subsidiaries customarily included in marketing materials or offering documents for financings similar to the financings contemplated by the Debt Commitment Letter and (B) inform Parent if the chief executive officer, chief financial officer, treasurer, controller or comparable officer of the Company or any member of the audit committee of the Company Board shall have knowledge of any facts as a result of which a restatement of any financial statements (or portion thereof) included in or including the Required Financial Information is probable or under consideration in order for such financial statements (or portion thereof) to comply with GAAP;

(ii) upon reasonable prior notice, participate in a reasonable number of meetings, conference calls, presentations and roadshows with prospective lenders and investors, due diligence sessions (including accounting due diligence sessions), drafting sessions and sessions with rating agencies, otherwise cooperate with the marketing efforts for any of the debt financing contemplated by the Debt Commitment Letter and assist Parent in obtaining ratings in connection with the financing contemplated by the Debt Commitment Letter;

(iii) reasonably assist Parent, Merger Sub and the Debt Financing Sources with the timely preparation of (A) materials for rating agency presentations and (B) any bank information memoranda, lender presentations, investor presentations, offering documents, prospectuses, memoranda and similar documents for use in connection with the financing contemplated by the Debt Commitment Letter, including reviewing and commenting on Parent’s draft of a business description to be included in marketing materials or offering documents;

(iv) assist Parent with the preparation of pro forma financial information and pro forma financial statements to the extent required by SEC rules and regulations or necessary or reasonably requested by Parent or the Debt Financing Sources to be included in any marketing materials or offering documents or of the type required by the Debt Commitment Letter, it being agreed that the Company and its Subsidiaries will not be required to actually prepare any such pro forma financial statements, prepare projections or other forward-looking information covering any period after the Closing (unless, in the case of projections and forward-looking information, such information is readily available to the Company) or provide any information relating to (I) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing, (II) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing or (III) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent;

(v) request and facilitate the Company’s independent auditors to (A) provide, consistent with customary practice, (I) customary auditors consents (including consents of accountants for use of their reports in any materials relating to the Debt Financing) and reports and customary comfort letters (including “negative assurance” comfort and change period comfort) with respect to financial information relating to the Company and its Subsidiaries and (II) reasonable assistance to Parent in connection with the Parent’s preparation of pro forma financial statements and information and (B) attend accounting due diligence sessions and drafting sessions;

(vi) promptly execute and deliver to Parent and the Debt Financing Sources at least four Business Days prior to the Closing Date all documentation and other information with respect to the Company and its Subsidiaries that is required in connection with the Debt Financing under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and the requirements of 31 C.F.R. §1010.230, provided that such documentation and other information is requested at least eight Business Days prior to the Closing Date;

(vii) execute and deliver as of Closing (but not prior to Closing) any guarantee, pledge and security documents, supplemental indentures, currency or interest rate hedging arrangements, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent or the Debt Financing Sources (including a certificate of the chief financial officer of the Company with respect to solvency matters in the form set forth as an exhibit to the Debt Commitment Letter) it being understood that such documents will not take effect until the Effective Time, and otherwise reasonably facilitate the pledging of collateral and the granting of security interests in respect of the financing contemplated by the Debt Commitment Letter (including using reasonable best efforts to deliver any original stock certificates and related powers and any original promissory notes and related powers);

(viii) cooperate reasonably with the Debt Financing Sources’ due diligence; and

(ix) to the extent required under the Debt Commitment Letter, provide customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a customary representation to the Debt Financing Sources as contemplated by the Debt Commitment Letter, including that the public side versions of such documents do not include material non-public information about the Company or its Subsidiaries or their securities and as to the accuracy of the information contained in the disclosure and marketing materials related to the financing contemplated by the Debt Commitment Letter.

(b) Notwithstanding anything in Section 4.17(a) to the contrary, (i) such requested cooperation shall not unreasonably disrupt or interfere with the business or the operations of the Company or its Subsidiaries, (ii) nothing in this Section 4.17 shall require cooperation to the extent that it would (A) subject any of the Company’s or its Subsidiaries’ respective directors, managers, officers or employees to any actual or potential personal liability (as opposed to liability in his or her capacity as a director, manager, officer or employee of such Person) with respect to matters related to the Debt Financing, (B) conflict with, or violate, the Company’s or any of its Subsidiaries’ organizational documents or any applicable Law, (C) cause any condition to the Closing set forth in Article V to not be satisfied or (D) cause any breach of this Agreement, (iii) prior to the Closing Date, neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur or make any other payment or agree to provide any indemnity in connection with the Debt Financing, in each case, that has not been or will not be reimbursed or indemnified by Parent or Merger Sub, (iv) none of the Company, its Subsidiaries or their respective directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument, including any Definitive Financing Agreement, with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Effective Time (other than representation letters and authorization letters referred to above and documentation referred to in clause (a)(vi) above) and the directors and managers of the Company’s Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained prior to the Effective Time unless Parent and Merger Sub shall have determined that such directors and managers are to remain as directors and managers of the Company’s Subsidiaries on and after the Effective Time and such resolutions are contingent upon the occurrence of, or only effective as of, the Effective Time and (v) Parent, Merger Sub and the Company agree to use their commercially reasonable efforts to maintain attorney-client privilege. The Parties agree that Parent’s or Merger Sub’s execution of an Alternative Financing Commitment Letter shall not materially expand the scope of the assistance required under Section 4.17(a) as compared to the assistance that would be required or expected to be required in connection with the Debt Commitment Letter in effect on the date of this Agreement and the related Debt Financing. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the debt financing contemplated by the Debt Commitment Letter; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or its Subsidiaries.

(c) The Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use its respective reasonable best efforts, to periodically update any Required Financial Information provided to Parent and the Debt Financing Sources as may be necessary so that such Required Financial Information (i) is Compliant, (ii) meets the applicable requirements set forth in the definition of “Required Financial Information” and (iii) would not, after giving effect to such update(s), cause the Marketing Period to cease or be deemed not to have commenced pursuant to the definition of “Marketing Period.” For the avoidance of doubt, Parent may, to most effectively access the financing markets, request the cooperation of the Company and its Subsidiaries under this Section 4.17 at any time, and from time to time and on multiple occasions, between the Agreement Date and the Closing Date; provided that, for the avoidance of doubt, the Marketing Period shall not be applicable to each attempt to access the market. The Company agrees to (i) file all reports on Form 10-K and Form 10-Q and, to the extent required to include financial information pursuant to Item 9.01 thereof, Form 8-K (provided that the Company shall not be deemed to be in breach of this clause (i) if such forms are filed within the time periods required under Rule 12b-25 under the Exchange Act) and (ii) use reasonable best efforts to file all other Forms 8-K, in each case, required to be filed with the SEC pursuant to the Exchange Act prior to the Closing Date in accordance with the time periods required by the Exchange Act. In addition, if, in connection with any marketing materials, offering documents or disclosure related to the financing contemplated by the Debt Commitment Letter, Parent reasonably requests the Company to file a Current Report on Form 8-K pursuant to the Exchange Act that contains material non-public information with respect to the Company or its Subsidiaries or their securities, which information Parent reasonably determines (and the Company does not reasonably object) to include in an offering memorandum or other marketing materials for the Debt Financing, then the Company shall file such Current Report on Form 8-K, it being understood that an objection by the Company shall be deemed to be reasonable if such information relates to an Acquisition Inquiry or an Acquisition Proposal.

(d) Parent shall indemnify, defend and hold harmless each of the Company, its Subsidiaries, their Affiliates and the Company Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with their cooperation in arranging the Debt Financing and the performance of their respective obligations under this Section 4.17 and the provision of any information utilized in connection therewith (other than information provided by the Company or its Subsidiaries), in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company and its Subsidiaries or the Company Representatives. Parent shall, promptly upon request of the Company, promptly reimburse the Company and its Subsidiaries for all out-of-pocket fees, costs and expenses incurred by the Company or its Subsidiaries (including those of its Affiliates and the Company Representatives) in connection with the cooperation required by this Section 4.17.

(e) Notwithstanding anything to the contrary contained herein, Parent acknowledges and agrees that its obligations to consummate the Merger and the other transactions contemplated hereby are not contingent upon Parent and Merger Sub obtaining the Financing or any other third party financing.

Section 4.18 Treatment of Company Indebtedness. The Company shall use reasonable best efforts, and shall cause its applicable Subsidiaries to use reasonable best efforts, to deliver to Parent at least two Business Days prior to the Closing Date (with drafts being delivered in advance as reasonably requested by Parent) (a) a copy of a payoff letter (subject to the delivery of funds as arranged by Parent) with respect to the Credit Facility (the Indebtedness under the Credit Facility and any related letter of credit, secured cash management agreement or secured hedge agreement, the “Subject Indebtedness”) in customary form reasonably satisfactory to Parent, which payoff letter shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, fees, prepayment premiums, termination costs, penalties, breakage costs and any other monetary obligations then due and payable under the Subject Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”), (ii) state that upon receipt of the Payoff Amount under such payoff letter, the Subject Indebtedness and all related loan documents shall be terminated and (iii) provide that all Liens and guarantees in connection with the Subject Indebtedness relating to the assets and properties of the Company or any of its Subsidiaries securing the obligations under the Subject Indebtedness shall be released and terminated upon payment of the Payoff Amount on the Closing Date and (b) all documentation relating to the release of all related Liens and guarantees with respect to the Subject Indebtedness (including any termination statements on Form UCC-3 or other releases).

Section 4.19 IP-Related Corrective Actions. As soon as reasonably practicable following the date of this Agreement, but in any event, no later than fifteen (15) days prior to the commencement of the Marketing Period, to the extent that any Company Registered IP is not in the current legal name of the Company or its Subsidiaries or is otherwise subject to a chain of title defect, the Company shall use reasonable best efforts, and shall cause its applicable Subsidiaries to use reasonable best efforts, to prepare, execute, file and record all instruments and documents necessary to cure such title defects and provide for current ownership by the Company or its Subsidiaries in such Company Registered IP, with such actions subject to Parent’s reasonable approval.

Article V

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 5.1 Conditions Precedent to Obligations of Each Party to Under This Agreement. The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Injunctions or Restraints. The consummation of the Merger shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of a U.S. court of competent jurisdiction or any other Governmental Authority of competent jurisdiction and there shall not be in effect any Law promulgated or deemed applicable to the Merger by any Governmental Authority of competent jurisdiction which prevents the consummation of the Merger; provided that no Party shall be permitted to invoke this Section 5.1(b) if such Party’s failure to comply with Section 4.5 is the primary cause of the failure of this condition to be satisfied.

(c) Waiting Periods. Any waiting period (and any extension thereof) under the HSR Act applicable to the Transactions shall have expired or been earlier terminated.

Section 5.2 Additional Parent and Merger Sub Conditions. The obligations of Parent and Merger Sub to consummate the Merger shall be further subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a) Accuracy of Representations and Warranties. The representations and warranties of the Company in (i) Section 2.8(a) (Absence of Certain Changes or Events) of the Agreement shall be true and correct in all respects as of the Effective Time with the same effect as though made as of the Effective Time, (ii) Section 2.2(a) and Section 2.2(b) shall be true and correct as of the Capitalization Date and the last sentence of Section 2.2(d) (Capitalization) shall be true and correct as of the Agreement Date, except, in each case, for such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to have more than a de minimis increase in the aggregate amounts payable by Merger Sub or Parent in the Transactions, (iii) Section 2.1(a) and Section 2.1(c) (Corporate Existence), Section 2.2(c), Section 2.2(d), Section 2.2(e) and Section 2.2(f) (Capitalization), Section 2.3 (Corporate Authority), Section 2.17 (Finders; Brokers) and Section 2.19 (Opinion of Financial Advisor) (collectively, the “Fundamental Representations”) to the extent qualified by materiality or “Company Material Adverse Effect” shall be true and correct in all respects as of immediately prior to the Effective Time as if made on and as of immediately prior to the Effective Time except in each case for representations and warranties in the Fundamental Representations that relate to a specific date or time (which need only be true and correct as of such date or time), and all of the Fundamental Representations to the extent not qualified by materiality or “Company Material Adverse Effect” shall be true and correct in all material respects as of immediately prior to the Effective Time with the same force and effect as if made on and as of immediately prior to the Effective Time except for representations and warranties in the Fundamental Representations that relate to a specific date or time (which need only be true and correct as of such date or time) and (iv) Article II (other than in Section 2.2(a), Section 2.2(b) and the last sentence of Section 2.2(d) (Capitalization) and the Fundamental Representations) (without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein), shall be true and correct as of immediately prior to the Effective Time as if made on and as of immediately prior to the Effective Time except for such representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), in each case, except for such failures to be true and correct, individually and in the aggregate, as have not had a Company Material Adverse Effect.

(b) Compliance with Agreements and Covenants. The Company shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or on the Effective Time.

(c) Receipt of Officers’ Certificate. Parent shall have received a certificate of the Company, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Section 5.2(a), Section 5.2(b) and Section 5.2(d) have been satisfied.

(d) No Company Material Adverse Effect. Since the Agreement Date, there shall not have occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 5.3 Additional Company Conditions. The obligations of the Company to consummate the Merger shall be further subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a) Accuracy of Representations and Warranties. The representations and warranties of Parent and Merger Sub in (i) Section 3.1 (Corporate Existence) and Section 3.2 (Corporate Authority) (collectively, the “Parent Fundamental Representations”) to the extent qualified by materiality or “Parent Material Adverse Effect” shall be true and correct in all respects as of immediately prior to the Effective Time as if made on and as of immediately prior to the Effective Time except for representations and warranties in the Parent Fundamental Representations that relate to a specific date or time (which need only be true and correct as of such date or time), and all of the Parent Fundamental Representations to the extent not qualified by materiality or “Parent Material Adverse Effect” shall be true and correct in all material respects as of immediately prior to the Effective Time except for representations and warranties in the Parent Fundamental Representations that relate to a specific date or time (which need only be true and correct as of such date or time) and (ii) Article III (other than the Parent Fundamental Representations) (without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein), shall be true and correct as of immediately prior to the Effective Time as if made on and as of immediately prior to the Effective Time except for such representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), in each case, except for such failures to be true and correct, individually and in the aggregate, as have not had a Parent Material Adverse Effect.

(b) Compliance with Agreements and Covenants. Parent and Merger Sub shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by each of them prior to or on the Closing Date.

(c) Receipt of Officers’ Certificate. The Company shall have received a certificate of Parent and Merger Sub, executed by the Chief Executive Officer, the Chief Financial Officer or other officer of Parent and Merger Sub, dated as of the Closing Date, to the effect that the conditions set forth in Section 5.3(a) and Section 5.3(b) have been satisfied.

Section 5.4 Frustration of Closing Conditions. Neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, may rely, either as a basis for not consummating the Merger or for terminating this

Agreement and abandoning the Merger, on the failure of any condition set forth in this Article V to be satisfied if such failure was caused by such Party’s breach of, or failure to perform with respect to, any provision of this Agreement.

Article VI

TERMINATION, AMENDMENT AND WAIVER

Section 6.1 Termination. This Agreement may be terminated and the Transactions may be abandoned by action taken or authorized by the board of directors of the terminating Party or Parties:

(a) By mutual written consent of Parent and the Company, by action of their respective boards of directors;

(b) By either Parent or the Company:

(i) if the Effective Time shall not have occurred by the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any Party whose failure to perform any of its obligations under this Agreement has been the primary cause of the failure of the Effective Time to have occurred on or by such date; or

(ii) if the Company Stockholder Meeting at which a vote on the Company Stockholder Approval was taken shall have been held and the Company Stockholder Approval shall not have been obtained at such meeting;

(c) By either Parent or the Company, if any court of competent jurisdiction or other Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such Order shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 6.1(c) shall not be available to any Party whose failure to perform any of its obligations under this Agreement has been the primary cause of, or resulted in, the events specified in this Section 6.1(c);

(d) By Parent, if prior to obtaining the Company Stockholder Approval (i) the Company Board (or any duly authorized committee thereof) shall have (A) effectuated a Change of Board Recommendation or (B) following the date of receipt of any Acquisition Proposal or any material modification thereto is first made public, sent or given to the Company Stockholders, failed to issue a press release that expressly reaffirms the Company Board Recommendation within two Business Days following the Company’s receipt of Parent’s written request to do so, or (ii) the Company shall have committed an willful breach of any of its obligations under Section 4.4;

(e) By the Company, if the Company Board (or any duly authorized committee thereof) determines to accept a Superior Proposal and enter into the Alternative Acquisition Agreement, subject to, and in accordance with, the terms and conditions of Section 4.4; provided that such termination shall not be effective unless the Company (i) shall pay the Company Termination Fee to Parent prior to or concurrently with such termination in accordance with Section 6.3(a)(i) and (ii) promptly (but in any event within 24 hours of receipt by Parent of the Company Termination Fee) enters into such Alternative Acquisition Agreement;

(f) By Parent, if: (i) there shall be an inaccuracy in any representation or warranty of the Company contained in this Agreement or a breach of any covenant of the Company contained in this Agreement, in any case, such that the conditions set forth in Section 5.2(a) or Section 5.2(b) would not then be satisfied, (ii) Parent shall have delivered to the Company written notice of such inaccuracy or breach of covenant and (iii) either such inaccuracy or breach of covenant is not capable of cure or such inaccuracy or breach of covenant shall not have been cured within the earlier of (x) at least 30 days since the date of delivery of such written notice to the Company and (y) the Outside Date; provided that Parent shall not be permitted to terminate this Agreement pursuant to this Section 6.1(f) if Parent or Merger Sub’s failure to perform any of their respective obligations under this Agreement has been the primary cause of, or resulted in, any of the circumstances referred to in clauses (i) or (iii) of this Section 6.1(f); or

(g) By the Company, if: (i) there shall be an inaccuracy in any representation or warranty of Parent or Merger Sub contained in this Agreement or breach of any covenant of Parent or Merger Sub contained in this Agreement (in each case without regard to any qualifications or exceptions contained therein as to materiality or Parent Material Adverse Effect), in any case, that would reasonably be expected to have a Parent Material Adverse Effect, (ii) the Company shall have delivered to Parent written notice of such inaccuracy or breach of covenant and (iii) either such inaccuracy or breach of covenant is not capable of cure or such inaccuracy or breach of covenant shall not have been cured within the earlier of (x) at least 30 days since the date of delivery of such written notice to Parent and (y) the Outside Date; provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 6.1(g) if the Company’s failure to perform any of its obligations under this Agreement has been the primary cause of, or resulted in, any of the circumstances referred to in clauses (i) or (iii) of this Section 6.1(g).

(h) By the Company, if: (i) the Marketing Period has ended and all of the conditions set forth in Section 5.1 and Section 5.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied) have been and continue to be satisfied or waived, (ii) Parent and Merger Sub shall have failed to consummate the Merger on the date on which the Closing should have occurred pursuant to Section 1.3, (iii) the Company has provided irrevocable written notice to Parent at least three Business Days prior to such termination that it is prepared, willing and able to effect the Closing and (iv) at all times during such three Business Day Period, the Company stood ready, willing and able to consummate the Transactions; provided that, notwithstanding anything in Section 6.1(b)(i) to the contrary, no Party shall be permitted to terminate this Agreement pursuant to Section 6.1(b)(i) during any such three Business Day period.

The Party desiring to terminate this Agreement pursuant to this Section 6.1 (other than pursuant to Section 6.1(a)) shall give written notice of such termination to each other Party hereto and specify the applicable provision or provisions hereof pursuant to which such termination is being effected.

Section 6.2 Effect of Termination. Notwithstanding anything to the contrary in this Agreement, in the event of valid termination of this Agreement by either the Company or Parent as provided in Section 6.1, this Agreement shall forthwith terminate and shall be of no further force or effect and there shall be no Liability on the part of Parent, Merger Sub. the Company or the Debt Financing Sources (or any direct or indirect equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party or such Party’s Affiliates or its or any of the foregoing’s successors or assigns), except that the Limited Guarantee and the Confidentiality Agreement shall survive any termination, in each case, in accordance with their respective terms and conditions, and the expense reimbursement and indemnification provisions of Section 4.17(d) (Financing), Section 4.2(b) (Confidentiality), Section 4.6 (Public Announcements), this Section 6.2, Section 6.3 and Article VII (and all the defined terms appearing in such sections) shall survive termination and remain in full force and effect in accordance with their respective terms and conditions; provided that, subject in all respects to the limitations set forth in this Section 6.2, Section 6.3 (Termination Fees), Section 7.7 (Specific Performance) and Section 7.16 (Non-Recourse), nothing herein shall relieve (x) the Company from any Liability for resulting from fraud or willful breach prior to such valid termination of this Agreement or (y) Parent from any Liability resulting from fraud prior to such valid termination of this Agreement (which, in each of the case of clause (x) and this clause (y), the Parties acknowledge and agree will not be limited to reimbursement of expenses or out-of-pocket costs (including for the avoidance of doubt the payment of Parent Expenses), and in the case of any damages sought by the non-breaching Party, including any willful breach, such damages will include the benefit of the bargain lost by the non-breaching Party, taking into consideration relevant matters, including opportunity costs and the time value of money). Notwithstanding anything in this Agreement to the contrary, in no event will the Parent Related Parties, collectively, have any Liability for monetary damages (including damages for fraud or breach, whether willful, intentional, unintentional or otherwise (including willful breach) or monetary damages in lieu of specific performance) in the aggregate in excess of the Maximum Liability Amount and subject in all respects to the limitations set forth in Section 6.3(f).

Section 6.3 Termination Fees.

(a) In the event that:

(i) this Agreement is validly terminated (A) by Parent pursuant to Section 6.1(d) or (B) by the Company pursuant to Section 6.1(e), then the Company shall pay to Parent prior to or concurrently with such termination, in the case of a termination by the Company, or within two Business Days thereafter, in the case of a termination by Parent, a termination fee of $51,200,000 (the “Company Termination Fee”).

(ii) this Agreement is validly terminated by (x) Parent or the Company pursuant to Section 6.1(b)(i) (but only if as of the time of such termination, the conditions set forth in Section 5.1(b) (which, solely for purposes of this section, will be deemed satisfied so long as the applicable Order is not an Antitrust Order or the applicable Law is not an Antitrust Law) and Section 5.1(c) have been satisfied) or Section 6.1(b)(ii) or (y) by Parent pursuant to Section 6.1(f), and (A) following the Agreement Date and prior to such termination, an Acquisition Proposal shall have been publicly disclosed or shall have otherwise become publicly known and (B) within 12 months after such termination, the Company enters into a definitive Contract with respect to an Acquisition Proposal or consummates an Acquisition Proposal (which need not be the same Acquisition Proposal that was made, announced or publicly known prior to the termination hereof) (provided that for all purposes of this Section 6.3(a)(ii), the term Acquisition Proposal shall have the meaning assigned to such term in Exhibit A, except that the references to “15%” shall be deemed to be references to 50%), then the Company shall pay to Parent the Company Termination Fee concurrently with entering into a definitive Contract or the consummation of such Acquisition Proposal. Any Parent Expenses paid by the Company to Parent pursuant to Section 6.3(c) shall be credited against, and shall thereby reduce, the amount of the Company Termination Fee that otherwise would be required to be paid by the Company to Parent pursuant to this Section 6.3(a)(ii).

(b) In the event that either:

(i) this Agreement is validly terminated by the Company pursuant to (A) Section 6.1(g) (and such material breach or material failure to perform by Parent or Merger Sub is the primary reason for the failure of the Closing to be consummated), (B) Section 6.1(b)(i) if the Company would then be entitled to terminate this Agreement pursuant to Section 6.1(g) (and such material breach or material failure to perform by Parent or Merger Sub is the primary reason for the failure of the Closing to be consummated) or (C) Section 6.1(h); or

(ii) (A) this Agreement is validly terminated by the Company or Parent pursuant to Section 6.1(b)(i) or pursuant to Section 6.1(c) (but solely if the applicable Order is an Antitrust Order or the applicable Law relates to an Antitrust Law) and (B) all of the conditions set forth in Section 5.1 and Section 5.2 are satisfied, except for (x) Section 5.1(b) (but solely if the applicable Order is an Antitrust Order or the applicable Law relates to an Antitrust Law), (y) Section 5.1(c) and (z) those conditions that, by their nature, are to be satisfied at the Closing and were capable of being satisfied as of the date of such termination if the Closing were to occur on the date of such termination;

then Parent shall pay to the Company within two Business Days after such termination, a termination fee of $102,500,000 (the “Parent Termination Fee”).

(c) In the event that this Agreement is terminated by the Company or Parent pursuant to Section 6.1(b)(ii) or by Parent pursuant to Section 6.1(f), then the Company shall pay to Parent an amount equal to that required to reimburse Parent, Merger Sub and their respective Affiliates for all fees and expenses incurred in connection with this Agreement and the Transactions up to $5,000,000 (the “Parent Expenses”).

(d) The Parties acknowledge that (i) the agreements contained in this Section 6.3 are an integral part of the Transactions, (ii) each of the Company Termination Fee and the Parent Expenses is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision, (iii) the Parent Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the Company in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision and (iv) that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if (x) the Company fails to timely pay any amount due pursuant to this Section 6.3, and, in order to obtain such payment, Parent commences a Proceeding that results in a judgment against the Company for any amount due pursuant to this Section 6.3, then the Company shall pay Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Proceeding not to exceed $500,000 (the “Expense Cap”) or (y) Parent fails to timely pay any amount due pursuant to this Section 6.3, and, in order to obtain such payment, the Company commences a Proceeding that results in a judgment against Parent for any amount due pursuant to this Section 6.3, then Parent shall pay the Company its reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Proceeding not to exceed the Expense Cap, and, in each case of clause (x) and (y), together with interest on the amount due pursuant to this Section 6.3 from the date such payment was required to be made until the date of payment at the annual rate of two percent (2%) plus the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made (or such lesser rate as is the maximum permitted by applicable Law). All payments under this Section 6.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent or the Company, as applicable, such written instruction to be provided promptly after such payment becomes due and payable under this Section 6.3. In no event shall a Company Termination Fee or Parent Termination Fee be payable more than once.

(e) Notwithstanding anything in this Agreement to the contrary, subject to Section 7.7, (i) in the event that this Agreement is terminated under circumstances where the Company Termination Fee or the Parent Expenses is payable pursuant to this Section 6.3, the payment of the Company Termination Fee, the Parent Expenses and, if applicable, the cost of expenses of Parent pursuant to Section 6.3(d) shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future stockholders, directors, officers, employees, Affiliates or Representatives (the “Company Related Parties”) or the Debt Financing Source Related Parties for all Liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Company Related Parties or the Debt Financing Source Related Parties shall have any further Liability relating to or arising out of this Agreement or the Transactions, in each case subject to Section 6.2 and (ii) in the event that this Agreement is terminated under circumstances where the Parent Termination Fee is payable pursuant to this Section 6.2, the payment of the Parent Termination Fee and, if applicable, the cost of expenses of the Company pursuant to Section 6.3(d) shall be the sole and exclusive remedy of the Company and its Subsidiaries against the Parent Related Parties or the Debt Financing Source Related Parties for all Liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Parent Related Parties or the Debt Financing Source Related Parties shall have any further Liability relating to or arising out of this Agreement or the Transactions. Notwithstanding anything to the contrary in this Agreement or any Transaction Document or any other agreement referenced herein or otherwise, under no circumstances may the Company receive both (i) an award of monetary damages, on the one hand and (ii) any of the Parent Termination Fee and/or any of the amounts, if any, as and when due, pursuant to this Agreement, on the other hand. Notwithstanding the foregoing, this Section 6.3(e), and the payment of the Company Termination Fee or Parent Expenses, will not relieve the Company from liability for any fraud or willful breach.

(f) Notwithstanding anything to the contrary in this Agreement or any documents executed in connection with this Agreement or the Transactions, but subject to Section 7.7, the maximum aggregate Liability, whether in equity or at Law, in Contract, in tort or otherwise, together with any payment of the Parent

Termination Fee and any other payment in connection with this Agreement or otherwise, of the Parent Related Parties collectively (including monetary damages for fraud or breach, whether willful, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance) (i) under this Agreement or any other Transaction Document, (ii) in connection with the failure of the Merger (including the Financing) or the other Transactions to be consummated or (iii) in respect of any representation or warranty made or alleged to have been made in connection with this Agreement or any documents executed in connection with this Agreement or the Transactions, will not exceed under any circumstances an amount equal to (x) the Parent Termination Fee, if any, due and owing to the Company pursuant to Section 6.3(b), plus (y) the amounts, if any, due and owing under Section 6.3(d), if any (collectively, the “Maximum Liability Amount”); provided, that (A) in no event shall the aggregate amount of Parent’s obligations described in clause (x) of this Section 6.3(f), together with the aggregate amount of Parent’s obligations described in clause (y) of the proviso in Section 6.2, exceed the amount of the Parent Termination Fee, and (B) in no event shall the aggregate amount of Parent’s and Merger Sub’s obligations described in clause (y) of this Section 6.3(f) exceed the Expense Cap, and in no event will the Company, its Affiliates or any of the Company Representatives seek, directly or indirectly, to recover against the Parent Related Parties, or compel payment by the Parent Related Parties of, any damages or other payments whatsoever (including multiple, consequential, indirect, special, statutory, exemplary or punitive damages) in excess of the Maximum Liability Amount set forth in this Section 6.3(f).

Article VII

MISCELLANEOUS PROVISIONS

Section 7.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 7.1 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time, which, in each case, shall survive in accordance with its terms and conditions.

Section 7.2 Fees and Expenses. Except as specifically provided herein, all expenses incurred by the Parties shall be borne solely and entirely by the Party which has incurred the same.

Section 7.3 Notices. All notices, requests, demands and other communications under this Agreement shall, except to the extent expressly provided to be oral under this Agreement, be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), upon receipt of proof of delivery, (c) if sent by facsimile transmission or e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a Business Day before 5:00 p.m. in the time zone of the receiving Party, when transmitted and receipt is confirmed, (d) if sent by facsimile transmission or e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a day other than a Business Day or after 5:00 p.m. in the time zone of the receiving Party, and receipt is confirmed, on the following Business Day and (e) if otherwise actually personally delivered, when delivered; provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Parties to this Agreement:

If to Parent or Merger Sub, addressed to it at:

c/o Apollo Management IX, L.P.

9 West 57th Street, 43rd Floor

New York, New York 10019

Attention:         David Sambur, Partner

                           John Suydam, Chief Legal Officer

Email: sambur@apollo.com

            jsuydam@apollo.com

with a copy to (for information purposes only):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:         Taurie M. Zeitzer

                           Justin S. Rosenberg

Facsimile: (212) 492-0353

Email: tzeitzer@paulweiss.com

            jrosenberg@paulweiss.com

If to the Company, addressed to it at:

Shutterfly, Inc.

2800 Bridge Parkway

Redwood City, California 94065

Attention:         Jason Sebring, VP and General Counsel

                           Mike Pope, SVP and Chief Financial Officer

Email: jsebring@shutterfly.com

          mpope@shutterfly.com

with a copy to (for information purposes only):

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

Attention:         Gordon Davidson

                           David Michaels

Facsimile: (650) 938-5200

Email: gdavidson@fenwick.com

                         dmichaels@fenwick.com

Section 7.4 Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to negotiate in good faith to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 7.5 Entire Agreement. This Agreement (together with the exhibits hereto and the Company Disclosure Letter), the Equity Commitment Letter, the Limited Guarantee and the Confidentiality Agreement constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

Section 7.6 Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by any Party without the prior written consent of the other Parties, and any attempted assignment, without such consent, shall be null and void; provided that each of Parent and Merger Sub shall have the right, without the prior written consent of the Company, to assign all or any portion of their respective rights, interests and obligations hereunder to a wholly owned direct or indirect Subsidiary of Parent or to any of their respective Affiliates, or to any debt financing sources (including the Debt Financing sources) for purposes of creating a security interest herein or otherwise assigning as collateral in respect of any debt financing (including the Debt Financing), but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective permitted successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except (a) from and after the Closing, as set forth in Section 4.8 (Indemnification of Directors and Officers), (b) from and after the Closing, (i) the rights of the holders of Shares to receive the Per Share Merger Consideration to which they are entitled to receive in accordance with Section 1.5(a)(iii) and (ii) the rights of the holders of the Company Options, the Company RSUs, the Company PSUs and the Company MSUs to receive such amounts as provided for in Section 1.5(a)(iv) through Section 1.5(a)(vii), as applicable, (c) as provided in Section 6.2, Section 6.3, Section 7.7, Section 7.15 and Section 7.16, and (d) this Section 7.6 in respect of clauses (b) and (c).

Section 7.7 Specific Performance.

(a) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that, subject to Section 7.7(b), prior to any valid termination of this Agreement in accordance with Section 6.1, (i) each Party (on behalf of itself or any third-party beneficiary to this Agreement) shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity and (ii) the Parties shall waive, in any Proceeding for specific performance, the defense of adequacy of a remedy at law. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.7, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Subject to Section 7.7(b), the Parties agree not to raise any objections to (i) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand and (ii) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. A Party’s pursuit of specific performance at any time shall not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled, including the right to pursue remedies for Liabilities or damages incurred or suffered by such Party in the case of a breach of this Agreement involving fraud or willful breach, in each case, subject to the terms, conditions and limitations set forth in this Agreement.

(b) Notwithstanding Section 7.7(a) or anything in any Transaction Document or otherwise to the contrary, and subject in all respects to this Section 7.7(b), in no event shall the Company or any Affiliate or stockholder thereof (or any of the foregoing’s respective representatives) be entitled to enforce or seek to enforce specifically Parent’s or Merger Sub’s obligation to cause all or any portion of the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) or otherwise cause Parent or Merger Sub to take action to consummate the Merger or the other Transactions or any other Transaction Document or otherwise (including the obligation to pay all or any portion of the Per Share Merger Consideration) unless and only if: (i) all of the conditions set forth in Section 5.1 and Section 5.2 have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), (ii) the Debt Financing has been (or will concurrently be) received by Parent in full in accordance with the terms thereof, or the Debt Financing Sources have irrevocably confirmed in writing to the Parties that the Debt Financing will be funded in full at the Closing if the Equity Financing is funded at the Closing (provided, that Parent and Merger Sub shall not be required to draw down the Equity Commitment Letter or consummate the Closing if the Debt Commitment Letter are not in fact funded at the Closing), (iii) Parent and Merger Sub have failed to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.3, (iv) the Company has irrevocably confirmed in writing to Parent that (A) if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur substantially simultaneously with the drawdown of the Equity Financing and the Debt Financing (and the Company has not revoked, withdrawn, modified or conditioned such confirmation) and (B) the Company is prepared, willing and able to effect the Closing and the other Transactions in accordance with the terms of this Agreement and (v) Parent and Merger Sub fail to complete the Closing within three Business Days after delivery of the Company’s irrevocable written confirmation; provided, that the Company remains ready, willing and able to consummate the Closing during such three Business Day period. Notwithstanding anything else to the contrary in any Transaction Document or otherwise, for the avoidance of doubt, while the Company may, subject in all respects to Section 6.2, Section 6.3, this Section 7.7(b) and Section 7.16 (including, in each case, the limitations set forth therein), concurrently seek (x) specific performance or other equitable relief, subject in all respects to this Section 7.7(b), and (y) payment of the Parent Termination Fee, if, as and when required pursuant to Section 6.3(b), under no circumstances shall the Company, directly or indirectly, be permitted or entitled to receive (1) both a grant of specific performance to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) or other equitable relief, on the one hand, and/or the payment of all or any portion of the Parent Termination Fee and/or any amount, if any, as and when due, pursuant to Section 6.3(d), on the other hand, or (2) both payment of any monetary damages whatsoever, on the one hand, and payment of any of the Parent Termination Fee and/or any amount, if any, as and when due, pursuant to Section 6.3(d), on the other hand.

Section 7.8 Governing Law. This Agreement and all claims arising out of this Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware (whether arising in contract, tort, equity or otherwise), without regard to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.

Section 7.9 Consent to Jurisdiction. The Parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Superior Court of the State of Delaware or federal court of the United States of America located within the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and, to the fullest extent permitted by applicable Law, hereby waive, and agree not to assert, as a defense in any action, suit or other Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or other Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably and unconditionally agree that all claims with respect to such action, suit or other Proceeding shall be heard and determined in the Delaware Court of Chancery or, to the extent otherwise required by applicable Law, the Superior Court of the State of Delaware or federal court of the United State of America located within the State of Delaware. The Parties hereby consent to and grant any such court jurisdiction over such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or Proceeding in the manner provided for notices in Section 7.3 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or other Proceeding, venue shall lie solely in the Court of Chancery of the State of Delaware, to the extent otherwise required by applicable Law, the Superior Court of the State of Delaware or such federal court located within the State of Delaware. The Parties further agree, to the extent permitted by applicable Law, that final and non-appealable judgment against a Party in any Proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

Section 7.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, EQUITY OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A PROCEEDING, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail of a .pdf, .tif, .jpeg or similar attachment (“Electronic Delivery”) in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered using Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

Section 7.12 Amendment. This Agreement may be amended by the Company, Parent and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time provided, that any modification or amendment of Section 6.2 (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 6.3 (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 7.10 (solely to the extent that it relates to the Debt Financing Sources Related Parties), this proviso of Section 7.12, Section 7.15 or Section 7.16 (solely to the extent that it relates to the Debt Financing Sources Related Parties) and the definitions of “Debt Commitment Letter”, “Debt Financing”, “Debt Financing Sources” and “Debt Financing Sources Related Parties” that is adverse to the interests of the Debt Financing Sources Related Parties, will not be effective against the Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources. This Agreement may not be amended except by an instrument in writing signed by the Parties.

Section 7.13 Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any Transaction Document and (iii) waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 7.14 Rules of Construction.

(a) The Parties have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement and each Exhibit and each

Schedule attached hereto, the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document.

(b) When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or an Exhibit to this Agreement or Schedule to the Company Disclosure Letter unless otherwise indicated. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole (including any exhibits and schedules to this Agreement) and not to any particular provision of this Agreement. The words “include,” “including,” or “includes” when used herein shall be deemed in each case to be followed by the words “without limitation” or words having similar import. The words “ordinary course of business shall be deemed to be followed by the words “consistent with past practice.” The phrases “delivered,” “made available,” “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper copy of the information or material referred to has been provided to the Party to whom such information or material is to be provided, have been deposited by the Company or Parent in the electronic datarooms maintained for the Transactions by the Company or Parent, as applicable, or publicly filed by the Company with the SEC, in each case, at least three Business Days prior to the Agreement Date. The headings and table of contents in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Where a reference is made to a Contract, instrument or Law, such reference is to such Contract, instrument or Law as amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement, (iv) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection, (v) references to any Person include the successors and permitted assigns of that Person and (vi) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.”

Section 7.15 Financing Parties. Notwithstanding anything in this Agreement to the contrary, the Company on behalf of itself, its Subsidiaries and each of its controlled Affiliates hereby: (a) agrees that any Proceeding, whether in Law or in equity, whether in Contract or in tort or otherwise, involving the Debt Financing Sources Related Parties, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (b) agrees that any such Proceeding shall be governed by the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), except as otherwise provided in the Debt Commitment Letter or other applicable definitive document relating to the Debt Financing, (c) agrees not to bring or support or permit any of its Affiliates to bring or support any Proceeding of any kind or description, whether in Law or in equity, whether in Contract or in tort or otherwise, against any Debt Financing Sources Related Party in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agrees that service of process upon the Company, its Subsidiaries or its controlled Affiliates in any such Proceeding or proceeding shall be effective if notice is given in accordance with Section 7.3, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any Proceeding brought against the Debt Financing Sources Related Parties in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agrees that none of the Debt Financing Sources Related Parties will have any Liability to the Company or any of its Subsidiaries or any of their respective controlled Affiliates or Representatives (in each case, other than Parent, Merger Sub or their respective Subsidiaries) relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in Law or in equity, whether in Contract or in tort or otherwise and (h) agrees that the Debt Financing Sources Related Parties are express third party beneficiaries of, and may enforce, any of the provisions of Section 6.2 (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 6.3 (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 7.10 (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 7.12 (solely to the extent that it relates to the Debt Financing Sources Related Parties), this Section 7.15 and Section 7.16 and that such provisions and the definitions of “Debt Commitment Letter”, “Debt Financing”, “Debt Financing Sources” and “Debt Financing Sources Related Parties” and the provisions of the aforementioned sections (as it relates to the Debt Financing Sources Related Parties) shall not be amended in any way adverse to the Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources Related Parties.

Section 7.16 Non-Recourse

jSection 7.17. Each Party agrees, on behalf of itself and its Related Parties, that all Proceedings (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereunder or thereunder (including the Financing); (b) the negotiation, execution or performance this Agreement or any of the other Transaction Documents (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the other Transaction Documents); (c) any breach or violation of this Agreement or any of the other Transaction Documents and (d) any failure of any of the transactions contemplated hereunder or thereunder (including the Financing) to be consummated, in each case, may be made only against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement, and in the case of the other Transaction Documents, Persons expressly identified as parties to such Transaction Documents and in accordance with, and subject to the terms and conditions of, this Agreement or such Transaction Documents, as applicable. Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, each Party agrees, on behalf of itself and its Related Parties, that no recourse under this Agreement or any of the other Transaction Documents or in connection with any of the transactions contemplated hereunder (including the Financing) or under any other Transaction Document will be sought or had against any other Person, including any Related Party and any Debt Financing Sources Related Party, and no other Person, including any Related Party and any Debt Financing Sources Related Party, will have any Liabilities (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any claims, causes of action or Liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal Liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), in each case, except for claims that the Company, Parent or Merger Sub, as applicable, may assert (subject, with respect to the following clauses (ii) and (iii), in all respects to the limitations set forth in Section 6.2, Section 6.3(d), Section 6.3(e), Section 6.3(f), Section 7.7 and this Section 7.16) (i) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement, (ii) against each Guarantor under, if, as and when required pursuant to the terms and conditions of the Limited Guarantee, (iii) against each Guarantor for specific performance of its obligation to fund its committed portions of the Equity Financing solely in accordance with, and pursuant to the terms and conditions of, Section 6 of the Equity Commitment Letter, or (iv) against the Company, Parent and Merger Sub solely in accordance with, and pursuant to the terms and conditions of, this Agreement. Notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents, no Parent Related Party or Debt Financing Sources Related Party will be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages that may be alleged as a result of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereunder or thereunder (including the Financing), or the termination or abandonment of any of the foregoing.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

PHOTO HOLDINGS, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

PHOTO HOLDINGS MERGER SUB, INC.

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

SHUTTERFLY, INC.

By:	/s/ Christopher North
Name:	Christopher North
Title:	Chief Executive Officer

Exhibit A

CERTAIN DEFINITIONS

“Acceptable Confidentiality Agreement” means a confidentiality agreement that (a) contains provisions that are at least as restrictive as those contained in the Confidentiality Agreement; provided that such confidentiality agreement need not contain any standstill provision, (b) does not prohibit the Company from complying with Section 4.4 or contain terms that would restrict in any manner the Company’s ability to consummate the Transactions and (c) does not include any provision calling for an exclusive right to negotiate with the Company prior to the termination of this Agreement.

“Acquisition Inquiry” means an inquiry, indication of interest or request for non-public information (other than an inquiry, indication of interest or request for information made or submitted by Parent, Merger Sub, Parent’s Affiliates or the Parent Representatives) that would reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means any proposal or offer (whether written or otherwise) from any Person or group (other than Parent or its Subsidiaries) relating to, in a single transaction or series of related transactions, (a) any (i) direct or indirect acquisition or license of the assets or business of the Company or any of its Subsidiaries (including securities, assets or business of the Subsidiaries of the Company) equal to more than 15% of the Company’s consolidated assets or to which more than 15% of the Company’s revenues or earnings on a consolidated basis are attributable, (ii) direct or indirect acquisition or issuance (whether by merger, consolidation, spin-off, share exchange (including a split-off), business combination or similar transaction involving an acquisition of the Company) of more than 15% of any class of voting equity securities of the Company, (b) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in any Person or group (or the shareholders of any Person or group) beneficially owning 15% or more of the outstanding voting power of the Company, (c) any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving the Company that would result in any Person or group (or the shareholders of any Person or group) beneficially owning, directly or indirectly, more than 15% of the outstanding voting power of the Company or 15% of the voting power of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power), (d) a reorganization, recapitalization, liquidation or dissolution of the Company or (e) any other transaction having a similar effect to those described in the foregoing clauses (a) through (d). Whenever the term “group” is used in this Agreement, it shall have the definition set forth in Rule 13d-3 of the Exchange Act.

“Affiliate” means (a) in the case of an individual, the members of the immediate family (including parents, siblings and children) of (i) the individual, (ii) the individual’s spouse and (iii) any Business Entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, any of the foregoing individuals, or (b) in the case of a Business Entity, another Business Entity or a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Business Entity; provided, that (other than in the case of the definition of Parent Related Party, or for purposes of Section 2.26, Section 4.2, Section 4.6, Article VI and Section 7.16) in no event shall Parent, Merger Sub or any of their respective Subsidiaries be considered an Affiliate of any portfolio company or investment fund (excluding investment funds focused on private equity) affiliated with Apollo Global Management, LLC, nor shall any portfolio company or investment fund (excluding investment funds focused on private equity) affiliated with Apollo Global Management, LLC, be considered to be an Affiliate of Parent, Merger Sub or any of their respective Subsidiaries. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Business Entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Business Entity, whether through the ownership of voting securities, by Contract or otherwise. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Business Entity, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Anti-Corruption Law” means the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, and all other applicable anti-bribery or anti-corruption Laws.

“Antitrust Law” means, individually and collectively, the HSR Act, the U.S. Sherman Act, the U.S. Clayton Act, the U.S. Federal Trade Commission Act, and any other applicable U.S. federal or state, or foreign, statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Associated Party” means, with respect to the Company, any former or current direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, and such Person’s affiliates or immediate family members.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by applicable Law to be closed.

“Business Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or group (as defined in Section 13(d)(3) of the Exchange Act).

“Cause” shall be as defined in the individual’s employment, retention, or award agreement, as applicable, or otherwise shall mean (i) gross negligence or willful misconduct in the performance of duties to the Company, the Surviving Corporation and/or the Parent, (ii) commission of any act of fraud or material dishonesty with respect to the Company, the Surviving Corporation and/or the Parent, (iii) conviction of, or plea of guilty or “no contest” to, a felony or a crime of moral turpitude or dishonesty, (iv) material breach of any proprietary-information and inventions agreement with the Company, the Surviving Corporation and/or the Parent or any other unauthorized use or disclosure of the Company’s, the Surviving Corporation’s and/or the Parent’s confidential information or trade secrets, and/or (v) repeated failure to perform duties reasonably assigned by the Company, the Surviving Corporation and/or the Parent; provided, however, that if any such event constituting Cause is reasonably curable, the affected individual shall, after having received written notice from the Company, the Surviving Corporation and/or the Parent, be entitled to at least 30 days to cure such event constituting Cause before it may be deemed to constitute Cause, and such event will constitute Cause only if remaining uncured upon the expiration of such cure period.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985.

“Code” means the U.S. Internal Revenue Code of 1986.

“Company Assets” means any properties or assets of the Company or any of its Subsidiaries.

“Company Benefit Plan” means each “employee benefit plan” as defined in ERISA (whether or not subject to ERISA), and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) providing compensation or other benefits to any current or former director, officer, employee, consultant or independent contractor (or to any dependent or beneficiary thereof) of the Company, its Subsidiaries or any ERISA Affiliate, including all incentive, bonus, pension, profit sharing, consulting, employment, retirement, deferred compensation, severance, vacation, paid time off, holiday, cafeteria, medical, disability, death benefit, workers’ compensation, fringe benefit, change in control, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs,

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practices, agreements or arrangements, which are now maintained, sponsored or contributed to by the Company, a Subsidiary of the Company or any ERISA Affiliate, or under which the Company, a Subsidiary of the Company or any ERISA Affiliate has any material Liability or obligations.

“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company Equity Plans” means: (a) the Company’s 2006 Equity Incentive Plan, and (b) the Company’s 2015 Equity Incentive Plan.

“Company IP” means the Company Registered IP and all other Intellectual Property Rights owned by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, (x) materially adversely effects the business, financial condition, assets or results of operations of the Company and its Subsidiaries, taken as a whole or (y) arose from an action taken by the Company or any of Subsidiaries that would prevent or materially delay the consummation of the Transactions past the Outside Date; provided that solely with respect to the foregoing clause (x), none of the following Effects (and no Effect that directly results from or arises in connection with the following) shall constitute or shall be taken into account in determining whether there is a Company Material Adverse Effect to the extent resulting from or arising out of: (a) changes in or affecting general business, economic, regulatory or legislative conditions or securities, financial, credit or capital market conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets or equity price levels or trading volumes) anywhere in the world in which the Company and its Subsidiaries operate, (b) changes in the trading volume or trading price of Shares (provided that the facts and circumstances giving rise to such changes in such volume or price may be deemed to constitute, and may be taken into account in determining whether there is, a Company Material Adverse Effect), (c) changes in the industry in which the Company and its Subsidiaries operate, (d) national or international political conditions, acts of war (whether or not declared), the threat, commencement, continuation or escalation of a war, acts of armed hostility, sabotage, terrorism or cyber intrusion, or other international or national calamity or any worsening of such conditions, or any government shutdown, (e) changes (or prospective changes) in Law or GAAP (or in the interpretation thereof), (f) any failure by the Company to meet its guidance or any published analyst projections, estimates or expectations of the Company’s past or projected revenue, earnings or other financial performance or results of operations for any period, in and of itself, and any resulting analyst downgrade of the Company’s securities, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts and circumstances giving rise to such failures may be deemed to constitute, and may be taken into account in determining whether there is a Company Material Adverse Effect if such facts and circumstances are not otherwise excluded under this definition), (g) any legal or related Proceedings made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company or the Company Board, relating to, in connection with, or arising out of the Transactions, including the Proxy Statement, (h) Effects directly or indirectly attributable to the execution, announcement or pendency of this Agreement, the Snapfish Transaction Agreement or the anticipated consummation of the Transactions (including the identity of, or any facts or circumstances relating to, Parent as the acquirer of the Company) or the transactions contemplated by the Snapfish Transaction Agreement, including the impact thereof on relationships, contractual or otherwise, with officers, employees, customers, suppliers, distributors, vendors, licensors, licensees, lenders, investors, Governmental Authorities, subcontractors or partners (including the exercise, or prospective exercise, by any party of rights that arise upon a change of control); provided that this subclause (h) shall not apply to any representations and warranties forth in Section 2.4 or the condition set forth in Section 5.2(a) to the extent related thereto, (i) fires, epidemics, quarantine restrictions, earthquakes, hurricanes, tornadoes or other natural or man-made disaster or any other national or international calamity, crisis or disaster and (j) except for the obligation of the Company and its Subsidiaries set forth in the first sentence of Section 4.1, any Effects resulting from or arising out of (i) the failure by the Company or any of its Subsidiaries to take any action expressly prohibited by this Agreement or (ii) any actions

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taken by the Company or any of its Subsidiaries as expressly required by this Agreement or with the prior written consent, or at the prior written request, of Parent or Merger Sub after disclosure to Parent of all material facts and information; provided that, with respect to clauses (a), (c), (d), (e) and (i), only to the extent such Effect does not adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industry in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).

“Company MSU” means an MSU issued under any of the Company Equity Plans.

“Company Options” means options to purchase Shares from the Company (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company or otherwise).

“Company Organization Documents” means the Company Certificate, the Company Bylaws, and the certificate of incorporation, bylaws or other comparable charter, formation or organizational documents of any Subsidiary of the Company

“Company PSU” means a PSU issued under any of the Company Equity Plans.

“Company Registered IP” means the Registered IP owned by the Company or any of its Subsidiaries.

“Company RSU” means an RSU issued under any of the Company Equity Plans.

“Company Stockholder” means a holder of Company Common Stock.

“Compliant” means, with respect to the Required Financial Information, that (i) such Required Financial Information does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries, or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Financial Information not misleading under the circumstances, (ii) such Required Financial Information complies in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities on a registration statement on Form S-1 that are applicable to such Required Financial Information (other than such provisions for which compliance is not customary in a Rule 144A offering of high yield debt securities) and (iii) the financial statements and other information included in such Required Financial Information would not be deemed stale or otherwise be unusable under customary practices for offerings and private placements of high-yield debt securities under Rule 144A promulgated under the Securities Act and are sufficient to permit the Company’s independent public accountants to issue a customary “comfort” letter to the Debt Financing Sources to the extent required as part of the debt financing contemplated by the Debt Commitment Letter, including as to negative assurances and change period, in order to consummate any offering of debt securities on any day during the Marketing Period (and such accountants have confirmed they are prepared to issue a comfort letter subject to their completion of customary procedures).

“Confidentiality Agreement” means that certain letter agreement, dated February 27, 2019, between the Company and Apollo Management IX, L.P.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization), or the expiration or termination of any statutory waiting periods.

“Constructive Termination” shall be as defined (or as the term “Good Reason” is defined) in the individual’s employment, retention, or award agreement, as applicable, or otherwise shall mean: (i) a material reduction in the holder’s base salary, other than as part of an across-the-board reduction applicable to all Company executives of less than 10%; or (ii) the relocation of the Company’s corporate office at which holder

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works by more than fifty (50) miles, which relocation materially increases holder’s commuting distance. For the holder to receive the benefits under a Constructive Termination as a result of a voluntary resignation, all of the following requirements must be satisfied: (1) the holder must provide notice to his or her employer of his or her intent to assert a Constructive Termination resignation within sixty (60) days of the initial existence of one or more of the conditions; (2) the Company will have thirty (30) days (the “Company Cure Period”) from the date of such notice to remedy the condition and, if it does so, the holder may withdraw his or her resignation or may resign with no benefits and (3) any termination of employment under this provision must occur within ten (10) days of the earlier of expiration of the Company Cure Period or written notice from the employer that it will not undertake to cure the condition. Should the employer remedy the condition as set forth above, after which cure one or more of the conditions arises, then the holder may assert a Constructive Termination again, subject to all of the conditions set forth herein.

“Contract” means any legally binding agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy or commitment or undertaking of any nature that is currently effective (in each case, whether written or oral).

“Credit Facility” means the Credit Agreement, dated as of August 17, 2017, among the Company, as borrower, the lender parties thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Debt Financing Sources Related Party” means the Debt Financing Sources, together with their respective Affiliates, and the respective future, current and former directors, officers, employees, partners, members, managers, agents, advisors, attorneys, controlling persons, and the other representatives, successors and assigns of each of the foregoing.

“DGCL” means the Delaware General Corporation Law.

“Effect” means any change, event, development, occurrence, state of facts, circumstance or effect.

“Enforceability Exceptions” any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Claim” means any written claim, Proceeding, complaint, or notice of violation alleging violation of, or Liability under, any Environmental Laws.

“Environmental Laws” means any applicable foreign, federal, state or local Laws, statutes, regulations, codes, ordinances, permits, decrees, orders or common Law relating to, or imposing standards regarding the protection or cleanup of the environment, any Hazardous Materials Activity, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the exposure of any individual to Hazardous Materials, including protection of health and safety of employees. Environmental Laws shall include, without limitation, the following U.S. statutes: the Federal Insecticide, Fungicide Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substance Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know Act, Hazardous Materials Transportation Act and all analogous or related foreign, federal state or local Law, each as amended.

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“ERISA” means the U.S. Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person, trade or business which is considered a single employer with the Company or any Subsidiary of the Company under Section 4001 of ERISA or Section 414 of the Code.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Excluded Information” means (1) pro forma financial statements, (2) information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments, desired to be incorporated into any information used in connection with the Debt Financing, (3) description of all or any portion of the Financing, including any “description of notes”, (4) risk factors relating to all or any component of the Financing or (5) any other information required by Rules 3-10 or 3-16 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act or any other information customarily excluded from an offering memorandum for private placements of any non-convertible high-yield debt securities under Rule 144A promulgated under the Securities Act.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any (i) U.S., foreign, international, federal, state, provincial, municipal or local government, government agency, commission, department, board or bureau, quasi-governmental entity of any kind, court, tribunal, arbitrator or arbitral body (public or private), administrative agency or commission or other governmental or regulatory authority or instrumentality or any other body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or other similar power of any nature, (ii) any self-regulatory organization or stock exchange, including the NASDAQ, or (iii) any political subdivision of any of the foregoing.

“Governmental Authorization” means any Consent, permit, license, Order, certificate, franchise, permission, variance, expiration, easement, waiver or termination of applicable waiting periods, approval, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority pursuant to any Law.

“Hazardous Materials” means any infectious, carcinogenic, radioactive, toxic or hazardous chemical or chemical compound, or any pollutant, contaminant or hazardous substance, material or waste, in each case, whether solid, liquid or gas, including petroleum, petroleum products, by products or derivatives and asbestos and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Law.

“Hazardous Materials Activity” means the transportation, transfer, recycling, storage, use, disposal, arranging for disposal, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Materials or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so called eWaste fees) and compliance with any product take back or product content requirements.

“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to any Person, (a) indebtedness for borrowed money, whether current or funded, secured or unsecured, including that evidenced by notes, bonds, debentures or other similar instruments, (b) all letters of credit, bank guarantees, performance or surety bonds issued for the account of such Person, in each case, solely to the extent drawn, (c) all lease obligations of such Person which are required to be capitalized on the books and records of such Person, and any leases required to be capitalized in accordance with GAAP, (d) all Indebtedness of others secured by a Lien on property or assets owned or acquired by such Person, whether

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or not the Indebtedness secured thereby has been assumed, (e) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (f) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination), (g) any outstanding guarantees of obligations of the type described in clauses (a) through (f) above and (h) interest, premium, fees, expenses, penalties (including prepayment and early termination penalties) and other amounts owing in respect of all items in clauses (a) through (i) above.

“Intellectual Property Rights” means any and all industrial and intellectual property rights and all intangible rights associated therewith, throughout the world, including (a) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (b) all rights in inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, Technology, (c) all rights in industrial designs and any registrations and applications therefor, (d) all rights in trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications, and any and all goodwill associated with and symbolized by the foregoing items, (e) all rights in Internet domain name registrations, Internet and World Wide Web URLs or addresses and social media identifiers (such as a Twitter® Handle) and related accounts, (f) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, (g) all rights in mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology and (h) all rights in moral and economic rights of authors and inventors, however denominated.

“Intervening Event” means any material event or development or material change in circumstances with respect to the Company and its Subsidiaries taken as a whole that, irrespective of when such event, development or change occurred, (a) was not known to the Company Board (or any member thereof) as of, or prior to, the Agreement Date, or if known or reasonably foreseeable, the magnitude or consequences of which were not known, understood or reasonably foreseeable by the Company Board (or any member thereof) as of the Agreement Date and (b) does not relate to any Acquisition Inquiry or Acquisition Proposal; provided, that (i) in no event shall any action that is taken by Parent to the extent required by the affirmative covenants set forth in Section 4.5, and the consequences of any such action, constitute an Intervening Event and (ii) in no event shall any change in the market price, trading volume or ratings of any securities or Indebtedness of the Company or any of its Subsidiaries constitute an Intervening Event; provided that the underlying causes of any such change may be considered in determining whether an Intervening Event has occurred.

“IRS” means the U.S. Internal Revenue Service.

“knowledge” means, with respect to the Company and with respect to any matter in question, the actual knowledge of the Persons set forth on Schedule A of the Company Disclosure Letter, and, with respect to Parent, any executive officer of Parent.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of the NASDAQ).

“Liability” means any known or unknown liability, Indebtedness, obligation or commitment of any kind, nature or character (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet prepared under GAAP).

“Liens” means any mortgages, liens, easement, sublease, right of way, pledges, security interests, hypothecations, claims, deeds of trust, options, rights of first offer or refusal, restrictions on transfer, charges, covenant, condition, title defects, encroachments or other survey defects, easements or other encumbrances in respect of any property or asset.

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“Marketing Period” means the first period of 18 consecutive days commencing after the date of this Agreement throughout and at the end of which (i) Parent has the Required Financial Information and the Required Financial Information is Compliant, (ii) the conditions set forth in Article V are satisfied (other than those conditions that by their terms are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (if permitted hereunder) of such conditions at the Closing) and (iii) nothing has occurred and no condition exists that would cause any of the conditions set forth in Article V to fail to be satisfied (other than those conditions that by their terms are to be satisfied or waived (if permitted hereunder) at the Closing, but subject to the satisfaction or waiver (if permitted hereunder) of such conditions at the Closing), assuming that the Closing were to be scheduled at any time during such 18 consecutive calendar day period; provided that (A) July 4, 2019 and July 5, 2019 and November 27, 2019 through November 29, 2019 shall not be considered days for purposes of such period (provided, however, that such exclusion shall not restart such period) and (B) if such 18 consecutive calendar day period shall not have fully elapsed on or prior to August 16, 2019, then such period will not commence any earlier than September 3, 2019; provided, further, that (1) the Marketing Period shall end on any earlier date prior to the expiration of such 18 consecutive calendar day period if the Debt Financing is closed on such earlier date and (2) the Marketing Period shall not commence or be deemed to have commenced if, after the Agreement Date and prior to the completion of such 18 consecutive calendar day period, (I) the Company’s independent accountants shall have withdrawn their audit opinion with respect to any audited financial statements (or portion thereof) contained in or that include the Required Financial Information, in which case such 18 consecutive calendar day period shall not commence or be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to such audited financial statements (or portion thereof) for the applicable periods by the independent accountants of the Company or another independent public accounting firm of recognized national standing reasonably acceptable to Parent, (II) the Company shall have publicly announced any intention to, or determines that it must, restate any financial statements or other financial information included in or that includes the Required Financial Information or any such restatement is under active consideration, in which case such 18 consecutive calendar day period shall not commence or be deemed to commence unless and until, at the earliest, such restatement has been completed and the applicable Required Financial Information has been amended and updated or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP, (III) any Required Financial Information would not be Compliant at any time during such 18 consecutive calendar day period or otherwise ceases to meet the requirement of “Required Financial Information” as defined, in which case such 18 consecutive calendar day period shall not commence or be deemed to commence unless and until, at the earliest, such Required Financial Information is updated or supplemented so that it is Compliant and meets the definition of “Required Financial Information” (it being understood that if any Required Financial Information provided at the commencement of such 18 consecutive calendar day period ceases to be Compliant or meet the definition of “Required Financial Information” during such 18 consecutive calendar day period, then such 18 consecutive calendar day period will be deemed not to have commenced) or (IV) the Company has failed to file any report on Form 10-K, Form 10-Q or Form 8-K required to be filed with the SEC by the date required under the Exchange Act, in which case (a) in the case of a failure to file a Form 10-K or Form 10-Q, the Marketing Period will not commence or be deemed to commence unless and until, at the earliest, such reports have been filed and (b) in the case of a failure to file a Form 8-K, the Marketing Period will be tolled until such report has been filed; provided that if the failure to file such report occurs during the final five Business Days of the Marketing Period, the Marketing Period will be extended so that the final day of the Marketing Period will be no earlier than the fifth Business Day after such report has been filed. If at any time the Company shall in good faith reasonably believe that it has provided the Required Financial Information, the Company may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the requirement to deliver the Required Financial Information will be deemed to have been satisfied as of the date of such delivery of such Required Financial Information as has been identified in such notice so long as such notice was delivered within two Business Days after the delivery of such Required Financial Information, unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Financial Information and, within three Business Days after the receipt of such notice from the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which Required Financial Information the Company has not delivered); provided that

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it is understood that the delivery of such written notice from Parent to the Company will not prejudice the Company’s right to assert that the Required Financial Information has in fact been delivered.

“MSU” means a market-based restricted stock unit.

“NASDAQ” means the NASDAQ Global Select Market.

“Order” means any order, writ, injunction, judgment, ruling, decision, award, decree or other determination by a Governmental Authority.

“Outside Date” means 5:00 p.m. Pacific Time on December 10, 2019; provided that in the event the Marketing Period has commenced but has not completed as of the Outside Date, the Outside Date shall automatically be extended to the date that is four Business Days following the then-scheduled end date of the Marketing Period.

“Parent Related Party” means Parent, Merger Sub, the Debt Financing Sources Related Parties and any other financing sources of Parent or Merger Sub, the Guarantors and any of the foregoing’s respective former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, directors, employees, Affiliates, stockholders, equity holders, managers, members, partners, agents, attorneys, advisors or other Representatives or any of the foregoing’s respective successors or assigns.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, arose from an action taken by Parent or Merger Sub that would prevent or materially delay consummation of the Transactions past the Outside Date.

“Permitted Liens” means (a) Liens for Taxes, assessments and other governmental charges not yet due and payable or, if due, being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (b) Liens arising by operation of Law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers or suppliers, incurred in the ordinary course of business for amounts not yet due and payable or, if due, either not delinquent or being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (c) protective filings related to operating leases with third parties entered into in the ordinary course of business, (d) zoning, entitlement, building and land use regulations, customary covenants, defects of title, easements, rights-of-way, restrictions and other similar non-monetary charges or encumbrances or irregularities in title that in each case, individually or in the aggregate, do not materially interfere with or impair the use or operation of the affected property in the business of the Company, (e) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension programs mandated under applicable Laws or other social security programs and (f) other Liens arising in the ordinary course of business that do not secure the payment of a sum of money and that do not materially interfere with ownership or use of the subject asset.

“Person” means any individual, Entity or Governmental Authority.

“Personal Information” means all information regarding or capable of being associated with an individual person or device, including information that, alone or in combination with other information held by the Company or any of its Subsidiaries, could be used to identify or is otherwise identifiable with an individual or device.

“Privacy and Security Laws” means any Laws regarding collecting, accessing, using, disclosing, electronically transmitting, securing, sharing, transferring and storing Personal Information, including federal, state or foreign Laws or regulations regarding (a) data privacy and information security, (b) data breach notification (as applicable), and/or (c) trespass, computer crime and other Laws governing unauthorized access to or use of electronic data.

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“Proceeding” means any action, arbitration, mediation, proceeding, litigation or suit commenced, brought, conducted, or heard by or before, any Governmental Authority or arbitrator.

“PSU” means a performance-based restricted stock unit.

“Registered IP” means all United States, international and foreign (a) patents and applications for patents, (b) registered trademarks and service marks and applications to register trademarks and service marks (including intent-to-use applications), (c) registered copyrights and applications for copyright registrations, (d) registered mask works and applications to register mask works and (e) domain name registrations.

“Required Financial Information” means (i) all financial statements, financial data, audit reports and other information regarding the Company and its Subsidiaries of the type and form that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering of debt securities on a registration statement on Form S-1 under the Securities Act of the Company to consummate the offering of high-yield debt securities contemplated by the Debt Commitment Letter (including all audited financial statements and all unaudited quarterly interim financial statements, in each case prepared in accordance with GAAP applied on a consistent basis for the periods covered thereby, including applicable comparison period, which will have been reviewed by the Company’s independent public accountants as provided in Statement on Auditing Standards 100); and (ii) (A) such other pertinent and customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent (or the Debt Financing Sources) to the extent that such information is required in connection with the financing contemplated by the Debt Commitment Letter or of the type and form customarily included in (I) marketing documents used to syndicate credit facilities of the type contemplated by the Debt Commitment Letter or (II) an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A promulgated under the Securities Act or (B) as otherwise necessary to receive from the Company’s independent public accountants (and any other accountant to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum) customary “comfort” (including “negative assurance” and change period comfort), together with drafts of customary comfort letters that such independent public accountants are prepared to deliver upon the “pricing” of any high-yield bonds being issued in connection with the Debt Financing, with respect to the financial information to be included in such offering memorandum, in each case of clauses (i) and (ii), assuming that such offering or syndication of the credit facilities were consummated at the same time during the Company’s fiscal year as such offering or syndication will be made. Notwithstanding anything to the contrary in clauses (i) and (ii) of this definition, nothing will require the Company to provide (or be deemed to require the Company to prepare) any Excluded Information.

“Related Party” means a Company Related Party or a Parent Related Party, as applicable.

“RSU” means a restricted stock unit.

“Sanctioned Person” means at any time any person: (a) listed on any Sanctions-related list of designated or blocked persons; (b) resident in or organized under the laws of a country or territory that is the subject of comprehensive restrictive Sanctions from time to time (which includes, as of the Agreement Date, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) majority-owned or controlled by any of the foregoing.

“Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury, or (e) other similar Governmental Authority from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

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“Snapfish Transaction Agreement” means that certain Transaction Agreement, dated as of the date hereof, by and among Snapfish, LLC, Sherwood Parent, L.P. and S&S Venture, LLC, or any other agreement providing for the acquisition of any Snapfish (or any parent or subsidiary entity thereof), or any material part of its assets or capital stock, by Sherwood Parent, L.P., Parent or any Affiliate of Parent.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its subsidiaries on a consolidated basis, (b) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

“Software” means computer software programs, including all source code, object code, systems, specifications, network tools, data, databases, firmware, designs and documentation thereto.

“Subsidiary” means an Entity of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

“Superior Proposal” means any bona fide written Acquisition Proposal that did not result from a violation of Section 4.4, with all of the percentages included in the definition of Acquisition Proposal increased from 15% to 50%, that the Company Board determines in its good faith judgment (after consultation with the Company’s financial advisers and outside legal counsel), and considering such factors as the Company Board considers to be relevant in good faith, to be (a) more favorable to the Company Stockholders from a financial point of view than the Transactions (including any changes to the terms of the Merger and this Agreement proposed by Parent in accordance with Section 4.4(f)) and (b) reasonably likely to be timely completed (if accepted) in accordance with its terms, in each case, taking into account all financial, regulatory, legal and other aspects of the proposal.

“Tax” means (i) any and all taxes, levies, duties, tariffs, imposts and other charges in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including any and all federal, state, provincial, local or non-U.S. income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, estimated, gross margins, ad valorem, stamp, transfer, value-added, inventory, license, environmental, occupation, premium, goods and services, customs duty, branch, compensation, disability, utility, production, occupancy, registration, alternative or add-on minimum and gains tax, (ii) any liability for the payment of any items described in clause (i) as a result of (x) being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group) or any express or implied obligation to indemnify any other Person or (y) any successor or transferee liability.

“Tax Return” means any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be supplied to any Governmental Authority or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

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“Technology” means any or all of the following: (a) works of authorship including Software, objects, modules, routines, algorithms, schematics, and architecture, whether in source code or executable code form, documentation (including programmers notes and annotations, technical and user documentation, specifications, manuals, instructions, designs, layouts, plans, drawings and bills of materials), (b) inventions (whether or not patentable), discoveries and improvements, (c) proprietary and confidential information and know-how, (d) databases, data compilations and collections and technical data, (e) customer lists and supplier lists, (f) technology, methods and processes, algorithms and formulae, (g) devices, prototypes, designs, specifications and schematics and (h) hardware, firmware, networks, platforms, servers interfaces, applications, websites and related systems, and all embodiments, representations and manifestations of any of the foregoing.

“Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement, the Limited Guarantee, the Commitment Letters and any other document contemplated thereby or any document or instrument delivered in connection hereunder or thereunder.

INDEX OF OTHER DEFINED TERMS

401(k) Plan	4.7(f)
Agreement	Preamble
Agreement Date	Preamble
Alternative Acquisition Agreement	4.4(b)(iii)
Alternative Financing	4.16(b)
Alternative Financing Commitment Letter	4.16(b)
Antitrust Order	4.5(c)
Bonus Plan	4.7(c)
Book-Entry Shares	1.5(a)(iii)
Business Information Systems	2.12(l)
Cancelled Shares	1.5(a)(iii)
Capitalization Date	2.2(a)
Certificate of Merger	1.3
Change of Board Recommendation	4.4(e)
Closing	1.3
Closing Date	1.3
Commitment Letters	3.5
Company	Preamble
Company 2019 Incentive Payments	4.7(c)
Company Associated Party Contract	2.18
Company Board	Recitals
Company Board Recommendation	Recitals
Company Bylaws	2.1(b)
Company Certificate	2.1(b)
Company Disclosure Letter	Article II
Company Employees	4.7(a)
Company Financial Statements	2.7(a)
Company Material Contract	2.10(a)
Company Permit	2.5(d)
Company Related Parties	6.3(e)
Company Representatives	4.2(a)
Company SEC Documents	2.6(a)
Company Stock Certificate	1.7
Company Stockholder Approval	2.3(c)
Company Stockholder Meeting	4.3(b)(i)
Company Termination Fee	6.3(a)(i)

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Continuing Employee	4.7(b)
D&O Indemnification Agreements	4.8(a)
D&O Runoff Insurance	4.8(c)
Debt Commitment Letter	3.5
Debt Financing	3.5
Debt Financing Sources	3.5
Definitive Financing Agreements	4.16(a)
Dissenting Shares	1.6
Effective Time	1.3
Electronic Delivery	7.11
Equity Commitment Letter	3.5
Equity Financing	3.5
Equity Interests	2.1(c)
Exchange Fund	1.8(a)
Expense Cap	6.3(d)
Financial Advisor	2.17
Financing	3.5
Financing Uses	3.5
FLSA	2.9(c)
Fundamental Representations	5.2(a)
Guarantors	Recitals
Indemnified Person	4.8(a)
Indemnified Persons	4.8(a)
Insurance Policies	2.20
Intervening Event Notice Period	4.4(g)(i)
IP License	2.10(a)(vi)
Lease	2.15(b)
Leased Real Property	2.15(b)
Limited Guarantee	3.12
Maximum Amount	4.8(c)
Maximum Liability Amount	6.3(f)
Merger	Recitals
Merger Sub	Preamble
New Plans	4.7(a)
Open Source Technology	2.12(g)
Other Required Company Filing	4.3(a)(ii)
Other Required Parent Filing	4.3(a)(iii)
Owned Real Property	2.15(a)
Parent	Preamble
Parent Expenses	6.3(c)
Parent Fundamental Representations	5.3(a)
Parent Representatives	4.2(a)
Parent Termination Fee	6.3(b)
Parent Welfare Plan	4.7(a)
Parties	Preamble
Party	Preamble
Paying Agent	1.8(a)
Payoff Amount	4.18
Per Share Merger Consideration	1.5(a)(iii)
Pre-Closing Period	4.1
Preferred Stock	2.2(a)
Proxy Statement	4.3(a)(i)

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Qualifying Acquisition Proposal	4.4(c)
Qualifying Termination	Section 1.5(a)(iv)
Sarbanes-Oxley Act	2.6(a)
Share	Recitals
Shares	Recitals
Significant Customers	2.23
Significant Vendors	2.23
Subject Indebtedness	4.18
Superior Proposal Notice Period	4.4(f)(ii)
Surviving Corporation	1.1
Takeover Law	2.3(b)
Transactions	Recitals
WARN	2.9(c)

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Exhibit B

FORM OF CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

Annex B

June 9, 2019

Board of Directors

Shutterfly, Inc.

2800 Bridge Parkway

Redwood City, CA 94065

Members of the Board:

We understand that Shutterfly, Inc. (the “Company”), Photo Holdings, LLC (“Parent”) and Photo Holdings Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated June 9, 2019 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), other than (i) shares owned, directly or indirectly, by the Company as treasury stock, (ii) shares owned, directly or indirectly, by (A) Parent, (B) Merger Sub, (C) any wholly owned subsidiary of Parent or Merger Sub or (D) any person that owns, directly or indirectly, all of the outstanding stock of Merger Sub and (iii) shares owned by a holder who is entitled to demand and has properly demanded appraisal for such shares in accordance with, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware (the shares referred to in the foregoing clauses (i) and (ii), collectively, the “Cancelled Shares” and the shares referred to in the foregoing clause (iii), the “Dissenting Shares”) will be converted into the right to receive $51.00 per share in cash, without interest (the “Per Share Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Per Share Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Cancelled Shares and Dissenting Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)

Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of the Company, Parent and certain other parties and their financial and legal advisors;

9)

Reviewed the Merger Agreement, the draft debt commitment letter from the financial institutions and other entities party thereto and the draft equity commitment letter among Parent and the other parties thereto, substantially in the form of the drafts dated June 9, 2019 (collectively, the “Commitment Letters”) and certain related documents; and

10)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company at the time prepared of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Commitment Letters, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us as of the date described above. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Per Share Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Cancelled Shares and Dissenting Shares) in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Company and have received fees in connection with such services. In the two years prior to the date hereof, we have provided financial advisory and financing services for affiliates of Parent and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to Parent and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent and its affiliates, the Company, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with the Merger, may have committed and may commit in the future to invest in private equity funds managed by Parent or its affiliates.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Per Share Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Cancelled Shares and Dissenting Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Michael F. Wyatt
Michael F. Wyatt
Managing Director

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0 0 0 0 0 0 0 0 0 0000427410_1 R1.0.1.18 SHUTTERFLY, INC. LAURA CAREY 2800 BRIDGE PARKWAY REDWOOD CITY, CA 94065 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August 27, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 27, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1 To adopt the Agreement and Plan of Merger, dated as of June 10, 2019, among Photo Holdings, LLC, a Delaware limited liability company (“Newco”), Photo Holdings Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Newco, and Shutterfly, Inc., a Delaware corporation (“Shutterfly”), as such agreement may be amended from time to time (the “Merger Agreement”). Upon the terms and subject to the conditions of the Merger Agreement, if the merger is completed, Merger Sub will merge with and into Shutterfly (the “Merger”), and Shutterfly will continue as the surviving corporation and as a wholly owned subsidiary of Newco; 2 To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Shutterfly’s named executive officers that is based on or otherwise relates to the Merger; and 3 To approve the adjournment of the special meeting to a later date or dates, if Shutterfly’s board of directors determines that it is necessary or appropriate and is permitted by the Merger Agreement, to solicit additional proxies if (a) there is not a quorum present or represented by proxy or (b) there are insufficient votes to adopt the Merger Agreement, in each case, at the time of then-scheduled special meeting, or to give holders of Shutterfly’s common stock additional time to evaluate new material information or disclosure. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com SHUTTERFLY, INC. Special Meeting of Stockholders—August 28, 2019 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Ryan O’Hara and Michael Pope, and each of them, as proxies and attorneys-in-fact for the undersigned will all the powers the undersigned would possess if present at the Special Meeting of Stockholders of Shutterfly, Inc. to be held on August 28, 2019, at 2800 Bridge Parkway, Redwood City, California 94065, and hereby authorizes each of them to represent and to vote, as provided on the other side, all of the shares of Shutterfly, Inc. common stock that the undersigned is entitled to vote at the special meeting, and, in their discretion, to vote upon any other such business as may properly come before the special meeting, and or any adjornment or postponement thereof. The undersigned revokes all proxies previously given to vote at the special meeting or adjournment or postponement thereof. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. Continued and to be signed on reverse side 0000427410_2 R1.0.1.18